Exhibit10.1

Published Transaction CUSIP Number:  45173DAC1

Published Revolver CUSIP Number:  45173DAD9

Published Term Loan CUSIP Number:  45173DAE7

AMENDED AND RESTATED

CREDIT AND SECURITY AGREEMENT

among

IGNITE RESTAURANT GROUP, INC.

as Borrower

THE LENDERS NAMED HEREIN

as Lenders

and

KEYBANK NATIONAL ASSOCIATION

as Joint Lead Arranger, Joint Book Runner and Administrative Agent

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

as Joint Lead Arranger and Joint Book Runner

BANK OF AMERICA, N.A.

as Syndication Agent

WELLS FARGO BANK, NATIONAL ASSOCIATION

as Co-Documentation Agent

CADENCE BANK, N.A.

as Co-Documentation Agent

dated as of

April 9, 2013

i

TABLE OF CONTENTS

		Page

Section 10.13. Swing Line Lender		104
Section 10.14. Administrative Agent May File Proofs of Claim		104
Section 10.15. No Reliance on Administrative Agent’s Customer Identification Program		104
Section 10.16. Other Agents		105

ARTICLE XI. MISCELLANEOUS		105
Section 11.1. Lenders’ Independent Investigation		105
Section 11.2. No Waiver; Cumulative Remedies		105
Section 11.3. Amendments, Waivers and Consents		105
Section 11.4. Notices		107
Section 11.5. Costs, Expenses and Documentary Taxes		107
Section 11.6. Indemnification		108
Section 11.7. Obligations Several; No Fiduciary Obligations		108
Section 11.8. Execution in Counterparts		108
Section 11.9. Binding Effect; Borrower’s Assignment		108
Section 11.10. Lender Assignments		109
Section 11.11. Sale of Participations		111
Section 11.12. Replacement of Affected Lenders		112
Section 11.13. Patriot Act Notice		112
Section 11.14. Severability of Provisions; Captions; Attachments		112
Section 11.15. Investment Purpose		113
Section 11.16. Entire Agreement		113
Section 11.17. Limitations on Liability of the Fronting Lender		113
Section 11.18. General Limitation of Liability		113
Section 11.19. No Duty		114
Section 11.20. Legal Representation of Parties		114
Section 11.21. Governing Law; Submission to Jurisdiction		114
Jury Trial Waiver	Signature Page 1

Exhibit A	Form of Revolving Credit Note
Exhibit B	Form of Swing Line Note
Exhibit C	Form of Term Note
Exhibit D	Form of Notice of Loan
Exhibit E	Form of Compliance Certificate
Exhibit F	Form of Assignment and Acceptance Agreement

Schedule 1	Commitments of Lenders
Schedule 2	Guarantors of Payment
Schedule 2.2	Existing Letters of Credit
Schedule 3	Pledged Securities
Schedule 5.3	Quarterly Reporting Periods
Schedule 5.8	Indebtedness
Schedule 5.9	Liens
Schedule 5.11	Contingent Obligations Existing as of the Closing Date

TABLE OF CONTENTS

Page

Schedule 5.24	Existing Restrictive Agreements
Schedule 6.1	Corporate Existence; Subsidiaries; Foreign Qualification
Schedule 6.4	Litigation and Administrative Proceedings
Schedule 6.5	Real Estate Owned by the Companies
Schedule 6.9(a)	Locations
Schedule 6.9(b)	Locations for which a Landlord’s Waiver was Requested under the Original Credit Agreement
Schedule 6.9(c)	Locations for which a Landlord’s Waiver was Requested under this Agreement
Schedule 6.16	Material Agreements
Schedule 6.17	Intellectual Property
Schedule 6.18	Insurance
Schedule 7.4	Pledged Notes
Schedule 7.5	Commercial Tort Claims

v

This AMENDED AND RESTATED CREDIT AND SECURITY AGREEMENT (as the same may from time to time be amended, restated or otherwise modified, this “Agreement”) is made effective as of the 9th day of April, 2013 among:

(a)           IGNITE RESTAURANT GROUP, INC., a Delaware corporation (the “Borrower”);

(b)           the lenders listed on Schedule 1 hereto and each other Eligible Transferee, as hereinafter defined, that from time to time becomes a party hereto pursuant to Section 2.10(b) or 11.10 hereof (collectively, the “Lenders” and, individually, each a “Lender”);

(c)           KEYBANK NATIONAL ASSOCIATION, a national banking association, as joint lead arranger, joint book runner and administrative agent for the Lenders under this Agreement (the “Administrative Agent”);

(d)           MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, as joint lead arranger and joint book runner;

(e)           BANK OF AMERICA, N.A., a national banking association, as syndication agent;

(f)            WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as co-documentation agent; and

(g)           CADENCE BANK, N.A., a national banking association, as co-documentation agent.

WITNESSETH:

WHEREAS, the Borrower, the Administrative Agent and the lenders named therein entered into that certain Credit and Security Agreement, dated as of October 29, 2012 (the “Original Credit Agreement”);

WHEREAS, this Agreement amends and restates in its entirety the Original Credit Agreement and, upon the effectiveness of this Agreement, the terms and provisions of the Original Credit Agreement shall be superseded hereby.  All references to “Credit Agreement” contained in the Loan Documents, as defined in the Original Credit Agreement, delivered in connection with the Original Credit Agreement shall be deemed to refer to this Agreement.  Notwithstanding the amendment and restatement of the Original Credit Agreement by this Agreement, the obligations outstanding (including, but not limited to, the letters of credit issued and outstanding) under the Original Credit Agreement as of the Closing Date shall remain outstanding and constitute continuing Obligations hereunder.  Such outstanding Obligations and the guaranties of payment thereof shall in all respects be continuing, and this Agreement shall not be deemed to evidence or result in a novation or repayment and re-borrowing of such Obligations.  In furtherance of and, without limiting the foregoing, from and after the date hereof and except as expressly specified herein, the terms, conditions, and covenants governing the obligations outstanding under the Original Credit Agreement shall be solely as set forth in this Agreement, which shall supersede the Original Credit Agreement in its entirety;

WHEREAS, it is the intent of the Borrower, the Administrative Agent and the Lenders that the provisions of this Agreement be effective commencing on the Closing Date; and

WHEREAS, the Borrower, the Administrative Agent and the Lenders desire to contract for the establishment of credits in the aggregate principal amounts hereinafter set forth, to be made available to the Borrower upon the terms and subject to the conditions hereinafter set forth;

NOW, THEREFORE, it is mutually agreed as follows:

ARTICLE I.  DEFINITIONS

Section 1.1.  Definitions.  As used in this Agreement, the following terms shall have the meanings set forth below:

“Account” means an account, as that term is defined in the U.C.C.

“Account Debtor” means an account debtor, as that term is defined in the U.C.C., or any other Person obligated to pay all or any part of an Account in any manner and includes (without limitation) any Guarantor thereof.

“Acquisition” means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of any Person (other than a Company), or any business or division of any Person (other than a Company), (b) the acquisition of in excess of fifty percent (50%) of the outstanding capital stock (or other equity interest) of any Person (other than a Company), or (c) the acquisition of another Person (other than a Company) by a merger, amalgamation or consolidation or any other combination with such Person.

“Additional Commitment” means that term as defined in Section 2.10(b)(i) hereof.

“Additional Lender” means an Eligible Transferee that shall become a Lender during the Commitment Increase Period pursuant to Section 2.10(b) hereof.

“Additional Lender Assumption Agreement” means an additional lender assumption agreement, in form and substance reasonably satisfactory to the Administrative Agent, wherein an Additional Lender shall become a Lender.

“Additional Lender Assumption Effective Date” means that term as defined in Section 2.10(b)(ii) hereof.

“Additional Term Loan Facility” means that term as defined in Section 2.10(b)(i) hereof.

“Additional Term Loan Facility Amendment” means that term as defined in Section 2.10(c)(ii) hereof.

“Administrative Agent” means that term as defined in the first paragraph of this Agreement.

“Advantage” means any payment (whether made voluntarily or involuntarily, by offset of any deposit or other indebtedness or otherwise) received by any Lender (a) prior to an Equalization Event, in respect of the Applicable Debt, if such payment results in that Lender having less than its pro rata share (based upon its Applicable Commitment Percentage) of the Applicable Debt then outstanding, and (b) on and after an Equalization Event, in respect of the Obligations, if such payment results in that Lender having less than its pro rata share (based upon its Equalization Percentage) of the Obligations then outstanding.

“Affected Lender” means a Defaulting Lender or an Insolvent Lender.

“Affiliate” means any Person, directly or indirectly, controlling, controlled by or under common control with a Company and “control” (including the correlative meanings, the terms “controlling”, “controlled by” and “under common control with”) means the power, directly or indirectly, to direct or cause the direction of the management and policies of a Company, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” means that term as defined in the first paragraph of this agreement.

“Applicable Commitment Fee Rate” means:

(a)           for the period from the Closing Date through the last day of the month in which the Compliance Certificate for the Quarterly Reporting Period ending July 1, 2013 is delivered to the Administrative Agent, fifty (50.00) basis points; and

(b)           commencing with the Consolidated financial statements of the Borrower for the Quarterly Reporting Period ending July 1, 2013, the number of basis points set forth in the following matrix, based upon the result of the computation of the Leverage Ratio as set forth in the Compliance Certificate for such fiscal period, shall be used to establish the number of basis points that will go into effect on the first day of the month following the delivery of such Compliance Certificate and, thereafter, as set forth in each successive Compliance Certificate, as provided below:

Leverage Ratio	Applicable Commitment Fee Rate
Greater than 5.00 to 1.00	50.00 basis points
Greater than 4.50 to 1.00 but less than or equal to 5.00 to 1.00	50.00 basis points
Greater than 4.00 to 1.00 but less than or equal to 4.50 to 1.00	40.00 basis points

Greater than 3.50 to 1.00 but less than or equal to 4.00 to 1.00	35.00 basis points
Greater than 3.00 to 1.00 but less than or equal to 3.50 to 1.00	30.00 basis points
Greater than 2.50 to 1.00 but less than or equal to 3.00 to 1.00	25.00 basis points
Less than or equal to 2.50 to 1.00	20.00 basis points

After the first day of the month following the delivery to the Administrative Agent of the Compliance Certificate for the Quarterly Reporting Period ending July 1, 2013, changes to the Applicable Commitment Fee Rate shall be effective on the first day of each calendar month following the date upon which the Administrative Agent should have received, pursuant to Section 5.3(c) hereof, the Compliance Certificate.  The above pricing matrix does not modify or waive, in any respect, the requirements of Section 5.7 hereof, the rights of the Administrative Agent and the Lenders to charge the Default Rate, or the rights and remedies of the Administrative Agent and the Lenders pursuant to Articles VIII and IX hereof.  Notwithstanding anything herein to the contrary, (i) during any period when the Borrower shall have failed to timely deliver the Consolidated financial statements pursuant to Section 5.3(a) or (b) hereof, or the Compliance Certificate pursuant to Section 5.3(c) hereof, until such time as the appropriate Consolidated financial statements and Compliance Certificate are delivered, the Applicable Commitment Fee Rate shall be the highest rate per annum indicated in the above pricing grid regardless of the Leverage Ratio at such time, and (ii) in the event that any financial information or certification provided to the Administrative Agent in the Compliance Certificate is shown to be inaccurate (regardless of whether this Agreement or the Commitment is in effect when such inaccuracy is discovered), and such inaccuracy, if corrected, would have led to the application of a higher Applicable Commitment Fee Rate for any period (an “Applicable Commitment Fee Period”) than the Applicable Commitment Fee Rate applied for such Applicable Commitment Fee Period, then (A) the Borrower shall immediately deliver to the Administrative Agent a corrected Compliance Certificate for such Applicable Commitment Fee Period, (B) the Applicable Commitment Fee Rate shall be determined based on such corrected Compliance Certificate, and (C) the Borrower shall immediately pay to the Administrative Agent the accrued additional fees owing as a result of such increased Applicable Commitment Fee Rate for such Applicable Commitment Fee Period.

“Applicable Commitment Percentage” means, for each Lender:

(a)           with respect to the Revolving Credit Commitment, the percentage, if any, set forth under such Lender’s name in the row titled “Revolving Credit Commitment Percentage”, as set forth on Schedule 1 hereto, subject to assignments of interests pursuant to Section 11.10 hereof; and

(b)           with respect to the Term Loan Commitment (or, after the Term Loan Commitment is no longer in effect, the outstanding portion of the Term Loan), the percentage, if any, set forth under such Lender’s name in the row titled “Term Loan Commitment Percentage”, as set forth on Schedule 1 hereto, subject to assignments of interests pursuant to Section 11.10  hereof.

“Applicable Confidential Information” means information that cannot be disclosed to any Lender or the Administrative Agent as a consequence of (a) a restriction contained in an operating or similar agreement entered into in the ordinary course of business prior to the Closing Date, so long as the Borrower shall have used commercially reasonable efforts to obtain a waiver from such restriction to permit such information to be provided to such Lender, the Administrative Agent or Person, or (b) a restriction contained in an operating or similar agreement entered into in the ordinary course of business and consistent with past practices of the Borrower on or after the Closing Date so long as the Company entering into such agreement used reasonable efforts to have such restriction omitted from such agreement.

“Applicable Debt” means:

(a)                                 with respect to the Revolving Credit Commitment, collectively, (i) all Indebtedness incurred by the Borrower to the Revolving Lenders pursuant to this Agreement and the other Loan Documents, and includes, without limitation, the principal of and interest on all Revolving Loans and all Swing Loans and all obligations with respect to Letters of Credit, (ii) each extension, renewal or refinancing of the foregoing, in whole or in part, (iii) the commitment, prepayment and other fees and amounts payable hereunder in connection with the Revolving Credit Commitment, and (iv) all Related Expenses incurred in connection with the foregoing; and

(b)                                 with respect to the Term Loan Commitment, collectively, (i) all Indebtedness incurred by the Borrower to the Term Lenders pursuant to this Agreement and the other Loan Documents, and includes, without limitation, the principal of and interest on the Term Loan, (ii) each extension, renewal or refinancing of the foregoing in whole or in part, (iii) all prepayment and other fees and amounts payable hereunder in connection with the Term Loan Commitment, and (iv) all Related Expenses incurred in connection with the foregoing.

“Applicable Margin” means:

(a)                                 for the period from the Closing Date through the last day of the month in which the Compliance Certificate for the Quarterly Reporting Period ending July 1, 2013 is delivered to the Administrative Agent, three hundred fifty (350.00) basis points for Eurodollar Loans and two hundred fifty (250.00) basis points for Base Rate Loans; and

(b)                                 commencing with the Consolidated financial statements of the Borrower for the Quarterly Reporting Period ending July 1, 2013, the number of basis points (depending upon whether Loans are Eurodollar Loans or Base Rate Loans) set forth in the following matrix, based upon the result of the computation of the Leverage Ratio as set forth in the Compliance Certificate for such fiscal period, shall be used to establish the number of basis points that will go into effect on the first day of the month following the delivery of such Compliance Certificate and, thereafter, as set forth in each successive Compliance Certificate, as provided below:

Leverage Ratio	Applicable Basis Points for Eurodollar Loans	Applicable Basis Points for Base Rate Loans
Greater than 5.00 to 1.00	425.00	325.00
Greater than 4.50 to 1.00 but less than or equal to 5.00 to 1.00	350.00	250.00
Greater than 4.00 to 1.00 but less than or equal to 4.50 to 1.00	275.00	175.00
Greater than 3.50 to 1.00 but less than or equal to 4.00 to 1.00	225.00	125.00
Greater than 3.00 to 1.00 but less than or equal to 3.50 to 1.00	175.00	75.00
Greater than 2.50 to 1.00 but less than or equal to 3.00 to 1.00	150.00	50.00
Less than or equal to 2.50 to 1.00	125.00	25.00

After the first day of the month following the delivery to the Administrative Agent of the Compliance Certificate for the Quarterly Reporting Period ending July 1, 2013, changes to the Applicable Margin shall be effective on the first day of each calendar month following the date upon which the Administrative Agent should have received, pursuant to Section 5.3(c) hereof, the Compliance Certificate.  The above pricing matrix does not modify or waive, in any respect, the requirements of Section 5.7 hereof, the rights of the Administrative Agent and the Lenders to charge the Default Rate, or the rights and remedies of the Administrative Agent and the Lenders pursuant to Articles VIII and IX hereof.  Notwithstanding anything herein to the contrary, (i) during any period when the Borrower shall have failed to timely deliver the Consolidated financial statements pursuant to Section 5.3(a) or (b) hereof, or the Compliance Certificate pursuant to Section 5.3(c) hereof, until such time as the appropriate Consolidated financial statements and Compliance Certificate are delivered, the Applicable Margin shall be the highest rate per annum indicated in the above pricing grid for Loans of that type, regardless of the Leverage Ratio at such time, and (ii) in the event that any financial information or certification provided to the Administrative Agent in the Compliance Certificate is shown to be inaccurate (regardless of whether this Agreement or the Commitment is in effect when such inaccuracy is discovered), and such inaccuracy, if corrected, would have led to the application of a higher Applicable Margin for any period (an “Applicable Margin Period”) than the Applicable Margin applied for such Applicable Margin Period, then (A) the Borrower shall immediately deliver to the Administrative Agent a corrected Compliance Certificate for such Applicable Margin Period, (B) the Applicable Margin shall be determined based on such corrected Compliance Certificate, and (C) the Borrower shall immediately pay to the Administrative Agent the accrued additional interest owing as a result of such increased Applicable Margin for such Applicable Margin Period.

“Approved Fund” means any Person (other than a natural Person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender, or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Assignment Agreement” means an Assignment and Acceptance Agreement in the form of the attached Exhibit F.

“Authorized Officer” means a Financial Officer or other individual authorized by a Financial Officer in writing (with a copy to the Administrative Agent) to handle certain administrative matters in connection with this Agreement.

“Available Basket Amount” means the total of (a) fifty percent (50%) of Consolidated Net Earnings for the period consisting of each full Quarterly Reporting Period after the Closing Date for which financial statements have been delivered pursuant to Section 5.3(a) hereof, plus (b) the aggregate amount of Net Issuance Proceeds received by the Borrower from the issuance of, or issuances of, any capital stock during such period, minus (c) the aggregate amount of any Restricted Payments made during such period pursuant to Section 5.15(a) hereof.

“Bank Product Agreements” means those certain cash management services and other agreements entered into from time to time between a Company and the Administrative Agent or a Lender (or an affiliate of a Lender) in connection with any of the Bank Products.

“Bank Product Obligations” means all obligations, liabilities, contingent reimbursement obligations, fees and expenses owing by a Company to the Administrative Agent or any Lender (or an affiliate of a Lender) pursuant to or evidenced by the Bank Product Agreements.

“Bank Products” means a service or facility extended to a Company by the Administrative Agent or any Lender (or an affiliate of a Lender) for (a) credit cards and credit card processing services, (b) debit cards, purchase cards and stored value cards, (c) ACH transactions, and (d) cash management, including controlled disbursement, accounts or services.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy”, as now or hereafter in effect, or any successor thereto, as hereafter amended.

“Base Rate” means, for any day, a rate per annum equal to the highest of (a) the Prime Rate, (b) one-half of one percent (.50%) in excess of the Federal Funds Effective Rate, and (c) one hundred (100.00) basis points in excess of the London Interbank Offered Rate for loans in Eurodollars for a period of one month (or, if such day is not a Business Day, such rate as calculated on the most recent Business Day).  Any change in the Base Rate shall be effective immediately from and after such change in the Base Rate.

“Base Rate Loan” means a Revolving Loan described in Section 2.2(a) hereof, or a portion of the Term Loan described in Section 2.3 hereof, that shall be denominated in Dollars and on which the Borrower shall pay interest at the Derived Base Rate.

“Borrower” means that term as defined in the first paragraph of this Agreement.

“Business Day” means a day that is not a Saturday, a Sunday or another day of the year on which national banks are authorized or required to close in Cleveland, Ohio, and, in addition, if the applicable Business Day relates to a Eurodollar Loan, is a day of the year on which dealings in Dollar deposits are carried on in the London interbank Eurodollar market.

“Capital Distribution” means a payment made, liability incurred or other consideration given by a Company to any Person that is not a Company, (a) for the purchase, acquisition, redemption, repurchase, payment or retirement of any capital stock or other equity interest of such Company, or (b) as a dividend, return of capital or other distribution (other than any stock dividend, stock split or other equity distribution payable only in capital stock or other equity of such Company) in respect of such Company’s capital stock or other equity interest.

“Capitalized Lease Obligations” means obligations of the Companies for the payment of rent for any real or personal property under leases or agreements to lease that, in accordance with GAAP, have been or should be capitalized on the books of the lessee and, for purposes hereof, the amount of any such obligation shall be the capitalized amount thereof determined in accordance with GAAP.

“Cash Collateral Account” means a commercial Deposit Account designated “cash collateral account” and maintained by the Borrower with the Administrative Agent, without liability by the Administrative Agent or the Lenders to pay interest thereon, from which account the Administrative Agent, on behalf of the Lenders, shall have the exclusive right to withdraw funds until all of the Secured Obligations are paid in full.

“Cash Security” means all cash, instruments, Deposit Accounts, Securities Accounts and cash equivalents, in each case whether matured or unmatured, whether collected or in the process of collection, upon which a Credit Party presently has or may hereafter have any claim, wherever located, including but not limited to any of the foregoing that are presently or may hereafter be existing or maintained with, issued by, drawn upon, or in the possession of the Administrative Agent or any Lender.

“Change in Control” means:

(a)                                 the acquisition of, or, if earlier, the shareholder or director approval of the acquisition of, ownership or voting control, directly or indirectly, beneficially (within the meaning of Rules 13d-3 and 13d-5 of the Exchange Act) or of record, on or after the Closing Date, by any Person or group (within the meaning of Sections 13d and 14d of the Exchange Act) other than Sponsor, of shares representing more than twenty-five percent (25%) of the aggregate ordinary Voting Power represented by the issued and outstanding equity interests of the Borrower;

(b)                                 the occupation of a majority of the seats (other than vacant seats) on the board of directors or other governing body of the Borrower by Persons who were neither (i) nominated by the board of directors or other governing body of the Borrower nor (ii) appointed by directors so nominated or elected by a majority of shareholders; or

(c)                                  the occurrence of a change in control, or other term of similar import used therein, as defined in any Material Indebtedness Agreement.

“Closing Date” means the effective date of this Agreement as set forth in the first paragraph of this Agreement.

“Closing Revolving Amount” means One Hundred Million Dollars ($100,000,000).

“Code” means the Internal Revenue Code of 1986, as amended, together with the rules and regulations promulgated thereunder.

“Collateral” means (a) all of the Borrower’s existing and future (i) personal property, (ii) Accounts, Investment Property, instruments, contract rights, chattel paper, documents, supporting obligations, letter-of-credit rights, Pledged Securities, Pledged Notes (if any), Commercial Tort Claims, General Intangibles, Inventory and Equipment, (iii) funds now or hereafter on deposit in the Cash Collateral Account, if any, and (iv) Cash Security; and (b) Proceeds and products of any of the foregoing; provided that Collateral shall exclude (A) any fixed asset (including Equipment) that is subject to a purchase money security interest or capital lease permitted under this Agreement to the extent that and only so long as the agreements with respect to such purchase money security interest or capital lease, as the case may be, specifically prohibit additional Liens, (B) licenses, contracts or other agreements which by the terms of such licenses, contracts or other agreements prohibit the assignment of such agreements (to the extent such prohibition is enforceable at law), and (C) the equity interests in JCSMM-NJ, so long as and to the extent that such equity interests are subject to the Lien permitted pursuant to Section 5.9(s) hereof.

“Commercial Tort Claim” means a commercial tort claim, as that term is defined in the U.C.C.  (Schedule 7.5 hereto lists all Commercial Tort Claims of the Companies in existence as of the Closing Date.)

“Commitment” means the obligation hereunder of the Lenders, during the Commitment Period, to make Loans and to participate in Swing Loans and the issuance of Letters of Credit pursuant to the Revolving Credit Commitment and the Term Loan Commitment, up to the Total Commitment Amount.

“Commitment Increase Period” means the period from the Closing Date to the date that is six months prior to the last day of the Commitment Period.

“Commitment Period” means the period from the Closing Date to April 8, 2018, or such earlier date on which the Commitment shall have been terminated pursuant to Article IX hereof.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, together with the rules and regulations promulgated thereunder.

“Companies” means the Borrower and all Subsidiaries.

“Company” means the Borrower or a Subsidiary.

“Compliance Certificate” means a Compliance Certificate in the form of the attached Exhibit E.

“Consideration” means, in connection with an Acquisition, the aggregate consideration paid or to be paid, including borrowed funds, cash, deferred payments, the issuance of securities or notes, the assumption or incurring of liabilities (direct or contingent), the payment of consulting fees or fees for a covenant not to compete and any other consideration paid or to be paid for such Acquisition.

“Consolidated” means the resultant consolidation of the financial statements of the Borrower and its Subsidiaries in accordance with GAAP, including principles of consolidation consistent with those applied in preparation of the consolidated financial statements referred to in Section 6.14 hereof.

“Consolidated Capital Expenditures” means, for any period, the amount of capital expenditures of the Borrower, as determined on a Consolidated basis.

“Consolidated Depreciation and Amortization Charges” means, for any period, the aggregate of all depreciation and amortization charges for fixed assets, leasehold improvements and general intangibles (specifically including goodwill) of the Borrower for such period, as determined on a Consolidated basis.

“Consolidated EBITDA” means, for any period, as determined on a Consolidated basis:

(a)                                 Consolidated Net Earnings for such period; plus

(b)                                 without duplication, the aggregate amounts deducted in determining such Consolidated Net Earnings in respect of:

(i)                                     Consolidated Interest Expense;

(ii)                                  Consolidated Income Tax Expense and franchise tax expense;

(iii)                               Consolidated Depreciation and Amortization Charges;

(iv)                              board of director fees, expenses and indemnities;

(v)                                 non-cash expenses incurred in connection with stock-based compensation;

(vi)                              any non-cash loss or expense incurred due to the application of FAS No. 106 regarding post-retirement benefits, FASB ASC 815-10 regarding hedging activity, FASB ASC 350 regarding impairment of goodwill, FASB ASC

480-10 regarding accounting for financial instruments with debt and equity characteristics;

(vii)                           any other non-cash write downs (other than write downs of Accounts and Inventory), write-offs (other than write-offs of Accounts and Inventory) incurred;

(viii)                        any non-cash impairment charges accrued during such period;

(ix)                              any non-cash charges or expenses resulting from purchase accounting adjustments for such period (including pursuant to Section 338(h)(10) of the Code);

(x)                                 any non-cash charges incurred during such period relating to any restructuring, special charges, reserves and severance payments, in each case associated with restaurant closings and supported by documentation reasonably acceptable to the Administrative Agent;

(xi)                              non-cash rent expense or deferred rent;

(xii)                           other non-cash losses or expenses (and minus any non-cash income or gains), so long as no cash is reasonably expected to be paid in the future with respect thereto, excluding any non-cash loss or expense relating to a write-down, write off or reserve with respect to Accounts and Inventory, in an aggregate amount not to exceed Two Hundred Fifty Thousand Dollars ($250,000) in any four consecutive Quarterly Reporting Periods and supported by documentation reasonably acceptable to the Administrative Agent;

(xiii)                        fees and expenses paid or are payable in cash with respect to the Loan Documents (including amounts incurred in connection with any amendments, consents or waivers);

(xiv)                       fees and expenses in connection with proposed or actual debt incurrences, amendments of debt, equity issuances, investments acquisitions or dispositions (including, without limitation, any fees and expenses incurred in connection with a failed or unconsummated debt incurrence, amendments of debt, equity issuance, investments, acquisitions or dispositions) permitted pursuant to this Agreement, and supported by documentation reasonably acceptable to the Administrative Agent, in an aggregate amount not to exceed Five Million Dollars ($5,000,000) in any four consecutive Quarterly Reporting Periods;

(xv)                          any losses (and minus any gains) attributable to the early extinguishment of Indebtedness permitted under this Agreement;

(xvi)                       any one-time cash charges and severance payments associated with temporary and permanent restaurant closings in an aggregate amount not to exceed Seven Hundred Fifty Thousand Dollars ($750,000) in any four consecutive Quarterly Reporting Periods;

(xvii)                    any expense recognized in connection with or arising from the termination of any Hedge Agreement;

(xviii)                 any expense incurred to the extent the amount of such expense is actually reimbursed during the same period by a third party and the amount of such reimbursement is not included in the calculation of net income, including a landlord, or pursuant to indemnification provisions in any agreement in connection with an investment or acquisition permitted by this Agreement;

(xix)                       start-up costs (such term used herein as defined in SOP 98-5 published by the American Institute of Certified Public Accountants) related to the acquisition, opening, conversion and organizing of new and converted unit locations and restaurants, such costs to include, without limitation, the cost of feasibility studies, staff-training and recruiting and travel costs for employees engaged in such start-up activities (“Consolidated Restaurant Pre-Opening Costs”) (provided that the average amount of Consolidated Restaurant Pre-Opening Costs incurred per each single new or converted unit location or restaurant during the measurement period shall not exceed Four Hundred Fifty Thousand Dollars ($450,000), exclusive of non-cash rent that is already excluded under subpart (xi) above);

(xx)                          one-time costs accrued and paid in cash during the 2012 fiscal year of the Borrower and associated with the restatement of certain historical financial statements of the Borrower and its Subsidiaries for periods ended prior to June 18, 2012, in an aggregate amount not to exceed Two Million Two Hundred Fifty Thousand Dollars ($2,250,000);

(xxi)                       Mac Acquisition integration and transaction costs in an aggregate amount not to exceed Ten Million Dollars ($10,000,000);

(xxii)                    general and administrative expenses related to the integration of assets purchased pursuant to the Mac Acquisition, as follows:

(A)                               Seven Million One Hundred Fifteen Thousand Dollars ($7,115,000) for the four consecutive Quarterly Reporting Periods ending July 1, 2013;

(B)                               Six Million Five Hundred Twenty-Two Thousand Two Hundred Fifty Dollars ($6,522,250) for the four consecutive Quarterly Reporting Periods ending September 30, 2013;

(C)                               Five Million Three Hundred Thirty-Six Thousand Two Hundred Fifty Dollars ($5,336,250) for the four consecutive Quarterly Reporting Periods ending December 30, 2013;

(D)                               Three Million Five Hundred Fifty-Seven Thousand Five Hundred Dollars ($3,557,500) for the four consecutive Quarterly Reporting Periods ending March 31, 2014; and

(E)                                One Million Seven Hundred Seventy-Eight Thousand Seven Hundred Fifty Dollars ($1,778,750) for the four consecutive Quarterly Reporting Periods ending June 30, 2014; and

(xxiii)                 other non-recurring or unusual items not to exceed Five Hundred Thousand Dollars ($500,000) in the aggregate during any four consecutive Quarterly Reporting Periods and supported by documentation reasonably acceptable to the Administrative Agent.

For purposes of calculating compliance with the financial covenants set forth in this Agreement, to the extent that during such period any Credit Party shall have consummated an Acquisition permitted hereunder, or any sale, transfer or other disposition of any Person, business, property or assets, Consolidated EBITDA shall be calculated on a pro forma basis with respect to such Person, business, property or assets so acquired or disposed of in accordance with the definition of Pro Forma Consolidated EBITDA.

“Consolidated EBITDAR” means, for any period, as determined on a Consolidated basis, (a) Consolidated EBITDA, plus (b) Consolidated Rent Expense.

“Consolidated Fixed Charges” means, for any period, as determined on a Consolidated basis, the aggregate, without duplication, of (a) Consolidated Interest Expense paid in cash, (b) scheduled principal payments on Consolidated Funded Indebtedness (other than optional prepayments of the Revolving Loans and such principal payments made on or prior to the Closing Date), (c) Consolidated Rent Expense paid in cash, and (d) Capital Distributions; provided that, for the period from the Closing Date to the Quarterly Reporting Period ending July 1, 2013 and for the following three Quarterly Reporting Periods thereafter, subpart (a) above shall be calculated by annualizing actual Consolidated Interest Expense paid in cash after the Closing Date.

“Consolidated Funded Indebtedness” means, at any date, all Indebtedness (including, but not limited to, short-term, long-term and Subordinated Indebtedness, if any) of the Borrower, as determined on a Consolidated basis.

“Consolidated Income Tax Expense” means, for any period, all provisions for taxes based on the gross or net income of the Borrower (including, without limitation, any additions to such taxes, and any penalties and interest with respect thereto), as determined on a Consolidated basis.

“Consolidated Interest Expense” means, for any period, the interest expense (including, without limitation, the “imputed interest” portion of Capitalized Lease Obligations, synthetic leases and asset securitizations, if any, and excluding deferred financing costs) of the Borrower for such period, as determined on a Consolidated basis.

“Consolidated Maintenance Capital Expenditures” means, for any period, capital expenditures of the Borrower made in connection with the replacement, maintenance, substitution or restoration of assets (other than capital expenditures made in connection with the expansion of seating or customer capacity or remodeling of any existing unit or restaurant location) for such period, as determined on a Consolidated basis.

“Consolidated Net Earnings” means, for any period, the net income (loss) of the Borrower for such period, as determined on a Consolidated basis.

“Consolidated Net Worth” means, at any date, the stockholders’ equity of the Borrower, determined as of such date on a Consolidated basis.

“Consolidated Rent Expense” means, for any period, the rent expense (excluding cash payments made with respect to common-area maintenance and property taxes) of the Borrower paid in cash for such period, as determined on a Consolidated basis.

“Consolidated Unfunded Capital Expenditures” means, for any period, Consolidated Capital Expenditures that are not directly financed by the Companies with long-term Indebtedness (other than Revolving Loans) or Capitalized Lease Obligations, as determined on a Consolidated basis.

“Consolidated Working Capital” means, at any date, (a) the current assets (excluding cash) of the Borrower, minus (b) the current liabilities (excluding the current maturities of long-term Indebtedness) of the Borrower; in each case, as determined on a Consolidated basis.

“Control Agreement” means a Deposit Account Control Agreement or Securities Account Control Agreement.

“Controlled Group” means a Company and each Person required to be aggregated with a Company under Code Section 414(b) or (c), or, solely for purposes of Code Section 412, under Code Section (m) or (o).

“Controlled Investment Affiliate” shall mean any Person that is controlled by the Sponsor and is organized by the Sponsor primarily for the purpose of making equity or debt investments in one or more companies. For purposes of this definition, “control” of a Person means the power, directly or indirectly, to direct or cause the direction of management and policies of such Person whether by contract or otherwise.

“Credit Event” means the making by the Lenders of a Loan, the conversion by the Lenders of a Base Rate Loan to a Eurodollar Loan, the continuation by the Lenders of a Eurodollar Loan after the end of the applicable Interest Period, the making by the Swing Line

Lender of a Swing Loan, or the issuance (or amendment or renewal) by the Fronting Lender of a Letter of Credit.

“Credit Exposure” means, at any time, with respect to a Specific Commitment, the sum of (a) the aggregate principal amount of all Loans outstanding under such Specific Commitment, and (b) the Letter of Credit Exposure, if any, applicable to such Specific Commitment.

“Credit Party” means the Borrower, and any Subsidiary or other Affiliate that is a Guarantor of Payment.

“Customary Setoffs” means, as to any Securities Intermediary or depository institution, as applicable, with respect to any Securities Account or Deposit Account, as applicable, maintained with such Person, setoffs and chargebacks by such Person against such Securities Account or Deposit Account, as applicable, that directly relate to the maintenance and administration thereof, including, without limitation, for the following purposes: (a) administrative and maintenance fees and expenses; (b) items deposited in or credited to the account and returned unpaid or otherwise uncollected or subject to an adjustment entry; (c) adjustments or corrections of posting or encoding errors; (d) any ACH credit or similar entries that are subsequently returned thereafter; (e) items subject to a claim against the depository bank/securities intermediary for breach of transfer, presentment, encoding, retention or other warranty under Federal Reserve Regulations or Operating Circulars, ACH or other clearing house rules, or applicable law (including, without limitation, Articles 3, 4 and 4A of the U.C.C.); and (f) chargebacks in connection with merchant card transactions.

“Default” means an event or condition that constitutes, or with the lapse of any applicable grace period or the giving of notice or both would constitute, an Event of Default.

“Default Rate” means (a) with respect to any Loan or other Obligation for which a rate is specified, a rate per annum equal to two percent (2%) in excess of the rate otherwise applicable thereto, and (b) with respect to any other amount, if no rate is specified or available, a rate per annum equal to two percent (2%) in excess of the Derived Base Rate from time to time in effect.

“Defaulting Lender” means a Lender, as reasonably determined by the Administrative Agent, that (a) has failed (which failure has not been cured) to fund any Loan or any participation interest in Letters of Credit required to be made hereunder in accordance with the terms hereof (unless such Lender shall have notified the Administrative Agent and the Borrower in writing of its good faith determination that a condition under Section 4.1 hereof to its obligation to fund any Loan shall not have been satisfied); (b) has notified the Borrower or the Administrative Agent in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply with its funding obligations under this Agreement or generally under other agreements in which it commits to extend credit; (c) has failed, within three Business Days after receipt of a written request from the Administrative Agent or the Borrower to confirm that it will comply with the terms of this Agreement relating to its obligation to fund prospective Loans or participations in Letters of Credit, and such request states that the requesting party has reason to believe that the Lender receiving such request may fail to comply with such obligation, and states such reason; or (d) has failed to pay to the Administrative Agent or any other Lender when due an amount owed by such Lender to the Administrative Agent or any other Lender pursuant to the terms of this Agreement, unless such amount is subject to a good faith dispute or such failure has been cured.  Any Defaulting Lender shall cease to be a Defaulting Lender when the Administrative Agent determines, in its reasonable discretion, that such Defaulting Lender is no longer a Defaulting Lender based upon the characteristics set forth in this definition.

“Deposit Account” means a deposit account, as that term is defined in the U.C.C.

“Deposit Account Control Agreement” means each Deposit Account Control Agreement among the Borrower or a Guarantor of Payment, the Administrative Agent and a depository institution, dated on or after the Closing Date, to be in form and substance satisfactory to the Administrative Agent, as the same may from time to time be amended, restated or otherwise modified.

“Derived Base Rate” means a rate per annum equal to the sum of the Applicable Margin (from time to time in effect) for Base Rate Loans plus the Base Rate.

“Derived Eurodollar Rate” means a rate per annum equal to the sum of the Applicable Margin (from time to time in effect) for Eurodollar Loans plus the Eurodollar Rate.

“Dodd-Frank Act” means the Dodd—Frank Wall Street Reform and Consumer Protection Act (Pub.L. 111-203, H.R. 4173) signed into law on July 21, 2010, as amended from time to time.

“Dollar” or the $ sign means lawful money of the United States of America.

“Domestic Subsidiary” means a Subsidiary that is not a Foreign Subsidiary.

“Dormant Subsidiary” means a Company that (a) is not a Credit Party or the direct or indirect equity holder of a Credit Party, (b) has aggregate assets of less than One Million Five Hundred Thousand Dollars ($1,500,000), and (c) has no direct or indirect Subsidiaries with aggregate assets, for such Company and all such Subsidiaries, of more than One Million Five Hundred Thousand Dollars ($1,500,000).

“Eligible Transferee” means (a) any Lender, any Affiliate of any Lender and any Approved Fund, and (b) any commercial bank, insurance company, investment or mutual fund or other Person (other than a natural Person) that extends credit or buys loans of the type made hereunder as part of its principal business; provided that none of the Company, any Affiliate of Company, or any Person acting at the direction of, or in concert with, any such Person, shall be an Eligible Transferee.

“Environmental Laws” means all provisions of law (including the common law), statutes, ordinances, codes, rules, guidelines, policies, procedures, orders-in-council, regulations, permits, licenses, judgments, writs, injunctions, decrees, orders, awards and standards promulgated by a Governmental Authority or by any court, agency, instrumentality, regulatory authority or commission of any of the foregoing concerning environmental health or safety and protection of, or regulation of the discharge of substances into, the environment.

“Environmental Permits” means all permits, licenses, authorizations, certificates, approvals or registrations required by any Governmental Authority under any Environmental Laws.

“Equalization Event” means the earlier of (a) the occurrence of an Event of Default under Section 8.11(b) hereof, or (b) the acceleration of the maturity of the Obligations after the occurrence of an Event of Default.

“Equalization Maximum Amount” means that term as defined in Section 9.5(b)(i) hereof.

“Equalization Percentage” means that term as defined in Section 9.5(b)(ii) hereof.

“Equipment” means equipment, as that term is defined in the U.C.C.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated pursuant thereto.

“ERISA Event” means (a) the existence of a condition or event with respect to a Pension Plan that presents a risk of the imposition of any liability on a Company under Title IV of ERISA (other than for PBGC premiums due but not delinquent) or of the imposition of a Lien under Code Section 430 or ERISA Section 303 or 4068 on the assets of a Company; (b) the application by a Controlled Group member for a waiver from the minimum funding requirements of Code Section 412 or ERISA Section 302 or a Controlled Group member is required to provide security under Code Section 401(a)(29) or ERISA Section 307; (c) the occurrence of a Reportable Event with respect to any Pension Plan as to which notice is required to be provided to the PBGC; (d) the withdrawal by a Controlled Group member from a Multiemployer Plan in a “complete withdrawal” or a “partial withdrawal” (as such terms are defined in ERISA Sections 4203 and 4205, respectively); (e) the involvement of a Multiemployer Plan in any reorganization under ERISA Section 4241; (f) the failure of an ERISA Plan (and any related trust) that is intended to be qualified under Code Sections 401 and 501 to be so qualified; or (g) the taking by the PBGC of any steps to terminate a Pension Plan or appoint a trustee to administer a Pension Plan, or the filing by a Controlled Group member of a notice of intent to terminate a Pension Plan (or treatment of a plan amendment as termination).

“ERISA Plan” means an “employee benefit plan” (within the meaning of ERISA Section 3(3)), other than a Multiemployer Plan, that a Company sponsors, maintains, contributes to, has liability with respect to or has an obligation to contribute to such plan.

“Eurocurrency Liabilities” shall have the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

“Eurodollar” means a Dollar denominated deposit in a bank or branch outside of the United States.

“Eurodollar Loan” means a Revolving Loan described in Section 2.2(a) hereof, or a portion of the Term Loan described in Section 2.3 hereof, that shall be denominated in Dollars and on which the Borrower shall pay interest at the Derived Eurodollar Rate.

“Eurodollar Rate” means, with respect to a Eurodollar Loan, for any Interest Period, a rate per annum equal to the quotient obtained (rounded upwards, if necessary, to the nearest 1/16th of 1%) by dividing (a) the rate of interest, determined by the Administrative Agent in accordance with its usual procedures (which determination shall be conclusive absent manifest error) as of approximately 11:00 A.M. (London time) two Business Days prior to the beginning of such Interest Period pertaining to such Eurodollar Loan, as listed as the British Bankers Association’s London interbank offered rate, as published by Thomson Reuters or Bloomberg (or, if for any reason such rate is unavailable from Thomson Reuters or Bloomberg, from any other similar company or service that provides rate quotations comparable to those currently provided by Thomson Reuters or Bloomberg) for Dollar deposits in immediately available funds with a maturity comparable to such Interest Period, provided that, in the event that such rate quotation is not available for any reason, then the Eurodollar Rate shall be the average (rounded upward to the nearest 1/16th of 1%) of the per annum rates at which deposits in immediately available funds in Dollars for the relevant Interest Period and in the amount of the Eurodollar Loan to be disbursed or to remain outstanding during such Interest Period, as the case may be, are offered to the Administrative Agent (or an affiliate of the Administrative Agent, in the Administrative Agent’s discretion) by prime banks in any Eurodollar market reasonably selected by the Administrative Agent, determined as of 11:00 A.M. (London time) (or as soon thereafter as practicable), two Business Days prior to the beginning of the relevant Interest Period pertaining to such Eurodollar Loan; by (b) 1.00 minus the Reserve Percentage.

“Event of Default” means an event or condition that shall constitute an event of default as defined in Article VIII hereof.

“Excess Cash Flow” means, for any period, as determined on a Consolidated basis, an amount equal to (a) the sum, without duplication, of (i) Consolidated EBITDA, plus (ii) the decrease, if any, in Consolidated Working Capital as of the end of such fiscal year of the Borrower over Consolidated Working Capital as of the end of the prior fiscal year of the Borrower, plus (iii) the cash component, if any, of any extraordinary gains during such period; minus (b) the sum, without duplication, of (i) the aggregate amount of the scheduled or mandatory principal payments made with respect to Consolidated Funded Indebtedness for such period, (ii) Consolidated Interest Expenses paid in cash, (iii) Consolidated Income Tax Expense paid in cash, (iv) Consolidated Unfunded Capital Expenditures, (v) the increase, if any, in Consolidated Working Capital as of the end of such fiscal year of the Borrower over Consolidated Working Capital as of the end of the prior fiscal year of the Borrower, (vi) all cash charges added back to “Consolidated EBITDA” pursuant to the definition thereof, (vii)  costs, fees and expenses incurred in connection with an Acquisition permitted by Section 5.13 hereof, to the extent the same are capitalized and actually paid in cash by the Credit Parties in such period, (viii) the cash component, if any, of any extraordinary losses during such period, (ix) the purchase price (including adjustments thereto) of Acquisitions permitted pursuant to Section 5.13 hereof, to the extent actually paid in cash during such period from sources other than the proceeds of capital stock or other equity interests issued by the Credit Parties or the proceeds of any Consolidated Funded Indebtedness, (x) the amount of cash actually paid by the Credit Parties for (A) joint venture equity Investments that are Permitted Investments, or (B) Investments permitted pursuant to Section 5.11(xiii) hereof, and (xi) the amount of cash payments actually made by the Borrower in such period in connection with redemptions permitted pursuant to Section 5.15(b) hereof; provided that, for the purposes of calculating Excess Cash Flow for the fiscal year of the Borrower ending December 30, 2013, (1) Excess Cash Flow for such period shall be calculated solely for the period commencing on July 2, 2013 and ending on December 30, 2013, and (2) the change in Consolidated Working Capital for such period shall be determined by comparing the Consolidated Working Capital as of the end of such fiscal year and the Consolidated Working Capital as of the Quarterly Reporting Period ending July 1, 2013.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Deposit Account” means a Deposit Account that is a trust or “special account” on the records of the financial institution where such Deposit Account is located that is exclusively comprised of funds for (a) payroll (and related payroll taxes), (b) 401(k) and other retirement plans and employee benefits, including rabbi trusts for deferred compensation, (c) health care benefits, and (d) escrow arrangements (e.g., environmental indemnity accounts).

“Excluded Swap Obligations” means, with respect to any Credit Party, any Swap Obligation if, and to the extent that, all or a portion of the guarantee of such Credit Party of, or the grant by such Credit Party of a security interest to secure, such Swap Obligation (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Credit Party’s failure to constitute an “eligible contract participant” as defined in the Commodity Exchange Act, at the time such guarantee or grant of security interest of such Credit Party becomes, or would become, effective with respect to such Swap Obligation.  If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such guarantee or security interest is, or becomes, illegal.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) Taxes attributable to such Recipients failure to comply with Section 3.2(c) or (d) or Section 11.10(f) and (c) any U.S. federal withholding Taxes imposed under FATCA.

“Existing Letter of Credit” means that term as defined in Section 2.2(b)(vii) hereof.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof.

“Federal Funds Effective Rate” means, for any day, the rate per annum (rounded upward to the nearest one one-hundredth of one percent (1/100 of 1%)) announced by the Federal Reserve Bank of New York (or any successor) on such day as being the weighted average of the rates on overnight federal funds transactions arranged by federal funds brokers on the previous trading day, as computed and announced by such Federal Reserve Bank (or any successor) in substantially the same manner as such Federal Reserve Bank computes and announces the weighted average it refers to as the “Federal Funds Effective Rate” as of the Closing Date.

“Financial Officer” means any of the following officers: chief executive officer, president, chief financial officer or treasurer.  Unless otherwise qualified, all references to a Financial Officer in this Agreement shall refer to a Financial Officer of the Borrower.

“Fixed Charge Coverage Ratio” means, as determined for the most recently completed four Quarterly Reporting Periods, the ratio of (a) (i) Consolidated EBITDAR, minus (ii) Consolidated Income Tax Expense paid in cash, minus (iii) Consolidated Maintenance Capital Expenditures; to (b) Consolidated Fixed Charges.

“Foreign Subsidiary” means a Subsidiary that is organized under the laws of any jurisdiction other than the United States, any State thereof or the District of Columbia.

“Fronting Lender” means, (a) as to any Letter of Credit transaction hereunder, the Administrative Agent as issuer of the Letter of Credit, or, in the event that the Administrative Agent either shall be unable to issue or the Administrative Agent shall agree that another Revolving Lender may issue, a Letter of Credit, such other Revolving Lender as shall agree to issue the Letter of Credit in its own name, but in each instance on behalf of the Revolving Lenders, and (b) as to any Existing Letter of Credit, KeyBank.

“GAAP” means generally accepted accounting principles in the United States as then in effect, which shall include the official interpretations thereof by the Financial Accounting Standards Board, applied on a basis consistent with the past accounting practices and procedures of the Borrower.

“General Intangibles” means (a) general intangibles, as that term is defined in the U.C.C.; and (b) choses in action, causes of action, intellectual property, customer lists, corporate or other business records, inventions, designs, patents, patent applications, service marks, registrations, trade names, trademarks, copyrights, licenses, goodwill, computer software, rights to indemnification and tax refunds.

“Governmental Authority” means any nation or government, any state, province or territory or other political subdivision thereof, any governmental agency, department, authority, instrumentality, regulatory body, court, central bank or other governmental entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization exercising such functions.

“Guarantor” means a Person that shall have pledged its credit or property in any manner for the payment or other performance of the indebtedness, contract or other obligation of another and includes (without limitation) any guarantor (whether of payment or of collection), surety, co-maker, endorser or Person that shall have agreed conditionally or otherwise to make any purchase, loan or investment in order thereby to enable another to prevent or correct a default of any kind.

“Guarantor of Payment” means each of the Companies designated a “Guarantor of Payment” on Schedule 2 hereto, each of which is executing and delivering a Guaranty of Payment on the Closing Date, and any other Material Domestic Subsidiary that shall execute and deliver a Guaranty of Payment to the Administrative Agent, or become a party by joinder to the Guaranty of Payment that was executed on the Closing Date, subsequent to the Closing Date.

“Guaranty of Payment” means each Guaranty of Payment executed and delivered on or after the Closing Date in connection with this Agreement by the Guarantors of Payment, as the same may from time to time be amended, restated or otherwise modified.

“Guaranty of Payment Joinder” means each Guaranty of Payment Joinder, executed and delivered by a Guarantor of Payment for the purpose of adding such Guarantor of Payment as a party to a previously executed Guaranty of Payment.

“Hedge Agreement” means any (a) hedge agreement, interest rate swap, cap, collar or floor agreement, or other interest rate management device entered into by a Company with any Person in connection with any Indebtedness of such Company, or (b) currency swap agreement, forward currency purchase agreement or similar arrangement or agreement designed to protect against fluctuations in currency exchange rates entered into by a Company.

“Indebtedness” means, for any Company, without duplication, (a) all obligations to repay borrowed money, direct or indirect, incurred, assumed, or guaranteed, (b) all obligations in respect of the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business), (c) all obligations under conditional sales or other title retention agreements, (d) all obligations (contingent or otherwise) under any letter of credit or banker’s acceptance, (e) all net obligations under any currency swap agreement, interest rate swap, cap, collar or floor agreement or other interest rate management device or any Hedge Agreement, (f) all synthetic leases, (g) all Capitalized Lease Obligations, (h) all obligations of such Company with respect to asset securitization financing programs, (i) all obligations to advance funds to, or to purchase assets, property or services from, any other Person in order to maintain the financial condition of such Person, (j) all indebtedness of the types referred to in subparts (a) through (i) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Company is a general partner or joint venturer, unless such indebtedness is expressly made non-recourse to such Company, (k) any other transaction (including forward sale or purchase agreements) having the commercial effect of a borrowing of money entered into by such Company to finance its operations or capital requirements, and (l) any guaranty of any obligation described in subparts (a) through (k) above.

“Indemnified Taxes” means (a) all Taxes, other than Excluded Taxes, and (b) Other Taxes.

“Insolvent Lender” means a Lender, as reasonably determined by the Administrative Agent, that (a) has become or is not Solvent or is the subsidiary of a Person that has become or is not Solvent; or (b) has become the subject of a proceeding under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment, or is a subsidiary of a Person that has become the subject of a proceeding under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment; provided that a Lender shall not be an Insolvent Lender solely by virtue of the ownership or acquisition or control of an equity interest in such Lender or a parent company thereof by a Governmental Authority or an instrumentality thereof so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.  Any Insolvent Lender shall cease to be an Insolvent Lender when the Administrative Agent determines, in its reasonable discretion, that such Insolvent Lender is no longer an Insolvent Lender based upon the characteristics set forth in this definition.

“Intellectual Property Security Agreement” means each Intellectual Property Security Agreement, executed and delivered on or after the Closing Date by the Borrower or a Guarantor of Payment, wherein the Borrower or such Guarantor of Payment, as the case may be, has granted to the Administrative Agent, for the benefit of the Lenders, a security interest in all intellectual property owned by the Borrower or such Guarantor of Payment, as the same may from time to time be amended, restated or otherwise modified.

“Interest Adjustment Date” means the last day of each Interest Period.

“Interest Period” means, with respect to a Eurodollar Loan, the period commencing on the date such Eurodollar Loan is made and ending on the last day of such period, as selected by the Borrower pursuant to the provisions hereof, and, thereafter (unless such Eurodollar Loan is converted to a Base Rate Loan), each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of such period, as selected by the Borrower pursuant to the provisions hereof.  The duration of each Interest Period for a Eurodollar Loan shall be one month, two months, three months or six months, in each case as the Borrower may select upon notice, as set forth in Section 2.6 hereof; provided that, if the Borrower shall fail to so select the duration of any Interest Period at least three Business Days prior to the Interest Adjustment Date applicable to such Eurodollar Loan, the Borrower shall be deemed to have converted such Eurodollar Loan to a Base Rate Loan at the end of the then current Interest Period.

“Inventory” means inventory, as that term is defined in the U.C.C.

“Investment Property” means investment property, as that term is defined in the U.C.C., unless the Uniform Commercial Code as in effect in another jurisdiction would govern the perfection and priority of a security interest in investment property, and, in such case, “investment property” shall be defined in accordance with the law of that jurisdiction as in effect from time to time.

“ITU Application” means a trademark application filed with the United States Patent and Trademark Office in Washington D.C. pursuant to 15 U.S.C. § 1051(b).

“JCSMM-NJ” means JCS Monmouth Mall — NJ, LLC, a Delaware limited liability company.

“JCSMM-NJ LLC Agreement” means that certain Limited Liability Agreement of JCSMM-NJ, as in effect on the date hereof.

“KeyBank” means KeyBank National Association, and its successors and assigns.

“Landlord’s Waiver” means a landlord’s waiver or mortgagee’s waiver, each in form and substance reasonably satisfactory to the Administrative Agent, delivered by the Borrower or a Guarantor of Payment in connection with this Agreement, as such waiver may from time to time be amended, restated or otherwise modified.

“Lead Arrangers Fee Letter” means that certain Lead Arrangers Fee Letter among the Borrower, Merrill Lynch, Pierce, Fenner and Smith Incorporated, Bank of America, N.A and the Administrative Agent, dated as of February 6, 2013.

“Lender” means that term as defined in the first paragraph of this Agreement and, as the context requires, shall include the Fronting Lender and the Swing Line Lender.

“Lender Credit Exposure” means, for any Lender, at any time, the aggregate of such Lender’s respective pro rata shares of the Revolving Credit Exposure and the Term Loan Exposure.

“Letter of Credit” means a commercial documentary letter of credit or standby letter of credit that shall be issued by the Fronting Lender for the account of the Borrower or a Guarantor of Payment, including amendments thereto, if any, and shall have an expiration date no later than the earlier of (a) three hundred sixty-five (365) days after its date of issuance (provided that such Letter of Credit may provide for the renewal thereof for additional one year periods), or (b) thirty (30) days prior to the last day of the Commitment Period.

“Letter of Credit Commitment” means the commitment of the Fronting Lender, on behalf of the Revolving Lenders, to issue Letters of Credit in an aggregate face amount of up to Fifteen Million Dollars ($15,000,000).

“Letter of Credit Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all issued and outstanding Letters of Credit, and (b) the aggregate of the draws made on Letters of Credit that have not been reimbursed by the Borrower or converted to a Revolving Loan pursuant to Section 2.2(b)(iv) hereof.

“Letter of Credit Fee” means, with respect to any Letter of Credit, for any day, an amount equal to (a) the undrawn amount of such Letter of Credit, multiplied by (b) the Applicable Margin for Revolving Loans that are Eurodollar Loans in effect on such day divided by three hundred sixty (360).

“Leverage Ratio” means, as determined on a Consolidated basis, the ratio of (a) the sum of (i) Consolidated Funded Indebtedness (as of the end of the most recently completed Quarterly Reporting Period), plus (ii) eight multiplied by Consolidated Rent Expenses paid in cash (for the most recently completed four Quarterly Reporting Periods); to (b) Consolidated EBITDAR (for the most recently completed four Quarterly Reporting Periods).

“Lien” means any mortgage, deed of trust, security interest, lien (statutory or other), charge, assignment, hypothecation, encumbrance on, pledge or deposit of, or conditional sale, lease (other than Operating Leases), sale with a right of redemption or other title retention agreement and any capitalized lease with respect to any property (real or personal) or asset.

“Loan” means a Revolving Loan, a Swing Loan or the Term Loan.

“Loan Documents” means, collectively, this Agreement, each Note, each Guaranty of Payment, each Guaranty of Payment Joinder, all documentation relating to each Letter of Credit, each Security Document and the Lead Arrangers Fee Letter, as any of the foregoing may from time to time be amended, restated or otherwise modified or replaced, and any other document delivered pursuant thereto.

“Mac” means Mac Parent LLC, a Delaware limited liability company.

“Mac Acquisition” means the Acquisition by the Borrower of Mac pursuant to the Mac Acquisition Documents.

“Mac Acquisition Documents” means the Mac Purchase Agreement and each material document executed and delivered in connection therewith.

“Mac Purchase Agreement” means that certain Purchase Agreement, dated as of February 6, 2013 among Borrower, Mac, Restaurant Holdings LLC — Series A and the additional Sellers party thereto.

“Management Fees” means management, consulting or other similar fees paid by any Company to an equity holder (other than a Company) of a Company or of an Affiliate.

“Mandatory Prepayment” means that term as defined in Section 2.12(c) hereof.

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, liabilities (actual or contingent), operations, or financial condition of the Companies taken as a whole, (b) the rights and remedies of the Administrative Agent or the Lenders under any Loan Document, (c) the ability of any Credit Party to perform its obligations under any Loan Document to which it is a party, or (d) the legality, validity, binding effect or enforceability against any Credit Party of any Loan Document to which it is a party.

“Material Domestic Subsidiary” means a Domestic Subsidiary which meets any of the following conditions:

(a)                                 the investments in and advances to such Domestic Subsidiary by other Companies exceeds two and one-half percent (2.5%) of the total assets of the Borrower (as determined on a Consolidated basis) as of the end of the most recently completed fiscal year of the Borrower;

(b)                                 the Companies share of such Domestic Subsidiary’s total assets exceeds two and one-half percent (2.5%) of the total assets of the Borrower (as determined on a Consolidated Basis) as of the end of the most recently completed fiscal year of the Borrower; or

(c)                                  the Companies’ equity in the income from continuing operations before income taxes, extraordinary items and cumulative effect of a change in accounting principle of such Domestic Subsidiary, exclusive of amounts attributable to any non-controlling interests, adjusted for a pro-forma G&A expense (proportionate to consolidated G&A expense as a percentage of revenues) and other adjustments as may be reasonably acceptable to the Administrative Agent, exceeds five percent (5%) of such income of the Borrower and its Subsidiaries Consolidated for the most recently completed fiscal year of the Borrower;

provided that, with respect to Domestic Subsidiaries that are not classified as Material Domestic Subsidiaries, if (i) the aggregate investments in and advances to all such Domestic Subsidiaries by other Companies exceeds five percent (5%) of the total assets of the Borrower (as determined on a Consolidated basis), (ii) the aggregate share of the total assets of all such Domestic Subsidiaries exceeds five percent (5%) of the total assets of the Borrower (as determined on a Consolidated Basis) as of the end of the most recently completed fiscal year of the Borrower, or (iii) the Companies’ equity in the income from continuing operations before income taxes, extraordinary items and cumulative effect of a change in accounting principle of all such Domestic Subsidiaries, exclusive of amounts attributable to any non-controlling interests, adjusted for a pro-forma G&A expense (proportionate to consolidated G&A expense as a percentage of revenues) and other adjustments as may be reasonably acceptable to the Administrative Agent, exceeds ten percent (10%) of such income of the Borrower (as determined on a Consolidated basis) for the most recently completed fiscal year of the Borrower; then, in each case, the Borrower shall promptly designate one or more of such Domestic Subsidiaries as Material Domestic Subsidiaries and cause each such Domestic Subsidiary to become a Guarantor of Payment pursuant to Section 5.21 hereof.

“Material Indebtedness Agreement” means any debt instrument, lease (capital, operating or otherwise), guaranty, contract, commitment, agreement or other arrangement evidencing or entered into in connection with any Indebtedness of any Company or the Companies equal to or in excess of the amount of Five Million Dollars ($5,000,000).

“Material Recovery Determination Notice” means that term as defined in Section 2.12(c)(iii) hereof.

“Material Recovery Event” means (a) any casualty loss in respect of assets of a Company covered by casualty insurance, and (b) any compulsory transfer or taking under threat of compulsory transfer of any asset of a Company by any Governmental Authority; provided that, in the case of either subpart (a) or (b), the proceeds received by the Companies from such loss, transfer or taking exceeds Five Hundred Thousand Dollars ($500,000).

“Maximum Amount” means, for each Lender, the amount set forth under such Lender’s name in the row titled “Maximum Amount” as set forth on Schedule 1 hereto, subject to decreases pursuant to Section 2.10(a) hereof, increases pursuant to Section 2.10(b) hereof and assignments of interests pursuant to Section 11.10 hereof; provided that the Maximum Amount for the Swing Line Lender shall exclude the Swing Line Commitment (other than its pro rata share), and the Maximum Amount of the Fronting Lender shall exclude the Letter of Credit Commitment (other than its pro rata share thereof).

“Maximum Rate” means that term as defined in Section 2.4(e) hereof.

“Maximum Revolving Amount” means One Hundred Fifty Million Dollars ($150,000,000), as such amount may be reduced pursuant to Section 2.10(a) hereof.

“Moody’s” means Moody’s Investors Service, Inc., and any successor to such company.

“Multiemployer Plan” means a Pension Plan that is subject to the requirements of Subtitle E of Title IV of ERISA.

“Net Issuance Proceeds” means, in respect of any issuance of equity (excluding any secondary equity offering), cash proceeds (including cash proceeds as and when received in respect of non-cash proceeds received or receivables in connection with such issuance), net of underwriting discounts and reasonable out-of-pocket costs and expenses paid or incurred in connection therewith in favor of any Person that is not an Affiliate of the Borrower.

“Non-Consenting Lender” means that term as defined in Section 11.3(c) hereof.

“Non-U.S. Lender” means that term as defined in Section 3.2(c) hereof.

“Note” means a Revolving Credit Note, the Swing Line Note or a Term Note, or any other promissory note delivered pursuant to this Agreement.

“Notice of Loan” means a Notice of Loan in the form of the attached Exhibit D.

“Obligations” means, collectively, (a) all Indebtedness and other obligations now owing or hereafter incurred by the Borrower to the Administrative Agent, the Swing Line Lender, the Fronting Lender, or any Lender pursuant to this Agreement and the other Loan Documents, and includes the principal of and interest on all Loans, and all obligations of the Borrower or any other Credit Party pursuant to Letters of Credit; (b) each extension, renewal, consolidation or refinancing of any of the foregoing, in whole or in part; (c) the commitment and other fees, and any prepayment fees, payable pursuant to this Agreement or any other Loan Document; (d) all fees and charges in connection with the Letters of Credit; (e) every other liability, now or hereafter owing to the Administrative Agent or any Lender by any Company pursuant to this Agreement or any other Loan Document; and (f) all Related Expenses.

“Operating Leases” means all real or personal property leases under which any Company is bound or obligated as a lessee or sublessee and which, under GAAP, are not required to be capitalized on a balance sheet of such Company; provided that Operating Leases shall not include any such lease (a) under which any Company is also bound as the lessor or sublessor, or (b) arising incidental to or as part of any Sale/Leaseback Transaction permitted pursuant to this Agreement.

“Organizational Documents” means, with respect to any Person (other than an individual), such Person’s Articles (Certificate) of Incorporation, operating agreement or equivalent formation documents, and Regulations (Bylaws), or equivalent governing documents, and any amendments to any of the foregoing.

“Original Closing Date” means October 29, 2012.

“Original Credit Agreement” means that term as defined in the first Whereas clause on the first page of this Agreement.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each such case imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising solely from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means any and all present or future stamp or documentary taxes or any other excise, ad valorem or property taxes, goods and services taxes, harmonized sales taxes and other sales taxes, use taxes, value added taxes, transfer taxes, charges or similar taxes or levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document, except any such taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 3.6 hereof).

“Overall Commitment Percentage” means, for any Lender, the percentage determined by dividing (a) the sum, based upon such Lender’s Applicable Commitment Percentages, of (i) the principal outstanding on the Term Loan, (ii) the aggregate principal amount of Revolving Loans outstanding, (iii) the Swing Line Exposure, and (iv) the Letter of Credit Exposure; by (b) the sum of (A) the aggregate principal amount of all Loans outstanding, plus (B) the Letter of Credit Exposure.

“Participant” means that term as defined in Section 11.11 hereof.

“Participant Register” means that term as defined in Section 11.11 hereof.

“Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, USA Patriot Act, Title III of Pub. L. 107-56, signed into law October 26, 2001, as amended from time to time.

“PBGC” means the Pension Benefit Guaranty Corporation, and its successor.

“Pension Plan” means a “pension plan” (within the meaning of ERISA Section 3(2)) subject to the provisions of Title IV of ERISA, other than a Multiemployer Plan, that a Company or a Controlled Group member sponsors, maintains, contributes to, has liability with respect to or has an obligation to contribute to such plan.

“Permitted Investment” means an investment of a Company made on or after the Closing Date in the stock (or other debt or equity instruments) of a Person (other than a Company), so long as (a) the Company making the investment is a Credit Party; and (b) the aggregate amount of all such investments of all Companies made on or after the Closing Date does not exceed (i) during any fiscal year of the Borrower, an aggregate amount (as determined when each such investment is made) of Ten Million Dollars ($10,000,000), and (ii) during the Commitment Period, an aggregate amount (as determined when each such investment is made) of Thirty Million Dollars ($30,000,000).

“Person” means any individual, sole proprietorship, partnership, joint venture, unincorporated organization, corporation, limited liability company, unlimited liability company, institution, trust, estate, Governmental Authority or any other entity.

“Pledge Agreement” means each of the Pledge Agreements, relating to the Pledged Securities, executed and delivered by the Borrower or a Guarantor of Payment, as applicable, in favor of the Administrative Agent, for the benefit of the Lenders, dated as of the Closing Date, and any other Pledge Agreement executed by any other Subsidiary on or after the Closing Date, as any of the foregoing may from time to time be amended, restated or otherwise modified.

“Pledged Notes” means the promissory notes payable to the Borrower, as described on Schedule 7.4 hereto, and any additional or future promissory notes that may hereafter from time to time be payable to the Borrower.

“Pledged Securities” means all of the shares of capital stock or other equity interest of a Subsidiary of a Credit Party, whether now owned or hereafter acquired or created, and all proceeds thereof; provided that Pledged Securities shall exclude (a) shares of capital stock or other equity interests of any Foreign Subsidiary that is not a first-tier Foreign Subsidiary, and (b) shares of voting capital stock or other voting equity interests in any first-tier Foreign Subsidiary in excess of sixty-five percent (65%) of the total outstanding shares of voting capital stock or other voting equity interest of such first-tier Foreign Subsidiary.  (Schedule 3 hereto lists, as of the Closing Date, all of the Pledged Securities.)

“Prime Rate” means the interest rate established from time to time by the Administrative Agent as the Administrative Agent’s prime rate, whether or not such rate shall be publicly announced; the Prime Rate may not be the lowest interest rate charged by the Administrative Agent for commercial or other extensions of credit. Each change in the Prime Rate shall be effective immediately from and after such change.

“Proceeds” means (a) proceeds, as that term is defined in the U.C.C., and any other proceeds, and (b) whatever is received upon the sale, exchange, collection or other disposition of Collateral or proceeds, whether cash or non-cash.  Cash proceeds include, without limitation, moneys, checks and Deposit Accounts.  Proceeds include, without limitation, any Account arising when the right to payment is earned under a contract right, any insurance payable by reason of loss or damage to the Collateral, and any return or unearned premium upon any cancellation of insurance.  Except as expressly authorized in this Agreement, the right of the Administrative Agent and the Lenders to Proceeds specifically set forth herein, or indicated in any financing statement, shall never constitute an express or implied authorization on the part of the Administrative Agent or any Lender to a Company’s sale, exchange, collection or other disposition of any or all of the collateral securing the Obligations.

“Pro Forma Consolidated EBITDA” means, with respect to any target of an Acquisition or disposition, Consolidated EBITDA for such target for the most recently completed four consecutive Quarterly Reporting Periods (or other appropriate annual period determined by the Administrative Agent and Borrower) preceding the acquisition thereof, calculated on the same basis as set forth for Consolidated EBITDA and adjusted as determined by the Borrower in good faith to reflect operating expense reductions and other operating improvements or cost synergies reasonably expected to result from such Acquisition or disposition, calculated on a basis consistent with GAAP and Regulation S-X of the Securities Exchange Act of 1934, as amended, or as reasonably satisfactory to the Required Lenders.  With respect to any Acquisition consummated during such period, Pro Forma Consolidated EBITDA allocated to each month prior to the acquisition thereof included in the trailing four consecutive Quarterly Reporting Periods for which Consolidated EBITDA is being calculated shall be added to Consolidated EBITDA, and with respect to any disposition consummated within the period in question, Consolidated EBITDA attributable to the Subsidiary, profit centers, or other asset which is the subject of such disposition, from the beginning of such period until the date of consummation of such disposition, shall be subtracted from Consolidated EBITDA.

“Quarterly Reporting Period” means the period established by Borrower as a fiscal quarter of Borrower, as more specifically set forth on Schedule 5.3 hereto, as such Schedule 5.3 shall from time to time be replaced pursuant to Section 5.3(g) hereof.

“Recipient” means the Administrative Agent and any Lender.

“Register” means that term as described in Section 11.10(i) hereof.

“Regularly Scheduled Payment Date” means the last day of each Quarterly Reporting Period.

“Related Expenses” means any and all costs, liabilities and expenses (including, without limitation, losses, damages, penalties, claims, actions, attorneys’ fees, legal expenses, judgments, suits and disbursements) (a) incurred by the Administrative Agent, or imposed upon or asserted against the Administrative Agent or any Lender, in any attempt by the Administrative Agent and the Lenders to (i) obtain, preserve, perfect or enforce any Loan Document or any security interest evidenced by any Loan Document; (ii) obtain payment, performance or observance of any and all of the Obligations; or (iii) maintain, insure, audit, collect, preserve, repossess or dispose of any of the collateral securing the Obligations or any part thereof, including, without limitation, costs and expenses for appraisals, assessments and audits of any Company or any such collateral; or (b) incidental or related to subpart (a) above, including, without limitation, interest thereupon from the date incurred, imposed or asserted until paid at the Default Rate.

“Related Writing” means each Loan Document and any other assignment, mortgage, security agreement, guaranty agreement, subordination agreement, financial statement, audit report or other writing furnished by any Credit Party, or any of its officers, to the Administrative Agent or the Lenders pursuant to or otherwise in connection with this Agreement.

“Reportable Event” means a reportable event as that term is defined in Title IV of ERISA (except actions of general applicability by the Secretary of Labor under Section 110 of such Act) as to which the PBGC has not waived the requirement that it be notified of such event.

“Required Lenders” means the holders, based upon each Lender’s Applicable Commitment Percentages, of more than fifty percent (50%) of an amount (the “Total Amount”) equal to the sum of:

(a)                                 (i) during the Commitment Period, the Revolving Amount, or (ii) after the Commitment Period, the Revolving Credit Exposure; and

(b)                                 the principal outstanding on the Term Loan;

provided that (A) the portion of the Total Amount held or deemed to be held by any Defaulting Lender or Insolvent Lender shall be excluded for purposes of making a determination of

Required Lenders, and (B) if there shall be two or more Lenders (that are not Defaulting Lenders or Insolvent Lenders), Required Lenders shall constitute at least two Lenders.

“Requirement of Law” means, as to any Person, any law, treaty, rule or regulation or determination or policy statement or interpretation of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property.

“Reserve Percentage” means, for any day, that percentage (expressed as a decimal) that is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, all basic, supplemental, marginal and other reserves and taking into account any transitional adjustments or other scheduled changes in reserve requirements) for a member bank of the Federal Reserve System in Cleveland, Ohio, in respect of Eurocurrency Liabilities.  The Eurodollar Rate shall be adjusted automatically on and as of the effective date of any change in the Reserve Percentage.

“Restaurant Level Profits” means, with respect to any Person or business, total revenues of such Person or business less unit-level cash expenses of such Person or business.

“Restricted Payment” means, with respect to any Company, (a) any Capital Distribution, (b) any amount paid by such Company in repayment, redemption, retirement or repurchase, directly or indirectly, of any Subordinated Indebtedness, or (c) any amount paid by such Company in respect of Management Fees or other similar arrangement with any equity holder (other than a Company) of a Company or an Affiliate.

“Revolving Amount” means the Closing Revolving Amount, as such amount may be increased up to the Maximum Revolving Amount pursuant to Section 2.10(b) hereof, or decreased pursuant to Section 2.10(a) hereof.

“Revolving Credit Availability” means, at any time, the amount equal to the Revolving Credit Commitment minus the Revolving Credit Exposure.

“Revolving Credit Commitment” means the obligation hereunder, during the  Commitment Period, of (a) the Revolving Lenders (and each Revolving Lender) to make Revolving Loans, (b) the Fronting Lender to issue and each Revolving Lender to participate in, Letters of Credit pursuant to the Letter of Credit Commitment, and (c) the Swing Line Lender to make, and each Revolving Lender to participate in, Swing Loans pursuant to the Swing Line Commitment; up to an aggregate principal amount outstanding at any time equal to the Revolving Amount.

“Revolving Credit Exposure” means, at any time, the sum of (a) the aggregate principal amount of all Revolving Loans outstanding, (b) the Swing Line Exposure, and (c) the Letter of Credit Exposure.

“Revolving Credit Note” means a Revolving Credit Note, in the form of the attached Exhibit A, executed and delivered pursuant to Section 2.5(a) hereof.

“Revolving Lender” means a Lender with a percentage of the Revolving Credit Commitment as set forth on Schedule 1 hereto, or that acquires a percentage of the Revolving Credit Commitment pursuant to Section 2.10(b) or 11.10 hereof.

“Revolving Loan” means a loan made to the Borrower by the Revolving Lenders in accordance with Section 2.2(a) hereof.

“Sale/Leaseback Transaction” means any transaction involving the sale of fixed assets owned by any Company that is in the possession of any customer or held for rental to customers and the re-leasing of such fixed assets to any Company (including the obtaining of financing for such sales) entered into in the ordinary course of business, consistent with past practices.

“SEC” means the United States Securities and Exchange Commission, or any governmental body or agency succeeding to any of its principal functions.

“Secured Obligations” means, collectively, (a) the Obligations, (b) all obligations and liabilities of the Companies owing to a Lender (or an entity that is an affiliate of a then existing Lender) under Hedge Agreements, and (c) the Bank Product Obligations owing to a Lender (or an entity that is an affiliate of a then existing Lender) under Bank Product Agreements; provided that Secured Obligations of a Credit Party shall not include Excluded Swap Obligations owing from such Credit Party.

“Securities Account” means a securities account, as that term is defined in the U.C.C.

“Securities Account Control Agreement” means each Securities Account Control Agreement among the Borrower or a Guarantor of Payment, the Administrative Agent and a Securities Intermediary, dated on or after the Closing Date, to be in form and substance reasonably satisfactory to the Administrative Agent, as the same may from time to time be amended, restated or otherwise modified.

“Securities Intermediary” means a clearing corporation or a Person, including, without limitation, a bank or broker, that in the ordinary course of its business maintains Securities Accounts for others and is acting in that capacity.

“Security Agreement” means each Security Agreement, executed and delivered by a  Guarantor of Payment in favor of the Administrative Agent, for the benefit of the Lenders, dated as of the Closing Date, and any other Security Agreement executed after the Closing Date, as the same may from time to time be amended, restated or otherwise modified.

“Security Agreement Joinder” means each Security Agreement Joinder, executed and delivered by a Guarantor of Payment for the purpose of adding such Guarantor of Payment as a party to a previously executed Security Agreement.

“Security Documents” means each Security Agreement, each Security Agreement Joinder, each Pledge Agreement, each Intellectual Property Security Agreement, each Landlord’s Waiver, each Control Agreement, each U.C.C. Financing Statement or similar filing as to a jurisdiction located outside of the United States of America filed in connection herewith or perfecting any interest created in any of the foregoing documents, and any other document pursuant to which any Lien is granted by a Company or any other Person to the Administrative Agent, for the benefit of the Lenders, as security for the Secured Obligations, or any part thereof, and each other agreement executed or provided to the Administrative Agent in connection with any of the foregoing, as any of the foregoing may from time to time be amended, restated or otherwise modified or replaced.

“Solvent” means, with respect to any Person, that (a) the fair value of such Person’s assets is in excess of the total amount of such Person’s debts, as determined in accordance with the Bankruptcy Code, (b) the present fair saleable value of such Person’s assets is in excess of the amount that will be required to pay such Person’s debts as such debts  become absolute and matured, (c) such Person is able to realize upon its assets and pay its debts and other liabilities (including disputed, contingent and unliquidated liabilities) as such liabilities mature in the normal course of business, (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond its ability to pay as such debts and liabilities mature, and (e) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which its property would constitute an unreasonably small amount of capital.  As used in this definition, the term “debts” includes any legal liability, whether matured or unmatured, liquidated or unliquidated, absolute, fixed or contingent, as determined in accordance with the Bankruptcy Code.

“Specific Commitment” means the Revolving Credit Commitment or the Term Loan Commitment.

“Sponsor” means J.H. Whitney & Co. and its Controlled Investment Affiliates.

“Standard & Poor’s” means Standard & Poor’s Ratings Group, a division of McGraw-Hill, Inc., and any successor to such company.

“Subordinated Indebtedness” means Indebtedness that shall have been subordinated (by written terms or written agreement being, in either case, in form and substance satisfactory to the Administrative Agent and the Required Lenders) in favor of the prior payment in full of the Obligations.

“Subsidiary” means (a) a corporation more than fifty percent (50%) of the Voting Power of which is owned, directly or indirectly, by the Borrower or by one or more other subsidiaries of the Borrower or by the Borrower and one or more subsidiaries of the Borrower, (b) a partnership, limited liability company or unlimited liability company of which the Borrower, one or more other subsidiaries of the Borrower or the Borrower and one or more subsidiaries of the Borrower, directly or indirectly, is a general partner or managing member, as the case may be, or otherwise has an ownership interest greater than fifty percent (50%) of all of the ownership interests in such partnership, limited liability company or unlimited liability company, or (c) any other

Person (other than a corporation, partnership, limited liability company or unlimited liability company) in which the Borrower, one or more other subsidiaries of the Borrower or the Borrower and one or more subsidiaries of the Borrower, directly or indirectly, has at least a majority interest in the Voting Power or the power to elect or direct the election of a majority of directors or other governing body of such Person.

“Swap Obligations” means, with respect to any Company, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Swing Line Commitment” means the commitment of the Swing Line Lender to make Swing Loans to the Borrower, on a discretionary basis, up to the aggregate amount at any time outstanding of Fifteen Million Dollars ($15,000,000).

“Swing Line Exposure” means, at any time, the aggregate principal amount of all Swing Loans outstanding.

“Swing Line Lender” means KeyBank, as holder of the Swing Line Commitment.

“Swing Line Note” means the Swing Line Note, in the form of the attached Exhibit B executed and delivered pursuant to Section 2.5(b) hereof.

“Swing Loan” means a loan that shall be denominated in Dollars made to the Borrower by the Swing Line Lender under the Swing Line Commitment, in accordance with Section 2.2(c) hereof.

“Swing Loan Maturity Date” means, with respect to any Swing Loan, the earlier of (a) ten days after the date such Swing Loan is made, or (b) the last day of the Commitment Period.

“Taxes” means any and all present or future taxes of any kind, including, but not limited to, levies, imposts, duties, surtaxes, charges, fees, deductions or withholdings now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority (together with any interest, penalties, fines, additions to taxes or similar liabilities with respect thereto).

“Term Lender” means a Lender with a percentage of the Term Loan Commitment as set forth on Schedule 1 hereto, or that acquires a percentage of the Term Loan Commitment pursuant to Section 11.10 hereof.

“Term Loan” means the loan made to the Borrower by the Term Lenders in accordance with Section 2.3 hereof.

“Term Loan Commitment” means the obligation hereunder of the Term Lenders to make the Term Loan in the original principal amount of Fifty Million Dollars ($50,000,000), with each Term Lender’s obligation to participate therein being in the amount set forth under such Term Lender’s name in the row titled “Term Loan Commitment Amount” as set forth on Schedule 1 hereto, subject to assignments of interests pursuant to Section 11.10 hereof.

“Term Loan Exposure” means, at any time, the outstanding principal amount of the Term Loan.

“Term Loan Maturity Date” means April 8, 2018.

“Term Note” means a Term Note, in the form of the attached Exhibit C executed and delivered pursuant to Section 2.5(c) hereof.

“Total Commitment Amount” means the principal amount of One Hundred Fifty Million Dollars ($150,000,000), as such amount may be increased pursuant to Section 2.10(b) hereof, or decreased pursuant to Section 2.10(a) hereof.

“U.C.C.” means the Uniform Commercial Code, as in effect from time to time in the State of New York.

“U.C.C. Financing Statement” means a financing statement filed or to be filed in accordance with the Uniform Commercial Code, as in effect from time to time, in the relevant state or states.

“Voting Power” means, with respect to any Person, the exclusive ability to control, through the ownership of shares of capital stock, partnership interests, membership interests or otherwise, the election of members of the board of directors or other similar governing body of such Person.  The holding of a designated percentage of Voting Power of a Person means the ownership of shares of capital stock, partnership interests, membership interests or other interests of such Person sufficient to control exclusively the election of that percentage of the members of the board of directors or similar governing body of such Person.

Section 1.2.  Accounting Terms.

(a)                                 Any accounting term not specifically defined in this Article I shall have the meaning ascribed thereto by GAAP.

(b)                                 If any change in the rules, regulations, pronouncements, opinions or other requirements of the Financial Accounting Standards Board (or any successor thereto or agency with similar function) with respect to GAAP, or if the Borrower adopts the International Financial Reporting Standards, and such change or adoption results in a change in the calculation of any component (or components in the aggregate) of the financial covenants set forth in Section 5.7 hereof or the related financial definitions, at the option of the Administrative Agent, the Required Lenders or the Borrower, the parties hereto will enter into good faith negotiations to amend such financial covenants and financial definitions in such manner as the parties shall agree, each acting reasonably, in order to reflect fairly such change or adoption so that the criteria for evaluating the financial condition of the Borrower shall be the same in commercial effect after, as well as before, such change or adoption is made (in which case the method and calculating such financial covenants and definitions hereunder shall be determined in the manner so agreed); provided that, until so amended, such calculations shall continue to be computed in accordance with GAAP as in effect prior to such change or adoption.

Section 1.3.  Terms Generally.  The foregoing definitions shall be applicable to the singular and plural forms of the foregoing defined terms.  Unless otherwise defined in this Article I, terms that are defined in the U.C.C. are used herein as so defined.

Section 1.4.  Confirmation of Recitals.  The Borrower, the Administrative Agent and the Lenders hereby confirm the statements set forth in the recitals of this Agreement.

ARTICLE II.  AMOUNT AND TERMS OF CREDIT

Section 2.1.  Amount and Nature of Credit.

(a)                                 Subject to the terms and conditions of this Agreement, the Lenders, during the Commitment Period and to the extent hereinafter provided, shall make Loans to the Borrower, participate in Swing Loans made by the Swing Line Lender to the Borrower, and issue or participate in Letters of Credit at the request of the Borrower, in such aggregate amount as the Borrower shall request pursuant to the Commitment; provided that in no event shall the aggregate principal amount of all Loans and Letters of Credit outstanding under this Agreement be in excess of the Total Commitment Amount.

(b)                                 Each Lender, for itself and not one for any other, agrees to make Loans, participate in Swing Loans and issue or participate in Letters of Credit, during the Commitment Period, on such basis that, immediately after the completion of any borrowing by the Borrower or the issuance of a Letter of Credit:

(i)                                     the aggregate outstanding principal amount of Loans made by such Lender (other than Swing Loans made by the Swing Line Lender), when combined with such Lender’s pro rata share, if any, of the Letter of Credit Exposure and the Swing Line Exposure, shall not be in excess of the Maximum Amount for such Lender; and

(ii)                                  with respect to each Specific Commitment, the aggregate outstanding principal amount of Loans (other than Swing Loans) made by such Lender with respect to such Specific Commitment shall represent that percentage of the aggregate principal amount then outstanding on all Loans (other than Swing Loans) within such Specific Commitment that shall be such Lender’s Applicable Commitment Percentage.

Within each Specific Commitment, each borrowing (other than Swing Loans which shall be risk participated on a pro rata basis) from the Lenders shall be made pro rata according to the respective Applicable Commitment Percentages of the Lenders.

(c)                                  The Loans may be made as Revolving Loans as described in Section 2.2(a) hereof, as the Term Loan as described in Section 2.3 hereof, and as Swing Loans as described in

Section 2.2(c) hereof, and Letters of Credit may be issued in accordance with Section 2.2(b) hereof.

Section 2.2.  Revolving Credit Commitment.

(a)                                 Revolving Loans.  Subject to the terms and conditions of this Agreement, during the Commitment Period, the Revolving Lenders shall make a Revolving Loan or Revolving Loans to the Borrower in such amount or amounts as the Borrower, through an Authorized Officer, may from time to time request, but not exceeding in aggregate principal amount at any time outstanding hereunder the Revolving Credit Commitment, when such Revolving Loans are combined with the Letter of Credit Exposure and the Swing Line Exposure.  The Borrower shall have the option, subject to the terms and conditions set forth herein, to borrow Revolving Loans, maturing on the last day of the Commitment Period, by means of any combination of Base Rate Loans or Eurodollar Loans.  Subject to the provisions of this Agreement, the Borrower shall be entitled under this Section 2.2(a) to borrow Revolving Loans, repay the same in whole or in part and re-borrow Revolving Loans hereunder at any time and from time to time during the Commitment Period.  The aggregate outstanding amount of all Revolving Loans shall be payable in full on the last day of the Commitment Period.

(b)                                 Letters of Credit.

(i)                                     Generally.  Subject to the terms and conditions of this Agreement, during the Commitment Period, the Fronting Lender shall, in its own name, on behalf of the Revolving Lenders, issue such Letters of Credit for the account of the Borrower or a Guarantor of Payment, as the Borrower may from time to time request.  The Borrower shall not request any Letter of Credit (and the Fronting Lender shall not be obligated to issue any Letter of Credit) if, after giving effect thereto, (A) the Letter of Credit Exposure would exceed the Letter of Credit Commitment, or (B) the Revolving Credit Exposure would exceed the Revolving Credit Commitment.  The issuance of each Letter of Credit shall confer upon each Revolving Lender the benefits and liabilities of a participation consisting of an undivided pro rata interest in the Letter of Credit to the extent of such Revolving Lender’s Applicable Commitment Percentage.

(ii)                                  Request for Letter of Credit.  Each request for a Letter of Credit shall be delivered to the Administrative Agent (and to the Fronting Lender, if the Fronting Lender is a Lender other than the Administrative Agent) by an Authorized Officer not later than 11:00 A.M. (Eastern time) three Business Days prior to the date of the proposed issuance of the Letter of Credit (or such shorter period as may be acceptable to the Fronting Lender).  Each such request shall be in a form reasonably acceptable to the Administrative Agent (and the Fronting Lender, if the Fronting Lender is a Lender other than the Administrative Agent) and shall specify the face amount thereof, whether such Letter of Credit is a commercial documentary or a standby Letter of Credit, the account party, the beneficiary, the requested date of issuance, amendment, renewal or extension, the expiry date thereof, and the nature of the transaction or obligation to be supported thereby.  Concurrently with each such request, the Borrower, and any  Guarantor of Payment for whose account the Letter of Credit is to be issued, shall execute and deliver to the Fronting Lender an appropriate application and agreement, being in the standard form of the Fronting Lender for such letters of credit, as amended to conform to the provisions of this Agreement if required by the Administrative Agent.  The Administrative Agent shall give the Fronting Lender and each Revolving Lender notice of each such request for a Letter of Credit.

(iii)                               Commercial Documentary Letters of Credit Fees.  With respect to each Letter of Credit that shall be a commercial documentary letter of credit and the drafts thereunder, whether issued for the account of the Borrower or a Guarantor of Payment, the Borrower agrees to (A) pay to the Administrative Agent, for the pro rata benefit of the Revolving Lenders, a non-refundable commission based upon the undrawn amount of such Letter of Credit, which shall be paid quarterly in arrears, on each Regularly Scheduled Payment Date, in an amount equal to the aggregate sum of the Letter of Credit Fee for such Letter of Credit for each day of such quarter; (B) pay to the Administrative Agent, for the sole benefit of the Fronting Lender, an additional Letter of Credit fee, which shall be paid on each date that such Letter of Credit shall be issued, amended or renewed at the rate of one-eighth percent (1/8%) of the face amount of such Letter of Credit; and (C) pay to the Administrative Agent, for the sole benefit of the Fronting Lender, such other issuance, amendment, renewal, negotiation, draw, acceptance, telex, courier, postage and similar transactional fees as are customarily charged by the Fronting Lender in respect of the issuance and administration of similar letters of credit under its fee schedule as in effect from time to time.

(iv)                              Standby Letters of Credit Fees.  With respect to each Letter of Credit that shall be a standby letter of credit and the drafts thereunder, if any, whether issued for the account of the Borrower or a Guarantor of Payment, the Borrower agrees to (A) pay to the Administrative Agent, for the pro rata benefit of the Revolving Lenders, a non-refundable commission based upon the undrawn amount of such Letter of Credit, which shall be paid quarterly in arrears, on each Regularly Scheduled Payment Date, in an amount equal to the aggregate sum of the Letter of Credit Fee for such Letter of Credit for each day of such quarter; (B) pay to the Administrative Agent, for the sole benefit of the Fronting Lender, an additional Letter of Credit fee, which shall be paid on each date that such Letter of Credit shall be issued, amended or renewed at the rate of one-eighth percent (1/8%) of the face amount of such Letter of Credit; and (C) pay to the Administrative Agent, for the sole benefit of the Fronting Lender, such other issuance, amendment, renewal, negotiation, draw, acceptance, telex, courier, postage and similar transactional fees as are customarily charged by the Fronting Lender in respect of the issuance and administration of similar letters of credit under its fee schedule as in effect from time to time.

(v)                                 Refunding of Letters of Credit with Revolving Loans.  Whenever a Letter of Credit shall be drawn, the Borrower shall promptly reimburse the Fronting Lender for the amount drawn.  In the event that the amount drawn shall not have been reimbursed by the Borrower within one Business Day of the date of the drawing of such Letter of Credit, at the sole option of the Administrative Agent (and the Fronting Lender, if the Fronting Lender is a Lender other than the Administrative Agent), the Borrower shall be deemed to have requested a Revolving Loan, subject to the provisions of Sections 2.2(a) and 2.6 hereof (other than the requirement set forth in Section 2.6(d) hereof), in the amount drawn.  Such Revolving Loan shall be evidenced by the Revolving Credit Notes (or, if a Lender has not requested a Revolving Credit Note, by the records of the Administrative Agent and such Lender).  Each Revolving Lender agrees to make a Revolving Loan on the date of such notice, subject to no conditions precedent whatsoever.  Each Revolving Lender acknowledges and agrees that its obligation to make a Revolving Loan pursuant to Section 2.2(a) hereof when required by this Section 2.2(b)(v) shall be absolute and unconditional and shall not be affected by any circumstance whatsoever, including, without limitation, the occurrence and continuance of a Default or Event of Default, and that its payment to the Administrative Agent, for the account of the Fronting Lender, of the proceeds of such Revolving Loan shall be made without any offset, abatement, recoupment, counterclaim, withholding or reduction whatsoever and whether or not the Revolving Credit Commitment shall have been reduced or terminated.  The Borrower irrevocably authorizes and instructs the Administrative Agent to apply the proceeds of any borrowing pursuant to this Section 2.2(b)(v) to reimburse, in full (other than the Fronting Lender’s pro rata share of such borrowing), the Fronting Lender for the amount drawn on such Letter of Credit.  Each such Revolving Loan shall be deemed to be a Base Rate Loan unless otherwise requested by and available to the Borrower hereunder.  Each Revolving Lender is hereby authorized to record on its records relating to its Revolving Credit Note (or, if such Lender has not requested a Revolving Credit Note, its records relating to Revolving Loans) such Revolving Lender’s pro rata share of the amounts paid and not reimbursed on the Letters of Credit.

(vi)                              Participation in Letters of Credit.  If, for any reason, the Administrative Agent (and the Fronting Lender if the Fronting Lender is a Lender other than the Administrative Agent) shall be unable to or, in the opinion of the Administrative Agent, it shall be impracticable to, convert any amount drawn under a Letter of Credit to a Revolving Loan pursuant to the preceding subsection, the Administrative Agent (and the Fronting Lender if the Fronting Lender is a Lender other than the Administrative Agent) shall have the right to request that each Revolving Lender fund a participation in the amount due with respect to such Letter of Credit, and the Administrative Agent shall promptly notify each Revolving Lender thereof (by facsimile or email confirmed by telephone, or telephone confirmed in writing).  Upon such notice, but without further action, the Fronting Lender hereby agrees to grant to each Revolving Lender, and each Revolving Lender hereby agrees to acquire from the Fronting Lender, an undivided participation interest in the amount due with respect to such Letter of Credit in an amount equal to such Revolving Lender’s Applicable Commitment Percentage of the principal amount due with respect to such Letter of Credit.  In consideration and in furtherance of the foregoing, each Revolving Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of the Fronting Lender, such Revolving Lender’s ratable share of the amount due with respect to such Letter of Credit (determined in accordance with such Revolving Lender’s Applicable Commitment Percentage).  Each Revolving Lender acknowledges and agrees that its obligation to acquire participations in the amount due under any Letter of Credit that is drawn but not reimbursed by the Borrower pursuant to this subsection

(vi) shall be absolute and unconditional and shall not be affected by any circumstance whatsoever, including, without limitation, the occurrence and continuance of a Default or Event of Default, and that each such payment shall be made without any offset, abatement, recoupment, counterclaim, withholding or reduction whatsoever and whether or not the Revolving Credit Commitment shall have been reduced or terminated.  Each Revolving Lender shall comply with its obligation under this subsection (vi) by wire transfer of immediately available funds, in the same manner as provided in Section 2.6 hereof with respect to Revolving Loans.  Each Revolving Lender is hereby authorized to record on its records such Revolving Lender’s pro rata share of the amounts paid and not reimbursed on the Letters of Credit.  In addition, each Lender agrees to risk participate in the Existing Letters of Credit as provided in subsection (vii) below.

(vii)                           Existing Letters of Credit.  Schedule 2.2 hereto contains a description of all letters of credit outstanding on, and to continue in effect after, the Closing Date.  Each such letter of credit issued by a bank that is or becomes a Revolving Lender under this Agreement on the Closing Date (each, an “Existing Letter of Credit”) shall constitute a “Letter of Credit” for all purposes of this Agreement, issued, for purposes of Section 2.2(b)(vi) hereof, on the Closing Date.  The Borrower, the Administrative Agent and the Revolving Lenders hereby agree that, from and after such date, the terms of this Agreement shall apply to the Existing Letters of Credit, superseding any other agreement theretofore applicable to them to the extent inconsistent with the terms hereof.  Notwithstanding anything to the contrary in any reimbursement agreement applicable to the Existing Letters of Credit, the fees payable in connection with each Existing Letter of Credit to be shared with the Revolving Lenders shall accrue from the Closing Date at the rate provided in Section 2.2(b)(iii) and (iv) hereof.

(viii)                        Requests for Letters of Credit When One or More Revolving Lenders are Affected Lenders.  If a Letter of Credit is requested at such time that a Revolving Lender is an Affected Lender hereunder, then (A) such Letter of Credit shall be issued to the extent that the Administrative Agent and the Fronting Lender shall have entered into satisfactory (to the Administrative Agent and the Fronting Lender) arrangements with the Borrower or such Affected Lender to eliminate or mitigate the reimbursement risk with respect to such Affected Lender, or (B) the Administrative Agent shall issue a Letter of Credit in an amount equal to (1) the amount of the requested Letter of Credit, less (2) the Applicable Commitment Percentage of such Affected Lender multiplied by the amount of the requested Letter of Credit.

(ix)                              Letters of Credit Issued and Outstanding When One or More Revolving Lenders are Affected Lenders.  With respect to any Letters of Credit that have been issued and are outstanding at the time any Revolving Lender is an Affected Lender, the Administrative Agent (and the Fronting Lender) shall have the right to request that the Borrower or such Affected Lender cash collateralize, in form and substance reasonably satisfactory to the Administrative Agent (and the Fronting Lender), such Letters of Credit so as to eliminate or mitigate the reimbursement risk with respect to such Affected Lender.

(c)                                  Swing Loans.

(i)                                     Generally.  Subject to the terms and conditions of this Agreement, during the Commitment Period, the Swing Line Lender shall make a Swing Loan or Swing Loans to the Borrower in such amount or amounts as the Borrower, through an Authorized Officer, may from time to time request and to which the Swing Line Lender may agree; provided that the Borrower shall not request any Swing Loan if, after giving effect thereto, (A) the Revolving Credit Exposure would exceed the Revolving Credit Commitment, or (B) the Swing Line Exposure would exceed the Swing Line Commitment.  Each Swing Loan shall be due and payable on the Swing Loan Maturity Date applicable thereto.

(ii)                                  Refunding of Swing Loans.  If the Swing Line Lender so elects, by giving notice to the Borrower and the Revolving Lenders, the Borrower agrees that the Swing Line Lender shall have the right, in its sole discretion, to require that the then outstanding Swing Loans be refinanced as a Revolving Loan.  Such Revolving Loan shall be a Base Rate Loan unless otherwise requested by and available to the Borrower hereunder.  Upon receipt of such notice by the Borrower and the Revolving Lenders, the Borrower shall be deemed, on such day, to have requested a Revolving Loan in the principal amount of such Swing Loan in accordance with Sections 2.2(a) and 2.6 hereof (other than the requirement set forth in Section 2.6(d) hereof).  Such Revolving Loan shall be evidenced by the Revolving Credit Notes (or, if a Revolving Lender has not requested a Revolving Credit Note, by the records of the Administrative Agent and such Revolving Lender).  Each Revolving Lender agrees to make a Revolving Loan on the date of such notice, subject to no conditions precedent whatsoever.  Each Revolving Lender acknowledges and agrees that such Revolving Lender’s obligation to make a Revolving Loan pursuant to Section 2.2(a) hereof when required by this Section 2.2(c)(ii) is absolute and unconditional and shall not be affected by any circumstance whatsoever, including, without limitation, the occurrence and continuance of a Default or Event of Default, and that its payment to the Administrative Agent, for the account of the Swing Line Lender, of the proceeds of such Revolving Loan shall be made without any offset, abatement, recoupment, counterclaim, withholding or reduction whatsoever and whether or not the Revolving Credit Commitment shall have been reduced or terminated.  The Borrower irrevocably authorizes and instructs the Administrative Agent to apply the proceeds of any borrowing pursuant to this Section 2.2(c)(ii) to repay in full such Swing Loan.  Each Revolving Lender is hereby authorized to record on its records relating to its Revolving Credit Note (or, if such Revolving Lender has not requested a Revolving Credit Note, its records relating to Revolving Loans) such Revolving Lender’s pro rata share of the amounts paid to refund such Swing Loan.

(iii)                               Participation in Swing Loans.  If, for any reason, the Swing Line Lender is unable to or, in the opinion of the Administrative Agent, it is impracticable to, convert any Swing Loan to a Revolving Loan pursuant to the preceding Section 2.2(c)(ii), then on any day that a Swing Loan is outstanding (whether before or after the maturity thereof), the Administrative Agent shall have the right to request that each Revolving Lender fund a participation in such Swing Loan, and the Administrative Agent shall promptly notify each Revolving Lender thereof (by facsimile or email confirmed by telephone, or telephone confirmed in writing).  Upon such notice, but without further action, the Swing Line Lender hereby agrees to grant to each Revolving Lender, and each Revolving Lender hereby agrees to acquire from the Swing Line Lender, an undivided participation interest in the right to share in the payment of such Swing Loan in an amount equal to such Revolving Lender’s Applicable Commitment Percentage of the principal amount of such Swing Loan.  In consideration and in furtherance of the foregoing, each Revolving Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the benefit of the Swing Line Lender, such Revolving Lender’s ratable share of such Swing Loan (determined in accordance with such Revolving Lender’s Applicable Commitment Percentage).  Each Revolving Lender acknowledges and agrees that its obligation to acquire participations in Swing Loans pursuant to this Section 2.2(c)(iii) is absolute and unconditional and shall not be affected by any circumstance whatsoever, including, without limitation, the occurrence and continuance of a Default or an Event of Default, and that each such payment shall be made without any offset, abatement, recoupment, counterclaim, withholding or reduction whatsoever and whether or not the Revolving Credit Commitment shall have been reduced or terminated.  Each Revolving Lender shall comply with its obligation under this Section 2.2(c)(iii) by wire transfer of immediately available funds, in the same manner as provided in Section 2.6 hereof with respect to Revolving Loans to be made by such Revolving Lender.

(iv)                              Requests for Swing Loan When One or More Revolving Lenders are Affected Lenders.  No Swing Loan shall be requested or issued hereunder if any Revolving Lender is at such time an Affected Lender hereunder, unless the Administrative Agent has entered into satisfactory (to the Administrative Agent and the Swing Line Lender) arrangements with the Borrower or such Affected Lender to eliminate or mitigate the reimbursement risk with respect to such Affected Lender (including, without limitation, the posting of cash collateral).

(v)                                 Swing Loans Outstanding When One or More Revolving Lenders are Affected Lenders.  With respect to any Swing Loans that are outstanding at the time any Revolving Lender is an Affected Lender, the Administrative Agent shall have the right to require that the Borrower or such Affected Lender cash collateralize, in form and substance reasonably satisfactory to the Administrative Agent, such Swing Loans so as to eliminate or mitigate the reimbursement risk with respect to such Affected Lender.

Section 2.3.  Term Loan Commitment.  Subject to the terms and conditions of this Agreement, the Term Lenders shall make the Term Loan to the Borrower on the Closing Date, in the amount of the Term Loan Commitment.  The Term Loan shall be payable in consecutive quarterly installments, in the amounts set forth in the table below, commencing September 30, 2013, and continuing on each Regularly Scheduled Payment Date thereafter, with the balance thereof payable in full on the Term Loan Maturity Date.

Year	End of First Quarterly Reporting Period	End of Second Quarterly Reporting Period	End of Third Quarterly Reporting Period	End of Fourth Quarterly Reporting Period
2013	n/a	n/a	$625,000.00	$625,000.00
2014	$625,000.00	$625,000.00	$937,500.00	$937,500.00
2015	$937,500.00	$937,500.00	$937,500.00	$937,500.00
2016	$937,500.00	$937,500.00	$1,250,000.00	$1,250,000.00
2017	$1,250,000.00	$1,250,000.00	$1,250,000.00	$1,250,000.00
2018	$1,250,000.00	n/a	n/a	n/a

The Borrower shall notify the Administrative Agent, in accordance with the notice provisions of Section 2.6 hereof, whether the Term Loan will be a Base Rate Loan or one or more Eurodollar Loans.  The Term Loan may be a mixture of a Base Rate Loan and one or more Eurodollar Loans and may, pursuant to Section 2.6(c) hereof, be converted from a Base Rate Loan to one or more Eurodollar Loans, or from a Eurodollar Loan to a Base Rate Loan.  Once the Term Loan is made, any portion of the Term Loan repaid may not be re-borrowed.  The Term Loan Commitment shall terminate on the date that the Term Loan has been made.

Section 2.4.  Interest.

(a)                                 Revolving Loans.

(i)                                     Base Rate Loan.  The Borrower shall pay interest on the unpaid principal amount of a Revolving Loan that is a Base Rate Loan outstanding from time to time from the date thereof until paid at the Derived Base Rate from time to time in effect.  Interest on such Base Rate Loan shall be payable, commencing July 1, 2013, and continuing on each Regularly Scheduled Payment Date thereafter and at the maturity thereof.

(ii)                                  Eurodollar Loans.  The Borrower shall pay interest on the unpaid principal amount of each Revolving Loan that is a Eurodollar Loan outstanding from time to time, with the interest rate to be fixed in advance on the first day of the Interest Period applicable thereto through the last day of the Interest Period applicable thereto (but subject to changes in the Applicable Margin for Eurodollar Loans), at the Derived Eurodollar Rate.  Interest on such Eurodollar Loan shall be payable on each Interest Adjustment Date with respect to an Interest Period (provided that, if an Interest Period shall exceed three months, the interest must also be paid every three months, commencing three months from the beginning of such Interest Period).

(b)                                 Swing Loans.  The Borrower shall pay interest to the Administrative Agent, for the sole benefit of the Swing Line Lender (and any Revolving Lender that shall have funded a participation in such Swing Loan), on the unpaid principal amount of each Swing Loan outstanding from time to time from the date thereof until paid at the Derived Base Rate from time to time in effect.  Interest on each Swing Loan shall be payable on the Swing Loan Maturity Date applicable thereto. Each Swing Loan shall bear interest for a minimum of one day.

(c)                                  Term Loan.

(i)                                     Base Rate Loan.  With respect to any portion of the Term Loan that is a Base Rate Loan, the Borrower shall pay interest on the unpaid principal amount thereof outstanding from time to time from the date thereof until paid, commencing July 1, 2013, and continuing on each Regularly Scheduled Payment Date thereafter and on the Term Loan Maturity Date, at the Derived Base Rate from time to time in effect.

(ii)                                  Eurodollar Loans.  With respect to any portion of the Term Loan that is a Eurodollar Loan, the Borrower shall pay interest on the unpaid principal amount of such Eurodollar Loan outstanding from time to time, with the interest rate to be fixed in advance on the first day of the Interest Period applicable thereto through the last day of the Interest Period applicable thereto (but subject to changes in the Applicable Margin for Eurodollar Loans), at the Derived Eurodollar Rate.  Interest on such Eurodollar Loan shall be payable on each Interest Adjustment Date with respect to an Interest Period (provided that, if an Interest Period shall exceed three months, the interest must also be paid every three months, commencing three months from the beginning of such Interest Period).

(d)                                 Default Rate.  Anything herein to the contrary notwithstanding, if an Event of Default shall occur, upon the election of the Required Lenders, (i) the principal of each Loan and the unpaid interest thereon shall bear interest, until paid, at the Default Rate, (ii) the fee for the aggregate undrawn amount of all issued and outstanding Letters of Credit shall be increased by two percent (2%) in excess of the rate otherwise applicable thereto, and (iii) in the case of any other amount not paid when due from the Borrower hereunder or under any other Loan Document, such amount shall bear interest at the Default Rate; provided that, (A) during an Event of Default under Section 8.11(b) hereof, the applicable Default Rate shall apply without any election or action on the part of the Administrative Agent or any Lender, and (B) if any such Event of Default is waived in writing by the Required Lenders (and no other Event of Default shall exist), any increase in interest rates or fees instituted pursuant to this Section 2.4(d) shall be rescinded as of the date of such waiver.

(e)                                  Limitation on Interest.  In no event shall the rate of interest hereunder exceed the maximum rate allowable by law.  Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable law (the “Maximum Rate”).  If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower.  In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable law, (i) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (ii) exclude voluntary prepayments and the effects thereof, and (iii) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations.

Section 2.5.  Evidence of Indebtedness.

(a)                                 Revolving Loans.  Upon the request of a Revolving Lender, to evidence the obligation of the Borrower to repay the portion of the Revolving Loans made by such Revolving Lender and to pay interest thereon, the Borrower shall execute a Revolving Credit Note, payable to the order of such Revolving Lender in the principal amount equal to its Applicable Commitment Percentage of the Revolving Amount, or, if less, the aggregate unpaid principal amount of Revolving Loans made by such Revolving Lender; provided that the failure of a Revolving Lender to request a Revolving Credit Note shall in no way detract from the Borrower’s obligations to such Revolving Lender hereunder.

(b)                                 Swing Loans.  Upon the request of the Swing Line Lender, to evidence the obligation of the Borrower to repay the Swing Loans and to pay interest thereon, the Borrower shall execute a Swing Line Note, payable to the order of the Swing Line Lender in the principal amount of the Swing Line Commitment, or, if less, the aggregate unpaid principal amount of Swing Loans made by the Swing Line Lender; provided that the failure of the Swing Line Lender to request a Swing Line Note shall in no way detract from the Borrower’s obligations to the Swing Line Lender hereunder.

(c)                                  Term Loan.  Upon the request of a Term Lender, to evidence the obligation of the Borrower to repay the portion of the Term Loan made by such Term Lender and to pay interest thereon, the Borrower shall execute a Term Note, payable to the order of such Term Lender in the principal amount of its Applicable Commitment Percentage of the Term Loan Commitment; provided that the failure of such Term Lender to request a Term Note shall in no way detract from the Borrower’s obligations to such Term Lender hereunder.

Section 2.6.  Notice of Loans and Credit Events; Funding of Loans.

(a)                                 Notice of Loans and Credit Events.  The Borrower, through an Authorized Officer, shall provide to the Administrative Agent a Notice of Loan prior to (i) 12:00 P.M. (Eastern time) on the proposed date of borrowing of, or conversion of a Loan to, a Base Rate Loan, (ii) 12:00 P.M. (Eastern time) three Business Days prior to the proposed date of borrowing of, continuation of, or conversion of a Loan to, a Eurodollar Loan, and (iii) 2:00 P.M. (Eastern time) on the proposed date of borrowing of a Swing Loan (or such later time as agreed to from time to time by the Swing Line Lender).  An Authorized Officer of the Borrower may verbally request a Loan, so long as a Notice of Loan is received by the end of the same Business Day, and, if the Administrative Agent or any Lender provides funds or initiates funding based upon such verbal request, the Borrower shall bear the risk with respect to any information regarding such funding that is later determined to have been incorrect.  The Borrower shall comply with the notice provisions set forth in Section 2.2(b) hereof with respect to Letters of Credit.

(b)                                 Funding of Loans.  The Administrative Agent shall notify the appropriate Lenders of the date, amount and Interest Period (if applicable) promptly upon the receipt of a Notice of Loan (other than for a Swing Loan, or a Revolving Loan to be funded as a Swing Loan), and, in any event, by 2:00 P.M. (Eastern time) on the date such Notice of Loan is received.  On the date that the Credit Event set forth in such Notice of Loan is to occur, each applicable Lender shall provide to the Administrative Agent, not later than 3:00 P.M. (Eastern time), the amount in Dollars, in federal or other immediately available funds, required of it.  If the Administrative Agent shall elect to advance the proceeds of such Loan prior to receiving funds from such Lender, the Administrative Agent shall have the right, upon prior notice to the Borrower, to debit any account of the Borrower or otherwise receive such amount from the Borrower, promptly after demand, in the event that such Lender shall fail to reimburse the Administrative Agent in accordance with this subsection (b).  The Administrative Agent shall also have the right to receive interest from such Lender at the Federal Funds Effective Rate in the event that such Lender shall fail to provide its portion of the Loan on the date requested and the Administrative Agent shall elect to provide such funds.

(c)                                  Conversion and Continuation of Loans.

(i)                                     At the request of the Borrower to the Administrative Agent, subject to the notice and other provisions of this Agreement, the appropriate Lenders shall convert a Base Rate Loan to one or more Eurodollar Loans at any time and shall convert a Eurodollar Loan to a Base Rate Loan on any Interest Adjustment Date applicable thereto.  Swing Loans may be converted by the Swing Line Lender to Revolving Loans in accordance with Section 2.2(c)(ii) hereof.

(ii)                                  At the request of the Borrower to the Administrative Agent, subject to the notice and other provisions of this Agreement, the appropriate Lenders shall continue one or more Eurodollar Loans as of the end of the applicable Interest Period as a new Eurodollar Loan with a new Interest Period.

(d)                                 Minimum Amount for Loans.  Each request for:

(i)                                     a Base Rate Loan shall be in an amount of not less than Five Hundred Thousand Dollars ($500,000), increased by increments of One Hundred Thousand Dollars ($100,000);

(ii)                                  a Eurodollar Loan shall be in an amount of not less than One Million Dollars ($1,000,000), increased by increments of Two Hundred Fifty Thousand Dollars ($250,000); and

(iii)                               a Swing Loan shall be in an amount of not less than Five Hundred Thousand Dollars ($500,000), or such lower amount as may be agreed to by the Swing Line Lender.

(e)                                  Interest Periods.  The Borrower shall not request that Eurodollar Loans be outstanding for more than ten different Interest Periods at the same time.

(f)                                   Advancing of Non Pro-Rata Revolving Loans.  Notwithstanding anything in this Agreement to the contrary, if the Borrower requests a Revolving Loan pursuant to Section 2.6(a) hereof (and all conditions precedent set forth in Section 4.1 hereof are met) at a time when one or more Revolving Lenders are Defaulting Lenders, the Administrative Agent shall have the option, in its reasonable discretion, to require (and, at the request of the Borrower, shall require) the non-Defaulting Lenders to honor such request by making a non pro-rata Revolving Loan to the Borrower in an amount equal to (i) the amount requested by the Borrower, minus (ii) the portions of such Revolving Loan that should have been made by such Defaulting Lenders.  For purposes of such Revolving Loans, the Revolving Lenders that are making such Revolving Loan shall do so in an amount equal to their Applicable Commitment Percentages of the amount requested by the Borrower.  For the avoidance of doubt, in no event shall the aggregate outstanding principal amount of Loans made by a Lender (other than Swing Loans made by the Swing Line Lender), when combined with such Lender’s pro rata share, if any, of the Letter of Credit Exposure and the Swing Line Exposure, be in excess of the Maximum Amount for such Lender.

Section 2.7.  Payment on Loans and Other Obligations.

(a)                                 Payments Generally.  Each payment made hereunder by a Credit Party shall be made without any offset, abatement, recoupment, counterclaim, withholding or reduction whatsoever.

(b)                                 Payments from Borrower.  All payments (including prepayments) to the Administrative Agent of the principal of or interest on each Loan or other payment, including but not limited to principal, interest, fees or any other amount owed by the Borrower under this Agreement, shall be made in Dollars.  All payments described in this subsection (b) shall be remitted to the Administrative Agent, at the address of the Administrative Agent for notices referred to in Section 11.4 hereof for the account of the appropriate Lenders (or the Fronting Lender or the Swing Line Lender, as appropriate) not later than 12:00 P.M. (Eastern time) on the due date thereof in immediately available funds.  Any such payments received by the Administrative Agent (or the Fronting Lender or the Swing Line Lender) after 12:00 P.M. (Eastern time) shall be deemed to have been made and received on the next Business Day.

(c)                                  Payments to Lenders.  Upon the Administrative Agent’s receipt of payments hereunder, the Administrative Agent shall immediately distribute to the appropriate Lenders (except with respect to Swing Loans, which shall be paid to the Swing Line Lender and any Lender that has funded a participation in the Swing Loans, or, with respect to Letters of Credit, certain of which payments shall be paid to the Fronting Lender) their respective ratable shares, if any, of the amount of principal, interest, and commitment and other fees received by the Administrative Agent for the account of such Lender.  Payments received by the Administrative Agent shall be delivered to the Lenders in immediately available funds.  Each Lender shall record any principal, interest or other payment, the principal amounts of Base Rate Loans, Eurodollar Loans, Swing Loans and Letters of Credit, all prepayments and the applicable dates, including Interest Periods, with respect to the Loans made, and payments received by such Lender, by such method as such Lender may generally employ; provided that failure to make any such entry shall in no way detract from the obligations of the Borrower under this Agreement or any Note.  The aggregate unpaid amount of Loans, types of Loans, Interest Periods and similar information with respect to the Loans and Letters of Credit set forth on the records of the Administrative Agent shall be rebuttably presumptive evidence with respect to such information, including the amounts of principal, interest and fees owing to each Lender.

(d)                                 Timing of Payments.  Whenever any payment to be made hereunder, including, without limitation, any payment to be made on any Loan, shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next Business Day and such extension of time shall in each case be included in the computation of the interest payable on such Loan; provided that, with respect to a Eurodollar Loan, if the next Business Day shall fall in the succeeding calendar month, such payment shall be made on the preceding Business Day and the relevant Interest Period shall be adjusted accordingly.

(e)                                  Affected Lender.  To the extent that the Administrative Agent receives any payments or other amounts for the account of a Revolving Lender that is an Affected Lender, at the discretion of the Administrative Agent, such Affected Lender shall be deemed to have requested that the Administrative Agent use such payment or other amount (or any portion thereof, at the discretion of the Administrative Agent) first, to cash collateralize its unfunded risk participation in Swing Loans and the Letters of Credit pursuant to Sections 2.2(b)(vi), 2.2(c)(iii) and 2.5(b) hereof, and, with respect to any Defaulting Lender, second, to fulfill its obligations to make Loans.

(f)                                   Payment of Non Pro-Rata Revolving Loans.  Notwithstanding anything in this Agreement to the contrary, at the reasonable discretion of the Administrative Agent, in order to pay Revolving Loans that were not advanced pro rata by the Revolving Lenders, any payment of any Loan may first be applied to such Revolving Loans that were not advanced pro rata.

Section 2.8.  Prepayment.

(a)                                 Right to Prepay.

(i)                                     The Borrower shall have the right at any time or from time to time to prepay, on a pro rata basis for all of the appropriate Lenders (except with respect to Swing Loans, which shall be paid to the Swing Line Lender and any Lender that has funded a participation in such Swing Loan), all or any part of the principal amount of the Loans then outstanding, as designated by the Borrower, representing the obligations under any Specific Commitment with the proceeds of such prepayment to be distributed on a pro rata basis to the holders of the Specific Commitment being prepaid.  Such payment shall include interest accrued on the amount so prepaid to the date of such prepayment and any amount payable under Article III hereof with respect to the amount being prepaid.  Prepayments of Base Rate Loans shall be without any premium or penalty.  Each prepayment of the Term Loan and the Additional Term Loan Facility (if any) shall be applied to the remaining payments of principal of such facility on a pro rata basis.

(ii)                                  The Borrower shall have the right, at any time or from time to time, to prepay, for the benefit of the Swing Line Lender (and any Revolving Lender that has funded a participation in such Swing Loan), all or any part of the principal amount of the Swing Loans then outstanding, as designated by the Borrower, plus interest accrued on the amount so prepaid to the date of such prepayment.

(iii)                               Notwithstanding anything in this Section 2.8 or otherwise to the contrary, at the discretion of the Administrative Agent, in order to prepay Revolving Loans made to the Borrower that were not advanced pro rata by all of the Revolving Lenders, any prepayment of a Loan shall first be applied to Revolving Loans made by the Revolving Lenders during any period in which a Defaulting Lender or Insolvent Lender shall exist.

(b)                                 Notice of Prepayment.  The Borrower shall give the Administrative Agent irrevocable written notice of prepayment of (i) a Base Rate Loan or Swing Loan by no later than 12:00 P.M. (Eastern time) on the Business Day on which such prepayment is to be made, and (ii) a Eurodollar Loan by no later than 1:00 P.M. (Eastern time) three Business Days before the Business Day on which such prepayment is to be made.

(c)                                  Minimum Amount for Eurodollar Loans.  Each prepayment of a Eurodollar Loan shall be in the principal amount of not less than One Million Dollars ($1,000,000), or the principal amount of such Loan, or, with respect to a Swing Loan, the principal balance of such Swing Loan, except in the case of a mandatory payment pursuant to Section 2.12(c) or Article III hereof.

Section 2.9.  Commitment and Other Fees.

(a)                                 Commitment Fee.  The Borrower shall pay to the Administrative Agent, for the ratable account of the Revolving Lenders, as a consideration for the Revolving Credit Commitment, a commitment fee, for each day from the Closing Date through the last day of the Commitment Period, in an amount equal to (i) (A) the Revolving Amount at the end of such day, minus (B) the Revolving Credit Exposure (exclusive of the Swing Line Exposure) at the end of such day, multiplied by (ii) the Applicable Commitment Fee Rate in effect on such day divided by three hundred sixty (360).  The commitment fee shall be payable quarterly in arrears, commencing on July 1, 2013 and continuing on each Regularly Scheduled Payment Date thereafter, and on the last day of the Commitment Period.

(b)                                 Administrative Agent Fee.  The Borrower shall pay to the Administrative Agent, for its sole benefit, the annual administrative fees set forth in the Lead Arrangers Fee Letter or as otherwise agreed to in writing between the Borrower and the Administrative Agent.

Section 2.10.  Modifications to Commitments.

(a)                                 Optional Reduction of Revolving Credit Commitment.  The Borrower may at any time and from time to time permanently reduce in whole or ratably in part the Revolving Amount to an amount not less than the then existing Revolving Credit Exposure, by giving the Administrative Agent not fewer than three Business Days’ written notice of such reduction, provided that any such partial reduction shall be in an aggregate amount, for all of the Lenders, of not less than Five Million Dollars ($5,000,000), increased in increments of Five Hundred Thousand Dollars ($500,000).  The Administrative Agent shall promptly notify each Revolving Lender of the date of each such reduction and such Revolving Lender’s proportionate share thereof.  After each such partial reduction, the commitment fees payable hereunder shall be calculated upon the Revolving Amount as so reduced.  If the Borrower reduces in whole the

Revolving Credit Commitment, on the effective date of such reduction (the Borrower having prepaid in full the unpaid principal balance, if any, of the Revolving Loans, together with all interest (if any) and commitment and other fees accrued and unpaid with respect thereto, and provided that no Letter of Credit Exposure or Swing Line Exposure shall exist), all of the Revolving Credit Notes shall be delivered to the Administrative Agent marked “Canceled” and the Administrative Agent shall redeliver such Revolving Credit Notes to the Borrower.  Any partial reduction in the Revolving Amount shall be effective during the remainder of the Commitment Period.  Upon each decrease of the Revolving Amount, the Maximum Revolving Amount and the Total Commitment Amount shall be decreased by the same amount.

(b)                                 Increase in Commitment.

(i)                                     At any time during the Commitment Increase Period, the Borrower may request that the Administrative Agent increase the Total Commitment Amount by (A) increasing the Revolving Amount from the Closing Revolving Amount up to an amount that shall not exceed the Maximum Revolving Amount, or (B) adding an additional term loan facility to this Agreement (the “Additional Term Loan Facility”) (which Additional Term Loan Facility shall be subject to subsection (c) below); provided that the aggregate amount of all increases (revolver and term) made pursuant to this subsection (b) shall not exceed Fifty Million Dollars ($50,000,000).  Each such request for an increase shall be in an amount of at least Ten Million Dollars ($10,000,000), increased by increments of One Million Dollars ($1,000,000), and may be made by either (1) increasing, for one or more Revolving Lenders, with their prior written consent, their respective Revolving Credit Commitments, (2) adding a new commitment for one or more Lenders, with their prior written consent, with respect to the Additional Term Loan Facility, or (3) including one or more Additional Lenders, each with a new commitment under the Revolving Credit Commitment or the Additional Term Loan Facility, as a party to this Agreement (each an “Additional Commitment” and, collectively, the “Additional Commitments”).

(ii)                                  During the Commitment Increase Period, all of the Lenders agree that the Administrative Agent, in its reasonable discretion, may permit one or more Additional Commitments upon satisfaction of the following requirements: (A) each Additional Lender, if any, shall execute an Additional Lender Assumption Agreement, (B) each Additional Commitment from an Additional Lender, if any, shall be in an amount of at least Ten Million Dollars ($10,000,000), (C) the Administrative Agent shall provide to the Borrower and each Lender a revised Schedule 1 to this Agreement, including revised Applicable Commitment Percentages for each of the Lenders, if appropriate, at least three Business Days prior to the date of the effectiveness of such Additional Commitments (each an “Additional Lender Assumption Effective Date”), and (D) the Borrower shall execute and deliver to the Administrative Agent and the applicable Lenders such replacement or additional Notes as shall be required by the Administrative Agent (and requested by such Lender or Lenders).  The Lenders hereby authorize the Administrative Agent to execute each Additional Lender Assumption Agreement on behalf of the Lenders.

(iii)                               On each Additional Lender Assumption Effective Date with respect to the Specific Commitment being increased, as appropriate, the Lenders shall make adjustments among themselves with respect to the Loans then outstanding and amounts of principal, interest, commitment fees and other amounts paid or payable with respect thereto as shall be necessary, in the opinion of the Administrative Agent, in order to reallocate among the applicable Lenders such outstanding amounts, based on the revised Applicable Commitment Percentages and to otherwise carry out fully the intent and terms of this Section 2.10(b) (and the Borrower shall pay to the applicable Lenders any amounts that would be payable pursuant to Section 3.3 hereof if such adjustments among the applicable Lenders would cause a prepayment of one or more Eurodollar Loans).  In connection therewith, it is understood and agreed that the Maximum Amount of any Lender will not be increased (or decreased except pursuant to subsection (a) hereof) without the prior written consent of such Lender.  The Borrower shall not request any increase in the Total Commitment Amount pursuant to this subsection (b) if a Default or an Event of Default shall then exist, or, after giving pro forma effect to any such increase, would exist.  At the time of any such increase, at the request of the Administrative Agent, the Credit Parties and the Lenders shall enter into an amendment to evidence such increase and to address related provisions as deemed necessary or appropriate by the Administrative Agent.  Upon each increase of the Revolving Amount or addition of the Additional Term Loan Facility, the Total Commitment Amount shall be increased by the same amount.

(c)                                  Additional Term Loan Facility.

(i)                                     The Additional Term Loan Facility (A) shall rank pari passu in right of payment with the Revolving Loans and the Term Loan, (B) shall not mature earlier than the last day of the Commitment Period (but may have amortization prior to such date), and (C) shall be treated substantially the same as (and in any event no more favorably than) the Revolving Loans and the Term Loan, including, without limitation, similar amortization and interest for the Additional Term Loan Facility.

(ii)                                  The Additional Term Loan Facility may be added hereunder pursuant to an amendment or restatement (the “Additional Term Loan Facility Amendment”) of this Agreement and, as appropriate, the other Loan Documents, executed by the Borrower, each Lender providing a commitment with respect to the Additional Term Loan Facility, each Additional Lender providing a commitment with respect to the Additional Term Loan Facility, and the Administrative Agent.  Notwithstanding anything herein to the contrary, the Additional Term Loan Facility Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent, to effect the provisions of Section 2.10(b) and (c) hereof (including, without limitation, amendments to the definitions in this Agreement and Section 9.8 hereof for the purpose of treating such Additional Term Loan Facility pari passu with the other Loans).

Section 2.11.  Computation of Interest and Fees.  With the exception of Base Rate Loans, interest on Loans, Letter of Credit fees, Related Expenses and commitment and other fees and charges hereunder shall be computed on the basis of a year having three hundred sixty (360) days and calculated for the actual number of days elapsed.  With respect to Base Rate Loans, interest shall be computed on the basis of a year having three hundred sixty-five (365) days or three hundred sixty-six (366) days, as the case may be, and calculated for the actual number of days elapsed.

Section 2.12.  Mandatory Payments.

(a)                                 Revolving Credit Exposure.  If, at any time, the Revolving Credit Exposure shall exceed the Revolving Credit Commitment, the Borrower shall, as promptly as practicable, but in no event later than the next Business Day, pay an aggregate principal amount of the Revolving Loans sufficient to bring the Revolving Credit Exposure within the Revolving Credit Commitment.

(b)                                 Swing Line Exposure.  If, at any time, the Swing Line Exposure shall exceed the Swing Line Commitment, the Borrower shall, as promptly as practicable, but in no event later than the next Business Day, pay an aggregate principal amount of the Swing Loans sufficient to bring the Swing Line Exposure within the Swing Line Commitment.

(c)                                  Mandatory Prepayments.  The Borrower shall, until the Term Loan is paid in full, make Mandatory Prepayments (each a “Mandatory Prepayment”) in accordance with the following provisions:

(i)                                     Excess Cash Flow.  If the ratio of (A) Consolidated Funded Indebtedness (as of the end of the most recently completed fiscal year of the Borrower); to (B) Consolidated EBITDA (for the most recently completed fiscal year of the Borrower), calculated for a fiscal year of the Borrower (commencing with the fiscal year ending December 30, 2013), is:

(1)                                 greater than or equal to 2.00 to 1.00, then the Borrower shall, on or before April 15th of the year following such fiscal year, make a Mandatory Prepayment in an amount of not less than fifty percent (50%) of the Excess Cash Flow (if any) for such fiscal year (or, for the 2013 fiscal year of the Borrower, Excess Cash Flow for the period commencing on July 2, 2013 and ending on December 30, 2013); or

(2)                                 less than 2.00 to 1.00 but greater than or equal to 1.50 to 1.00, then the Borrower shall, on or before April 15th of the year following such fiscal year, make a Mandatory Prepayment in an amount not less than twenty-five percent (25%) of the Excess Cash Flow (if any) for such fiscal year (or, for the 2013 fiscal year of the Borrower, Excess Cash Flow for the period commencing on July 2, 2013 and ending on December 30, 2013);

provided that, notwithstanding anything in this Section 2.12(c)(i) to the contrary, the amount of any such Mandatory Prepayment required to be made pursuant to this Section 2.12(c)(i) for a particular fiscal year of the Borrower shall be reduced by the total of (y) the aggregate principal amount of all voluntary prepayments made pursuant to Section 2.8(a) hereof on the principal outstanding on the Term Loan during such fiscal year (so long as such voluntary prepayments were applied in the manner set forth in Section 2.12(e) hereof), and (z) the aggregate principal amount of all voluntary prepayments made pursuant to Section 2.8(a) hereof on the principal outstanding on any Revolving Loans in such fiscal year (so long as such voluntary prepayments were simultaneously accompanied by a corresponding permanent reduction in the Revolving Credit Commitment pursuant to Section 2.10(a) hereof).

(ii)                                  Sale of Assets.  Upon the sale or other disposition of any assets by a Company (permitted pursuant to Section 5.12 hereof) to any Person other than to another Company or in the ordinary course of business, and, to the extent the proceeds of such sale or other disposition are in excess of Five Hundred Thousand Dollars ($500,000) during any fiscal year of the Borrower and are not to be reinvested in fixed assets or other similar assets within two hundred seventy (270) days of such sale or other disposition, the Borrower shall make a Mandatory Prepayment, on the date of such sale or other disposition, in an amount equal to one hundred percent (100%) of the cash proceeds of such disposition net of amounts required to pay taxes and reasonable costs applicable to such sale or disposition.

(iii)                               Material Recovery Event.  Within sixty (60) days after a Material Recovery Event, the Borrower shall notify the Administrative Agent of the Borrower’s determination as to whether or not to replace, rebuild or restore the affected property or use the insurance proceeds to construct or purchase property in another location for a similar use (a “Material Recovery Determination Notice”).  If the Borrower decides not to replace, rebuild or restore such property or decides not to use the insurance proceeds to construct or purchase property in another location for a similar use, or if the Borrower has not delivered the Material Recovery Determination Notice within sixty (60) days after such Material Recovery Event, then the proceeds of insurance paid in connection with such Material Recovery Event, when received, shall be paid as a Mandatory Prepayment.  If the Borrower decides to replace, rebuild or restore such property (or construct or purchase property in another location for a similar use), then any such replacement, rebuilding, construction, purchase or restoration must be (A) commenced within six months of the date of the Material Recovery Event, and (B) substantially completed within twelve (12) months of such commencement date or such longer period of time necessary to complete the work with reasonable diligence and approved in writing by the Administrative Agent, in its reasonable discretion, with such casualty insurance proceeds and other funds available to the Companies for replacement, rebuilding or restoration of such property.  Any amounts of such insurance proceeds in connection with such Material Recovery Event not applied to the costs of replacement or restoration shall be applied as a Mandatory Prepayment.

(iv)                              Additional Indebtedness.  If, at any time, any of the Companies shall incur Indebtedness not permitted pursuant to Section 5.8 hereof (which other Indebtedness shall not be incurred without the prior written consent of the Administrative Agent and the Required Lenders), the Borrower shall make a Mandatory Prepayment, on the date that such Indebtedness is incurred, in an amount equal to one hundred percent (100%) of the net cash proceeds of such Indebtedness, net of costs and expenses related thereto.

(v)                                 Additional Equity.  Within thirty (30) days after any equity offering (other than the offering or exercise of stock options or other equity awards pursuant to management incentive plans or to finance an Acquisition permitted under Section 5.13 hereof) by a Company that is not a direct Subsidiary of another Company (which shall be only with the prior written consent of the Administrative Agent and the Required Lenders), the Borrower shall make a Mandatory Prepayment in an amount equal to fifty percent (50%) of the net cash proceeds of such equity offering.

(d)                                 Application of Mandatory Prepayments.

(i)                                     Involving a Company Prior to an Event of Default.  So long as no Event of Default shall have occurred and be continuing, each Mandatory Prepayment required to be made pursuant to subsection (c) hereof shall be applied on a pro rata basis to the remaining principal amortization payments of the Term Loan and the Additional Term Loan Facility (if any) (ratably according to the outstanding principal amount thereunder), until paid in full.

(ii)                                  Involving a Company After an Event of Default.  If a Mandatory Prepayment is required to be made pursuant to subsection (c) hereof at the time that an Event of Default shall have occurred and be continuing, then such Mandatory Prepayment shall be paid by the Borrower to the Administrative Agent to be applied to the following, on a pro rata basis among: (A) the Revolving Amount (with payments to be made in the following order: Revolving Loans, Swing Loans, and to be held by the Administrative Agent in a special account as security for any Letter of Credit Exposure pursuant to subpart (iii) hereof), (B) the unpaid principal balance of the Term Loan, and (C) the unpaid principal balance of the Additional Term Loan Facility (if any).  Unless otherwise agreed by the Revolving Lenders, the Revolving Credit Commitment shall be permanently reduced by the amount of such Mandatory Prepayment allocated thereto, whether or not there shall be any Revolving Credit Exposure thereunder; provided that, if there shall be no Credit Exposure under any Specific Commitment, the then remaining Mandatory Prepayment shall be paid to the other Specific Commitments.

(iii)                               Involving Letters of Credit.  Any amounts to be distributed for application to a Revolving Lender’s liabilities with respect to any Letter of Credit Exposure as a result of a Mandatory Prepayment shall be held by the Administrative Agent in an interest bearing trust account (the “Special Trust Account”) as collateral security for such liabilities until a drawing on any Letter of Credit, at which time such amounts, together with interest accrued thereon, shall be released by the Administrative Agent and applied to such liabilities.  If any such Letter of Credit shall expire without having been drawn upon in full, the amounts held in the Special Trust Account with respect to the undrawn portion of such Letter of Credit, together with interest accrued thereon, shall be applied by the Administrative Agent in accordance with the provisions of subparts (i) and (ii) above.

(e)                                  Mandatory Payments Generally.  Unless otherwise designated by the Borrower, each Mandatory Prepayment made with respect to a Specific Commitment pursuant to subsection (a) or (c) hereof shall be applied in the following order: (i) first, to the outstanding Base Rate Loans, and (ii) second, to the outstanding Eurodollar Loans, provided that, in each case, if the outstanding principal amount of any Eurodollar Loan shall be reduced to an amount less than the minimum amount set forth in Section 2.6(d) hereof as a result of such prepayment, then such Eurodollar Loan shall be converted into a Base Rate Loan on the date of such prepayment.  Any prepayment of a Eurodollar Loan pursuant to this Section 2.12 shall be subject to the prepayment provisions set forth in Article III hereof.  Each Mandatory Prepayment made with respect to the Term Loan and the Additional Term Loan Facility (if any) shall be applied to the remaining payments of principal on a pro rata basis.

ARTICLE III.  ADDITIONAL PROVISIONS RELATING TO

EURODOLLAR LOANS; INCREASED CAPITAL; TAXES

Section 3.1.  Requirements of Law.

(a)                                 If, after the Closing Date, (i) the adoption of or any change in any Requirement of Law or in the interpretation or application thereof by a Governmental Authority, or (ii) the compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority:

(A)                               shall subject any Lender to any Tax with respect to this Agreement, any Letter of Credit or any Eurodollar Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for Indemnified Taxes and Excluded Taxes which are governed by Section 3.2 hereof);

(B)                               shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender that is not otherwise included in the determination of the Eurodollar Rate; or

(C)                               shall impose on such Lender any other condition;

and the result of any of the foregoing is to increase the cost to such Lender of making, converting into, continuing or maintaining Eurodollar Loans or issuing or participating in Letters of Credit, or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrower shall pay to such Lender, promptly after receipt of a written request therefor, any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable.  If any Lender becomes entitled to claim any additional amounts pursuant to this subsection (a), such Lender shall promptly notify the Borrower (with a copy to the Administrative Agent) of the event by reason of which it has become so entitled.

(b)                                 If any Lender shall have determined that, after the Closing Date, the adoption of or any change in any Requirement of Law regarding capital adequacy or liquidity, or liquidity requirements, or in the interpretation or application thereof by a Governmental Authority or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy or liquidity (whether or not having the force of law) from any Governmental Authority shall have the effect of reducing the rate of return on such Lender’s or such corporation’s capital as a consequence of its obligations hereunder, or under or in respect of any Letter of Credit, to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration the policies of such Lender or such corporation with respect to capital adequacy and liquidity), then from time to time, upon submission by such Lender to the Borrower (with a copy to the Administrative Agent) of a written request therefor (which shall include the method for calculating such amount), the Borrower shall promptly pay or cause to be paid to such Lender such additional amount or amounts as will compensate such Lender or such corporation for such reduction.

(c)                                  For purposes of this Section 3.1, the Dodd-Frank Act, any requests, rules, guidelines or directives concerning capital adequacy promulgated by the Bank for International Settlements, or the Basel Committee on Banking Regulations and Supervisory Practices (or any successor or similar authority) under Basel III, and any rules, regulations, orders, requests, guidelines and directives adopted, promulgated or implemented in connection with any of the foregoing, regardless of the date adopted, issued, promulgated or implemented, are deemed to have been introduced and adopted after the Closing Date.

(d)                                 A certificate as to any additional amounts payable pursuant to this Section 3.1 submitted by any Lender to the Borrower (with a copy to the Administrative Agent) shall be conclusive absent manifest error.  In determining any such additional amounts, such Lender may use any method of averaging and attribution that it (in its reasonable discretion) shall deem applicable.  The obligations of the Borrower pursuant to this Section 3.1 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.  The Borrower shall not be required to compensate a Lender pursuant to this Section 3.1 for any increased costs or reductions to the extent such Lender notifies the Borrower thereof more than one hundred eighty (180) days after such Lender becomes aware of such right to additional compensation (except that, if the circumstances giving rise to such increased costs or reductions are retroactive, then the one hundred eighty (180) day period referred to above shall be extended to include the period of retroactive effect thereof).

Section 3.2.  Taxes.

(a)                                 All payments made by any Credit Party under any Loan Document shall be made free and clear of, and without deduction or withholding for or on account of, any Taxes or Other Taxes.  If any Indemnified Taxes are required to be deducted or withheld from any amounts payable to the Administrative Agent or any Lender hereunder, the amounts so payable to the

Administrative Agent or such Lender shall be increased to the extent necessary to yield to the Administrative Agent or such Lender (after deducting, withholding and payment of all Indemnified Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in the Loan Documents.

(b)                                 Whenever any Taxes or Other Taxes are required to be withheld and paid by a Credit Party, such Credit Party shall timely withhold and pay such taxes to the relevant Governmental Authorities.  As promptly as possible thereafter, the Borrower shall send to the Administrative Agent for its own account or for the account of the relevant Lender, as the case may be, a certified copy of an original official receipt received by such Credit Party showing payment thereof or other evidence of payment reasonably acceptable to the Administrative Agent or such Lender.  If such Credit Party shall fail to pay any Indemnified Taxes when due to the appropriate Governmental Authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, such Credit Party and the Borrower shall indemnify the Administrative Agent and the appropriate Lenders on demand for any incremental Indemnified Taxes paid or payable by the Administrative Agent or such Lender as a result of any such failure.

(c)                                  Each Lender that is not (i) a citizen or resident of the United States of America, (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States of America (or any jurisdiction thereof), or (iii) an estate or trust that is subject to federal income taxation regardless of the source of its income (any such Person, a “Non-U.S. Lender”) shall deliver to the Borrower and the Administrative Agent two copies of either U.S. Internal Revenue Service Form W-8BEN, Form W-8IMY or Form W-8ECI, or, in the case of a Non-U.S. Lender claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of “portfolio interest”, a statement with respect to such interest and two copies of a Form W-8BEN, or any subsequent versions thereof or successors thereto, properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or a reduced rate of, U.S. federal withholding tax on all payments by Credit Parties under this Agreement and the other Loan Documents.  Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement or such other Loan Document.  In addition, each Non-U.S. Lender shall deliver such forms or appropriate replacements promptly upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Lender.  Each Non-U.S. Lender shall promptly notify the Borrower at any time it determines that such Lender is no longer in a position to provide any previously delivered certificate to the Borrower (or any other form of certification adopted by the U.S. taxing authorities for such purpose).  Notwithstanding any other provision of this subsection (c), a Non-U.S. Lender shall not be required to deliver any form pursuant to this subsection (c) that such Non-U.S. Lender is not legally able to deliver.

(d)                                 Any Lender that is a “United States person” within the meaning of Section 7701(a)(30) of the Code shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent ), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax.

(e)                                  If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.  Solely for purposes of this clause (e), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(f)                                   A Lender that is entitled to an exemption from or reduction of non-U.S. withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under any Loan Document shall use reasonable efforts to deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Borrower, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate; provided, that such Lender is legally entitled to complete, execute and deliver such documentation and in such Lender’s judgment such completion, execution or submission would not materially prejudice the legal position of such Lender.

(g)                                  If the Administrative Agent or any Lender determines, in its reasonable discretion, that it has received a refund of Taxes or Other Taxes for which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 3.2, it shall pay over such refund to the Borrower (but only to the extent of indemnity payments made, or additional amounts paid by the Borrower under this Section 3.2 with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender and without interest (other than any interest paid by the relevant Government Authority with respect to such refund); provided that the Borrower, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Government Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Government Authority.  This subsection shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to the Borrower or any other Person.

(h)                                 The agreements in this Section 3.2 shall survive the termination of the Loan Documents and the payment of the Loans and all other amounts payable hereunder.

Section 3.3.  Funding Losses.  The Borrower agrees to indemnify each Lender, promptly after receipt of a written request therefor, and to hold each Lender harmless from, any loss or expense that such Lender may sustain or incur as a consequence of (a) default by the Borrower in making a borrowing of, conversion into or continuation of Eurodollar Loans after the Borrower has given a notice (including a written or verbal notice that is subsequently revoked) requesting the same in accordance with the provisions of this Agreement, (b) default by the Borrower in making any prepayment of or conversion from Eurodollar Loans after the Borrower has given a notice (including a written or verbal notice that is subsequently revoked) thereof in accordance with the provisions of this Agreement, (c) the making of a prepayment of a Eurodollar Loan on a day that is not the last day of an Interest Period applicable thereto, (d) any conversion of a Eurodollar Loan to a Base Rate Loan on a day that is not the last day of an Interest Period applicable thereto, or (e) any compulsory assignment of such Lender’s interests, rights and obligations under this Agreement pursuant to Section 11.3(c) or 11.12 hereof.  Such indemnification shall be in an amount equal to the excess, if any, of (i) the amount of interest that would have accrued on the amounts so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein over (ii) the amount of interest (as reasonably determined by such Lender) that would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the appropriate London interbank market, along with any administration fee charged by such Lender.  A certificate as to any amounts payable pursuant to this Section 3.3 submitted to the Borrower (with a copy to the Administrative Agent) by any Lender shall be conclusive absent manifest error.  The obligations of the Borrower pursuant to this Section 3.3 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

Section 3.4.  Change of Lending Office.  Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 3.1 or 3.2(a) hereof with respect to such Lender, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office (or an affiliate of such Lender, if practical for such Lender) for any Loans affected by such event with the object of avoiding the consequences of such event; provided, that such designation is made on terms that, in the sole judgment of such Lender, cause such Lender and its lending office(s) to suffer no economic, legal or regulatory disadvantage; and provided, further, that nothing in this Section shall affect or postpone any of the obligations of the Borrower or the rights of any Lender pursuant to Section 3.1 or 3.2(a) hereof.

Section 3.5.  Eurodollar Rate Lending Unlawful; Inability to Determine Rate.

(a)                                 If any Lender shall determine (which determination shall, upon notice thereof to the Borrower and the Administrative Agent, be conclusive and binding on the Borrower) that, after the Closing Date, (i) the introduction of or any change in or in the interpretation of any law makes it unlawful, or (ii) any Governmental Authority asserts that it is unlawful, for such Lender to make or continue any Loan as, or to convert (if permitted pursuant to this Agreement) any Loan into, a Eurodollar Loan, the obligations of such Lender to make, continue or convert into any such Eurodollar Loan shall, upon such determination, be suspended until such Lender shall notify the Administrative Agent that the circumstances causing such suspension no longer exist, and all outstanding Eurodollar Loans payable to such Lender shall automatically convert (if conversion is permitted under this Agreement) into a Base Rate Loan, or be repaid (if no conversion is permitted) at the end of the then current Interest Periods with respect thereto or sooner, if required by law or such assertion.

(b)                                 If the Administrative Agent or the Required Lenders determine that for any reason adequate and reasonable means do not exist for determining the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Loan, or that the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Loan does not adequately and fairly reflect the cost to the Lenders of funding such Loan, the Administrative Agent will promptly so notify the Borrower and each Lender.  Thereafter, the obligation of the Lenders to make or maintain such Eurodollar Loan shall be suspended until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice.  Upon receipt of such notice, the Borrower may revoke any pending request for a borrowing of, conversion to or continuation of such Eurodollar Loan or, failing that, will be deemed to have converted such request into a request for a borrowing of a Base Rate Loan in the amount specified therein.

Section 3.6.  Replacement of Lenders.  The Borrower shall be permitted to replace any Lender that requests reimbursement for amounts owing pursuant to Section 3.1 or 3.2(a) hereof, or asserts its inability to make a Eurodollar Loan pursuant to Section 3.5 hereof; provided that (a) such replacement does not conflict with any Requirement of Law, (b) no Default or Event of Default shall have occurred and be continuing at the time of such replacement, (c) prior to any such replacement, such Lender shall have taken no action under Section 3.4 hereof so as to eliminate the continued need for payment of amounts owing pursuant to Section 3.1 or 3.2(a) hereof or, if it has taken any action, such request has still been made, (d) the replacement financial institution shall purchase, at par, all Loans and other amounts owing to such replaced Lender on or prior to the date of replacement and assume all commitments and obligations of such replaced Lender, (e) the Borrower shall be liable to such replaced Lender under Section 3.3 hereof if any Eurodollar Loan owing to such replaced Lender shall be purchased other than on the last day of the Interest Period relating thereto, (f) the replacement Lender, if not already a Lender, shall be reasonably satisfactory to the Administrative Agent, (g) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of Section 11.10 hereof (provided that the Borrower (or the succeeding Lender, if such Lender is willing) shall be obligated to pay the assignment fee referred to therein), and (h) until such time as such replacement shall be consummated, the Borrower shall pay all additional amounts (if any) required pursuant to Section 3.1 or 3.2(a) hereof, as the case may be; provided that a Lender shall not be required to make any such assignment if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to replace such Lender cease to apply.

Section 3.7.  Discretion of Lenders as to Manner of Funding.  Notwithstanding any provision of this Agreement to the contrary, each Lender shall be entitled to fund and maintain its funding of all or any part of such Lender’s Loans in any manner such Lender deems to be appropriate; it being understood, however, that for the purposes of this Agreement all determinations hereunder shall be made as if such Lender had actually funded and maintained each Eurodollar Loan during the applicable Interest Period for such Loan through the purchase of deposits having a maturity corresponding to such Interest Period and bearing an interest rate equal to the Eurodollar Rate for such Interest Period.

ARTICLE IV.  CONDITIONS PRECEDENT

Section 4.1.  Conditions to Each Credit Event.  The obligation of the Lenders, the Fronting Lender and the Swing Line Lender to participate in any Credit Event shall be conditioned, in the case of each Credit Event, upon the following:

(a)                                 all conditions precedent as listed in Section 4.2 hereof required to be satisfied prior to the first Credit Event shall have been satisfied prior to or as of the first Credit Event;

(b)                                 the Borrower shall have submitted a Notice of Loan (or with respect to a Letter of Credit, complied with the provisions of Section 2.2(b)(ii) hereof) and otherwise complied with Section 2.6 hereof;

(c)                                  no Default or Event of Default shall then exist or immediately after such Credit Event would exist; and

(d)                                 each of the representations and warranties contained in Article VI hereof shall be (i) with respect to representations and warranties that contain a materiality qualification, true and correct, and (ii) with respect to representations and warranties that do not contain a materiality qualification, true and correct in all material respects, in each case, as if made on and as of the date of such Credit Event (except to the extent that any thereof expressly relate to a specific earlier date, in which case such representations and warranties are (A) with respect to representations and warranties that contain a materiality qualification, true and correct as of such earlier date, and (B) with respect to representations and warranties that do not contain a materiality qualification, true and correct in all material respects as of such earlier date.

Each request by the Borrower for a Credit Event shall be deemed to be a representation and warranty by the Borrower as of the date of such request as to the satisfaction of the conditions precedent specified in subsections (c) and (d) above.

Section 4.2.  Conditions to the First Credit Event.  The Borrower shall cause the following conditions to be satisfied on or prior to the Closing Date.  The obligation of the Lenders, the Fronting Lender and the Swing Line Lender to participate in the first Credit Event is subject to the Borrower satisfying each of the following conditions prior to or concurrently with such Credit Event:

(a)                                 Notes as Requested.  The Borrower shall have executed and delivered to (i) each Revolving Lender requesting a Revolving Credit Note such Revolving Lender’s Revolving Credit Note, (ii) each Term Lender requesting a Term Note such Term Lender’s Term Note, and (iii) the Swing Line Lender the Swing Line Note, if requested by the Swing Line Lender.

(b)                                 Subsidiary Documents.  Each Guarantor of Payment shall have executed and delivered to the Administrative Agent (i) a Guaranty of Payment, in form and substance satisfactory to the Administrative Agent, and (ii) a Security Agreement and such other documents or instruments, as may be required by the Administrative Agent to create or perfect the Liens of the Administrative Agent in the assets of such Guarantor of Payment, all to be in form and substance satisfactory to the Administrative Agent.

(c)                                  Pledge Agreements.  The Borrower and each Guarantor of Payment that has a Subsidiary shall have (i) executed and delivered to the Administrative Agent, for the benefit of the Lenders, a Pledge Agreement, in form and substance satisfactory to the Administrative Agent and the Lenders, with respect to the Pledged Securities, (ii) executed and delivered to the Administrative Agent, for the benefit of the Lenders, appropriate transfer powers for each of the Pledged Securities that are certificated, and (iii) delivered to the Administrative Agent, for the benefit of the Lenders, the Pledged Securities (to the extent such Pledged Securities are certificated).

(d)                                 Intellectual Property Security Agreements.  The Borrower and each Guarantor of Payment that owns federally registered intellectual property shall have executed and delivered to the Administrative Agent, for the benefit of the Lenders, an Intellectual Property Security Agreement, in form and substance satisfactory to the Administrative Agent and the Lenders.

(e)                                  Lien Searches.  With respect to the property owned or leased by the Borrower and each Guarantor of Payment, and any other property securing the Obligations, the Borrower shall have caused to be delivered to the Administrative Agent (i) the results of Uniform Commercial Code lien searches, reasonably satisfactory to the Administrative Agent and the Lenders, (ii) the results of federal and state tax lien and judicial lien searches, reasonably satisfactory to the Administrative Agent and the Lenders, and (iii) Uniform Commercial Code termination statements reflecting termination of all U.C.C. Financing Statements previously filed by any Person and not expressly permitted pursuant to Section 5.9 hereof.

(f)                                   Officer’s Certificate, Resolutions, Organizational Documents.  The Borrower shall have delivered to the Administrative Agent an officer’s certificate (or comparable domestic or foreign documents) certifying the names of the officers of each Credit Party authorized to sign the Loan Documents, together with the true signatures of such officers and certified copies of (i) the resolutions of the board of directors (or comparable domestic or foreign documents) of such Credit Party evidencing approval of the execution, delivery and performance of the Loan Documents and the execution and performance of other Related Writings to which such Credit Party is a party, and the consummation of the transactions contemplated thereby, and (ii) the Organizational Documents of such Credit Party.

(g)                                  Good Standing and Full Force and Effect Certificates.  The Borrower shall have delivered to the Administrative Agent a good standing certificate or full force and effect certificate (or comparable document, if neither certificate is available in the applicable jurisdiction), as the case may be, for each Credit Party, issued on or about the Closing Date by the Secretary of State in the state or states where such Credit Party is incorporated or formed or qualified as a foreign entity.

(h)                                 Legal Opinion.  The Borrower shall have delivered to the Administrative Agent an opinion of counsel for the Borrower and each other Credit Party, in form and substance reasonably satisfactory to the Administrative Agent and the Lenders.

(i)                                     Acquisition Documents.  There shall not have been any modification, amendment, supplement or waiver to the Mac Acquisition Documents that is adverse to the Lenders (as determined by the Lenders in their reasonable discretion) without the prior written consent of the Lenders (such consent not to be unreasonably withheld or delayed), and the Mac Acquisition shall have been consummated, contemporaneously with the making of the first Credit Event, in accordance with the terms of the Mac Purchase Agreement and in compliance with applicable law and regulatory approvals.  The Administrative Agent shall have received executed copies of the Mac Purchase Agreement and each other material Mac Acquisition Document, certified by a Financial Officer as true and complete.

(j)                                    Insurance Policies.  The Borrower shall have delivered to the Administrative Agent certificates of insurance on ACORD 25 and 27 or 28 form and proof of endorsements satisfactory to the Administrative Agent and the Lenders, providing for adequate personal property and liability insurance for each Company, with the Administrative Agent, on behalf of the Lenders, listed as lender’s loss payee and additional insured, as appropriate.

(k)                                 Financial Reports.  The Borrower shall have delivered to the Administrative Agent (i) audited financial statements of the Borrower for the fiscal year ended December 31, 2012; in each case, prepared on a Consolidated and consolidating (in accordance with GAAP) basis, in form and substance reasonably satisfactory to the Administrative Agent, and (ii) all final management letters and reports prepared by independent public accountants for the fiscal year ended December 31, 2012.

(l)                                     Lead Arrangers Fee Letter and Other Fees.  The Borrower shall have (i) paid all fees required to be paid to the Administrative Agent, the lead arrangers, the documentation agents and the Lenders on the Closing Date, including as set forth on the Lead Arrangers Fee Letter, and (ii) paid all legal fees and expenses of the Administrative Agent in connection with the preparation and negotiation of the Loan Documents for which an invoice has been received by the Borrower prior to the Closing Date.

(m)                             Closing Certificate.  The Borrower shall have delivered to the Administrative Agent and the Lenders an officer’s certificate certifying that, as of the Closing Date, (i) all conditions precedent set forth in this Article IV have been satisfied, (ii) no Default or Event of Default exists or immediately after the first Credit Event will exist, and (iii) subject, in each case, to the last paragraph of this Section 4.2, each of the representations and warranties contained in Article VI hereof are (A) with respect to representations and warranties that contain a materiality qualification, true and correct, and (B) with respect to representations and warranties that do not contain a materiality qualification, true and correct in all material respects, in each case, as of the Closing Date (except to the extent that any thereof expressly relate to a specific earlier date, in which case such representations and warranties are (1) with respect to representations and warranties that contain a materiality qualification, true and correct as of such earlier date, and (2) with respect to representations and warranties that do not contain a materiality qualification, true and correct in all material respects as of such earlier date)

(n)                                 Letter of Direction.  The Borrower shall have delivered to the Administrative Agent a letter of direction authorizing the Administrative Agent, on behalf of the Lenders, to disburse the proceeds of the Loans, which letter of direction includes the authorization to transfer funds under this Agreement and the wire instructions that set forth the locations to which such funds shall be sent.

(o)                                 Miscellaneous.  The Borrower shall have provided to the Administrative Agent and the Lenders such other items and shall have satisfied such other conditions as may be reasonably required by the Administrative Agent or the Lenders.

Notwithstanding anything in this Section 4.2 to the contrary, the only representations and warranties relating to the Companies and their respective businesses, the making of which shall be a condition precedent to the first Credit Event on the Closing Date, shall be the Specified Representations (as hereinafter defined).  For purposes hereof, “Specified Representations” means the representations and warranties set forth in Sections 6.1 (only with respect to the first two sentences thereof), 6.2, 6.6, 6.13, 6.15 and 6.21 hereof.

Section 4.3.  Post-Closing Conditions.  On or before each of the dates specified in this Section 4.3 (unless a longer period is agreed to in writing by the Administrative Agent, in its reasonable discretion), the Borrower shall satisfy each of the items specified in the subsections below:

(a)                                 Control Agreements.  Within thirty (30) days of the Closing Date, the Borrower shall have delivered to the Administrative Agent an executed Control Agreement, in form and substance reasonably satisfactory to the Administrative Agent, for each Deposit Account and each Securities Account maintained by the Borrower or a Guarantor of Payment; provided that the Borrower shall not be required to deliver a Control Agreement for a Deposit Account or Securities Account pursuant to this Section 4.3(a) if the Borrower would not be required to deliver a Control Agreement for such Deposit Account or Securities Account pursuant to Section 5.22(a) hereof.

(b)                                 Landlords’ Waivers and Mortgagees’ Waivers.  Within thirty (30) days of the Closing Date, the Borrower shall use commercially reasonable efforts to deliver a Landlord’s Waiver and a mortgagee’s waiver, if applicable, each in form and substance reasonably satisfactory to the Administrative Agent and the Lenders, to the extent required by Section 5.22(b) hereof.

ARTICLE V.  COVENANTS

Section 5.1.  Insurance.  Each Credit Party shall, and shall cause each of its Subsidiaries to, at all times maintain insurance upon its Inventory, Equipment and other personal and real property in such form, written by such companies, in such amounts, for such periods, and against such risks as is customarily carried by businesses of the size and character of the business of the Credit Parties, with provisions reasonably satisfactory to the Administrative Agent for, with respect to Credit Parties, payment of all losses thereunder to the Administrative Agent, for the benefit of the Lenders, and such Credit Party as their interests may appear (with lender’s loss payable endorsement in favor of the Administrative Agent, for the benefit of the Lenders, other than with respect to business interruption insurance), and, if required by the Administrative Agent, the Borrower shall deposit the policies with the Administrative Agent.  The Credit Parties will use commercially reasonable efforts to cause any such policies of insurance to provide for no fewer than thirty (30) days prior written notice of cancellation to the Administrative Agent and the Lenders (provided that it is understood and agreed that if the insurance carriers decline such request to provide notice of cancellation, the Credit Parties shall be deemed to have fulfilled their obligations hereunder).  Any sums received by the Administrative Agent, for the benefit of the Lenders, in payment of insurance losses, returns, or unearned premiums under the policies shall be delivered to the Credit Parties for the purpose of replacing, repairing, or restoring the insured property within 180 days of the receipt of such proceeds; provided that if such proceeds are not so reinvested, the same shall be applied upon the Obligations whether or not the same is then due and payable.  The Administrative Agent is hereby authorized to act as attorney-in-fact for the Credit Parties in obtaining, adjusting, settling and canceling such insurance and indorsing any drafts.  In the event of failure to provide such insurance as herein provided, the Administrative Agent may, at its option, provide such insurance and the Borrower shall pay to the Administrative Agent, upon demand, the cost thereof.  Should the Borrower fail to pay such sum to the Administrative Agent upon demand, interest shall accrue thereon, from the date of demand until paid in full, at the Default Rate.  Within ten days of the Administrative Agent’s written request, the Borrower shall furnish to the Administrative Agent such information about the insurance of the Credit Parties as the Administrative Agent may from time to time reasonably request, which information shall be prepared in form and detail reasonably satisfactory to the Administrative Agent and certified by a Financial Officer.

Section 5.2.  Money Obligations.  Each Company shall pay in full (a) prior in each case to the date when penalties would attach, all material taxes, assessments and governmental charges and levies (except only those so long as and to the extent that the same shall be contested in good faith by appropriate and timely proceedings and for which adequate provisions have been established in accordance with GAAP) for which it may be or become liable or to which any or all of its properties may be or become subject; (b) all of its material wage obligations to its employees in compliance with the Fair Labor Standards Act (29 U.S.C. §§ 206-207) or any comparable provisions; and (c) except where the failure to do so could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect, all of its other obligations calling for the payment of money (except only those so long as and to the extent that the same shall be contested in good faith and for which adequate provisions have been established in accordance with GAAP) before such payment becomes overdue.

Section 5.3.  Financial Statements and Information.

(a)                                 Quarterly Financials.  The Borrower shall deliver to the Administrative Agent and the Lenders, within forty-five (45) days after the end of each of the first three Quarterly Reporting Periods of each fiscal year of the Borrower, balance sheets of the Borrower as of the end of such period and statements of income (loss), stockholders’ equity and cash flow for the Quarterly Reporting Period and fiscal year to date periods, all prepared on a Consolidated basis, in form and detail reasonably satisfactory to the Administrative Agent and the Lenders and certified by a Financial Officer (provided that the financial statements delivered pursuant to this subsection (a) shall not be required to have footnote disclosures and are subject to normal quarter-end and year-end adjustments).

(b)                                 Annual Audit Report.  The Borrower shall deliver to the Administrative Agent and the Lenders, within ninety (90) days after the end of each fiscal year of the Borrower, an annual audit report of the Borrower for that year prepared on a Consolidated basis, in form and detail reasonably satisfactory to the Administrative Agent and the Lenders and certified by an unqualified opinion of an independent public accountant reasonably satisfactory to the Administrative Agent, which report shall include balance sheets and statements of income (loss), stockholders’ equity and cash-flow for that period.

(c)                                  Compliance Certificate.  The Borrower shall deliver to the Administrative Agent and the Lenders, concurrently with the delivery of the financial statements set forth in subsections (a) and (b) above, a Compliance Certificate.

(d)                                 Management Reports.  Promptly after receipt thereof, the Borrower shall deliver to the Administrative Agent and the Lenders, a copy of any final (i) management report, (ii) letter or (iii) similar writing furnished to a Company by the accountants in respect of the systems, operations, financial condition or properties of the Borrower (on a Consolidated basis).

(e)                                  Pro-Forma Projections.  The Borrower shall deliver to the Administrative Agent and the Lenders, within sixty (60) days after the end of each fiscal year of the Borrower, annual pro-forma projections of the Borrower prepared on a Consolidated basis for the then current fiscal year, in form and detail reasonably acceptable to the Administrative Agent.

(f)                                   SEC Reporting; Electronic Delivery; Final Statements.  Notwithstanding anything to the contrary contained in this Agreement, all financial statements and reports required hereunder (including, without limitation, those required pursuant to Section 5.3(a) and (b) hereof) shall, upon notice of such filing from the Borrower to the Administrative Agent, be deemed delivered to the Administrative Agent and the Lenders upon delivery of such financial statements and reports to the SEC pursuant to the Borrower’s public company reporting requirements (and such financial statements and reports shall be readily available to the Administrative Agent and Lenders).  In addition, upon the filing of the Borrower’s 10-Q report with the SEC for any fiscal quarter, such report shall be deemed to satisfy the requirements of Section 5.3(a) hereof, and upon the filing of the Borrower’s 10-K report with the SEC for any fiscal year, such report shall be deemed to satisfy the requirements of Section 5.3(b) hereof.  All financial statements and reports required to be delivered pursuant to this Section 5.3 may, at the

Borrower’s option, be delivered via electronic mail in accordance with Section 11.4 hereof.  It is understood and agreed that notwithstanding anything to the contrary contained in this Agreement, all requirements to deliver financial statements, reports and other financial information hereunder shall refer the final versions of such statements, reports or information (and not any “draft”, “interim” or “preliminary” versions of the same).

(g)                                  Reporting Periods.  If, at any time, the information set forth on Schedule 5.3 hereto becomes inaccurate, or does not set forth each Quarterly Reporting Period for the following fiscal year of the Borrower, the Borrower shall promptly deliver to the Administrative Agent a replacement Schedule 5.3 that includes such additional or corrected information, in form and substance satisfactory to Lender.

(h)                                 Financial Information of the Companies.  The Borrower shall deliver to the Administrative Agent and the Lenders, promptly after the written request of the Administrative Agent or any Lender, such other information (other than Applicable Confidential Information) about the financial condition, properties and operations of any Company as the Administrative Agent or such Lender may from time to time reasonably request, which information shall be submitted in form and detail reasonably satisfactory to the Administrative Agent or such Lender and certified by a Financial Officer of the Company or Companies in question; provided that (i) in no event shall the Borrower be required to provide interim drafts of financial statements or reports, and (ii) so long as no Default of Event of Default exists, no information regarding same-store sales by brand or unit-level sales shall be required to be disclosed to the Administrative Agent or any Lender unless and until such information is publicly reported by the Borrower in the Borrower’s filings with the SEC.

Section 5.4.  Financial Records.  The Borrower shall at all times maintain true and complete records and books of account for the Companies (on Consolidated basis), including, without limiting the generality of the foregoing, appropriate provisions for possible losses and liabilities, all in accordance with GAAP, and at all reasonable times (during normal business hours and upon notice to such Company) permit the Administrative Agent or any Lender, or any representative of the Administrative Agent or such Lender, to examine such Company’s books and records and to make excerpts therefrom and transcripts thereof; provided that, unless an Event of Default has occurred and is continuing, (a) the Administrative Agent (or any Lender) shall be limited to one such inspection during each fiscal year of the Borrower, and (b) such inspection shall be at the sole expense of the Administrative Agent or such Lender, as the case may be.

Section 5.5.  Franchises; Change in Business.

(a)                                 Each Company (other than a Dormant Subsidiary) shall preserve and maintain at all times its existence, and its rights and franchises necessary for its business, except as otherwise permitted pursuant to Section 5.12 hereof.

(b)                                 No Company shall engage in any business if, as a result thereof, the general nature of the business of the Companies taken as a whole would be substantially changed from the general nature of the business the Companies are engaged in on the Closing Date.

Section 5.6.  ERISA Pension and Benefit Plan Compliance.  Except to the extent such event or occurrence could not reasonably be expected to have a Material Adverse Effect, (a) the Borrower shall furnish to the Administrative Agent and the Lenders as soon as possible and in any event within thirty (30) days after any Company knows or has reason to know that a Controlled Group member has filed any notice of intent to terminate any Pension Plan, a copy of such notice, (b) the Borrower shall furnish to the Administrative Agent and the Lenders as soon as possible and in any event within thirty (30) days after any Company knows or has reason to know that an application for a waiver from the minimum funding requirements of Code Section 412 has been filed with respect to any Pension Plan or Multiemployer Plan, a notice (which may be made by telephone if promptly confirmed in writing) describing such waiver request and any action that a Controlled Group member proposes to take with respect thereto, together with copy of any notice filed with the PBGC or IRS pertaining thereto, and (c) the Borrower shall furnish to the Administrative Agent and the Lenders as soon as possible and in any event within thirty (30) days after any Company knows or has reason to know that any Reportable Event with respect to any ERISA Plan has occurred, a copy of the notice of such Reportable Event given to the PBGC if a copy of such notice is available to such Company.  The Borrower shall promptly notify the Administrative Agent of any material taxes assessed against a Company by the Internal Revenue Service with respect to any ERISA Plan or of any material increase in a Company’s liability under an ERISA Plan.  As used in this Section 5.6, “material” means the measure of a matter of significance that shall be determined as being an amount equal to five percent (5%) of Consolidated Net Worth.

Section 5.7.  Financial Covenants.

(a)                                 Leverage Ratio.  The Borrower shall not suffer or permit the Leverage Ratio to exceed (i) 5.50 to 1.00 on the Closing Date through December 29, 2013, (ii) 5.25 to 1.00 on December 30, 2013 through June 29, 2014, (iii) 5.00 to 1.00 on June 30, 2014 through December 28, 2014, and (iv) 4.75 to 1.00 on December 29, 2014 and thereafter.

(b)                                 Fixed Charge Coverage Ratio.  The Borrower shall not suffer or permit the Fixed Charge Coverage Ratio to be less than (i) 1.35 to 1.00 on the Closing Date through December 29, 2013, and (ii) 1.50 to 1.00 on December 30, 2013 and thereafter.

Section 5.8.  Borrowing.  No Company shall create, incur or have outstanding any Indebtedness of any kind; provided that this Section 5.8 shall not apply to the following:

(a)                                 the Loans, the Letters of Credit and any other Indebtedness under this Agreement;

(b)                                 any loans granted to, or Capitalized Lease Obligations entered into by, any Company for the purchase or lease of fixed assets (and refinancings of such loans or Capitalized Lease Obligations), which loans and Capitalized Lease Obligations shall only be secured by the fixed assets being purchased or leased, so long as the aggregate principal amount of all such loans and Capitalized Lease Obligations for all Companies shall not exceed Ten Million Dollars ($10,000,000) at any time outstanding;

(c)                                  the Indebtedness existing on the Closing Date, in addition to the other Indebtedness permitted to be incurred pursuant to this Section 5.8, as set forth in Schedule 5.8 hereto (and any extension, renewal or refinancing thereof but only to the extent that the principal amount thereof does not increase after the Closing Date);

(d)                                 loans to, and guaranties of Indebtedness of, a Company from a Company so long as each such Company is a Credit Party;

(e)                                  Indebtedness under any Hedge Agreement, so long as such Hedge Agreement shall have been entered into in the ordinary course of business and not for speculative purposes;

(f)                                   Indebtedness in respect of performance bonds, bid bonds, appeal bonds, surety bonds and completion guaranties and similar obligations not incurred in connection with the borrowing of money, in each case provided in the ordinary course of business, including those incurred to secure health, safety and environmental obligations in the ordinary course of business;

(g)                                  unsecured Indebtedness resulting from the financing of insurance premiums (with the insurance company providing such financing) in the ordinary course of business and consistent with past business practices of such Company;

(h)                                 Indebtedness in respect of bank overdrafts or returned items incurred in the ordinary course of business;

(i)                                     unsecured Indebtedness arising from agreements of the Borrower or any Subsidiary of the Borrower providing for indemnification, customary working capital adjustments of purchase price or similar obligations, in each case incurred or assumed in connection with the disposition of any Subsidiary or assets permitted under Section 5.12 hereof or any investment permitted under Sections 5.11 hereof;

(j)                                    payment obligations in connection with self-insurance or similar obligations provided by any Credit Party in the ordinary course of business, and obligations owed to any Person in connection with workers’ compensation, health, disability or other employee benefits or property, casualty or liability insurance provided by such Person to any Credit Party pursuant to reimbursement or indemnification obligations to such Person, in each case, in the ordinary course of business;

(k)                                 Indebtedness arising from agreements of any Credit Party providing for indemnification, customary working capital adjustments of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any Subsidiary or assets permitted under Section 5.12(f) hereof or any investment permitted under Sections 5.11(ix) hereof or 5.11(x) hereof;

(l)                                     unsecured Indebtedness of Foreign Subsidiaries in an aggregate principal amount for all Foreign Subsidiaries not to exceed One Million Dollars ($1,000,000) at any time outstanding, so long as no Credit Party is liable, directly or indirectly, for such Indebtedness;

(m)                             unsecured obligations under any deferred compensation plan of the Borrower or any of its Subsidiaries to the extent constituting Indebtedness, so long as (i) such obligations are funded into a Rabbi trust within thirty (30) days of the date such compensation is deferred, and (ii) the aggregate amount of such deferred compensation obligations are not, at any time, in excess of the funds held in such trusts; and

(n)                                 other unsecured Indebtedness, in addition to the Indebtedness listed above, in an aggregate principal amount for all Companies not to exceed Two Million Dollars ($2,000,000) at any time outstanding.

Section 5.9.  Liens.  No Company shall create, assume or suffer to exist (upon the happening of a contingency or otherwise) any Lien upon any of its property or assets, whether now owned or hereafter acquired; provided that this Section 5.9 shall not apply to the following:

(a)                                 Liens for taxes that are not delinquent, that remain payable without penalty or that are being actively contested in good faith by appropriate proceedings and for which adequate reserves shall have been established in accordance with GAAP;

(b)                                 other statutory Liens, including, without limitation, statutory Liens of landlords, carriers, warehousers, utilities, mechanics, repairmen, workers and materialmen, incurred in the ordinary course of its business or incidental to the ownership of its property and assets, which Liens are not delinquent for more than ninety (90) days or remain payable without penalty or which are being contested in good faith and by appropriate proceedings diligently prosecuted, which proceedings have the effect of preventing the forfeiture or sale of the property subject thereto and for which adequate reserves in accordance with GAAP are being maintained;

(c)                                  any Lien granted to the Administrative Agent, for the benefit of the Lenders (and affiliates thereof);

(d)                                 the Liens existing on the Closing Date as set forth in Schedule 5.9 hereto and replacements, extensions, renewals, refundings or refinancings thereof, but only to the extent that the amount of debt secured thereby shall not be increased;

(e)                                  purchase money Liens on fixed assets securing the loans and Capitalized Lease Obligations pursuant to Section 5.8(b) hereof, provided that such Lien is limited to the purchase price and only attaches to the property being acquired;

(f)                                   easements, rights-of-way, reservations, conditions, zoning, title exceptions and other restrictions, building codes, use laws or minor defects or irregularities in title of real property not interfering in any material respect with the use of such property in the business of any Company;

(g)                                  Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default under Section 8.8 hereof;

(h)                                 licenses, leases or subleases granted to third parties in accordance with any applicable terms of the Loan Documents and not interfering in any material respect with the ordinary course of business of any Company, or resulting in a material diminution in the value of any Collateral;

(i)                                     Liens incurred by a Company consisting of prepayments and security deposits in connection with leases, subleases, licenses, sublicenses, use an occupancy agreements, utility services and similar transactions entered into by the applicable Company in the ordinary course of business and not required as a result of any breach of any agreement or default in payment of any obligation;

(j)                                    Liens incurred in connection with the incurrence of Indebtedness for the purchase of real property in an amount not to exceed One Million Dollars ($1,000,000) at any time outstanding;

(k)                                 Liens (other than any Lien imposed by ERISA) consisting of pledges, deposits or bonds required in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation or to secure the performance of tenders, statutory, regulatory or contractual obligations, surety, stay, customs and appeals bonds, bids, leases, governmental contract, trade contracts, performance and return of money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money) or to secure liability to insurance carriers;

(l)                                     Liens in favor of collecting banks arising under Section 4-208 of the Uniform Commercial Code from time to time in effect in any applicable jurisdiction;

(m)                             Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by any Company in the ordinary course of business;

(n)                                 Liens arising by operation of law or contract on insurance policies and proceeds thereof to secure premiums payable thereunder;

(o)                                 Liens incurred by any Company attaching solely to cash earnest money deposits made by any Company in connection with any letter of intent or purchase agreement;

(p)                                 Liens incurred by the Companies arising under Section 2-504 of the Uniform Commercial Code from time to time in effect in any applicable jurisdiction;

(q)                                 Liens on property, and only such property, which is the subject of any unconsummated asset purchase agreement in connection with an asset disposition permitted hereunder, which Liens arise solely under Article 2 of the U.C.C. and secure the obligation of the Credit Parties under such agreement;

(r)                                    precautionary filings of financing statements under the Uniform Commercial Code from time to time in effect in any applicable jurisdiction in respect of operating leases or consignments entered into by the Companies in the ordinary course of business;

(s)                                   the Lien of VNO MM License LLC, a Delaware limited liability company, on the equity interests of JCSMM-NJ, to the extent required by the JCSMM-NJ LLC Agreement; or

(t)                                    other Liens, in addition to the Liens listed above, not incurred in connection with the incurring of Indebtedness, securing amounts, in the aggregate for all Companies, not to exceed Two Million Dollars ($2,000,000) at any time.

No Company shall enter into any contract or agreement (other than a contract or agreement entered into in connection with the purchase or lease of fixed assets that prohibits Liens on such fixed assets) that would prohibit the Administrative Agent or the Lenders from acquiring a security interest, mortgage or other Lien on, or a collateral assignment of, any of the property or assets of such Company.

Section 5.10.  Regulations T, U and X.  No Company shall take any action that would result in any non-compliance of the Loans or Letters of Credit with Regulations T, U or X, or any other applicable regulation, of the Board of Governors of the Federal Reserve System.

Section 5.11.  Investments, Loans and Guaranties.  No Company shall (a) create, acquire or hold any Subsidiary, (b) make or hold any investment in any stocks, bonds or securities of any kind, (c) be or become a party to any joint venture or other partnership, (d) make or keep outstanding any advance or loan to any Person, or (e) be or become a Guarantor of any kind (other than a Guarantor of Payment under the Loan Documents); provided that this Section 5.11 shall not apply to the following:

(i)                                     any endorsement of a check or other medium of payment for deposit or collection through normal banking channels or similar transaction in the normal course of business;

(ii)                                  any investment in direct obligations of the United States of America or in certificates of deposit issued by a member bank (having capital resources in excess of Five Hundred Million Dollars ($500,000,000)) of the Federal Reserve System;

(iii)                               any investment in commercial paper or securities that at the time of such investment is assigned the highest quality rating in accordance with the rating systems employed by either Moody’s or Standard & Poor’s;

(iv)                              the holding of each of the Subsidiaries listed on Schedule 6.1 hereto, and the creation, acquisition and holding of and any investment in any new Subsidiary after the Closing Date so long as such new Subsidiary shall have been created, acquired or held, and investments made, in accordance with the terms and conditions of this Agreement;

(v)                                 loans to, investments in and guaranties of the Indebtedness (permitted under Section 5.8(d) hereof) of, a Company from or by a Company so long as each such Company is a Credit Party;

(vi)                              investments acquired by a Company in connection with the settlement of delinquent accounts in the ordinary course of business or in connection with the bankruptcy or reorganization of suppliers or customers;

(vii)                           extensions of trade credit by a Company in the ordinary course of business if payable or dischargeable in accordance with customary terms;

(viii)                        any advance or loan to an employee (other than an executive officer) of a Company made in the ordinary course of such Company’s business, so long as all such advances and loans from all Companies aggregate not more than the maximum principal sum of Two Hundred Fifty Thousand Dollars ($250,000) at any time outstanding;

(ix)                              investments in Deposit Accounts and Securities Accounts opened in the ordinary course of business and in compliance with terms of the Loan Documents;

(x)                                 any Permitted Investments, so long as, both prior to and after giving pro forma effect to any such Permitted Investment, (A) the Leverage Ratio is less than 4.00 to 1.00, and (B) no Default or Event of Default shall exist;

(xi)                              to the extent constituting an investment, Consolidated Capital Expenditures;

(xii)                           to the extent constituting an investment, prepayments and deposits to suppliers, prepaid expenses or lease, utility and other similar deposits made in the ordinary course of business;

(xiii)                        other investments (valued at cost at the time of each investment) made after the Closing Date in an aggregate amount not to exceed Two Million Dollars ($2,000,000) at any time outstanding;

(xiv)                       endorsements for collection or deposit in the ordinary course of business;

(xv)                          contingent obligations of the Companies and their Subsidiaries existing as of the Closing Date and listed on Schedule 5.11 hereof, including extension and renewals thereof which do not increase the amount of such contingent obligation as of the date of such extension or renewal;

(xvi)                       contingent obligations of the Companies and their Subsidiaries incurred in the ordinary course of business with respect to surety and appeal bonds, performance bonds and other similar obligations;

(xvii)                    contingent obligations of the Companies and their Subsidiaries arising under indemnity agreements to title insurers to cause such title insurers to issue the Administrative Agent title insurance policies;

(xviii)                 contingent obligations of the Companies and their Subsidiaries arising with respect to customary indemnification obligations in favor of purchasers in connection with dispositions permitted under Section 5.12(f) hereof;

(xix)                       contingent obligations arising under Letters of Credit;

(xx)                          indemnities, product warranties and other contingent obligations provided by the Companies in the ordinary course of business;

(xxi)                       investments received by one or more Companies as the non-cash portion of consideration received in connection with transactions permitted pursuant to Section 5.12(f) hereof;

(xxii)                    investments made by any Company that is not a Credit Party that are consistent with the past practices of the Companies;

(xxiii)                 investments in liquor licenses acquired by the Companies in the ordinary course of business;

(xxiv)                guaranties of payment and performance obligations (but not guaranties of Indebtedness) of a Company, in its capacity as a franchisor, owing to a franchisee under a franchise agreement, so long as such obligations are incurred by such Company in the ordinary course of business in its capacity as a franchisor; or

(xxv)                   other contingent obligations not related to the incurring of Indebtedness and not exceeding One Million Dollars ($1,000,000) in the aggregate at any time outstanding.

For purposes of this Section 5.11, the amount of any investment in equity interests shall be based upon the initial amount invested and shall not include any appreciation in value but shall take into account repayments, redemptions, return of capital and any other return on such investment.

Section 5.12.  Merger and Sale of Assets.  No Company shall merge, amalgamate or consolidate with any other Person, or sell, lease or transfer or otherwise dispose of any assets to any Person other than in the ordinary course of business, except that, if no Default or Event of Default shall then exist or immediately thereafter shall begin to exist:

(a)                                 a Company (other than the Borrower) may merge with (i) the Borrower (provided that the Borrower shall be the continuing or surviving Person) or (ii) any one or more Guarantors of Payment (provided that at least one Guarantor of Payment shall be the continuing or surviving Person);

(b)                                 a Company (other than the Borrower) may sell, lease, transfer or otherwise dispose of any of its assets to (i) the Borrower or (ii) any Guarantor of Payment;

(c)                                  a Company (other than a Credit Party) may merge with or sell, lease, transfer or otherwise dispose of any of its assets to any other Company;

(d)                                 a Company may enter into Sale/Leaseback Transactions in connection with the development of a restaurant, so long as the aggregate amount of all Sale/Leaseback Transactions for all Companies, (i) during any fiscal year of Borrower, does not exceed Ten Million Dollars ($10,000,000), and (ii) during the Commitment Period, does not exceed Thirty Million Dollars ($30,000,000);

(e)                                  a Company may sell, lease, transfer or otherwise dispose of any assets (including, without limitation, intellectual property) that are obsolete or no longer useful in such Company’s business;

(f)                                   a Company may dispose of its assets (not otherwise permitted hereunder ) for fair market value so long as (i) at the time of any disposition, no Event of Default shall exist or shall result from such disposition, (ii) not less than seventy-five percent (75%) of the aggregate sales price from such disposition shall be paid in cash, (iii) the aggregate fair market value of all assets so sold by the Companies, together, shall not exceed (A) Fifteen Million Dollars ($15,000,000) per fiscal year of the Borrower, and (B) Thirty Million Dollars ($30,000,000) in the aggregate during the Commitment Period, and (iv) after giving effect to such disposition, the Companies are in compliance on a pro forma basis with the covenants set forth in Section 5.7 hereof, recomputed for the most recent Quarterly Reporting Period for which financial statements have been delivered pursuant to Section 5.3 hereof;

(g)                                  a Company may grant licenses, sublicenses, leases or subleases to third parties in the ordinary course of business not interfering in any material respect with the business of the Companies;

(h)                                 a Company may make dispositions resulting from any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of such Company, or any disposition of property or assets subject to an insurance claim or condemnation proceeding;

(i)                                     with respect to a merger, amalgamation or consolidation, Acquisitions may be effected in accordance with the provisions of Section 5.13 hereof;

(j)                                    a Company may conduct trade-ins and exchanges of equipment with third parties in the ordinary course of business to the extent substantially comparable (or better) equipment useful in the operation of the business of any Company is obtained in exchange therefor; and

(k)                                 a Company may make dispositions resulting from sales or discounting in the ordinary course of business of past due Accounts in connection with the collection or compromise thereof;

provided that nothing in this Section 5.12 shall be construed to limit the trading of cash equivalents or the termination of Hedge Agreements by any Company in the ordinary course of business.

Section 5.13.  Acquisitions.  No Company shall effect an Acquisition; provided that a Company may effect (a) the Mac Acquisition, and (b) any other Acquisition so long as such other Acquisition meets all of the following requirements:

(i)                                     in the case of an Acquisition that involves a merger, amalgamation or other combination including the Borrower, the Borrower shall be the surviving entity;

(ii)                                  in the case of an Acquisition that involves a merger, amalgamation or other combination including a Credit Party (other than the Borrower), a Credit Party shall be the surviving entity;

(iii)                               the business to be acquired shall be similar, or related to, or incidental or complimentary to the lines of business of the Companies;

(iv)                              no Default or Event of Default shall exist prior to or, after giving pro forma effect to such Acquisition, thereafter shall begin to exist;

(v)                                 such Acquisition is not actively opposed by the board of directors (or similar governing body) of the selling Persons or the Persons whose equity interests are to be acquired;

(vi)                              if applicable to the business to be acquired, then such business has Restaurant Level Profits, subject to pro forma adjustments reasonably acceptable to the Administrative Agent and the Required Lenders, for the most recent four quarters prior to the acquisition date for which financial statements are available, greater than Zero Dollars ($0.00);

(vii)                           if, both prior to and after giving pro forma effect to such Acquisition, the Leverage Ratio is:

(A)                               less than 4.25 to 1.00, the aggregate Consideration (exclusive of proceeds used for such Acquisition from (1) new issuances of equity, (2) Revolving Loans made in conjunction with an increase in the Revolving Credit Commitment pursuant to Section 2.10(b) hereof, and (3) any Additional Term Loan Facility provided pursuant to Section 2.10(b) hereof) paid for all Acquisitions for all Companies, during any fiscal year of the Borrower, would not exceed Twenty-Five Million Dollars ($25,000,000); or

(B)                               greater than or equal to 4.25 to 1.00, the aggregate Consideration paid for all Acquisitions for all Companies, during any fiscal year of the Borrower, would not exceed Five Million Dollars ($5,000,000);

(viii)                        the aggregate Consideration (exclusive of proceeds used for such Acquisition from (A) new issuances of equity, (B) Revolving Loans made in conjunction with an increase in the Revolving Credit Commitment pursuant to Section 2.10(b) hereof, and (C) any Additional Term Loan Facility provided pursuant to Section 2.10(b) hereof) paid for all Acquisitions for all Companies, during the Commitment Period, would not exceed One Hundred Million Dollars ($100,000,000); and

(ix)                              after giving effect to such Acquisition, the Revolving Credit Availability shall be not less than Ten Million Dollars ($10,000,000).

Section 5.14.  Notice.  The Borrower shall cause a Financial Officer to promptly notify the Administrative Agent and the Lenders, in writing, whenever any of the following shall have occurred:

(a)                                 a Default or Event of Default has occurred hereunder;

(b)                                 the Borrower learns of a litigation or proceeding against the Borrower before a court, administrative agency or arbitrator that, if successful, could reasonably be expected to have a Material Adverse Effect; and

(c)                                  the Borrower learns that there has occurred or begun to exist any event, condition or thing that could reasonably be expected to have a Material Adverse Effect.

Section 5.15.  Restricted Payments.  No Company shall make or commit itself to make any Restricted Payment at any time, except that:

(a)                                 so long as no Default or Event of Default shall then exist or, after giving pro forma effect to such payment, thereafter shall begin to exist, the Borrower may pay or commit itself to pay, in cash to shareholders of the Borrower, Capital Distributions in an aggregate amount not to exceed the aggregate Available Basket Amount at the time of the making of such Restricted Payment, so long as the Leverage Ratio is less than 4.00 to 1.00 both prior to and after giving pro forma effect to any such payment); and

(b)                                 so long as no Default or Event of Default shall then exist or, after giving proforma effect to such payment, thereafter shall begin to exist, the Borrower may repurchase its capital stock for payment of withholding taxes in connection with employee stock option incentive plans.

Section 5.16.  Environmental Compliance.  Each Company shall comply in all respects with any and all Environmental Laws and Environmental Permits including, without limitation, all Environmental Laws in jurisdictions in which such Company owns or operates a facility or site, arranges for disposal or treatment of hazardous substances, solid waste or other wastes, accepts for transport any hazardous substances, solid waste or other wastes or holds any interest in real property or otherwise, except where the failure to comply would not result in a material expenditure or loss to such Company.  The Borrower shall furnish to the Administrative Agent and the Lenders, within ten Business Days after receipt thereof, a copy of any notice any Company may receive from any Governmental Authority or private Person, or otherwise, that any material litigation or proceeding pertaining to any environmental, health or safety matter has been filed or is threatened against such Company, any real property in which such Company holds any interest or any past or present operation of such Company.  No Company shall allow the release or disposal of hazardous waste, solid waste or other wastes on, under or to any real property in which any Company holds any ownership interest or performs any of its operations, in violation of any Environmental Law, except where the release or disposal or the failure to comply would not result in a material expenditure or loss to such Company.  As used in this Section 5.16, “litigation or proceeding” means any demand, claim, notice, suit, suit in equity action, administrative action, investigation or inquiry whether brought by any Governmental Authority or private Person, or otherwise.  The Borrower shall defend, indemnify and hold the Administrative Agent and the Lenders harmless against all costs, expenses, claims, damages, penalties and liabilities of every kind or nature whatsoever (including attorneys’ fees) arising out of or resulting from the noncompliance of any Company with any Environmental Law.  Such indemnification shall survive any termination of this Agreement.

Section 5.17.  Affiliate Transactions.  No Company shall, directly or indirectly, enter into or permit to exist any transaction or series of transactions (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate (other than a Company that is a Credit Party or a Foreign Subsidiary) on terms that shall be less favorable to such Company than those that might be obtained at the time in a transaction with a Person that is not an Affiliate; provided that the foregoing shall not prohibit (a) the payment of customary and reasonable directors’ fees to directors who are not employees of a Company or an Affiliate, (b) transactions with Affiliates expressly permitted by this Agreement, (c) any issuances by the Companies of awards or grants of equity securities, stock options and stock ownership plans approved by such Companies’ board of directors, (d) customary indemnities to, and expense reimbursements of, officers and directors of the Companies, and (e) any issuance of stock permitted by this Agreement.

Section 5.18.  Use of Proceeds.  The Borrower’s use of the proceeds of the Loans shall be for working capital and other general corporate purposes of the Companies, for the refinancing of existing Indebtedness and for Acquisitions permitted hereunder, including the Mac Acquisition.

Section 5.19.  Corporate Names and Locations of Collateral.  No Company shall (a) change its corporate name, or (b) change its state, province or other jurisdiction, or form of organization, or extend or continue its existence in or to any other jurisdiction (other than its jurisdiction of organization at the date of this Agreement); unless, in each case, the Borrower shall have provided the Administrative Agent and the Lenders with at least thirty (30) days prior written notice thereof.  The Borrower shall also provide the Administrative Agent with at least thirty (30) days prior written notification of any change in the location of any Company’s chief executive office.  In the event of any of the foregoing or if otherwise deemed appropriate by the Administrative Agent, the Administrative Agent is hereby authorized to file new U.C.C. Financing Statements describing the Collateral and otherwise in form and substance sufficient for recordation wherever necessary or appropriate, as determined in the Administrative Agent’s reasonable discretion, to perfect or continue perfected the security interest of the Administrative Agent, for the benefit of the Lenders, in the Collateral.  The Borrower shall pay all filing and recording fees and taxes in connection with the filing or recordation of such U.C.C. Financing Statements and security interests and shall promptly reimburse the Administrative Agent therefor if the Administrative Agent pays the same.  Such amounts not so paid or reimbursed shall be Related Expenses hereunder.

Section 5.20.  Real Property Lease Obligations.  The Companies shall not enter into any new lease obligations as lessee, on and after the Closing Date (a) for the rental or hire of real property in connection with any Sale/Leaseback Transaction, or (b) for the rental or hire of other real property of any kind under leases or agreements to lease having an original term of one year or more; if, in each case, the Leverage Ratio shall be greater than (i) 5.25 to 1.00 on the Closing Date through December 29, 2013, (ii) 5.00 to 1.00 on December 30, 2013 through June 29, 2014, (iii) 4.75 to 1.00 on June 30, 2014 through December 28, 2014, and (iv) 4.50 to 1.00 on December 29, 2014 and thereafter.

Section 5.21.  Subsidiary Guaranties, Security Documents and Pledge of Stock or Other Ownership Interest.

(a)                                 Guaranties and Security Documents.  Each Material Domestic Subsidiary created, acquired or held subsequent to the Closing Date, shall promptly execute and deliver to the Administrative Agent, for the benefit of the Lenders, a Guaranty of Payment (or a Guaranty of Payment Joinder) of all of the Obligations and a Security Agreement (or a Security Agreement Joinder), such agreements to be prepared by the Administrative Agent and in form and substance acceptable to the Administrative Agent, along with any such other supporting documentation, Security Documents, corporate governance and authorization documents, and an opinion of counsel as may be deemed necessary or advisable by the Administrative Agent.

(b)                                 Pledge of Stock or Other Ownership Interest.  With respect to the creation or acquisition of a Domestic Subsidiary or first-tier Foreign Subsidiary of the Borrower or a Domestic Subsidiary, the Borrower shall deliver to the Administrative Agent, for the benefit of the Lenders, all of the share certificates (or other evidence of equity) owned by a Credit Party pursuant to the terms of a Pledge Agreement prepared by the Administrative Agent and in form and substance reasonably satisfactory to the Administrative Agent, and executed by the appropriate Credit Party; provided that no such pledge shall include (i) shares of capital stock or other equity interests of any Foreign Subsidiary that is not a first-tier Foreign Subsidiary, and (ii) shares of voting capital stock or other voting equity interests in any first-tier Foreign Subsidiary in excess of sixty-five percent (65%) of the total outstanding shares of voting capital stock or other voting equity interest of such first-tier Foreign Subsidiary.

(c)                                  Perfection or Registration of Interest in Foreign Shares.  With respect to any foreign shares pledged to the Administrative Agent, for the benefit of the Lenders, on or after the Closing Date, the Administrative Agent shall at all times, in the discretion of the Administrative Agent or the Required Lenders, have the right to perfect, at the Borrower’s cost, payable upon request therefor (including, without limitation, any foreign counsel, or foreign notary, filing, registration or similar, fees, costs or expenses), its security interest in such shares in the respective foreign jurisdiction.  Such perfection may include the requirement that the applicable Credit Party promptly execute and deliver to the Administrative Agent a separate pledge document (prepared by the Administrative Agent and in form and substance satisfactory to the Administrative Agent), covering such equity interests, that conforms to the requirements of the applicable foreign jurisdiction, together with an opinion of local counsel as to the perfection of the security interest provided for therein, and all other documentation necessary or desirable to effect the foregoing and to permit the Administrative Agent to exercise any of its rights and remedies in respect thereof.

Section 5.22.  Collateral.  The Borrower shall:

(a)                                 promptly notify the Administrative Agent in writing upon the acquisition or creation by any Credit Party of a Deposit Account or Securities Account not listed on the notice provided to the Administrative Agent pursuant to Section 6.19 hereof, and, within thirty (30) days of the creation of such Deposit Account or Securities Account (unless a longer period is agreed to in writing by the Administrative Agent), provide for the execution of a Deposit Account Control Agreement or Securities Account Control Agreement with respect thereto, if required by the Administrative Agent or the Required Lenders; provided that a Control Agreement shall not be required for (i) an Excluded Deposit Account, or (ii) other Deposit Accounts or Securities Accounts, so long as (A) the balance of any such Deposit Account or Securities Account does not exceed Two Hundred Fifty Thousand Dollars ($250,000) at any time, and (B) the aggregate balance in all Deposit Accounts and Securities Accounts that are not subject to a Control Agreement does not exceed Seven Hundred Fifty Thousand Dollars ($750,000) at any time;

(b)                                 use commercially reasonable efforts to deliver to the Administrative Agent a Landlord’s Waiver for the locations listed on Schedule 6.9(c) hereto (it being understood and agreed that no Company shall be required to make any concessions or payments to any landlord to induce such landlord to deliver a Landlord’s Waiver);

(c)                                  promptly notify the Administrative Agent in writing whenever the Equipment or Inventory of a Company with a value in excess of Two Hundred Fifty Thousand Dollars ($250,000) is located at a location of a third party (other than another Company) that is not listed on Schedule 6.9(a) hereto and use commercially reasonable efforts to deliver a bailee’s waiver, processor’s waiver, Landlord’s Waiver or similar document or notice that may be required by the Administrative Agent or the Required Lenders (it being understood and agreed that no Company shall be required to make any concessions or payments to any landlord to induce such landlord to deliver a Landlord’s Waiver);

(d)                                 promptly notify the Administrative Agent and the Lenders in writing of any information that the Borrower has or may receive with respect to the Collateral that might reasonably be determined to materially and adversely affect the value thereof or the rights of the Administrative Agent and the Lenders with respect thereto;

(e)                                  maintain the Borrower’s Equipment in good operating condition and repair, ordinary wear and tear, casualty and condemnation excepted, except where the failure to do so would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on the Borrower;

(f)                                   deliver to the Administrative Agent, to hold as security for the Secured Obligations, within ten Business Days after the written request of the Administrative Agent, all certificated Investment Property owned by a Credit Party, in suitable form for transfer by delivery, or accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to the Administrative Agent, or in the event such Investment Property is in the possession of a Securities Intermediary or credited to a Securities Account, execute with the related Securities Intermediary a Securities Account Control Agreement over such Securities Account in favor of the Administrative Agent, for the benefit of the Lenders, in form and substance reasonably satisfactory to the Administrative Agent;

(g)                                  provide to the Administrative Agent, on a quarterly basis (as necessary), a list of any patents, trademarks or copyrights that have been federally registered by the Borrower or a Domestic Subsidiary during such quarter, and provide for the execution of an appropriate Intellectual Property Security Agreement; and

(h)                                 upon request of the Administrative Agent, promptly take such action and promptly make, execute and deliver all such additional and further items, deeds, assurances, instruments and any other writings as the Administrative Agent may from time to time deem reasonably necessary or appropriate, including, without limitation, chattel paper, to carry into effect the intention of this Agreement, or so as to completely vest in and ensure to the Administrative Agent and the Lenders their respective rights hereunder and in or to the Collateral.

The Borrower hereby authorizes the Administrative Agent, on behalf of the Lenders, to file U.C.C. Financing Statements or other appropriate notices with respect to the Collateral.  If certificates of title or applications for title are issued or outstanding with respect to any of the Inventory or Equipment of the Borrower, the Borrower shall, upon request of the Administrative Agent, (i) execute and deliver to the Administrative Agent a short form security agreement, prepared by the Administrative Agent and in form and substance reasonably satisfactory to the Administrative Agent, and (ii) deliver such certificate or application to the Administrative Agent and cause the interest of the Administrative Agent, for the benefit of the Lenders, to be properly noted thereon.  All Related Expenses are payable to the Administrative Agent upon demand therefor; the Administrative Agent may, at its option, debit Related Expenses directly to any Deposit Account of a Credit Party located at the Administrative Agent or the Revolving Loans.

Section 5.23.  Property Acquired Subsequent to the Closing Date and Right to Take Additional Collateral.  The Borrower shall provide the Administrative Agent with prompt written notice with respect to any owned real property with a value in excess of One Million Dollars ($1,000,000) or personal property (other than in the ordinary course of business and excluding Accounts, Inventory, Equipment and General Intangibles and other property acquired in the ordinary course of business or any Investment Property that constitutes securities of a Foreign Subsidiary not required to be pledged pursuant to this Agreement) acquired by any Company subsequent to the Closing Date.  In addition to any other right that the Administrative Agent and the Lenders may have pursuant to this Agreement or otherwise, upon written request of the Administrative Agent, whenever made, the Borrower shall, and shall cause each Guarantor of Payment to, grant to the Administrative Agent, for the benefit of the Lenders, as additional security for the Secured Obligations, a first Lien on any owned real property with a value in excess of One Million Dollars ($1,000,000) or personal property of the Borrower and each Guarantor of Payment (other than for leased equipment or equipment subject to a purchase money security interest in which the lessor or purchase money lender of such equipment holds a first priority security interest, in which case, the Administrative Agent shall have the right to obtain a security interest junior only to such lessor or purchase money lender), including, without limitation, such property acquired subsequent to the Closing Date, in which the Administrative Agent does not have a first priority Lien; provided that, if, at any time, the Companies own real property that is not subject to a mortgage and that has an aggregate value of greater than Three Million Dollars ($3,000,000), the Borrower shall promptly cause one or more Companies to grant to the Administrative Agent, for the benefit of the Lenders, a first security interest in such real property, so that the aggregate amount of owned real property of the Companies that is not subject to a mortgage is less than or equal to Three Million Dollars ($3,000,000).  The Borrower agrees that, within ten days after the date of such written request, to secure all of the Secured Obligations by delivering to the Administrative Agent security agreements, intellectual property security agreements, pledge agreements, mortgages (or deeds of trust, if applicable) or other documents, instruments or agreements or such thereof as the Administrative Agent may require.  The Borrower shall pay all recordation, legal and other expenses in connection therewith.

Section 5.24.  Restrictive Agreements.  Except as set forth in this Agreement, the Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Subsidiary to (a) make, directly or indirectly, any Capital Distribution to the Borrower, (b) make, directly or indirectly, loans or advances or capital contributions to the Borrower or (c) transfer, directly or indirectly, any of the properties or assets of such Subsidiary to the Borrower; except for such encumbrances or restrictions existing under or by reason of (i) applicable law, (ii) customary non-assignment provisions in leases or other agreements entered in the ordinary course of business and consistent with past practices, (iii) customary restrictions in security agreements or mortgages securing Indebtedness, or capital leases, of a Company to the extent such restrictions shall only restrict the transfer of the property subject to such security agreement, mortgage or lease, (iv) restrictions with respect to a Subsidiary imposed pursuant to an agreement which has been entered into in connection with the disposition of all or substantially all of the assets or capital stock of such Subsidiary, (v) customary restrictions in agreements executed by Foreign Subsidiaries in connection with foreign financing arrangements, (vi) any agreement in effect (or any amendment or replacement thereof containing terms no more restrictive than those contained in such agreement being amended or replaced) on the date hereof and set forth on Schedule 5.24 hereof, or (vii) any agreement assumed in connection with any Acquisition permitted hereunder or otherwise approved by the Required Lenders, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person so acquired.

Section 5.25.  Other Covenants and Provisions.  In the event that any Company shall enter into, or shall have entered into, any Material Indebtedness Agreement (specifically excluding any Material Indebtedness Agreement that is an operating lease), wherein the financial covenants and defaults contained therein shall be more restrictive than the financial covenants and defaults set forth herein, then the Companies shall immediately be bound hereunder (without further action) by such more restrictive financial covenants and defaults with the same force and effect as if such financial covenants and defaults were written herein.  In addition to the foregoing, the Borrower shall provide prompt written notice to the Administrative Agent of the creation or existence of any Material Indebtedness Agreement that has such more restrictive provisions, and shall, within fifteen (15) days thereafter (if requested by the Administrative Agent), execute and deliver to the Administrative Agent an amendment to this Agreement that incorporates such more restrictive provisions, with such amendment to be in form and substance satisfactory to the Administrative Agent.

Section 5.26.  Amendment of Organizational Documents.  Without the prior written consent of the Administrative Agent, no Company shall (a) amend its Organizational Documents in any manner adverse to the Lenders, or (b) amend its Organizational Documents to change its name or state, province or other jurisdiction of organization, or its form of organization.

Section 5.27.  Fiscal Year of Borrower.  The Borrower shall not change the date of any of its fiscal year ends listed on Schedule 5.3 hereto without the prior written consent of the Administrative Agent and the Required Lenders.

Section 5.28.  Advertising Materials.  After the Closing Date, the Administrative Agent or any Lender, with the prior written consent of the Borrower, may (a) place customary advertisements in financial and other newspapers and periodicals or on a home page or similar place for dissemination of information on the Internet or worldwide web as the Administrative Agent or any Lender may choose, and (b) circulate similar promotional materials, including in the form of a “tombstone” or otherwise describing the names of the Companies, and the amount, type and Closing Date.

Section 5.29.  Further Assurances.  The Borrower shall, and shall cause each other Credit Party to, promptly upon request by the Administrative Agent, or the Required Lenders through the Administrative Agent, (a) correct any material defect or error that may be discovered in any Loan Document or in the execution, acknowledgment, filing or recordation thereof, and (b) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Administrative Agent, or the Required Lenders through the Administrative Agent, may reasonably require from time to time in order to carry out more effectively the purposes of the Loan Documents.

ARTICLE VI.  REPRESENTATIONS AND WARRANTIES

Section 6.1.  Corporate Existence; Subsidiaries; Foreign Qualification.  Each Company is duly organized, validly existing and in good standing (or comparable concept in the applicable jurisdiction) under the laws of its state or jurisdiction of incorporation or organization, and is duly qualified and authorized to do business and is in good standing (or comparable concept in the applicable jurisdiction) as a foreign entity in the jurisdictions set forth opposite its name on

Schedule 6.1 hereto, which are all of the states or jurisdictions where the character of its property or its business activities makes such qualification necessary, except where a failure to so qualify would not reasonably be expected to have a Material Adverse Effect.  Each Foreign Subsidiary is validly existing under the laws of its jurisdiction of organization.  Schedule 6.1 hereto sets forth, as of the Closing Date, each Subsidiary of the Borrower (and whether such Subsidiary is a Material Domestic Subsidiary), its state (or jurisdiction) of formation, its relationship to the Borrower, including the percentage of each class of stock or other equity interest owned by a Company, each Person that owns the stock or other equity interest of each Company, the location of its chief executive office and its principal place of business.  Except as set forth on Schedule 6.1 hereto, the Borrower, directly or indirectly, owns all of the equity interests of each of its Subsidiaries.

Section 6.2.  Corporate Authority.  Each Credit Party has the right and power and is duly authorized and empowered to enter into, execute and deliver the Loan Documents to which it is a party and to perform and observe the provisions of the Loan Documents.  The Loan Documents to which each Credit Party is a party have been duly authorized and approved by such Credit Party’s board of directors or other governing body, as applicable, and are the legal, valid and binding obligations of such Credit Party, enforceable against such Credit Party in accordance with their respective terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and general equitable principles (whether considered at equity or law).  The execution, delivery and performance of the Loan Documents do not conflict with, result in a breach in any of the provisions of, constitute a default under, or result in the creation of a Lien (other than Liens permitted under Section 5.9 hereof) upon any assets or property of any Company under the provisions of, such Company’s Organizational Documents or any material agreement to which such Company is a party.

Section 6.3.  Compliance with Laws and Contracts.  Each Company:

(a)                                 holds material permits, certificates, licenses, orders, registrations, franchises, authorizations, and other approvals from any Governmental Authority necessary for the conduct of its business and is in compliance with all applicable laws relating thereto, except where the failure to do so would not have a Material Adverse Effect;

(b)                                 is in compliance with all federal, state, local, or foreign applicable statutes, rules, regulations, and orders including, without limitation, those relating to environmental protection, occupational safety and health, and equal employment practices, except where the failure to be in compliance would not have a Material Adverse Effect;

(c)                                  is not in violation of or in default under any material agreement to which it is a party or by which its assets are subject or bound, except with respect to any violation or default that would not have a Material Adverse Effect;

(d)                                 has ensured that no Person who owns a controlling interest in a Company or otherwise controls a Company is (i) listed on the Specially Designated Nationals and Blocked Person List maintained by the Office of Foreign Assets Control (“OFAC”), Department of the

Treasury, or any other similar lists maintained by OFAC pursuant to any authorizing statute, executive order or regulation, or (ii) a Person designated under Section 1(b), (c) or (d) of Executive Order No. 13224 (September 23, 2001), any related enabling legislation or any other similar executive orders;

(e)                                  is in compliance with all applicable Bank Secrecy Act (“BSA”) and anti-money laundering laws and regulations; and

(f)                                   is in compliance with the Patriot Act.

Section 6.4.  Litigation and Administrative Proceedings.  Except as disclosed on Schedule 6.4 hereto, there are (a) no lawsuits, actions, investigations, examinations or other proceedings pending or, to the knowledge of any Company, threatened against any Company, or in respect of which any Company may have any liability, in any court or before or by any Governmental Authority, arbitration board, or other tribunal, that, in each case, could reasonably be expected to have a Material Adverse Effect (b) no orders, writs, injunctions, judgments, or decrees of any court or Governmental Authority to which any Company is a party or by which the property or assets of any Company are bound that could reasonably be expected to have a Material Adverse Effect, and (c) no grievances, disputes, or controversies outstanding with any union or other organization of the employees of any Company, or threats of work stoppage, strike, or pending demands for collective bargaining that could reasonably be expected to have a Material Adverse Effect not fully covered by insurance and which is likely to result in any material adverse change in the Borrower’s or any Subsidiary’s business, operations, properties or assets or its condition, financial or otherwise.

Section 6.5.  Title to Assets.  Each Company has good title to and ownership of all property it purports to own that is material to the ordinary conduct of its business, which property is free and clear of all Liens, except those permitted under Section 5.9 hereof.  As of the Closing Date, the Companies own the real estate listed on Schedule 6.5 hereto.

Section 6.6.  Liens and Security Interests.  On and after the Closing Date, except for Liens permitted pursuant to Section 5.9 hereof, (a) there is and will be no U.C.C. Financing Statement or similar notice of Lien outstanding covering any personal property of any Company; (b) there is and will be no mortgage outstanding covering any real property of any Company; and (c) no real or personal property of any Company is subject to any Lien of any kind.  The Administrative Agent, for the benefit of the Lenders, upon the filing of the U.C.C. Financing Statements and taking such other actions necessary to perfect its Lien against collateral of the corresponding type as authorized hereunder will have a valid and enforceable first Lien on the collateral securing the Obligations.  No Company has entered into any contract or agreement (other than a contract or agreement entered into in connection with the purchase or lease of fixed assets that prohibits Liens on such fixed assets or a contract or agreement entered into in the ordinary course of business that does not permit Liens on, or collateral assignment of, the property relating to such contract or agreement) that exists on or after the Closing Date that would prohibit the Administrative Agent or the Lenders from acquiring a Lien on, or a collateral assignment of, any of the property or assets of any Company.

Section 6.7.  Tax Returns.  All federal, state and local tax returns and other reports required by law to be filed in respect of the income, business, properties and employees of each Company have been filed and all taxes, assessments, fees and other governmental charges that are due and payable have been paid, except as otherwise permitted herein or where the failure to do so does not and will not cause or result in a Material Adverse Effect.  The provision for taxes on the books of each Company is adequate for all years not closed by applicable statutes and for the current fiscal year.

Section 6.8.  Environmental Laws.  Each Company is in compliance with all Environmental Laws, including, without limitation, all Environmental Laws in all jurisdictions in which any Company owns or operates, or has owned or operated, a facility or site, arranges or has arranged for disposal or treatment of hazardous substances, solid waste or other wastes, accepts or has accepted for transport any hazardous substances, solid waste or other wastes or holds or has held any interest in real property or otherwise, except where the release or disposal or the failure to comply would not result in a material expenditure or loss to such Company.  No litigation or proceeding arising under, relating to or in connection with any Environmental Law or Environmental Permit is pending or, to the knowledge of each Company, threatened, against any Company, any real property in which any Company holds or has held an interest or any past or present operation of any Company.  No release, threatened release or disposal of hazardous waste, solid waste or other wastes is occurring, or has occurred (other than those that are currently being remediated in accordance with Environmental Laws), on, under or to any real property in which any Company holds any interest or performs any of its operations, in violation of any Environmental Law, except where the release or disposal or the failure to comply would not result in a material expenditure or loss to such Company.  As used in this Section 6.8, “litigation or proceeding” means any demand, claim, notice, suit, suit in equity, action, administrative action, investigation or inquiry whether brought by any Governmental Authority or private Person, or otherwise.

Section 6.9.  Locations.  As of the Closing Date, the Credit Parties have places of business or maintain their Accounts, Inventory and Equipment at the locations (including third party locations) set forth on Schedule 6.9(a) hereto, and each Credit Party’s chief executive office is set forth on Schedule 6.9(a) hereto.  Schedule 6.9(a) hereto further specifies whether each location, as of the Closing Date, (a) is owned by the Credit Parties, or (b) is leased by a Credit Party from a third party.  Schedule 6.9(b) hereto specifies those locations leased by a Credit Party from a third party where a Landlord’s Waiver was requested under the Original Credit Agreement.  Schedule 6.9(c) hereto specifies those locations leased by a Credit Party from a third party where a Landlord’s Waiver has been requested under this Agreement.

Section 6.10.  Continued Business.  There exists no actual, pending, or, to the Borrower’s knowledge, any threatened termination, cancellation or limitation of, or any modification or change in the business relationship of any Company and any customer or supplier, or any group of customers or suppliers, whose purchases or supplies, individually or in the aggregate, are material to the business of any Company, and there exists no present condition or state of facts or circumstances that would have a Material Adverse Effect or prevent a Company from conducting such business or the transactions contemplated by this Agreement in substantially the same manner in which it was previously conducted.

Section 6.11.  Employee Benefits Plans.  Except to the extent not reasonably expected to have a Material Adverse Effect, (a) no ERISA Event has occurred or is expected to occur with respect to a Pension Plan, (b) each ERISA Plan and any associated trust operationally complies in all material respects with the applicable requirements of Code Section 401(a), (c) each ERISA Plan and any associated trust has received a favorable determination letter from the Internal Revenue Service stating that the ERISA Plan qualifies under Code Section 401(a), and (d) there are no existing or pending (or, to the knowledge of a Company, threatened) claims, actions, suits, audits or investigations with respect to an ERISA Plan, other than routine claims for benefits.

Section 6.12.  Consents or Approvals.  No consent, approval or authorization of, or filing, registration or qualification with, any Governmental Authority or any other Person is required to be obtained or completed by any Company in connection with the execution, delivery or performance of any of the Loan Documents, that has not already been obtained or completed.

Section 6.13.  Solvency.  The Borrower, on a Consolidated basis, has received consideration that is the reasonably equivalent value of the obligations and liabilities that the Borrower, on a Consolidated basis, has incurred to the Administrative Agent and the Lenders, taking into consideration the rights of contribution from other Persons.  The Borrower, on a Consolidated basis, is not insolvent as defined in any applicable state, federal or relevant foreign statute, nor will the Borrower, on a Consolidated basis, be rendered insolvent by the execution and delivery of the Loan Documents to the Administrative Agent and the Lenders, taking into consideration the rights of contribution from other Persons.  The Borrower, on a Consolidated basis, is not engaged or about to engage in any business or transaction for which the assets retained by it are or will be an unreasonably small amount of capital, taking into consideration the obligations to the Administrative Agent and the Lenders incurred hereunder, as well as the rights of contribution from other Persons.  The Borrower, on a Consolidated basis, does not intend to, nor does it believe that it will, incur debts beyond its ability to pay such debts as they mature.

Section 6.14.  Financial Statements.  The audited Consolidated financial statements of the Borrower for the fiscal year ended December 31, 2012, furnished to the Administrative Agent and the Lenders, are true and complete, have been prepared in accordance with GAAP, and fairly present the financial condition of the Companies as of the date of such financial statements and the results of their operations for the period then ending.  Since the date of such statements, there has been no material adverse change in any Company’s financial condition, properties or business or any change in any Company’s accounting procedures.

Section 6.15.  Regulations.  No Company is engaged principally or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any “margin stock” (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System of the United States of America).  Neither the granting of any Loan (or any conversion thereof) or Letter of Credit nor the use of the proceeds of any Loan or Letter of Credit will violate, or be inconsistent with, the provisions of Regulation T, U or X or any other Regulation of such Board of Governors.

Section 6.16.  Material Agreements.  Except as disclosed on Schedule 6.16 hereto, as of the Closing Date, no Company is a party to any (a) debt instrument (excluding the Loan Documents); (b) lease (capital, operating or otherwise), whether as lessee or lessor thereunder; (c) contract, commitment, agreement, or other arrangement involving the purchase or sale of any inventory by it, or the license of any right to or by it; (d) contract, commitment, agreement, or other arrangement with any of its “Affiliates” (as such term is defined in the Exchange Act) other than a Company; (e) management or employment contract or contract for personal services with any of its Affiliates that is not otherwise terminable at will or on less than ninety (90) days’ notice without liability; (f) collective bargaining agreement; or (g) other contract, agreement, understanding, or arrangement with a third party; that, as to subsections (a) through (g) above, if violated, breached, or terminated for any reason, would have or would be reasonably expected to have a Material Adverse Effect.

Section 6.17.  Intellectual Property.  Each Company owns, or has the right to use, all of the patents, patent applications, industrial designs, designs, trademarks, service marks, copyrights and licenses, and rights with respect to the foregoing, necessary for the conduct of its business without any known conflict with the rights of others.  Schedule 6.17 hereto sets forth all federally registered patents, trademarks, copyrights, service marks and license agreements owned by each Company as of the Closing Date.

Section 6.18.  Insurance.  Each Company maintains with financially sound and reputable insurers insurance with coverage and limits as required by law and as is customary with Persons engaged in the same businesses as the Companies.  Schedule 6.18 hereto sets forth all insurance carried by the Companies on the Closing Date, setting forth in detail the amount and type of such insurance.

Section 6.19.  Deposit Accounts and Securities Accounts.  The Borrower has provided to the Administrative Agent a list of all banks, other financial institutions and Securities Intermediaries at which the Borrower and any Guarantor of Payment maintain Deposit Accounts or Securities Accounts as of the Closing Date, which list correctly identifies the name, address and telephone number of each such financial institution or Securities Intermediary, the name in which the account is held, a description of the purpose of the account, and the complete account number therefor.

Section 6.20.  Accurate and Complete Statements.  Neither the Loan Documents nor any written statement made by any Company in connection with any of the Loan Documents contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained therein or in the Loan Documents not misleading.  After due inquiry by the Borrower, there is no known fact that any Company has not disclosed to the Administrative Agent and the Lenders that has or is likely to have a Material Adverse Effect.

Section 6.21.  Investment Company; Other Restrictions.  No Company is (a) an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, or (b) subject to any foreign, federal, state or local statute or regulation limiting its ability to incur Indebtedness.

Section 6.22.  Defaults.  No Default or Event of Default exists, nor will any begin to exist immediately after the execution and delivery hereof.

ARTICLE VII. SECURITY

Section 7.1.  Security Interest in Collateral.  In consideration of and as security for the full and complete payment of all of the Secured Obligations, the Borrower hereby grants to the Administrative Agent, for the benefit of the Lenders (and affiliates thereof that hold Secured Obligations), a security interest in the Collateral.  The Borrower and the Administrative Agent, on behalf of the Lenders, hereby acknowledge and agree that, with respect to any ITU Application included within the Collateral, to the extent such an ITU Application would, under the Trademark Act, be deemed to be transferred in violation of 15 U.S.C. § 1060(a) as a result of the security interest granted herein, or otherwise invalidated or made unenforceable as a result of the execution or performance of this Agreement, no security interest shall be deemed to have been granted in such ITU Application (notwithstanding the provisions of this Agreement or any other Loan Document) until such time as the circumstances that would give rise to such violation, invalidation or unenforceability no longer exist.

Section 7.2.  Collections and Receipt of Proceeds by Borrower.

(a)                                 Prior to the exercise by the Administrative Agent and the Required Lenders of their rights under Article IX hereof, both (i) the lawful collection and enforcement of all of the Borrower’s Accounts, and (ii) the lawful receipt and retention by the Borrower of all Proceeds of all of the Borrower’s Accounts and Inventory shall be as the agent of the Administrative Agent and the Lenders.

(b)                                 Upon written notice to the Borrower from the Administrative Agent after the occurrence and during the continuance of an Event of Default, a Cash Collateral Account shall be opened by the Borrower at the main office of the Administrative Agent (or such other office as shall be designated by the Administrative Agent) and all such lawful collections of the Borrower’s Accounts and such Proceeds of the Borrower’s Accounts and Inventory shall be remitted daily by the Borrower to the Administrative Agent in the form in which they are received by the Borrower, either by mailing or by delivering such collections and Proceeds to the Administrative Agent, appropriately endorsed for deposit in the Cash Collateral Account.  In the event that such notice is given to the Borrower from the Administrative Agent, the Borrower shall not commingle such collections or Proceeds with any of the Borrower’s other funds or property, but shall hold such collections and Proceeds separate and apart therefrom upon an express trust for the Administrative Agent, for the benefit of the Lenders.  In such case, the Administrative Agent may, in its sole discretion, and shall, at the request of the Required Lenders, at any time and from time to time after the occurrence and during the continuance of an Event of Default, apply all or any portion of the account balance in the Cash Collateral Account as a credit against (i) the outstanding principal or interest of the Loans, or (ii) any other Secured Obligations in accordance with this Agreement.  If any remittance shall be dishonored, or if, upon final payment, any claim with respect thereto shall be made against the Administrative Agent on its warranties of collection, the Administrative Agent may charge the amount of such item against the Cash Collateral Account or any other Deposit Account maintained by the Borrower with the Administrative Agent or with any other Lender, and, in any event, retain the same and the Borrower’s interest therein as additional security for the Secured Obligations.  The Administrative Agent may, in its sole discretion, at any time and from time to time, release funds from the Cash Collateral Account to the Borrower for use in the Borrower’s business.  The balance in the Cash Collateral Account may be withdrawn by the Borrower upon termination of this Agreement and payment in full of all of the Secured Obligations.

(c)                                  After the occurrence and during the continuance of an Event of Default, at the Administrative Agent’s written request, the Borrower shall cause all remittances representing collections and Proceeds of Collateral to be mailed to a lockbox at a location reasonably acceptable to the Administrative Agent, to which the Administrative Agent shall have access for the processing of such items in accordance with the provisions, terms and conditions of the customary lockbox agreement of the Administrative Agent.

(d)                                 The Administrative Agent, or the Administrative Agent’s designated agent, is hereby constituted and appointed attorney-in-fact for the Borrower with authority and power to endorse, after the occurrence and during the continuance of an Event of Default, any and all instruments, documents, and chattel paper upon the failure of the Borrower to do so.  Such authority and power, being coupled with an interest, shall be (i) irrevocable until all of the Secured Obligations are paid, (ii) exercisable by the Administrative Agent at any time and without any request upon the Borrower by the Administrative Agent to so endorse, and (iii) exercisable in the name of the Administrative Agent or the Borrower.  The Borrower hereby waives presentment, demand, notice of dishonor, protest, notice of protest, and any and all other similar notices with respect thereto, regardless of the form of any endorsement thereof.  Neither the Administrative Agent nor the Lenders shall be bound or obligated to take any action to preserve any rights therein against prior parties thereto.

Section 7.3.  Collections and Receipt of Proceeds by Administrative Agent.  The Borrower hereby constitutes and appoints the Administrative Agent, or the Administrative Agent’s designated agent, as the Borrower’s attorney-in-fact to exercise, at any time, after the occurrence and during the continuance of an Event of Default, all or any of the following powers which, being coupled with an interest, shall be irrevocable until the complete and full payment of all of the Secured Obligations:

(a)                                 to receive, retain, acquire, take, endorse, assign, deliver, accept, and deposit, in the name of the Administrative Agent or the Borrower, any and all of the Borrower’s cash, instruments, chattel paper, documents, Proceeds of Accounts, Proceeds of Inventory, collection of Accounts, and any other writings relating to any of the Collateral.  The Borrower hereby waives presentment, demand, notice of dishonor, protest, notice of protest, and any and all other similar notices with respect thereto, regardless of the form of any endorsement thereof.  The Administrative Agent shall not be bound or obligated to take any action to preserve any rights therein against prior parties thereto;

(b)                                 to transmit to Account Debtors, on any or all of the Borrower’s Accounts, notice of assignment to the Administrative Agent, for the benefit of the Lenders, thereof and the security interest therein, and to request from such Account Debtors at any time, in the name of the Administrative Agent or the Borrower, information concerning the Borrower’s Accounts and the amounts owing thereon;

(c)                                  to transmit to purchasers of any or all of the Borrower’s Inventory, notice of the Administrative Agent’s security interest therein, and to request from such purchasers at any time, in the name of the Administrative Agent or the Borrower, information concerning the Borrower’s Inventory and the amounts owing thereon by such purchasers;

(d)                                 to notify and require Account Debtors on the Borrower’s Accounts and purchasers of the Borrower’s Inventory to make payment of their indebtedness directly to the Administrative Agent;

(e)                                  to enter into or assent to such amendment, compromise, extension, release or other modification of any kind of, or substitution for, the Accounts, or any thereof, as the Administrative Agent, in its reasonable discretion, may deem to be advisable;

(f)                                   to enforce the Accounts or any thereof, or any other Collateral, by suit or otherwise, to maintain any such suit or other proceeding in the name of the Administrative Agent or the Borrower, and to withdraw any such suit or other proceeding.  The Borrower agrees to lend every assistance requested by the Administrative Agent in respect of the foregoing, all at no cost or expense to the Administrative Agent and including, without limitation, the furnishing of such witnesses and of such records and other writings as the Administrative Agent may require in connection with making legal proof of any Account.  The Borrower agrees to reimburse the Administrative Agent in full for all court costs and attorneys’ fees and every other cost, expense or liability, if any, incurred or paid by the Administrative Agent in connection with the foregoing, which obligation of the Borrower shall constitute Obligations, shall be secured by the Collateral and shall bear interest, until paid, at the Default Rate;

(g)                                  to take or bring, in the name of the Administrative Agent or the Borrower, all steps, actions, suits, or proceedings deemed by the Administrative Agent necessary or desirable to effect the receipt, enforcement, and collection of the Collateral; and

(h)                                 to accept all collections in any form relating to the Collateral, including remittances that may reflect deductions, and to deposit the same into the Borrower’s Cash Collateral Account or, at the option of the Administrative Agent, to apply them as a payment against the Loans or any other Secured Obligations in accordance with this Agreement.

Section 7.4.  Administrative Agent’s Authority Under Pledged Notes.  For the better protection of the Administrative Agent and the Lenders hereunder, the Borrower has executed (or will execute, with respect to future Pledged Notes) an appropriate endorsement on (or separate from) each Pledged Note and has deposited (or will deposit, with respect to future Pledged Notes) such Pledged Note with the Administrative Agent, for the benefit of the Lenders.  The Borrower irrevocably authorizes and empowers the Administrative Agent, for the benefit of the Lenders, to (a) ask for, demand, collect and receive all payments of principal of and interest on the Pledged Notes; (b) compromise and settle any dispute arising in respect of the foregoing;

(c) execute and deliver vouchers, receipts and acquittances in full discharge of the foregoing; (d) exercise, in the Administrative Agent’s discretion, any right, power or privilege granted to the holder of any Pledged Note by the provisions thereof including, without limitation, the right to demand security or to waive any default thereunder; (e) endorse the Borrower’s name to each check or other writing received by the Administrative Agent as a payment or other proceeds of or otherwise in connection with any Pledged Note; (f) enforce delivery and payment of the principal and/or interest on the Pledged Notes, in each case by suit or otherwise as the Administrative Agent may desire; and (g) enforce the security, if any, for the Pledged Notes by instituting foreclosure proceedings, by conducting public or other sales or otherwise, and to take all other steps as the Administrative Agent, in its discretion, may deem advisable in connection with the forgoing; provided, however, that nothing contained or implied herein or elsewhere shall obligate the Administrative Agent to institute any action, suit or proceeding or to make or do any other act or thing contemplated by this Section 7.4 or prohibit the Administrative Agent from settling, withdrawing or dismissing any action, suit or proceeding or require the Administrative Agent to preserve any other right of any kind in respect of the Pledged Notes and the security, if any, therefor.

Section 7.5.  Commercial Tort Claims.  If the Borrower shall at any time hold or acquire a Commercial Tort Claim, the Borrower shall promptly notify the Administrative Agent thereof in a writing signed by the Borrower, that sets forth the details thereof and grants to the Administrative Agent (for the benefit of the Lenders) a Lien thereon and on the Proceeds thereof, all upon the terms of this Agreement, with such writing to be prepared by and in form and substance reasonably satisfactory to the Administrative Agent.

Section 7.6.  Use of Inventory and Equipment.  Until the exercise by the Administrative Agent and the Required Lenders of their rights under Article IX hereof, the Borrower may (a) retain possession of and use its Inventory and Equipment in any lawful manner not inconsistent with this Agreement or with the terms, conditions, or provisions of any policy of insurance thereon; (b) sell or lease its Inventory in the ordinary course of business or as otherwise permitted by this Agreement; and (c) use and consume any raw materials or supplies, the use and consumption of which are necessary in order to carry on the Borrower’s business.

ARTICLE VIII.  EVENTS OF DEFAULT

Any of the following specified events shall constitute an Event of Default (each an “Event of Default”):

Section 8.1.  Payments.  If (a) the interest on any Loan, any commitment or other fee, or any other Obligation not listed in subpart (b) hereof, shall not be paid in full when due and payable or within three Business Days thereafter, or (b) the principal of any Loan or any reimbursement obligation under any Letter of Credit that has been drawn shall not be paid in full when due and payable.

Section 8.2.  Special Covenants.  If any Company shall fail or omit to perform and observe Section 5.7, 5.8, 5.9, 5.11, 5.12, 5.13, 5.15, 5.20 or 5.25 hereof.

Section 8.3.  Other Covenants.  If any Company shall fail or omit to perform and observe any agreement or other provision (other than those referred to in Section 8.1 or 8.2 hereof) contained or referred to in this Agreement or any other Related Writing that is on such Company’s part to be complied with, and that Default shall not have been fully corrected within thirty (30) days after the earlier of (a) any Financial Officer of such Company becomes aware of the occurrence thereof, or (b) the giving of written notice thereof to the Borrower by the Administrative Agent or the Required Lenders that the specified Default is to be remedied.

Section 8.4.  Representations and Warranties.  If any representation, warranty or statement made in or pursuant to this Agreement or any other Related Writing or any other material information furnished by any Company to the Administrative Agent or the Lenders, or any thereof, shall be false or erroneous in any material respect on or as of the date made or deemed to be made.

Section 8.5.  Cross Default.  If any Company shall default in the payment of principal or interest due and owing under any Material Indebtedness Agreement beyond any period of grace provided with respect thereto or in the performance or observance of any other agreement, term or condition contained in any agreement under which such obligation is created, if the effect of such default is to allow the acceleration of the maturity of such Indebtedness or to permit the holder thereof to cause such Indebtedness to become due prior to its stated maturity.

Section 8.6.  ERISA Default.  The occurrence of one or more ERISA Events that (a) the Required Lenders determine could reasonably be expected to have a Material Adverse Effect, or (b) results in a material Lien on any of the assets of any Company (except for any Liens expressly permitted pursuant to Section 5.9 hereof).

Section 8.7.  Change in Control.  If any Change in Control shall occur.

Section 8.8.  Judgments.  There is entered against any Company:

(a)                                 a final judgment or order for the payment of money by a court of competent jurisdiction, that remains unpaid or unstayed and undischarged for a period (during which execution shall not be effectively stayed) of sixty (60) days after the date on which the right to appeal has expired, provided that such occurrence shall constitute an Event of Default only if the aggregate of all such judgments for all such Companies, shall exceed Three Million Dollars ($3,000,000) (less any amount that will be covered by the proceeds of insurance and is not subject to dispute by the insurance provider); or

(b)                                 any one or more non-monetary final judgments that are not covered by insurance, or, if covered by insurance, for which the insurance company has not agreed to or acknowledged coverage, and that, in either case, the Required Lenders reasonably determine have, or could be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (i) enforcement proceedings are commenced by the prevailing party or any creditor upon such judgment or order, or (ii) there is a period of ten consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect.

Section 8.9.  Security.  If any Lien granted in this Agreement or any other Loan Document in favor of the Administrative Agent, for the benefit of the Lenders, shall be determined to be (a) void, voidable or invalid, or is subordinated or not otherwise given the priority contemplated by this Agreement and the Borrower (or the appropriate Credit Party) has failed to promptly execute appropriate documents to correct such matters, or (b) unperfected as to any Collateral with an aggregate value in excess of Three Million Dollars ($3,000,000) (as determined by the Administrative Agent, in its reasonable discretion) and the Borrower (or the appropriate Credit Party) has failed to promptly execute appropriate documents to correct such matters.

Section 8.10.  Validity of Loan Documents.  If (a) any material provision, in the sole opinion of the Administrative Agent, of any Loan Document shall at any time cease to be valid, binding and enforceable against any Credit Party; (b) the validity, binding effect or enforceability of any Loan Document against any Credit Party shall be contested by any Credit Party; (c) any Credit Party shall deny that it has any or further liability or obligation under any Loan Document; or (d) any Loan Document shall be terminated, invalidated or set aside, or be declared ineffective or inoperative or in any way cease to give or provide to the Administrative Agent and the Lenders the benefits purported to be created thereby.

Section 8.11.  Solvency.

(a)                                 Solvency of Certain Companies.  If any Company (other than a Material Domestic Subsidiary, a Credit Party or a Dormant Subsidiary) shall engage in or permit to occur (whether voluntarily or involuntarily) any of the activities set forth in Section 8.11(b) hereof.

(b)                                 Solvency of the Companies.  If any Company that is a Material Domestic Subsidiary or a Credit Party shall (i) except as permitted pursuant to Section 5.12 hereof, discontinue business; (ii) generally not pay its debts as such debts become due; (iii) make a general assignment for the benefit of creditors; (iv) apply for or consent to the appointment of an interim receiver, a receiver, a receiver and manager, an administrator, a sequestrator, a monitor, a custodian, a trustee, an interim trustee, a liquidator, an agent or any other similar official of all or a substantial part of its assets or of such Company; (v) be adjudicated a debtor or insolvent or have entered against it an order for relief under the Bankruptcy Code, or under any other bankruptcy insolvency, liquidation, winding-up, corporate or similar statute or law, foreign, federal, state or provincial, in any applicable jurisdiction, now or hereafter existing, as any of the foregoing may be amended from time to time, or other applicable statute for jurisdictions outside of the United States, as the case may be; (vi) file a voluntary petition under the Bankruptcy Code or seek relief under any bankruptcy or insolvency or analogous law in any jurisdiction outside of the United States, or file a proposal or notice of intention to file such petition; (vii) have an involuntary proceeding under the Bankruptcy Code filed against it and the same shall not be controverted within ten days, or shall continue undismissed for a period of sixty (60) days from commencement of such proceeding or case; (viii) file a petition, an answer, an application or a proposal seeking reorganization or an arrangement with creditors or seeking to take advantage of any other law (whether federal, provincial or state, or, if applicable, other jurisdiction) relating to relief of debtors, or admit (by answer, by default or otherwise) the material allegations of a petition filed against it in any bankruptcy, reorganization, insolvency or other proceeding (whether federal, provincial or state, or, if applicable, other jurisdiction) relating to relief of debtors; (ix) suffer or permit to continue unstayed and in effect for thirty (30) consecutive days any judgment, decree or order entered by a court of competent jurisdiction, that approves a petition or an application or a proposal seeking its reorganization or appoints an interim receiver, a receiver and manager, an administrator, custodian, trustee, interim trustee or liquidator of all or a substantial part of its assets, or of such Company; (x) have an administrative receiver appointed over the whole or substantially the whole of its assets, or of such Company; (xi) have assets, the value of which is less than its liabilities; or (xii) have a moratorium declared in respect of any of its Indebtedness, or any analogous procedure or step is taken in any jurisdiction.

ARTICLE IX.  REMEDIES UPON DEFAULT

Notwithstanding any contrary provision or inference herein or elsewhere:

Section 9.1.  Optional Defaults.  If any Event of Default referred to in Section 8.1, 8.2, 8.3, 8.4, 8.5, 8.6, 8.7, 8.8, 8.9, 8.10 or 8.11(a) hereof shall occur, the Administrative Agent may, with the consent of the Required Lenders, and shall, at the written request of the Required Lenders, give written notice to the Borrower to:

(a)                                 terminate the Commitment, if not previously terminated, and, immediately upon such election, the obligations of the Lenders, and each thereof, to make any further Loan, and the obligation of the Fronting Lender to issue any Letter of Credit, immediately shall be terminated; and/or

(b)                                 accelerate the maturity of all of the Obligations (if the Obligations are not already due and payable), whereupon all of the Obligations shall become and thereafter be immediately due and payable in full without any presentment or demand and without any further or other notice of any kind, all of which are hereby waived by the Borrower.

Section 9.2.  Automatic Defaults.  If any Event of Default referred to in Section 8.11(b) hereof shall occur:

(a)                                 all of the Commitment shall automatically and immediately terminate, if not previously terminated, and no Lender thereafter shall be under any obligation to grant any further Loan, nor shall the Fronting Lender be obligated to issue any Letter of Credit; and

(b)                                 the principal of and interest then outstanding on all of the Loans, and all of the other Obligations, shall thereupon become and thereafter be immediately due and payable in full (if the Obligations are not already due and payable), all without any presentment, demand or notice of any kind, which are hereby waived by the Borrower.

Section 9.3.  Letters of Credit.  If the maturity of the Obligations shall be accelerated pursuant to Section 9.1 or 9.2 hereof, the Borrower shall immediately deposit with the Administrative Agent, as security for the obligations of the Borrower and any Guarantor of

Payment to reimburse the Administrative Agent and the Revolving Lenders for any then outstanding Letters of Credit, cash equal to one hundred five percent (105%) of the sum of the aggregate undrawn balance of any then outstanding Letters of Credit.  The Administrative Agent and the Lenders are hereby authorized, at their option, to deduct any and all such amounts from any deposit balances then owing by any Lender (or any affiliate of such Lender, wherever located) to or for the credit or account of any Company, as security for the obligations of the Borrower and any Guarantor of Payment to reimburse the Administrative Agent and the Revolving Lenders for any then outstanding Letters of Credit.

Section 9.4  Offsets.

(a)                                 If there shall occur or exist any Event of Default referred to in Section 8.11(b) hereof or if the maturity of the Obligations is accelerated pursuant to Section 9.1 or 9.2 hereof, each Lender shall have the right at any time to set off against, and to appropriate and apply toward the payment of, any and all of the Obligations then owing by the Borrower or a Guarantor of Payment to such Lender (including, without limitation, any participation purchased or to be purchased pursuant to Section 2.2(b), 2.2(c) or 9.5 hereof), whether or not the same shall then have matured, any and all deposit (general or special) balances and all other indebtedness then held or owing by such Lender (including, without limitation, by branches and agencies or any affiliate of such Lender, wherever located) to or for the credit or account of the Borrower or any Guarantor of Payment, all without notice to or demand upon the Borrower or any other Person, all such notices and demands being hereby expressly waived by the Borrower.

(b)                                 Notwithstanding anything in this Agreement to the contrary, if a Lender acts as a Securities Intermediary or a depository institution for a Credit Party, and the applicable Securities Accounts or Deposit Accounts of such Credit Party with such Lender (or an affiliate of a Lender) are not subject to a Control Agreement, then such Lender agrees that such accounts are subject to the Lien of the Administrative Agent (to the extent granted pursuant to the Security Documents) and it will not set off against or appropriate toward the payment of, any Indebtedness owing to such Lender that does not constitute Obligations (other than Customary Setoffs with respect to such Deposit Accounts or Securities Accounts).

Section 9.5.  Equalization Provisions.

(a)                                 Equalization Within Commitments Prior to an Equalization Event.  Each Revolving Lender agrees with the other Revolving Lenders that, if it at any time shall obtain any Advantage over the other Revolving Lenders, or any thereof, in respect of the Applicable Debt (except as to Swing Loans and Letters of Credit prior to the Administrative Agent’s giving of notice to participate and amounts under Article III hereof), such Revolving Lender, upon written request of the Administrative Agent, shall purchase from the other Revolving Lenders, for cash and at par, such additional participation in the Applicable Debt as shall be necessary to nullify the Advantage.  Each Term Lender agrees with the other Term Lenders that, if it at any time shall obtain any Advantage over the other Term Lenders, or any thereof, in respect of the Applicable Debt (except as to amounts under Article III hereof), such Term Lender shall purchase from the other Term Lenders, for cash and at par, such additional participation in the Applicable Debt as shall be necessary to nullify the Advantage.

(b)                                 Equalization Between Commitments After an Equalization Event.  After the occurrence of an Equalization Event, each Lender agrees with the other Lenders that, if such Lender at any time shall obtain any Advantage over the other Lenders or any thereof determined in respect of the Obligations (including Swing Loans and Letters of Credit but excluding amounts under Article III hereof) then outstanding, such Lender shall purchase from the other Lenders, for cash and at par, such additional participation in the Obligations as shall be necessary to nullify the Advantage in respect of the Obligations.  For purposes of determining whether or not, after the occurrence of an Equalization Event, an Advantage in respect of the Obligations shall exist, the Administrative Agent shall, as of the date that the Equalization Event occurs:

(i)                                     add the Revolving Credit Exposure and the Term Loan Exposure to determine the equalization maximum amount (the “Equalization Maximum Amount”); and

(ii)                                  determine an equalization percentage (the “Equalization Percentage”) for each Lender by dividing the aggregate amount of its Lender Credit Exposure by the Equalization Maximum Amount.

After the date of an Equalization Event, the Administrative Agent shall determine whether an Advantage exists among the Lenders by using the Equalization Percentage.  Such determination shall be conclusive absent manifest error.

(c)                                  Recovery of Amount.  If any such Advantage resulting in the purchase of an additional participation as set forth in subsection (a) or (b) hereof shall be recovered in whole or in part from the Lender receiving the Advantage, each such purchase shall be rescinded, and the purchase price restored (but without interest unless the Lender receiving the Advantage is required to pay interest on the Advantage to the Person recovering the Advantage from such Lender) ratably to the extent of the recovery.

(d)                                 Application and Sharing of Set-Off Amounts.  Each Lender further agrees with the other Lenders that:

(i)                                     if it at any time shall receive any payment for or on behalf of the Borrower on any Indebtedness owing by the Borrower to that Lender (whether by voluntary payment, by realization upon security, by reason of offset of any deposit or other Indebtedness, by counterclaim or cross action, by enforcement of any right under any Loan Document, or otherwise); or

(ii)                                  if any Lender (or affiliate of a Lender) (A) maintains Deposit Accounts or Securities Accounts of the Borrower or any Domestic Subsidiary, and (B) exercises a right of offset or takes other action against such Deposit Accounts or Securities Accounts;

then such Lender will apply all such payments (other than Customary Setoffs with respect to the Deposit Accounts or Securities Accounts referenced in subpart (b) above) first to any and all

Indebtedness owing by the Borrower to that Lender pursuant to this Agreement (including, without limitation, any participation purchased or to be purchased pursuant to this Section 9.5 or any other section of this Agreement), and to the extent not prohibited by law, to the remainder of the Obligations (and the Secured Obligations in accordance with Section 9.8 hereof).  Each Credit Party agrees that any Lender so purchasing a participation from the other Lenders, or any thereof, pursuant to this Section 9.5, or exercising its rights under this provision, may exercise all of its rights of payment (including the right of set-off) with respect to such participation or otherwise as fully as if such Lender were a direct creditor of such Credit Party in the amount of such participation.

Section 9.6.  Collateral.  The Administrative Agent and the Lenders shall at all times have the rights and remedies of a secured party under the U.C.C., in addition to the rights and remedies of a secured party provided elsewhere within this Agreement, in any other Related Writing executed by the Borrower or otherwise provided in law or equity.  Upon the occurrence and during the continuance of an Event of Default and at all times thereafter, the Administrative Agent may require the Borrower to assemble the Collateral, which the Borrower agrees to do, and make it available to the Administrative Agent and the Lenders at a reasonably convenient place to be designated by the Administrative Agent.  The Administrative Agent may, with or without notice to or demand upon the Borrower and with or without the aid of legal process, make use of such force as may be necessary to enter any premises where the Collateral, or any part thereof, may be found and to take possession thereof (including anything found in or on the Collateral that is not specifically described in this Agreement, each of which findings shall be considered to be an accession to and a part of the Collateral) and for that purpose may pursue the Collateral wherever the same may be found, without liability for trespass or damage caused thereby to the Borrower.  After any delivery or taking of possession of the Collateral, or any portion thereof, pursuant to this Agreement, then, with or without resort to the Borrower personally or any other Person or property, all of which the Borrower hereby waives, and upon such terms and in such manner as the Administrative Agent may deem advisable, the Administrative Agent, in its discretion, may sell, assign, transfer and deliver any of the Collateral at any time, or from time to time.  No prior notice need be given to the Borrower or to any other Person in the case of any sale of Collateral that the Administrative Agent determines to be perishable or to be declining speedily in value or that is customarily sold in any recognized market, but in any other case the Administrative Agent shall give the Borrower not fewer than ten days prior notice of either the time and place of any public sale of the Collateral or of the time after which any private sale or other intended disposition thereof is to be made.  The Borrower waives advertisement of any such sale and (except to the extent specifically required by the preceding sentence) waives notice of any kind in respect of any such sale.  At any such public sale, the Administrative Agent or the Lenders may purchase the Collateral, or any part thereof, free from any right of redemption, all of which rights the Borrower hereby waives and releases.  After deducting all Related Expenses, and after paying all claims, if any, secured by Liens having precedence over this Agreement, the Administrative Agent may apply the net proceeds of each such sale to or toward the payment of the Secured Obligations, whether or not then due, in such order and by such division as the Administrative Agent, in its reasonable discretion, may deem advisable.  Any excess, to the extent permitted by law, shall be paid to the Borrower, and the Borrower shall remain liable for any deficiency.  In addition, the

Administrative Agent shall at all times have the right to obtain new appraisals of the Borrower or the Collateral, the cost of which shall be paid by the Borrower.

Section 9.7.  Other Remedies.  The remedies in this Article IX are in addition to, and not in limitation of, any other right, power, privilege, or remedy, either in law, in equity, or otherwise, to which the Lenders may be entitled.  The Administrative Agent shall exercise the rights under this Article IX and all other collection efforts on behalf of the Lenders and no Lender shall act independently with respect thereto, except as otherwise specifically set forth in this Agreement.

Section 9.8.  Application of Proceeds.

(a)                                 Payments Prior to Exercise of Remedies.  Prior to the exercise by the Administrative Agent, on behalf of the Lenders, of remedies under this Agreement or the other Loan Documents, all monies received by the Administrative Agent shall be applied, unless otherwise required by the terms of the other Loan Documents or by applicable law, as follows (provided that the Administrative Agent shall have the right at all times to apply any payment received from the Borrower first to the payment of all obligations (to the extent not paid by the Borrower) incurred by the Administrative Agent pursuant to Sections 11.6 and 11.7  hereof and to the payment of Related Expenses):

(i)                                     with respect to payments received in connection with the Revolving Credit Commitment, to the Revolving Lenders; and

(ii)                                  with respect to payments received in connection with the Term Loan Commitment, to the Term Lenders.

(b)                                 Payments Subsequent to Exercise of Remedies.  After the exercise by the Administrative Agent or the Required Lenders of remedies under this Agreement or the other Loan Documents, all monies received by the Administrative Agent shall be applied, unless otherwise required by the terms of the other Loan Documents or by applicable law, as follows:

(i)                                     first, to the payment of all obligations (to the extent not paid by the Borrower) incurred by the Administrative Agent pursuant to Sections 11.6 and 11.7 hereof and to the payment of Related Expenses to the Administrative Agent;

(ii)                                  second, to the payment pro rata of (A) interest then accrued and payable on the outstanding Loans, (B) any fees then accrued and payable to the Administrative Agent, (C) any fees then accrued and payable to the Fronting Lender or the holders of the Letter of Credit Commitment in respect of the Letter of Credit Exposure, (D) any commitment fees, amendment fees and similar fees shared pro rata among the Lenders under this Agreement that are then accrued and payable, and (E) to the extent not paid by the Borrower, to the obligations incurred by the Lenders (other than the Administrative Agent) pursuant to Sections 11.6 and 11.7 hereof;

(iii)                               third, for payment of (A) principal outstanding on the Loans and the Letter of Credit Exposure, on a pro rata basis to the Lenders, based upon each such Lender’s Overall Commitment Percentage, provided that the amounts payable in respect of the Letter of Credit Exposure shall be held and applied by the Administrative Agent as security for the reimbursement obligations in respect thereof, and, if any Letter of Credit shall expire without being drawn, then the amount with respect to such Letter of Credit shall be distributed to the Lenders, on a pro rata basis in accordance with this subpart (iii), (B) the Indebtedness under any Hedge Agreement with a Lender (or an entity that is an affiliate of a then existing Lender), other than Indebtedness of a Credit Party that constitutes Excluded Swap Obligations of such Credit Party, with such amount referenced in this subpart (B) to be based upon the net termination obligation of the Borrower under such Hedge Agreement, and (C) the Bank Product Obligations owing to a Lender (or an entity that is an affiliate of a then existing Lender) under Bank Product Agreements; with such payment to be pro rata among (A), (B) and (C) of this subpart (iii);

(iv)                              fourth, to any remaining Secured Obligations; and

(v)                                 finally, any remaining surplus after all of the Secured Obligations have been paid in full, to the Borrower or to whomsoever shall be lawfully entitled thereto.

ARTICLE X.  THE ADMINISTRATIVE AGENT

The Lenders authorize KeyBank and KeyBank hereby agrees to act as agent for the Lenders in respect of this Agreement upon the terms and conditions set forth elsewhere in this Agreement, and upon the following terms and conditions:

Section 10.1.  Appointment and Authorization.  Each Lender hereby irrevocably appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers hereunder as are delegated to the Administrative Agent by the terms hereof, together with such powers as are reasonably incidental thereto.  Neither the Administrative Agent nor any of its affiliates, directors, officers, attorneys or employees shall (a) be liable for any action taken or omitted to be taken by it or them hereunder or in connection herewith, except for its or their own gross negligence or willful misconduct (as determined by a final judgment of a court of competent jurisdiction), or be responsible in any manner to any of the Lenders for the effectiveness, enforceability, genuineness, validity or due execution of this Agreement or any other Loan Documents, (b) be under any obligation to any Lender to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions hereof or thereof on the part of the Borrower or any other Company, or the financial condition of the Borrower or any other Company, or (c) be liable to any of the Companies for consequential damages resulting from any breach of contract, tort or other wrong in connection with the negotiation, documentation, administration or collection of the Loans or Letters of Credit or any of the Loan Documents.  Notwithstanding any provision to the contrary contained in this Agreement or in any other Loan Document, the Administrative Agent shall not have any duty or responsibility except those expressly set forth herein, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any Lender or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent.  Without limiting the generality of the foregoing sentence, the use of the term “agent” herein and in other Loan Documents with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law.  Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

Section 10.2.  Note Holders.  The Administrative Agent may treat the payee of any Note as the holder thereof (or, if there is no Note, the holder of the interest as reflected on the books and records of the Administrative Agent) until written notice of transfer shall have been filed with the Administrative Agent, signed by such payee and in form reasonably satisfactory to the Administrative Agent.

Section 10.3.  Consultation With Counsel.  The Administrative Agent may consult with legal counsel selected by the Administrative Agent and shall not be liable for any action taken or suffered in good faith by the Administrative Agent in accordance with the opinion of such counsel.

Section 10.4.  Documents.  The Administrative Agent shall not be under any duty to examine into or pass upon the validity, effectiveness, genuineness or value of any Loan Document or any other Related Writing furnished pursuant hereto or in connection herewith or the value of any collateral obtained hereunder, and the Administrative Agent shall be entitled to assume that the same are valid, effective and genuine and what they purport to be.

Section 10.5.  Administrative Agent and Affiliates.  KeyBank and its affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Companies and Affiliates as though KeyBank were not the Administrative Agent hereunder and without notice to or consent of any Lender.  Each Lender acknowledges that, pursuant to such activities, KeyBank or its affiliates may receive information regarding any Company or any Affiliate (including information that may be subject to confidentiality obligations in favor of such Company or such Affiliate) and acknowledge that the Administrative Agent shall be under no obligation to provide such information to other Lenders.  With respect to Loans and Letters of Credit (if any), KeyBank and its affiliates shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though KeyBank were not the Administrative Agent, and the terms “Lender” and “Lenders” include KeyBank and its affiliates, to the extent applicable, in their individual capacities.

Section 10.6.  Knowledge or Notice of Default.  The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless the Administrative Agent has received written notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default”.  In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders.  The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or, if so specified by this Agreement, all Lenders); provided that, unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable, in its discretion, for the protection of the interests of the Lenders.

Section 10.7.  Action by Administrative Agent.  Subject to the other terms and conditions hereof, so long as the Administrative Agent shall be entitled, pursuant to Section 10.6 hereof, to assume that no Default or Event of Default shall have occurred and be continuing, the Administrative Agent shall be entitled to use its discretion with respect to exercising or refraining from exercising any rights that may be vested in it by, or with respect to taking or refraining from taking any action or actions that it may be able to take under or in respect of, this Agreement.  The Administrative Agent shall incur no liability under or in respect of this Agreement by acting upon any notice, certificate, warranty or other paper or instrument believed by it to be genuine or authentic or to be signed by the proper party or parties, or with respect to anything that it may do or refrain from doing in the reasonable exercise of its judgment, or that may seem to it to be necessary or desirable in the premises.  Without limiting the foregoing, no Lender shall have any right of action whatsoever against the Administrative Agent as a result of the Administrative Agent’s acting or refraining from acting hereunder in accordance with the instructions of the Required Lenders.

Section 10.8.  Release of Collateral or Guarantor of Payment.  In the event of a merger, transfer of assets or other transaction permitted pursuant to Section 5.12 hereof (or otherwise permitted pursuant to this Agreement) where the proceeds of such merger, transfer or other transaction are applied in accordance with the terms of this Agreement to the extent required to be so applied, or in the event of a merger, consolidation, dissolution or similar event, permitted pursuant to this Agreement, the Administrative Agent, at the request and expense of the Borrower, is hereby authorized by the Lenders to (a) release the relevant Collateral from this Agreement or any other Loan Document, (b) release a Guarantor of Payment in connection with such permitted transfer or event, and (c) duly assign, transfer and deliver to the affected Person (without recourse and without any representation or warranty) such Collateral as is then (or has been) so transferred or released and as may be in possession of the Administrative Agent and has not theretofore been released pursuant to this Agreement.

Section 10.9.  Delegation of Duties.  The Administrative Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties.  The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct, as determined by a final judgment of a court of competent jurisdiction.

Section 10.10.  Indemnification of Administrative Agent.  The Lenders agree to indemnify the Administrative Agent (to the extent not reimbursed by the Borrower) ratably, according to their respective Overall Commitment Percentages, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including attorneys’ fees and expenses) or disbursements of any kind or nature whatsoever that may be imposed on, incurred by or asserted against the Administrative Agent in its capacity as agent in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted by the Administrative Agent with respect to this Agreement or any other Loan Document, provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including attorneys’ fees and expenses) or disbursements resulting from the Administrative Agent’s gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction, or from any action taken or omitted by the Administrative Agent in any capacity other than as agent under this Agreement or any other Loan Document.  No action taken in accordance with the directions of the Required Lenders shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section 10.10.  The undertaking in this Section 10.10 shall survive repayment of the Loans, cancellation of the Notes, if any, expiration or termination of the Letters of Credit, termination of the Commitment, any foreclosure under, or modification, release or discharge of, any or all of the Loan Documents, termination of this Agreement and the resignation or replacement of the agent.

Section 10.11.  Successor Agent.  The Administrative Agent may resign as agent hereunder by giving not fewer than thirty (30) days prior written notice to the Borrower and the Lenders.  If the Administrative Agent shall resign under this Agreement, then either (a) the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders (with the consent of the Borrower so long as an Event of Default does not exist and which consent shall not be unreasonably withheld), or (b) if a successor agent shall not be so appointed and approved within the thirty (30) day period following the Administrative Agent’s notice to the Lenders of its resignation, then the Administrative Agent shall appoint a successor agent that shall serve as agent until such time as the Required Lenders appoint a successor agent.  If no successor agent has accepted appointment as the Administrative Agent by the date that is thirty (30) days following a retiring Administrative Agent’s notice of resignation, the retiring Administrative Agent’s resignation shall nevertheless thereupon become effective, and the Lenders shall assume and perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. Upon its appointment, such successor agent shall succeed to the rights, powers and duties as agent, and the term “Administrative Agent” means such successor effective upon its appointment, and the former agent’s rights, powers and duties as agent shall be terminated without any other or further act or deed on the part of such former agent or any of the parties to this Agreement.  After any retiring Administrative Agent’s resignation as the Administrative Agent, the provisions of this Article X shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent under this Agreement and the other Loan Documents.

Section 10.12.  Fronting Lender.  The Fronting Lender shall act on behalf of the Lenders with respect to any Letters of Credit issued by the Fronting Lender and the documents associated therewith.  The Fronting Lender shall have all of the benefits and immunities (a) provided to the Administrative Agent in this Article X with respect to any acts taken or omissions suffered by the Fronting Lender in connection with the Letters of Credit and the applications and agreements for letters of credit pertaining to such Letters of Credit as fully as if the term “Administrative

Agent”, as used in this Article X, included the Fronting Lender with respect to such acts or omissions, and (b) as additionally provided in this Agreement with respect to the Fronting Lender.

Section 10.13.  Swing Line Lender.  The Swing Line Lender shall act on behalf of the Lenders with respect to any Swing Loans.  The Swing Line Lender shall have all of the benefits and immunities (a) provided to the Administrative Agent in this Article X with respect to any acts taken or omissions suffered by the Swing Line Lender in connection with the Swing Loans as fully as if the term “Administrative Agent”, as used in this Article X, included the Swing Line Lender with respect to such acts or omissions, and (b) as additionally provided in this Agreement with respect to the Swing Line Lender.

Section 10.14.  Administrative Agent May File Proofs of Claim.  In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Credit Party, (a) the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise, to (i) file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent) allowed in such judicial proceedings, and (ii) collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and (b) any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent.  Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

Section 10.15.  No Reliance on Administrative Agent’s Customer Identification Program.  Each Lender acknowledges and agrees that neither such Lender, nor any of its affiliates, participants or assignees, may rely on the Administrative Agent to carry out such Lender’s or its affiliate’s, participant’s or assignee’s customer identification program, or other obligations required or imposed under or pursuant to the Patriot Act or the regulations thereunder, including the regulations contained in 31 CFR 103.121 (as hereafter amended or replaced, the “CIP Regulations”), or any other anti-terrorism law, including any programs involving any of the following items relating to or in connection with the Borrower, its Affiliates or agents, the Loan

Documents or the transactions hereunder: (a) any identity verification procedures, (b) any record keeping, (c) any comparisons with government lists, (d) any customer notices or (e) any other procedures required under the CIP Regulations or such other laws.

Section 10.16.  Other Agents.  The Administrative Agent shall have the continuing right from time to time to designate one or more Lenders (or its or their affiliates) as “syndication agent”, “co-syndication agent”, “documentation agent”, “co-documentation agent”, “book runner”, “lead arranger”, “joint lead arranger”, “arrangers” or other designations for purposes hereof, but (a) any such designation shall have no substantive effect, and (b) any such Lender and its affiliates shall have no additional powers, duties, responsibilities or liabilities as a result thereof.

ARTICLE XI.  MISCELLANEOUS

Section 11.1.  Lenders’ Independent Investigation.  Each Lender, by its signature to this Agreement, acknowledges and agrees that the Administrative Agent has made no representation or warranty, express or implied, with respect to the creditworthiness, financial condition, or any other condition of any Company or with respect to the statements contained in any information memorandum furnished in connection herewith or in any other oral or written communication between the Administrative Agent and such Lender.  Each Lender represents that it has made and shall continue to make its own independent investigation of the creditworthiness, financial condition and affairs of the Companies in connection with the extension of credit hereunder, and agrees that the Administrative Agent has no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto (other than such notices as may be expressly required to be given by the Administrative Agent to the Lenders hereunder), whether coming into its possession before the first Credit Event hereunder or at any time or times thereafter.  Each Lender further represents that it has reviewed each of the Loan Documents.

Section 11.2.  No Waiver; Cumulative Remedies.  No omission or course of dealing on the part of the Administrative Agent, any Lender or the holder of any Note (or, if there is no Note, the holder of the interest as reflected on the books and records of the Administrative Agent) in exercising any right, power or remedy hereunder or under any of the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder or under any of the Loan Documents.  The remedies herein provided are cumulative and in addition to any other rights, powers or privileges held under any of the Loan Documents or by operation of law, by contract or otherwise.

Section 11.3.  Amendments, Waivers and Consents.

(a)           General Rule.  No amendment, modification, termination, or waiver of any provision of any Loan Document nor consent to any variance therefrom (other than pursuant to Section 2.10(b) or (c) hereof), shall be effective unless the same shall be in writing and signed by the Required Lenders and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

(b)           Exceptions to the General Rule.  Notwithstanding the provisions of subsection (a) of this Section 11.3:

(i)            Unanimous Consent Requirements.  Subject to subpart (ii) below, unanimous consent of the Lenders shall be required with respect to (A) any increase in the Commitment hereunder (except as specified in Section 2.10(b) or (c) hereof), (B) the extension of the stated maturity of the Loans, the payment date of interest or scheduled principal hereunder, or the payment date of commitment fees payable hereunder, (C) any reduction in the stated rate of interest on the Loans (provided that the institution of the Default Rate or post default interest and a subsequent removal of the Default Rate or post default interest shall not constitute a decrease in interest rate pursuant to this Section 11.3), or in any amount of interest or scheduled principal due on any Loan, or any reduction in the stated rate of commitment fees payable hereunder or any change in the manner of pro rata application of any payments made by the Borrower to the Lenders hereunder, (D) any change in any percentage voting requirement, voting rights, or the Required Lenders definition in this Agreement, (E) the release of the Borrower or any Guarantor of Payment or of all or substantially all of the collateral securing the Secured Obligations, except as specifically permitted hereunder, or (F) any amendment to this Section 11.3 or Section 9.5 or 9.8 hereof.

(ii)           Provisions Relating to Special Rights and Duties.  No provision of this Agreement affecting the Administrative Agent in its capacity as such shall be amended, modified or waived without the consent of the Administrative Agent.  The Lead Arrangers Fee Letter may be amended or modified by the Administrative Agent and the Borrower with respect to the annual administrative fees set forth therein without the consent of any other Lender (or affiliate thereof).  No provision of this Agreement relating to the rights or duties of the Fronting Lender in its capacity as such shall be amended, modified or waived without the consent of the Fronting Lender. No provision of this Agreement relating to the rights or duties of the Swing Line Lender in its capacity as such shall be amended, modified or waived without the consent of the Swing Line Lender.

(c)           Replacement of Non-Consenting Lender.  If, in connection with any proposed amendment, waiver or consent hereunder, the consent of all Lenders is required, but only the consent of Required Lenders is obtained, (any Lender withholding consent as described in this subsection (c) being referred to as a “Non-Consenting Lender”), then, so long as the Administrative Agent is not the Non-Consenting Lender, the Administrative Agent may (and shall, if requested by the Borrower), at the sole expense of the Borrower, upon notice to such Non-Consenting Lender and the Borrower, require such Non-Consenting Lender to assign and delegate, without recourse (in accordance with the restrictions contained in Section 11.10 hereof) all of its interests, rights and obligations under this Agreement to a financial institution acceptable to the Administrative Agent and the Borrower that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that such Non-Consenting Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from such financial institution (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts, including any breakage compensation under Article III hereof).

(d)           Generally.  Notice of amendments, waivers or consents ratified by the Lenders hereunder shall be forwarded by the Administrative Agent to all of the Lenders.  Each Lender or other holder of a Note, or if there is no Note, the holder of the interest as reflected on the books and records of the Administrative Agent (or interest in any Loan or Letter of Credit) shall be bound by any amendment, waiver or consent obtained as authorized by this Section 11.3, regardless of its failure to agree thereto.

Section 11.4.  Notices.  All notices, requests, demands and other communications provided for hereunder shall be in writing and, if to the Borrower, mailed or delivered to it, addressed to it at the address specified on the signature pages of this Agreement, if to a Lender, mailed or delivered to it, addressed to the address of such Lender specified on the signature pages of this Agreement, or, as to each party, at such other address as shall be designated by such party in a written notice to each of the other parties.  All notices, statements, requests, demands and other communications provided for hereunder shall be deemed to be given or made when delivered (if received during normal business hours on a Business Day, such Business Day or otherwise the following Business Day), or two Business Days after being deposited in the mails with postage prepaid by registered or certified mail, addressed as aforesaid, or sent by facsimile or electronic communication, in each case of facsimile or electronic communication with telephonic confirmation of receipt.  All notices from the Borrower to the Administrative Agent or the Lenders pursuant to any of the provisions hereof shall not be effective until received by the Administrative Agent or the Lenders, as the case may be.  For purposes of Article II hereof, the Administrative Agent shall be entitled to rely on telephonic instructions from any person that the Administrative Agent in good faith believes is an Authorized Officer, and the Borrower shall hold the Administrative Agent and each Lender harmless from any loss, cost or expense resulting from any such reliance.

Section 11.5.  Costs, Expenses and Documentary Taxes.  The Borrower agrees to pay on demand all costs and expenses of the Administrative Agent and all Related Expenses, including but not limited to (a) bank meeting, administration, travel and out-of-pocket expenses, including but not limited to attorneys’ fees and expenses, of the Administrative Agent in connection with the preparation, negotiation and closing of the Loan Documents and the administration of the Loan Documents, and the collection and disbursement of all funds hereunder and the other instruments and documents to be delivered hereunder, (b) extraordinary expenses of the Administrative Agent in connection with the administration of the Loan Documents and the other instruments and documents to be delivered hereunder, and (c) the reasonable fees and out-of-pocket expenses of special counsel for the Administrative Agent, with respect to the foregoing, and of local counsel, if any, who may be retained by said special counsel with respect thereto.  The Borrower also agrees to pay on demand all costs and expenses (including Related Expenses) of the Administrative Agent and the Lenders, including reasonable attorneys’ fees and expenses, in connection with the restructuring or enforcement of the Obligations, this Agreement or any other Related Writing.  In addition, the Borrower shall pay any and all Other Taxes, assessments, charges and fees payable or determined to be payable in connection with the execution and delivery of the Loan Documents, and the other instruments and documents to be delivered hereunder, and agrees to hold the Administrative Agent and each Lender harmless from and against any and all liabilities with respect to or resulting from any delay in paying or failure to pay such taxes or fees.  All obligations provided for in this Section 11.5 shall survive any termination of this Agreement.

Section 11.6.  Indemnification.  The Borrower agrees to defend, indemnify and hold harmless the Administrative Agent and the Lenders (and their respective affiliates, officers, directors, attorneys, agents and employees) from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including attorneys’ fees) or disbursements of any kind or nature whatsoever that may be imposed on, incurred by or asserted against the Administrative Agent or any Lender in connection with any investigative, administrative or judicial proceeding (whether or not such Lender or the Administrative Agent shall be designated a party thereto) or any other claim by any Person relating to or arising out of any Loan Document or any actual or proposed use of proceeds of the Loans or any of the Obligations, or any activities of any Company or its Affiliates; provided that no Lender nor the Administrative Agent shall have the right to be indemnified under this Section 11.6 for its own (or its respective affiliates’, officers’, directors’, attorneys’, agents’ or employees’) gross negligence or willful misconduct, as determined by a final judgment of a court of competent jurisdiction.  This Section 11.6 shall not apply with respect to Taxes other than Taxes that represent losses, claims or damages arising from a non-Tax claim.  All obligations provided for in this Section 11.6 shall survive any termination of this Agreement.

Section 11.7.  Obligations Several; No Fiduciary Obligations.  The obligations of the Lenders hereunder are several and not joint.  Nothing contained in this Agreement and no action taken by the Administrative Agent or the Lenders pursuant hereto shall be deemed to constitute the Administrative Agent or the Lenders a partnership, association, joint venture or other entity.  No default by any Lender hereunder shall excuse the other Lenders from any obligation under this Agreement; but no Lender shall have or acquire any additional obligation of any kind by reason of such default.  The relationship between the Borrower and the Lenders with respect to the Loan Documents and the other Related Writings is and shall be solely that of debtor and creditors, respectively, and neither the Administrative Agent nor any Lender shall have any fiduciary obligation toward any Credit Party with respect to any such documents or the transactions contemplated thereby.

Section 11.8.  Execution in Counterparts.  This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, and by facsimile or other electronic signature, each of which counterparts when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

Section 11.9.  Binding Effect; Borrower’s Assignment.  This Agreement shall become effective when it shall have been executed by the Borrower, the Administrative Agent and each Lender and thereafter shall be binding upon and inure to the benefit of the Borrower, the

Administrative Agent and each of the Lenders and their respective successors and permitted assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Administrative Agent and all of the Lenders.

Section 11.10.  Lender Assignments.

(a)           Assignments of Commitments.  Each Lender shall have the right at any time or times to assign to an Eligible Transferee (other than to a Lender that shall not be in compliance with this Agreement), without recourse, all or a percentage of all of the following: (i) such Lender’s Commitment, (ii) all Loans made by that Lender, (iii) such Lender’s Notes, and (iv) such Lender’s interest in any Letter of Credit or Swing Loan, and any participation purchased pursuant to Section 2.2(b) or (c) or Section 9.5 hereof.

(b)           Prior Consent.  No assignment may be consummated pursuant to this Section 11.10 without the prior written consent of the Borrower and the Administrative Agent (other than an assignment by any Lender to any affiliate of such Lender which affiliate is an Eligible Transferee and either wholly-owned by a Lender or is wholly-owned by a Person that wholly owns, either directly or indirectly, such Lender, or to another Lender), which consent of the Borrower and the Administrative Agent shall not be unreasonably withheld; provided that (i) the consent of the Borrower shall not be required if, at the time of the proposed assignment, any Default or Event of Default shall then exist and (ii) the Borrower shall be deemed to have granted its consent unless the Borrower has expressly objected to such assignment within three Business Days after notice thereof.  Anything herein to the contrary notwithstanding, any Lender may at any time make a collateral assignment of all or any portion of its rights under the Loan Documents to a Federal Reserve Bank, and no such assignment shall release such assigning Lender from its obligations hereunder.

(c)           Minimum Amount.  Each such assignment shall be in a minimum amount of the lesser of Five Million Dollars ($5,000,000) of the assignor’s Commitment and interest herein, or the entire amount of the assignor’s Commitment and interest herein.

(d)           Assignment Fee.  Unless the assignment shall be to an affiliate of the assignor or the assignment shall be due to merger of the assignor or for regulatory purposes, either the assignor or the assignee shall remit to the Administrative Agent, for its own account, an administrative fee of Three Thousand Five Hundred Dollars ($3,500).

(e)           Assignment Agreement.  Unless the assignment shall be due to merger of the assignor or a collateral assignment for regulatory purposes, the assignor shall (i) cause the assignee to execute and deliver to the Borrower and the Administrative Agent an Assignment Agreement, and (ii) execute and deliver, or cause the assignee to execute and deliver, as the case may be, to the Administrative Agent such additional amendments, assurances and other writings as the Administrative Agent may reasonably require.

(f)            Non-U.S. Assignee.  If the assignment is to be made to an assignee that is organized under the laws of any jurisdiction other than the United States or any state thereof, the assignor Lender shall cause such assignee, at least five Business Days prior to the effective date of such assignment, (i) to represent to the assignor Lender (for the benefit of the assignor Lender, the Administrative Agent and the Borrower) that under applicable law and treaties no taxes will be required to be withheld by the Administrative Agent, the Borrower or the assignor with respect to any payments to be made to such assignee in respect of the Loans hereunder, (ii) to furnish to the assignor Lender (and, in the case of any assignee registered in the Register (as defined below), the Administrative Agent and the Borrower) either U.S. Internal Revenue Service Form W-8ECI, Form W-8IMY or U.S. Internal Revenue Service Form W-8BEN, as applicable (wherein such assignee claims entitlement to complete exemption from U.S. federal withholding tax on all payments hereunder), and (iii) to agree (for the benefit of the assignor, the Administrative Agent and the Borrower) to provide to the assignor Lender (and, in the case of any assignee registered in the Register, to the Administrative Agent and the Borrower) a new Form W-8ECI or Form W-8BEN, as applicable, upon the expiration or obsolescence of any previously delivered form and comparable statements in accordance with applicable U.S. laws and regulations and amendments duly executed and completed by such assignee, and to comply from time to time with all applicable U.S. laws and regulations with regard to such withholding tax exemption.

(g)           Deliveries by Borrower.  Upon satisfaction of all applicable requirements specified in subsections (a) through (f) above, the Borrower shall execute and deliver (i) to the Administrative Agent, the assignor and the assignee, any consent or release (of all or a portion of the obligations of the assignor) required to be delivered by the Borrower in connection with the Assignment Agreement, and (ii) to the assignee, if requested, and the assignor, if applicable, an appropriate Note or Notes.  After delivery of the new Note or Notes, the assignor’s Note or Notes, if any, being replaced shall be returned to the Borrower marked “replaced”.

(h)           Effect of Assignment.  Upon satisfaction of all applicable requirements set forth in subsections (a) through (g) above, and any other condition contained in this Section 11.10, (i) the assignee shall become and thereafter be deemed to be a “Lender” for the purposes of this Agreement, (ii) the assignor shall be released from its obligations hereunder to the extent that its interest has been assigned, (iii) in the event that the assignor’s entire interest has been assigned, the assignor shall cease to be and thereafter shall no longer be deemed to be a “Lender” and (iv) the signature pages hereto and Schedule 1 hereto shall be automatically amended, without further action, to reflect the result of any such assignment.

(i)            Administrative Agent to Maintain Register.  Administrative Agent shall maintain at the address for notices referred to in Section 11.4 hereof a copy of each Assignment Agreement delivered to it and a register (the “Register”) for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Loans owing to, each Lender from time to time.  The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as the owner of the Loan recorded therein for all purposes of this Agreement.  The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

Section 11.11.  Sale of Participations.  Any Lender may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time sell participations to one or more Eligible Transferees (each a “Participant”) in all or a portion of its rights or obligations under this Agreement and the other Loan Documents (including, without limitation, all or a portion of the Commitment and the Loans and participations owing to it and the Note, if any, held by it) without the consent of the Borrower or the Administrative Agent; provided that:

(a)           any such Lender’s obligations under this Agreement and the other Loan Documents shall remain unchanged;

(b)           such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations;

(c)           the parties hereto shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and each of the other Loan Documents;

(d)           such Participant shall be bound by the provisions of Section 9.5 hereof, and the Lender selling such participation shall obtain from such Participant a written confirmation of its agreement to be so bound; and

(e)           no Participant (unless such Participant is itself a Lender) shall be entitled to require such Lender to take or refrain from taking action under this Agreement or under any other Loan Document, except that such Lender may agree with such Participant that such Lender will not, without such Participant’s consent, take action of the type described as follows:

(i)            increase the portion of the participation amount of any Participant over the amount thereof then in effect, or extend the Commitment Period, without the written consent of each Participant affected thereby; or

(ii)           reduce the principal amount of or extend the time for any payment of principal of any Loan, or reduce the rate of interest or extend the time for payment of interest on any Loan, or reduce the commitment fee, without the written consent of each Participant affected thereby.

The Borrower agrees that any Lender that sells participations pursuant to this Section 11.11 shall still be entitled to the benefits of Article III hereof, notwithstanding any such transfer; provided that the obligations of the Borrower shall not increase as a result of such transfer and the Borrower shall have no obligation to any Participant.

Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.  The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.  For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

Section 11.12.  Replacement of Affected Lenders.  Each Lender agrees that, during the time in which any Lender is an Affected Lender, the Administrative Agent shall have the right (and the Administrative Agent shall, if requested by the Borrower), at the sole expense of the Borrower, upon notice to such Affected Lender and the Borrower, to require that such Affected Lender assign and delegate, without recourse (in accordance with the restrictions contained in Section 11.10 hereof), all of its interests, rights and obligations under this Agreement to an Eligible Transferee, approved by the Borrower (unless an Event of Default shall exist) and the Administrative Agent, that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that such Affected Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder (recognizing that any Affected Lender may have given up its rights under this Agreement to receive payment of fees and other amounts pursuant to Section 2.7(e) and (f) hereof), from such Eligible Transferee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts, including any breakage compensation under Article III hereof).

Section 11.13.  Patriot Act Notice.  Each Lender, and the Administrative Agent (for itself and not on behalf of any other party), hereby notifies the Credit Parties that, pursuant to the requirements of the Patriot Act, such Lender and the Administrative Agent are required to obtain, verify and record information that identifies the Credit Parties, which information includes the name and address of each of the Credit Parties and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Credit Parties in accordance with the Patriot Act.  The Borrower shall provide, to the extent commercially reasonable, such information and take such actions as are reasonably requested by the Administrative Agent or a Lender in order to assist the Administrative Agent or such Lender in maintaining compliance with the Patriot Act.

Section 11.14.  Severability of Provisions; Captions; Attachments.  Any provision of this Agreement that shall be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.  The several captions to sections and subsections herein are inserted for convenience only and shall be ignored in interpreting the provisions of this Agreement.  Each schedule or exhibit attached to this Agreement shall be incorporated herein and shall be deemed to be a part hereof.

Section 11.15.  Investment Purpose.  Each of the Lenders represents and warrants to the Borrower that such Lender is entering into this Agreement with the present intention of acquiring any Note issued pursuant hereto (or, if there is no Note, the interest as reflected on the books and records of the Administrative Agent) for investment purposes only and not for the purpose of distribution or resale, it being understood, however, that each Lender shall at all times retain full control over the disposition of its assets.

Section 11.16.  Entire Agreement.  This Agreement, any Note and any other Loan Document or other agreement, document or instrument attached hereto or executed on or as of the Original Closing Date (as such documents may have been amended, restated, amended and restated or replaced) and the Closing Date integrate all of the terms and conditions mentioned herein or incidental hereto and supersede all oral representations and negotiations and prior writings with respect to the subject matter hereof (except with respect to the Lead Arrangers Fee Letter, which shall remain in full force and effect after the Closing Date).

Section 11.17.  Limitations on Liability of the Fronting Lender.  The Borrower assumes all risks of the acts or omissions of any beneficiary or transferee of any Letter of Credit with respect to its use of such Letters of Credit.  Neither the Fronting Lender nor any of its officers or directors shall be liable or responsible for (a) the use that may be made of any Letter of Credit or any acts or omissions of any beneficiary or transferee in connection therewith; (b) the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged; (c) payment by the Fronting Lender against presentation of documents that do not comply with the terms of a Letter of Credit, including failure of any documents to bear any reference or adequate reference to such Letter of Credit; or (d) any other circumstances whatsoever in making or failing to make payment under any Letter of Credit, except that the account party on such Letter of Credit shall have a claim against the Fronting Lender, and the Fronting Lender shall be liable to such account party, to the extent of any direct, but not consequential, damages suffered by such account party that such account party proves were caused by (i) the Fronting Lender’s willful misconduct or gross negligence (as determined by a final judgment of a court of competent jurisdiction) in determining whether documents presented under a Letter of Credit comply with the terms of such Letter of Credit, or (ii) the Fronting Lender’s willful failure to make lawful payment under any Letter of Credit after the presentation to it of documentation strictly complying with the terms and conditions of such Letter of Credit.  In furtherance and not in limitation of the foregoing, the Fronting Lender may accept documents that appear on their face to be in order, without responsibility for further investigation.

Section 11.18.  General Limitation of Liability.  No claim may be made by any Credit Party, any Lender, the Administrative Agent, the Fronting Lender or any other Person against the Administrative Agent, the Fronting Lender, or any other Lender or the affiliates, directors, officers, employees, attorneys or agents of any of them for any damages other than actual compensatory damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement or any of the other Loan Documents, or any act, omission or event occurring in connection therewith; and the Borrower, each Lender, the Administrative Agent and the Fronting Lender hereby, to the fullest extent permitted under applicable law, waive, release and agree not to sue or counterclaim upon any such claim for any special, consequential or punitive damages, whether or not accrued and whether or not known or suspected to exist in their favor.

Section 11.19.  No Duty.  All attorneys, accountants, appraisers, consultants and other professional persons (including the firms or other entities on behalf of which any such Person may act) retained by the Administrative Agent or any Lender with respect to the transactions contemplated by the Loan Documents shall have the right to act exclusively in the interest of the Administrative Agent or such Lender, as the case may be, and shall have no duty of disclosure, duty of loyalty, duty of care, or other duty or obligation of any type or nature whatsoever to the Borrower, any other Companies, or any other Person, with respect to any matters within the scope of such representation or related to their activities in connection with such representation.  The Borrower agrees, on behalf of itself and its Subsidiaries, not to assert any claim or counterclaim against any such persons with regard to such matters, all such claims and counterclaims, now existing or hereafter arising, whether known or unknown, foreseen or unforeseeable, being hereby waived, released and forever discharged.

Section 11.20.  Legal Representation of Parties.  The Loan Documents were negotiated by the parties with the benefit of legal representation and any rule of construction or interpretation otherwise requiring this Agreement or any other Loan Document to be construed or interpreted against any party shall not apply to any construction or interpretation hereof or thereof.

Section 11.21.  Governing Law; Submission to Jurisdiction.

(a)           Governing Law.  This Agreement, each of the Notes and any other Related Writing shall be governed by and construed in accordance with the laws of the State of New York and the respective rights and obligations of the Borrower, the Administrative Agent, and the Lenders shall be governed by New York law, without regard to principles of conflicts of laws.

(b)           Submission to Jurisdiction.  The Borrower hereby irrevocably submits to the non-exclusive jurisdiction of any New York state or federal court sitting in New York County, New York, over any action or proceeding arising out of or relating to this Agreement, the Obligations or any other Related Writing, and the Borrower hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York state or federal court.  The Borrower, on behalf of itself and its Subsidiaries, hereby irrevocably waives, to the fullest extent permitted by law, any objection it may now or hereafter have to the laying of venue in any action or proceeding in any such court as well as any right it may now or hereafter have to remove such action or proceeding, once commenced, to another court on the grounds of FORUM NON CONVENIENS or otherwise.  The Borrower agrees that a final, non-appealable judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

[Remainder of page left intentionally blank]

JURY TRIAL WAIVER.  TO THE EXTENT PERMITTED BY LAW, THE BORROWER, THE ADMINISTRATIVE AGENT AND EACH LENDER WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG THE BORROWER, THE ADMINISTRATIVE AGENT AND THE LENDERS, OR ANY THEREOF, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT OR ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO.

IN WITNESS WHEREOF, the parties have executed and delivered this Amended and Restated Credit and Security Agreement as of the date first set forth above.

Address:	9900 Westpark Drive	IGNITE RESTAURANT GROUP, INC.
Suite 300
	Houston, Texas 77063	By:	/s/ Edward W. Engel
	Attention: Edward Engel		Edward W. Engel
Senior Vice President and General Counsel

Signature Page to

Amended and Restated Credit and Security Agreement

Address:	127 Public Square	KEYBANK NATIONAL ASSOCIATION
	Cleveland, Ohio 44114-1306	as the Administrative Agent and as a Lender
Attention: Institutional Bank
		By:	/s/ Marianne T. Meil
Marianne T. Meil
Senior Vice President

Signature Page to

Amended and Restated Credit and Security Agreement

Address:	100 Federal Street	BANK OF AMERICA, N.A.
	MA5-100-09-06	as Syndication Agent and as a Lender
Boston, MA 02110
	Attention: Restaurant Finance Group	By:	/s/ John H. Schmidt
John H. Schmidt
Senior Vice President

Signature Page to

Amended and Restated Credit and Security Agreement

Address:	1808 Aston Avenue, Ste 250	WELLS FARGO BANK, NATIONAL ASSOCIATION
	Carlsbad, CA 92008	as Documentation Agent and as a Lender
Attention: Restaurant Finance Group
		By:	/s/ Stephen A. Leon
			Name:	Stephen A. Leon
			Title:	Managing Director

Signature Page to

Amended and Restated Credit and Security Agreement

Address:	1200 Abernathy Road		CADENCE BANK, N.A.
	Bldg. 600, Suite 1700		as Co-Documentation Agent and as a Lender
Atlanta, GA 30328
	Attention:	Mac Joye

			By:	/s/ Charles M. Joye III
				Name:	Charles M. Joye III
				Title:	Vice President

Signature Page to

Amended and Restated Credit and Security Agreement

Address:	1180 West Peachtree Street	REGIONS BANK
Suite 1250
	Atlanta, GA 30309	By:	/s/ Jake Nash
	Attention: Regions Restaurant Banking		Name:	Jake Nash
			Title:	Managing Director

Signature Page to

Amended and Restated Credit and Security Agreement

Address:	2500 N. Dallas Parkway	FIFTH THIRD BANK
Suite 533
	Plano, TX 75093	By:	/s/ Brian Anderson
	Attention: Mid Corporate Group		Name:	Brian Anderson
			Title:	Vice President

Signature Page to

Amended and Restated Credit and Security Agreement

SCHEDULE 1

COMMITMENTS OF LENDERS

	KeyBank National Association	Bank of America, N.A.	Wells Fargo Bank, National Association	Cadence Bank, N.A.	Regions Bank	Fifth Third Bank	Total
Overall Commitment Percentage	23.33%	23.33%	15.00%	15.00%	13.33%	10.00%	100%
Revolving Credit Commitment Percentage	23.33%	23.33%	15.00%	15.00%	13.33%	10.00%	100%
Revolving Credit Commitment Amount	$23,333,333.33	$23,333,333.33	$15,000,000.00	$15,000,000.00	$13,333,333.34	$10,000,000.00	$100,000,000.00
Term Loan Commitment Percentage	23.33%	23.33%	15.00%	15.00%	13.33%	10.00%	100%
Term Loan Commitment Amount	$11,666,666.67	$11,666,666.67	$7,500,000.00	$7,500,000.00	$6,666,666.66	$5,000,000.00	$50,000,000.00
Maximum Amount	$35,000,000.00	$35,000,000.00	$22,500,000.00	$22,500,000.00	$20,000,000.00	$15,000,000.00	$150,000,000.00
Total Commitment Amount							$150,000,000.00

SCHEDULE 2

GUARANTORS OF PAYMENT

Crab Addison, Inc., a Texas corporation

Joe’s Crab Shack — Alabama Private Club, Inc., an Alabama corporation

Joe’s Crab Shack — Kansas, Inc., a Kansas corporation

Ignite Restaurants — New Jersey, Inc., a New Jersey corporation

Joe’s Crab Shack — Redondo Beach, Inc., a California corporation

Joe’s Crab Shack—San Diego, Inc., a California corporation

Joe’s Crab Shack — Texas, Inc., a Texas corporation

BHTT Entertainment, Inc., a Texas corporation

Joe’s Crab Shack — Maryland, Inc., a Maryland corporation

Joe’s Crab Shack — Hunt Valley MD, Inc., a Maryland corporation

Joe’s Crab Shack — Anne Arundel MD, Inc., a Maryland corporation

JCS Monmouth Mall — NJ, LLC, a Delaware limited liability company

Joe’s Crab Shack — Abingdon MD, Inc., a Maryland corporation

Brick House Development, LLC, a Delaware limited liability company

Mac Management Blocker LLC, a Delaware limited liability company

Mac Parent LLC, a Delaware limited liability company

Mac Holding LLC, a Delaware limited liability company

Mac Acquisition LLC, a Delaware limited liability company

Mac Acquisition of New Jersey LLC, a New Jersey limited liability company

Mac Acquisition of Kansas LLC, a Kansas limited liability company

Mac Acquisition of Anne Arundel County LLC, a Maryland limited liability company

Mac Acquisition of Howard County LLC, a Maryland limited liability company

Mac Acquisition of Frederick County LLC, a Maryland limited liability company

Mac Acquisition of Montgomery County LLC, a Maryland limited liability company

Mac Acquisition of Baltimore County LLC, a Maryland limited liability company

Mac Acquisition IP LLC, a Delaware limited liability company

SCHEDULE 2.2

EXISTING LETTERS OF CREDIT

Letter of Credit Number	Account Party	Type of Letter of Credit	Amount
S322441	Zurich American Insurance Company	Irrevocable Standby Letter of Credit	$2,180,000
S322579	Federal Realty Investment Trust	Irrevocable Standby Letter of Credit	$1,780,000

SCHEDULE 3

PLEDGED SECURITIES

Pledgor	Name of Subsidiary	Jurisdiction of Subsidiary	Shares	Certificate Number	Ownership Percentage
Ignite Restaurant Group, Inc.	Crab Addison, Inc.	TX	1,000	4	100%

Ignite Restaurant Group, Inc.	Joe’s Crab Shack — Texas, Inc.	TX	1,000	2	100%

Ignite Restaurant Group, Inc.	Joe’s Crab Shack—San Diego, Inc.	CA	1,000	2	100%

Ignite Restaurant Group, Inc.	Joe’s Crab Shack — Redondo Beach, Inc.	CA	1,000	2	100%

Ignite Restaurant Group, Inc.	Joe’s Crab Shack — Kansas, Inc.	KS	1,000	3	100%

Ignite Restaurant Group, Inc.	BHTT Entertainment, Inc.	TX	1,000	1	100%

Ignite Restaurant Group, Inc.	Ignite Restaurants — New Jersey, Inc.	NJ	1,000	1	100%

Ignite Restaurant Group, Inc.	Joe’s Crab Shack — Alabama Private Club, Inc.	AL	100	2	100%

Ignite Restaurant Group, Inc.	Mac Management Blocker LLC	DE	N/A	N/A	100%

Ignite Restaurant Group, Inc.	Mac Parent LLC	DE	N/A	N/A	15.6%

BHTT Entertainment, Inc.	Brick House Development, LLC	DE	N/A	N/A	100%

Crab Addison, Inc.	Joe’s Crab Shack — Maryland, Inc.	MD	997	4	99.7%

Crab Addison, Inc.	Joe’s Crab Shack — Hunt Valley MD, Inc.	MD	970	1	97%

Crab Addison, Inc.	Joe’s Crab Shack — Anne Arundel MD, Inc.	MD	970	1	97%

Crab Addison, Inc.	Joe’s Crab Shack — Abingdon MD, Inc.	MD	700	1	70%

Mac Management Blocker LLC	Mac Parent LLC	DE	N/A	N/A	84.4%

Mac Parent LLC	Mac Holding LLC	DE	N/A	2	100%

Mac Holding LLC	Mac Acquisition LLC	DE	N/A	2	100%

Mac Acquisition LLC	Mac Acquisition of New Jersey LLC	NJ	N/A	1	100%

Mac Acquisition LLC	Mac Acquisition of Kansas LLC	KS	N/A	1	100%

Mac Acquisition LLC	Mac Acquisition of Anne Arundel County LLC	MD	N/A	1	98%

Mac Acquisition LLC	Mac Acquisition of Howard County LLC	MD	N/A	1	90%

Mac Acquisition LLC	Mac Acquisition of Frederick County LLC	MD	N/A	1	100%

Mac Acquisition LLC	Mac Acquisition of Montgomery County LLC	MD	N/A	1	100%

Mac Acquisition LLC	Mac Acquisition of Baltimore County LLC	MD	N/A	1	98%

Mac Acquisition LLC	Mac Acquisition IP LLC	DE	N/A	1	100%

Schedule 5.3

Financial Reporting Periods and Quarterly Reporting Periods

Fiscal Quarters

2013 Fiscal Year			2014

	Qtr Begins	Qtr Ends		Qtr Begins	Qtr Ends
Q1	1/1/2013	4/1/2013	Q1	12/31/2013	3/31/2014
Q2	4/2/2013	7/1/2013	Q2	4/1/2014	6/30/2014
Q3	7/2/2013	9/30/2013	Q3	7/1/2014	9/29/2014
Q4	10/1/2013	12/30/2013	Q4	9/30/2014	12/29/2014

2015			2016 (53 Weeks)

	Qtr Begins	Qtr Ends		Qtr Begins	Qtr Ends
Q1	12/30/2014	3/30/2015	Q1	12/29/2015	3/28/2016
Q2	3/31/2015	6/29/2015	Q2	3/29/2016	6/27/2016
Q3	6/30/2015	9/28/2015	Q3	6/28/2016	9/26/2016
Q4	9/29/2015	12/28/2015	Q4	9/27/2016	1/2/2017

2017			2018

	Qtr Begins	Qtr Ends		Qtr Begins	Qtr Ends
Q1	1/3/2017	4/3/2017	Q1	1/2/2018	4/2/2018
Q2	4/4/2017	7/3/2017	Q2	4/3/2018	7/2/2018
Q3	7/4/2017	10/2/2017	Q3	7/3/2018	10/1/2018
Q4	10/3/2017	1/1/2018	Q4	10/2/2018	12/31/2018

Fiscal Years

	Year Begins	Year Ends
2013	1/1/2013	12/30/2013
2014	12/31/2013	12/29/2014
2015	12/30/2014	12/28/2015
2016	12/29/2015	1/2/2017
2017	1/3/2017	1/1/2018
2018	1/2/2018	12/31/2018

Schedule 5.8

Indebtedness

Irrevocable Letter of Credit 4646907, as Amended, issued by Cadence Bank in a face amount up to $876,207 dated August 7, 2012 to mature July 31, 2013 in favor of the Travelers Casualty and Surety.

Irrevocable Letter of Credit 4646865, as Amended, issued by Cadence Bank in a face amount up to $1,800,000 dated August 7, 2012 to mature July 31, 2013 in favor of the Travelers Indemnity Company.

Letter of Credit CPCX-290326 issued by Cadence Bank in a face amount up to $556,750 dated August 13, 2012 to mature July 31, 2013 in favor of Great Hills Retail, Inc.

Indebtedness in an initial principal amount of $1,411,007.02 incurred pursuant to a Commercial Insurance Premium Finance and Security Agreement with BankDirect Capital Finance.

Schedule 5.9

Liens

1. UCC-1 #181467002 filed March 11, 2013 with the Maryland Department of Assessments & Taxation listing Joe’s Crab Shack - Maryland, Inc., as debtor, and GB Mall Limited Partnership t/a Beltway Plaza Shopping Center, as secured party, covering all fixtures and personal property in or about the restaurant premises (as more particularly described in such financing statement) during the lease term.

2. UCC-1 #12-0038625592 filed December 12, 2012 with the Texas Secretary of State listing Crab Addison, Inc., as debtor, and EKLECCO NEWCO LLC, as secured party, covering all inventory, equipment and merchandise on the premises in which tenant has any interest and in all proceeds arising therefrom.

Schedule 5.11

Contingent Obligations Existing as of the Closing Date

None.

Schedule 5.24

Restrictive Agreements

Limited Liability Company Agreement of JCS Monmouth Mall - NJ, LLC, dated as of May 10, 2011, among Crab Addison, Inc., a Texas corporation and VNO MM License LLC, a Delaware limited liability company

Schedule 6.1

Corporate Existence; Subsidiaries; Foreign Qualification

Company or Subsidiary	Type of Organization	Jurisdiction of Organization/ Formation	Foreign Qualification	Material Domestic Subsidiary (as defined in the Credit Agreement)	Owner	Ownership Percentage

Ignite Restaurant Group, Inc.	Corporation	DE	CA, NE, TX

Crab Addison, Inc.	Corporation	TX	AL, AZ, CA, CO, DE, FL, GA, ID, IL, IN, IA, KY, LA, MD, MA, MI, MN, MO, NE, NV, NJ, NY, NC, OH, OK, PA, SC, TN, UT, VA, WA	Yes	Ignite Restaurant Group, Inc.	100%

Joe’s Crab Shack -Texas, Inc.	Corporation	TX	None	Yes	Ignite Restaurant Group, Inc.	100%

Joe’s Crab Shack-San Diego Inc.	Corporation	CA	None	No	Ignite Restaurant Group, Inc.	100%

Joe’s Crab Shack-Redondo Beach Inc.	Corporation	CA	None	No	Ignite Restaurant Group, Inc.	100%

Joe’s Crab Shack -Kansas, Inc.	Corporation	KS	None	No	Ignite Restaurant Group, Inc.	100%

BHTT Entertainment, Inc.	Corporation	TX	FL, IL, KY, MO, NY, OH, PA	Yes	Ignite Restaurant Group, Inc.	100%

Ignite Restaurants -New Jersey, Inc.	Corporation	NJ	None	Yes	Ignite Restaurant Group, Inc.	100%

Company or Subsidiary	Type of Organization	Jurisdiction of Organization/ Formation	Foreign Qualification	Material Domestic Subsidiary (as defined in the Credit Agreement)	Owner	Ownership Percentage

Joe’s Crab Shack -Alabama Private Club, Inc.	Non-Profit Corporation	AL	None	No	Ignite Restaurant Group, Inc.	100%

Joe’s Crab Shack - Maryland, Inc.	Corporation	MD	None		Crab Addison, Inc.	99.7%
				No	James F. Mazany	0.1%
					Edward W. Engel	0.1%
					Michael J. Dixon	0.1%

Joe’s Crab Shack- Hunt Valley MD, Inc.	Corporation	MD	None		Crab Addison, Inc.	97.0%
				No	James F. Mazany	1.0%
					Edward W. Engel	1.0%
					Jonathan M. Herbst	1.0%

Joe’s Crab Shack - Anne Arundel MD, Inc.	Corporation	MD	None		Crab Addison, Inc.	97.0%
				No	James F. Mazany	1.0%
					Edward W. Engel	1.0%
					Kimberly J. Castle	1.0%

JCS Monmouth Mall - NJ, LLC	Limited Liability Company	DE	None		Crab Addison, Inc.	99.0%
				No	VNO MM License LLC, a
					Delaware limited liability company	1.0%

Joe’s Crab Shack - Abingdon MD, Inc.	Corporation	MD	None		Crab Addison, Inc.	70.0%
				No	James D. Fike	10.0%
					Sean Rea	10.0%
					Stuart Cotton	10.0%

Brick House Development, LLC	Limited Liability Company	DE	None	No	BHTT Entertainment, Inc.	100%

Mac Management Blocker LLC	Limited Liability Company	DE	None		Ignite Restaurant Group, Inc.	100%

Company or Subsidiary	Type of Organization	Jurisdiction of Organization/ Formation	Foreign Qualification	Material Domestic Subsidiary (as defined in the Credit Agreement)	Owner	Ownership Percentage

Mac Parent LLC	Limited Liability Company	DE	None		Ignite Restaurant Group, Inc.	15.6%
					Mac Management Blocker LLC	84.4%

Mac Holding LLC	Limited Liability Company	DE	None		Mac Parent LLC	100%

Mac Acquisition LLC	Limited Liability Company	DE	AL, AZ, AR, DE, CA, CO, FL, GA, IL, IN, IA, KY, LA, ME, MD, MA, MI, MN, MO, NE, NV, NJ, NM, NY, NC, OH, OK, PA, SC, TN, TX, UT, VA, WA		Mac Holding LLC	100%

Mac Acquisition of New Jersey LLC	Limited Liability Company	NJ	None		Mac Acquisition LLC	100%

Mac Acquisition of Kansas LLC	Limited Liability Company	KS	None		Mac Acquisition LLC	100%

Mac Acquisition of Anne Arundel County LLC					Mac Acquisition LLC	98.0%
	Limited Liability Company				Cindy Castle Belhert	1.0%
		MD	None		Laura Richard	1.0%

Mac Acquisition of Howard County LLC	Limited Liability Company				Mac Acquisition LLC	90.0%
		MD	None		Kathlyn P. McCann	10.0%

Mac Acquisition of Frederick County LLC	Limited Liability Company	MD	None		Mac Acquisition LLC	100%

Company or Subsidiary	Type of Organization	Jurisdiction of Organization/ Formation	Foreign Qualification	Material Domestic Subsidiary (as defined in the Credit Agreement)	Owner	Ownership Percentage

Mac Acquisition of Montgomery County LLC	Limited Liability Company	MD	None		Mac Acquisition LLC	100%

					Mac Acquisition LLC	98.0%
	Limited Liability Company				Timothy D. Norris	1.0%
Mac Acquisition of Baltimore County LLC		MD	None		Laura Richard	1.0%

Mac Acquisition IP LLC	Limited Liability Company	DE	None		Mac Acquisition LLC	100%

*The chief executive office and principal place of business for each of the entities listed above is 9900 Westpark Dr., Ste 300, Houston, TX 77063.

Schedule 6.4

Litigation and Administrative Proceedings

On July 20, 2012, a putative class action complaint was filed in the U.S. District Court for the Southern District of Texas against the Company, certain of its current directors and officers and the underwriters in the initial public offering. The insurance deductible of $150,000 has been met.

In September 2007, a plaintiff filed against Crab Addison, Inc. in Los Angeles Superior Court on behalf of a class of managers alleging they were misclassified as exempt employees and are entitled to unpaid overtime. The court denied the plaintiffs motion for class certification. Plaintiffs appeal is pending.

Schedule 6.5

Real Estate Owned by the Companies

None.

Schedule 6.9(a)

Locations

See attached.

Store #	Concept	Location Name	ST	City	Address	Zip

Leased locations:
2	MAC	Addison - 2	TX	Dallas	4535 Beltline Rd	75244
3	MAC	Kendall - 3	FL	Miami	12100 SW 88th Street	33186-2004
4	MAC	Austin - 4	TX	Austin	9828 Great Hills Trail	78759
5	MAC	NW Hwy - 5	TX	Dallas	5858 W Northwest Hwy	75225
10	MAC	Kansas City - 10	KS	Overland Park	9292 Metcalf	66212-1478
11	MAC	Plantation - 11	FL	Plantation	100 N University	33324-2016
14	MAC	Tulsa - 14	OK	Tulsa	6603 S Memorial Drive E	74133
15	MAC	Louisville - 15	KY	Louisville	401 S Hurstbourne Pkwy	40222-5036
17	MAC	Arapahoe - 17	CO	Englewood	7979 E Arapahoe	80112
18	MAC	Altamonte Springs - 18	FL	Altamonte Springs	884 W State Rd 436	32714-3006
22	MAC	Brandon - 22	FL	Brandon	132 Brandon Town Center Dr	33511-4753
24	MAC	Grapevine - 24	TX	Grapevine	700 Highway 114	76051
25	MAC	Westheimer - 25	TX	Houston	5802 Westheimer Road	77057
26	MAC	Germantown - 26	TN	Germantown	6705 Poplar Ave	38138-3664
29	MAC	Albuquerque - 29	NM	Albuquerque	2100 Louisiana Blvd NE Ste 209	87110-5413
33	MAC	North Olmsted - 33	OH	North Olmsted	25001 Country Club Blvd	44070
36	MAC	Perimeter - 36	GA	Dunwoody	4788 Ashford Dunwoody Rd	30338-5504
37	MAC	South Arlington - 37	TX	Arlington	1670 W I20	76017-5840
39	MAC	Carrollwood - 39	FL	Tampa	14904 N Dale Mabry Highway	33618-1814
41	MAC	Wheaton - 41	IL	Wheaton	21 Blanchard Circle	60187-1018
42	MAC	Gold Dust - 42	AZ	Scottsdale	7245 E Gold Dust	85258
43	MAC	Willowbrook - 43	TX	Houston	7607 FM 1960	77070-5701
45	MAC	Plano/544 - 45	TX	Plano	5005 W Park Blvd	75093
47	MAC	Wayne - 47	NJ	Wayne	1958 Rt 23 North	07470
49	MAC	Hoffman Estates - 49	IL	Hoffman Estates	2575 W Higgins	60195-2007
50	MAC	Little Rock - 50	AR	Little Rock	11100 West Markham	72211-2832
53	MAC	Livonia - 53	MI	Livonia	39300 Seven Mile Road	48152-1918
54	MAC	Boca Raton - 54	FL	Boca Raton	2004 NW Executive Center Dr	33432-7324
55	MAC	East Hanover - 55	NJ	East Hanover	138 Route 10 Suite 2	07936
60	MAC	Kissimmee - 60	FL	Kissimmee	5320 W Irlo Bronson Hwy	34746
62	MAC	Edison - 62	NJ	Edison	1521 Route 1	08837
64	MAC	Montrose - 64	OH	Akron	41 Springside Drive	44333-2428
65	MAC	Cool Springs - 65	TN	Franklin	1712 Galleria Blvd	37064-1606
67	MAC	University - 67	TX	Fort Worth	1505 S University Dr	76107-6517
71	MAC	Reston - 71	VA	Reston	1845 Fountain Drive	20190-3326
72	MAC	Sahara - 72	NV	Las Vegas	2400 W Sahara Ave	89102-4312
73	MAC	Clearwater - 73	FL	Clearwater	28795 US 19 North	33761
76	MAC	Ramsey - 76	NJ	Ramsey	900 State Route 17 N Suite 2	07446-1608
78	MAC	Roseville - 78	CA	Roseville	2010 Douglas Blvd	95661-3813
79	MAC	Fairfax - 79	VA	Fairfax	12169 Fair Lakes Promenade Dr	22033
81	MAC	Lake Buena Vista - 81	FL	Orlando	12148 S Apopka Vineland Rd	32836-6801
82	MAC	Oklahoma City - 82	OK	Oklahoma City	3510 NW Expressway	73112
85	MAC	Tuttle Crossing - 85	OH	Columbus	6115 Park Center Cir	43017

88	MAC	Woodlands - 88	TX	The Woodlands	1155 Lake Woodlands Dr	77380
89	MAC	Annapolis - 89	MD	Annapolis	178 Jennifer Rd	21401-3042
90	MAC	Thousand Oaks - 90	CA	Thousand Oaks	4000 E Thousand Oaks Blvd	91362-3615
97	MAC	West Town - 97	TN	Knoxville	7723 Kingston Pike	37919
104	MAC	Cockeysville - 104	MD	Timonium	9701 Beaver Dam Rd	21093-2244
108	MAC	Greenville - 108	SC	Greenville	105 East Beacon Drive	29615
109	MAC	Strongville - 109	OH	Strongsville	17095 Southpark Ctr	44136-9307
110	MAC	Springdale - 110	OH	Springdale	925 E Kemper Rd	45246-2517
112	MAC	Henrietta - 112	NY	Rochester	760 Jefferson Rd	14623-3232
113	MAC	Chesterfield - 113	MO	Chesterfield	963 Chesterfield Center	63017-2045
115	MAC	Cary - 115	NC	Cary	740 SE Maynard Rd	27511-5720
116	MAC	Oxford Valley - 116	PA	Fairless Hills	640 Commerce Blvd	19030-1026
119	MAC	Winston Salem - 119	NC	Winston Salem	1915 Hampton Inn Ct	27103-7102
120	MAC	Huntington Beach - 120	CA	Huntington Beach	7901 Edinger Ave	92647
121	MAC	Santa Clarita - 121	CA	Santa Clarita	25720 The Old Rd	91381-1709
124	MAC	Ridgedale - 124	MN	Minnetonka	11390 Wayzata Blvd	55305-2002
126	MAC	Torrance - 126	CA	Torrance	25352 Crenshaw Blvd	90505
127	MAC	South Portland - 127	ME	South Portland	415 Philbrook Ave	04106-3215
131	MAC	Corpus Christi - 131	TX	Corpus Christi	5133 S Padre Island Dr	78411-4207
132	MAC	Beacon Center - 132	FL	Miami	8700 NW 18 Terrace	33172-2620
133	MAC	West Pembroke - 133	FL	Pembroke Pines	13620 Pines Blvd	33027-1512
135	MAC	Ahwatukee - 135	AZ	Phoenix	5035 E Ray Rd	85044-6407
138	MAC	West Lakes - 138	TX	West Lake Hills	701 Capitol Of TX Hwy Bldg K	78746-5205
141	MAC	Ann Arbor - 141	MI	Ann Arbor	3010 S State	48108-1622
142	MAC	Southwest - 142	CO	Littleton	8156 W Bowles Ave	80123-3050
143	MAC	Wilmington - 143	DE	Wilmington	4157 Concord Pike	19803-1401
145	MAC	Aliso Viejo - 145	CA	Aliso Viejo	26641 Aliso Creek Rd	92656-2882
148	MAC	Tustin - 148	CA	Irvine	13652 Jamboree Road	92602-1201
151	MAC	Summerlin - 151	NV	Las Vegas	2001 N Rainbow Blvd	89108-7050
153	MAC	Des Moines - 153	IA	West Des Moines	4502 University Ave	50266-1025
156	MAC	Henderson - 156	NV	Henderson	573 North Stephanie St	89014-6613
158	MAC	Woodbridge MAC - 158	VA	Woodbridge	2641 Prince Williams Pkwy	22192-4142
159	MAC	Columbia - 159	MD	Columbia	6181 Columbia Crossing Circle	21045
161	MAC	Fresno - 161	CA	Fresno	7650 N Blackstone	93650
162	MAC	Princeton - 162	NJ	Princeton	3569 Route 1	08540-5930
163	MAC	Tucson - 163	AZ	Tucson	5100 E Broadway Blvd	85711
165	MAC	Colonie - 165	NY	Colonie	1 Metro Park Road	12205-1101
167	MAC	Denver West - 167	CO	Golden	14245 W Colfax Ave	80401-3211
169	MAC	Creve Coeur - 169	MO	Creve Coeur	10453 Olive Blvd	63141
171	MAC	Edina - 171	MN	Edina	7651 France Ave S	55435-5225
173	MAC	Burlington - 173	MA	Burlington	50 South Avenue	01803-4904
174	MAC	Birmingham - 174	AL	Birmingham	241 Summit Blvd	35243
176	MAC	Round Rock - 176	TX	Round Rock	2501 S IH 35	78664-7314
178	MAC	Deer Valley - 178	AZ	Phoenix	2949 W Agua Fria Fwy	85027-3927
179	MAC	Vista Ridge - 179	TX	Lewisville	2437 S Stemmons Freeway	75067-8756
181	MAC	Riverwoods - 181	UT	Provo	4801 N University 50	84604

182	MAC	Fashion Place - 182	UT	Murray	102 E Winchester Street	84107
184	MAC	Reno - 184	NV	Reno	5505 S Virginia Street	89502
185	MAC	Shelby - 185	MI	Shelby Township	14331 Hall Road	48315
188	MAC	Fossil Creek - 188	TX	Fort Worth	6300 North Freeway	76137-2922
193	MAC	Mesa - 193	AZ	Mesa	1705 S Stapley Drive	85204-6611
195	MAC	Wolfchase - 195	TN	Memphis	2859 N Germantown	38133-8150
196	MAC	S Colorado Springs - 196	CO	Colorado Springs	2510 Tenderfoot Hill Street	80906
197	MAC	Cerritos - 197	CA	Cerritos	12875 Towne Center Drive	90703-8585
198	MAC	Gaithersburg - 198	MD	Gaithersburg	211 Rio Blvd	20878-7312
199	MAC	Auburn Hills - 199	MI	Auburn Hills	2111 North Squirrel Road	48326-2351
201	MAC	Lake Mary - 201	FL	Lake Mary	835 Currency Circle	32746-2115
203	MAC	Northridge - 203	CA	Northridge	19400 Plummer St	91324-2142
205	MAC	Mandeville - 205	LA	Mandeville	3410 US Hwy 190	70471-3102
206	MAC	UNCC - 206	NC	Charlotte	8620 Research Dr	28262-8534
207	MAC	Dulles - 207	VA	Dulles	21055 Dulles Town Cir	20166
209	MAC	Lincoln - 209	NE	Lincoln	6800 S 27th Street	68512-4822
211	MAC	Augusta - 211	GA	Augusta	275 Robert C Daniel Jr Pkwy	30909-0808
212	MAC	Cedar Hill - 212	TX	Cedar Hill	388 N Hwy 67	75104-2133
213	MAC	Peery Hotel - 213	UT	Salt Lake City	110 West Broadway	84101-1913
214	MAC	Waterford Lakes - 214	FL	Orlando	315 N Alafay Trl	32828-7012
216	MAC	Mall Of Georgia - 216	GA	Buford	3207 Buford Dr	30519
222	MAC	Retama - 222	TX	Selma	8355 Agora Pkwy	78154-1316
227	MAC	New Tampa - 227	FL	Tampa	17641 Bruce B Downs Blvd	33647-3213
228	MAC	Chattanooga - 228	TN	Chattanooga	2271 Gunbarrel Rd	37421-2610
229	MAC	Legacy - 229	TX	Plano	7205 Central Expwy	75025-5905
231	MAC	Huntsville - 231	AL	Huntsville	5901 University Dr NW	35806-2506
233	MAC	Desert Ridge - 233	AZ	Phoenix	21001 N Tatum Blvd	85050-4203
234	MAC	Frisco - 234	TX	Frisco	3111 Preston Rd	75034-9444
235	MAC	S Austin - 235	TX	Austin	701 E Stassney Ln Ste B	78745-3296
236	MAC	Silver Springs - 236	MD	Silver Spring	931 Ellsworth Dr	20910-4402
238	MAC	Tyrone Square - 238	FL	St Petersburg	2302 Tyrone Blvd N	33710-4026
241	MAC	Promenade - 241	NC	Charlotte	10706 Providence Rd	28277-2683
243	MAC	Columbiana Station - 243	SC	Columbia	148 Harbison Blvd	29212-2204
244	MAC	Wellington - 244	FL	Wellington	2535 S State Rd 7	33414-9316
245	MAC	Folsom - 245	CA	Folsom	2739 E Bidwell St	95630-6405
246	MAC	Palm Valley - 246	AZ	Goodyear	1828 N Litchfield Rd	85338
251	MAC	Temecula - 251	CA	Temecula	41221A Margarita Road	92591-5553
252	MAC	Elk Grove - 252	CA	Elk Grove	9198 W Stockton Blvd	95758-8050
253	MAC	Brentwood - 253	MO	Brentwood	8590 Eager Rd	63144-1435
255	MAC	Seal Beach - 255	CA	Seal Beach	12380 Seal Beach Blvd	90740
256	MAC	Mid River - 256	MO	St Peters	121 Costco Way	63376-4388
257	MAC	Anaheim Hills - 257	CA	Anaheim	8150 E Santa Ana Canyon Road	92808-112
258	MAC	Carmel - 258	IN	Carmel	2375 116th St	46032
259	MAC	Greensboro - 259	NC	Greensboro	3120 Northline Ave	27408-7818
260	MAC	Ventura - 260	CA	Ventura	4880 Telephone Rd	93003
262	MAC	Sonterra Park - 262	TX	San Antonio	1011 N FM 1604 E	78232

263	MAC	Mt. Olive - 263	NJ	Flanders	51 International Dr South	07836
264	MAC	Dale Mabry - 264	FL	Tampa	1580 N Dale Mabry Hwy	33607-2551
266	MAC	South County - 266	MO	Saint Louis	4125 Lemay Ferry Rd	63129-1006
267	MAC	Huebner Oaks - 267	TX	San Antonio	11745 W I10 Suite 300	78230-1067
268	MAC	East El Paso - 268	TX	El Paso	11885 Gateway Blvd West	79936-7409
272	MAC	Mt. Laurel - 272	NJ	Mount Laurel	4162 Church Rd	08054-2221
273	MAC	Triangle Town Center - 273	NC	Raleigh	3421 Sumner Blvd	27616
275	MAC	Savannah - 275	GA	Savannah	7804 Abercorn St 70A	31406-3503
278	MAC	Rosedale Mall - 278	MN	Roseville	502 Rosedale Center	55113-3004
279	MAC	Frederick - 279	MD	Frederick	5201 Buckeystown Pike	21704
280	MAC	Opry Mills - 280	TN	Nashville	521 Opry Mills Dr	37214-2442
281	MAC	Grand Rapids - 281	MI	Grand Rapids	5525 28th St SE	49512
283	MAC	Oceanside - 283	CA	Oceanside	2655 Vista Way	92054-6342
284	MAC	Franconia - 284	VA	Alexandria	5925 Kingstowne Towne Ctr	22315-5877
285	MAC	North County Fair - 285	CA	Escondido	202 E Via Rancho Pkwy	92025-8005
286	MAC	Bakersfield - 286	CA	Bakersfield	8850 Rosedale Hwy	93312
287	MAC	Stockton - 287	CA	Stockton	5420 Pacific Ave	95207-5614
289	MAC	Windward Pkwy - 289	GA	Alpharetta	5045 Windward Parkway	30004-3890
290	MAC	El Segundo - 290	CA	El Segundo	2321 Rosecrans Ave	90245-4903
292	MAC	Fort Collins - 292	CO	Fort Collins	4627 S Timberline Rd	80528-3004
294	MAC	Corona - 294	CA	Corona	3591 Grand Oaks	92881
296	MAC	North Aurora - 296	CO	Aurora	14241 E Alameda Ave	80012-2534
298	MAC	Mobile - 298	AL	Mobile	3250 Airport Blvd Ste B6	36606
299	MAC	West Cobb - 299	GA	Marietta	3625 Dallas Hwy SW	30064-1615
300	MAC	Virginia Beach - 300	VA	Virginia Beach	4574 Virginia Beach Blvd	23462-3004
301	MAC	North Tucson - 301	AZ	Tucson	2265 W Ina Rd	85741-2507
302	MAC	Puente Hills East - 302	CA	City of Industry	17603 Colima Rd E	91748-1712
307	MAC	Simi Valley - 307	CA	Simi Valley	2920 Tapo Canyon Rd	93063-2171
312	MAC	Canton - 312	OH	Canton	4721 Dressler Rd NW	44718-2548
313	MAC	Montclair - 313	CA	Montclair	4955 S Plaza Ln	91763
314	MAC	Church Ranch - 314	CO	Westminster	10411 Town Center Dr	80020
315	MAC	Reading - 315	MA	Reading	48 Walker’s Brook Dr	01867-3224
316	MAC	Hunters Creek - 316	FL	Kissimmee	3286 N John Young Pkwy	34741
319	MAC	Traders Point - 319	IN	Indianapolis	5720 W 86th St	46278-1338
320	MAC	Montgomeryville - 320	PA	North Wales	29 Airport Square	19454-1419
321	MAC	Mayfaire - 321	NC	Wilmington	1035 International Dr	28405-4176
322	MAC	Shreveport - 322	LA	Shreveport	7031 Youree Dr	71105-5108
324	MAC	Redlands - 324	CA	Redlands	27490 Lugonia Ave	92374-2057
325	MAC	Lancaster - 325	PA	Lancaster	925 Plaza Blvd	17601-2757
326	MAC	Stadium - 326	MO	Columbia	305 N Stadium Blvd	65203-1147
327	MAC	Harrisburg - 327	PA	Harrisburg	2531 Brindle Dr	17110-9704
328	MAC	Tallahassee - 328	FL	Tallahassee	1498 Apalachee Pkwy	32301-3004
329	MAC	Gainesville - 329	FL	Gainesville	6419 Newberry Rd Ste B2	32605-4324
333	MAC	Lakeland - 333	FL	Lakeland	1340 Lakeside Village Cir	33803-7951
334	MAC	Pensacola - 334	FL	Pensacola	5100 N 9th Ave Ste F645	32504-8735
336	MAC	Ft. Myers - 336	FL	Ft Myers	13721 S Tamiami Tr	33912

337	MAC	Webb Gin - 337	GA	Snellville	1350 Scenic Hwy Ste 900	30078-2126
339	MAC	Otay Ranch - 339	CA	Chula Vista	2015 Birch Road Suite 2500	91915
340	MAC	Winter Garden - 340	FL	Winter Garden	3143 Daniels Road	34787
342	MAC	Murfreesboro - 342	TN	Murfreesboro	2535 Medical Center Parkway	37129
345	MAC	Oviedo - 345	FL	Oviedo	7123 Red Buh Lake Road	32765
347	MAC	El Cerrito - 347	CA	El Cerrito	8000 El Cerrito	94530
20212	BHTT	Amherst	NY	Amherst	4120 Maple Road	14226
20218	BHTT	Austin	TX	Austin	11680 A Research Blvd.	78759
20205	BHTT	Chesterfield	MO	Chesterfield	2 McBride & Sons Center	63005
20209	BHTT	Cuyahoga Falls	OH	Cuyahoga Falls	581 Howe Avenue	44221
20201	BHTT	Downer’s Grove	IL	Downer’s Grove	1461 Butterfield Rd.	60515
20223	BHTT	Galveston	TX	Galveston	3502A Seawall Blvd	77550
20202	BHTT	Houston 290	TX	Houston	12910 Northwest Freeway	77040
20204	BHTT	Humble	TX	Humble	140 FM 1960 Bypass E. Rd.	77338
20210	BHTT	Louisville	KY	Louisville	871 S. Hurstbourne Parkway	40222
20206	BHTT	Niles	IL	Niles	5650 W. Touhy Avenue	60714
20215	BHTT	Orlando I Drive	FL	Orlando	8440 International Drive	32819
20208	BHTT	Plano	TX	Plano	4900 West Park Blvd	75093
20207	BHTT	South Plainfield	NJ	South Plainfield	4901 Stelton Road	7080
20211	BHTT	Tampa	FL	Tampa	1102 North Dale Mabry Hwy	33607
20203	BHTT	Willowgrove	PA	Willow Grove	2402 Easton Rd.	19090
10755	Joe’s	Abingdon	MD	Abingdon	3414 Merchant Blvd.	21009
10758	Joe’s	Amherst	NY	Amherst	4125 Maple Road	14226
10682	Joe’s	Ann Arbor	MI	Ann Arbor	3020 Lohr Road	48108
10770	Joe’s	Anne Arundel	MD	Hanover	7051 Arundel Mills Blvd.	21076
10012	Joe’s	Arlington	TX	Arlington	1520 Nolan Ryan Expwy.	76011
10643	Joe’s	Atlanta	GA	Morrow	1965 Mt. Zion Rd.	30260
10696	Joe’s	Auburn Hills	MI	Auburn Hills	4975 South Baldwin	48359
10615	Joe’s	Aurora	CO	Aurora	14025 East Evans Ave.	80014
10007	Joe’s	Austin Town Lake	TX	Austin	600 East Riverside Dr.	78704
10761	Joe’s	Bala Cynwyd	PA	Bala Cynwyd	555 City Avenue	19004
10621	Joe’s	Baton Rouge	LA	Baton Rouge	7620 Andrea Dr.	70809
10645	Joe’s	Beaumont	TX	Beaumont	3825 Interstate 10 South	77705
10714	Joe’s	Bellevue	KY	Bellevue	25 Fairfield Avenue	41073
10160	Joe’s	Boise	ID	Boise	2288 North Garden Street	83704
10741	Joe’s	Bossier City	LA	Bossier City	635 Boardwalk Blvd.	71111
10747	Joe’s	Branson	MO	Branson	717 Branson Landing	65616
10736	Joe’s	Cedar Hill	TX	Cedarhill	735 North Highway 67	75104
10686	Joe’s	Chesapeake	VA	Chesapeake	1568 Crossways Blvd	23320
10648	Joe’s	Clearwater	FL	Clearwater	2730 Gulf to Bay Blvd.	33579
10756	Joe’s	Clifton	NJ	Clifton	405 Allwood Road	7013
10680	Joe’s	Colorado Springs	CO	Colorado Springs	805 Citadel Dr	80909
10623	Joe’s	Columbus	OH	Columbus	3720 West Dublin-Granville	43235
10655	Joe’s	Corpus Christi	TX	Corpus Christi	5025 S. Padre Island Drive	78411
10710	Joe’s	Corpus Lighthouse	TX	Corpus Christi	444 N. Shoreline	78401
10762	Joe’s	Daytona Beach	FL	Daytona Beach	1200 Main Street	32118

10612	Joe’s	Destin	FL	Destin	14055 Emerald Coast Pkwy	32541
10720	Joe’s	Douglasville	GA	Douglasville	2868 Chapel Hill Rd	30135
10702	Joe’s	Duluth	GA	Duluth	1590 Pleasant Hill Road	30096
10759	Joe’s	Eatontown	NJ	Eatontown	190 NJ State Highway 35	7724
10424	Joe’s	Fairfax	VA	Fairfax	12831 Fair Lakes Pkwy.	22033
10641	Joe’s	Fairview Heights	IL	Fairview Heights	51 Ludwig Dr.	62208
10679	Joe’s	Fayetteville	NC	Fayetteville	155 McPherson Church Rd.	28303
10713	Joe’s	Fisherman’s Wharf	CA	San Francisco	245 Jefferson Street	94133
10776	Joe’s	Fort Lauderdale	FL	Ft Lauderdale	1451 N Federal Hwy	33304
10174	Joe’s	Fort Myers	FL	Fort Myers	2024 West First Street	33901
10718	Joe’s	Fossil Creek	TX	Fort Worth	3040 Western Center Blvd	76131
10724	Joe’s	Fredericksburg	VA	Fredericksburg	2805 Plank Road	22401
10605	Joe’s	Fuqua	TX	Houston	12400 Gulf Freeway	77034
10692	Joe’s	Gaithersburg	MD	Gaithersburg	221 Rio Blvd	20878
10611	Joe’s	Galveston	TX	Galveston	3502 Seawall Blvd.	77550
10711	Joe’s	Garden Grove	CA	Garden Grove	12011 Harbor Blvd.	92840
10608	Joe’s	Grapevine	TX	Grapevine	201 West State Hwy. 114	76051
10754	Joe’s	Greenbelt	MD	Greenbelt	6002 Greenbelt Road	20770
10619	Joe’s	Greenville	SC	Greenville	102 E. Beacon Dr.	29615
10715	Joe’s	Gurnee	IL	Gurnee	5626 Northridge Drive	60031
10738	Joe’s	Hampton	VA	Hampton	1974 Power Plant Parkway	23666
10677	Joe’s	Henderson	NV	Henderson	4250 E. Sunset Blvd.	89014
10750	Joe’s	Henrietta	NY	Henrietta	100 Marketplace Drive, Suite 200	14623
10659	Joe’s	Hobart	IN	Merrillville	2757 E. 80th Avenue	46410
10684	Joe’s	Hoover	AL	Hoover	20 Meadow View Dr.	35242
10603	Joe’s	Houston 610	TX	Houston	2621 South Loop West	77054
10688	Joe’s	Humble	TX	Humble	20100 US Hwy. 59	77338
10766	Joe’s	Hunt Valley	MD	Cockeysville	50 Shawan Rd.	21030
10717	Joe’s	Hwy 249	TX	Houston	17111 Tomball Parkway	77064
10640	Joe’s	Hwy 6	TX	Houston	2120 South Hwy. 6	77077
10716	Joe’s	Independence	MO	Independence	20001 East Jackson Drive	64057
10639	Joe’s	Indianapolis 1	IN	Indianapolis	7303 US Hwy 31 South	46227
10657	Joe’s	Indianapolis 2	IN	Indianapolis	8250 Dean Rd.	46240
10728	Joe’s	Industry	CA	Industry	1420 S. Azusa Avenue	91748
10697	Joe’s	Jacksonville	FL	Jacksonville	#6 Beach Blvd.	32250
10691	Joe’s	Kennesaw	GA	Kennesaw	2501 Cobb Place Blvd.	30144
10760	Joe’s	King of Prussia	PA	King of Prussia	244 Mall Blvd	19406
10735	Joe’s	Kissimmee	FL	Celebration	10 Blake Blvd	34747
10637	Joe’s	Las Vegas	NV	Las Vegas	1991 N. Rainbow Blvd.	89108
10768	Joe’s	Latham	NY	Latham	579 Troy Schenectady Rd, #80	12110
10406	Joe’s	Lauderhill	FL	Lauderhill	4402 N University Dr.	33351
10694	Joe’s	Lawrenceville	NJ	Lawrenceville	3191 US Route One	8648
10727	Joe’s	Lewisville	TX	Lewisville	2066 South Stemmons	75029
10670	Joe’s	Long Beach	CA	Long Beach	6550 Marina Dr.	90803
10636	Joe’s	Louisville	KY	Louisville	131 River Rd.	40202
10633	Joe’s	Lubbock	TX	Lubbock	5802 West Loop South 289	79424

10622	Joe’s	McAllen	TX	McAllen	711 East Expressway 83	78501
10646	Joe’s	Memphis	TN	Memphis	7990 Horizon Center Blvd.	38133
10662	Joe’s	Mesquite	TX	Mesquite	1340 N. Peachtree Rd.	75149
10764	Joe’s	Methuen	MA	Methuen	105 Pleasant Valley Street	1844
10620	Joe’s	Myrtle Beach 1	SC	N. Myrtle Beach	4846 Hwy. 17 South	29582
10632	Joe’s	Myrtle Beach 2	SC	Myrtle Beach	1219 Celebrity Circle	29577
10023	Joe’s	Naples	FL	Naples	1355 Fifth Ave. South	34102
10420	Joe’s	Nashville	TN	Nashville	123 2nd Ave. South	37201
10027	Joe’s	Newport Beach	CA	Newport Beach	2607 W. Pacific Coast Hwy.	92663
10674	Joe’s	Norfolk	VA	Norfolk	333 Water Side Dr., Ste. 101	23510
10602	Joe’s	North	TX	Houston	14901 North Freeway I-45	77090
10753	Joe’s	NY Oceanside	NY	Oceanside	3555 Long Beach Road	11572
10159	Joe’s	Oceanside	CA	Oceanside	314 Harbor Drive	92054
10022	Joe’s	Oklahoma City 1	OK	Oklahoma City	5940 NW Expressway	73132
10725	Joe’s	Oklahoma City 2	OK	Oklahoma City	1508 SW 74th Street	73159
10663	Joe’s	Olathe	KS	Olathe	11965 S. Strang Line Rd.	66062
10769	Joe’s	Omaha	NE	Omaha	701 North 102nd	68114
10676	Joe’s	Orlando	FL	Orlando	4601 South Semoran Blvd.	32822
10708	Joe’s	Orlando Disney	FL	Orlando	12124 S. Apopka Vineland Rd.	32836
10752	Joe’s	Orlando I-Drive	FL	Orlando	8400 International Drive	32819
10671	Joe’s	Pacific Beach	CA	San Diego	4325 Ocean Blvd	92109
10743	Joe’s	Pearland	TX	Pearland	3239 Silver Lake Village Drive	77584
10698	Joe’s	Peoria	IL	Peoria	110 S. W. Water St.	61062
10712	Joe’s	Pier 19	TX	Galveston	2000 Wharf Rd	77550
10722	Joe’s	Pittsburgh	PA	Pittsburgh	226 West Station Square Drive	15219
10651	Joe’s	Plano	TX	Plano	3320 Central Expressway	75023
10745	Joe’s	Rancho Cucamonga	CA	Rancho Cucamonga	12327 Foothill Blvd	91739
10700	Joe’s	Redondo Beach	CA	Redondo Beach	230 Portofino Way	90277
10734	Joe’s	Robinson	PA	Pittsburgh	6491 Robinson Center Drive	15205
10693	Joe’s	Roseville	MN	Roseville	2704 Snelling Ave	55113
10650	Joe’s	Round Rock	TX	Round Rock	2401 S. IH 35	78664
10173	Joe’s	Rowing Club	CA	San Diego	525 E Harbor Drive	92101
10731	Joe’s	Sacramento	CA	Sacramento	1210 Front Street	95814
10701	Joe’s	Salt Lake City	UT	Sandy	9400 South State Street	84070
10039	Joe’s	San Antonio 410	TX	San Antonio	4711 NW Loop 410	78229
10627	Joe’s	San Antonio I-10	TX	San Antonio	12485 IH 10 West	78230
10628	Joe’s	San Antonio Quarry	TX	San Antonio	255 East Basse Rd., #1400	78209
10635	Joe’s	San Antonio Riverwalk	TX	San Antonio	212 College Street #100	78205
10652	Joe’s	San Diego Hazard	CA	San Diego	7610 Hazard Ctr. Dr., #703	92108
10675	Joe’s	Sanford	FL	Sanford	4659 West SR 46	32771
10773	Joe’s	Savannah	GA	Savannah	504 E. River St.	31401
10630	Joe’s	Schaumburg	IL	Schaumburg	2000 E. Golf Rd.	60173
10765	Joe’s	Sevierville	TN	Sevierville	1605 Parkway	37862
10749	Joe’s	South Plainfield	NJ	South Plainfield	4905 Stelton Road	7080
10649	Joe’s	St. Louis	MO	St. Peters	5856 Suemandy Dr.	63376
10610	Joe’s	Stemmons	TX	Dallas	10250 E. Technology Blvd.	75220

10653	Joe’s	Sterling Heights	MI	Sterling Heights	33879 Van Dyke	48312
10719	Joe’s	Stone Mountain	GA	Lilburn	4300 Stone Mountain Hwy	30047
10737	Joe’s	Sugar Land	TX	Sugarland	19740 Southwest Freeway	77479
10613	Joe’s	Tempe	AZ	Tempe	1604 E. Southern Ave.	85282
10669	Joe’s	Tempe-Baseline	AZ	Tempe	1606 W. Baseline	85283
10044	Joe’s	Tucson	AZ	Tucson	410 N. Wilmot Rd.	85711
10030	Joe’s	Tulsa	OK	Tulsa	7646 East 61st St.	74135
10177	Joe’s	Vancouver	WA	Vancouver	101 East Columbia Way	98661
10166	Joe’s	Ventura	CA	Ventura	567 San Jon Road	93001
10739	Joe’s	West Des Moines	IA	West Des Moines	130 South Jordan Creek Parkway	50266
10733	Joe’s	West Jordan	UT	West Jordan	7277 South Plaza Center Dr.	84084
10751	Joe’s	West Kissimmee	FL	Kissimmee	7903 Irlo Bronson Memorial Hwy.	34747
10707	Joe’s	Westminster	CO	Westminster	8911 N. Yates Street	80031
10729	Joe’s	Wilmington	DE	Wilmington	600 Justison Street	19801

Under Construction
20224	BHTT	Parker	CO	Parker	19320 Cottonwood Drive	80138
10771	Joe’s	Deptford	NJ	Deptford Township	2000 Clements Bridge Rd.	8096
10772	Joe’s	Harlem	NY	Harlem	2349 Frederick Douglass Blvd.	10027
10774	Joe’s	W. Nyack	NY	W. Nyack	4370 Palisades Center Dr.	10994
10775	Joe’s	Riverhead	NY	Riverhead	1490 Old Country Rd.	11901
10779	Joe’s	Brick	NJ	Brick	1048 Cedar Bridge Ave.	08723

Lease Signed, Construction Pending
20225	BHTT	Neptune	NJ	Neptune	3655 Route 66	07753
10777	Joe’s	Newark	NJ	Newark	860 Broad Street	07102
10780	Joe’s	Westbury	NY	Westbury	1195 Corporate Drive	11590
TBD	Joe’s	Deer Park	NY	Deer Park	TBD	11729
10763	Joe’s	Elmhurst	NY	Elmhurst	TBD	TBD

Closed Locations
10776	Joe’s	Indy III	IN	Indianapolois	2307 Post Dr.	46219

Subleased Locations
183	MAC	Mt. Laurel	NJ	Mt. Laurel	4162 Church Road	08054
184	MAC	Baton Rouge	LA	Baton Rouge	39300 Seven Mile Rd.	70808

Schedule 6.9(b)

Locations for which a Landlord’s Waiver was Requested under the Original Credit Agreement

Unit Name	Unit #	Address
JCS FORT MEYERS		Navillus Group LLC
	10174	c/o Bingham McCutchen LLP
150 Federal Street
Boston, MA 02110

JCS VANCOUVER		Leo L. Wang DBA ACW Properties Series 1 LLC
	10177	969 G Edgewater Blvd, #350
Foster City, CA 94404

JCS LAUDERHILL		4400 University Limited Partnership
In Care Of: Sevell Realty Partners
	10406	2295 Corporate Blvd. NW, Suite 131
Boca Raton, FL 33431
Attn: Arnold Sevell, President & BrokerTel

JCS NASHVILLE		Gregcoh, LLC
	10420	Attn: Nancy Cohn.
16955 Ostego St
Encino, CA 91319

JCS GALVESTON		Gulf Properties
	10611	P.O. Box 329
Galveston, TX 77553

JCS DESTIN		Andrew Kwiat
Chief Financial Officer
	10612	Rosen Associates
2665 South Bayshore Drive, Suite 701
Coconut Grove, Florida 33133

JCS MYRTLE BROADWAY		Broadway at the Beach
	10632	Attention: Lease Administration
P.O. Box 7577
Myrtle Beach, SC 29572

JCS SAN ANTONIO		Director of Parks & Recreation
RIVERWALK		City of San Antonio
115 Plaza De Armas, #240
PO Box 39966, San Antonio, TX 78283;
10635
212 College Street Ltd.
16 Carriage Hills
San Antonio, TX 78257
ATTN: Samuel L. Panchevre

JCS LOUISVILLE		Waterfront Development Corporation
	10636	129 East River Road, Louisville, KY 40202
ATTN: Margaret Walker

Unit Name	Unit #	Address
JCS CLEARWATER		CLANT, INC.
PO BOX 290727
	10648	Port Orange, FL
C/O SEA LOVE BOAT WORKS
4877 Front Street
Ponce Inlet, FL 32127

JCS TEMPE BASELINE		Arizona Mills Mall, LLC
c/o Simon Property Group
	10669	225 W. Washington St.
Indianapolis, IN 46204
Attn: General Counsel

JCS LAWRENCEVILLE		Lawrence Investment Group
	10694	100 Federal City Rd., Ste. C101
Lawrenceville, NJ 86480

JCS JACKSONVILLE BEACH		Beach Boulevard Associates
	10697	1200 Shetter Ave.
Jacksonville Beach, FL 32250

JCS ORLANDO 2-LBV		Brinker Florida, Inc.
	10708	6820 LBJ Freeway
Dallas, TX 75240
ATTN: General Counsel

JCS CORPUS CHRISTI 2		City of Corpus Christi
P. O. Box 9277
	10710	Corpus Christi, TX 78469-9277;
1201 Leopard St.
Corpus Christi, TX 78401
ATTN: George K. (Skip) Noe, City Manager

JCS GARDEN GROVE		Millbrae Square Company III, LLC
717 Broadway
	10711	Millbrae, CA 94030
Attn: Vicki Imbimbo

JCS SAN FRANCISCO		DiMaggio Realty
	10713	c/o Dominic DiMaggio
6110 North Ocean Blvd., Suite 24
Ocean Ridge, FL 33435

JCS BELLEVUE		City of Bellevue
616 Poplar Street
	10714	Bellevue, KY 41073
ATTN: BURCDA & Office of the Mayor

JCS FORT WORTH 2-FOSSIL		Hugo Herzberg Company
CREEK		c/o Walpert Properties
	10718	11457 Olde Cabin Rd.
St. Louis, MO 63141
ATTN: Nancy Hoeing, Controller

JCS FREDERICKSBURG		Central Park 1210, LLC
	10724	Kimco Realty Corporation, Mid-Atlantic Region
170 West Ridgely Road, Suite 210
Lutherville, MD 21093

Unit Name	Unit #	Address
JCS WILMINGTON		Shipyard Dining LLC
	10729	234 North James Street
Newport, DE 19804

JCS SACRAMENTO		City of Sacramento, Convention, Culture & Leisure Dept.
	10731	1030 15th Street, Suite 250
Sacramento, CA 95814
ATTN: Director of Convention, Culture & Leisure

JCS KISSIMMEE		CLPF - Water Tower Shoppes, LP
	10735	c/o Crossman & Company as Agent
3333 S. Orange Avenue, #201
Orlando, FL 32806

JCS BOSSIER CITY		Bayer Properties
	10741	2222 Arlington Avenue
Birmingham, AL 35205

JCS BRANSON		HCW Development Company, LLC
	10747	c/o GGP General Growth Properties Inc.
100 Branson Landing
Branson, MO

JCS SOUTH PLAINFIELD		Office Two Limited Partnership
	10749	Care Of: National Realty & Development Corp.
3 Manhattanville Rd.
Purchase, New York, 10577

JCS ORLANDO I-DRIVE		8400 I Drive LLC
	10752	Attn Rashid Khatib
5555 S. Kirkman Rd., #201
Orlando, FL 32819

JCS GREENBELT		GB Mall Limited Partnership t/a Beltway Plaza Shopping
Center
	10754	4912 Del Ray Avenue
Bethesda, MD 20814
Attention: Fred Wine

JCS CLIFTON		Clifton Lifestyle Center, LLC
	10756	78 Okner Parkway
Livingston, NJ 07039
Attn: Mr. Brad Honigfeld

JCS KING OF PRUSSIA		King of Prussia Hotel Associates
c/o LodgeWorks, L.P.
	10760	Attn: Roy R. Baker, SVP/CFO
8100 E. 22nd Street, Bldg. 500
Wichita, KS 67226

BHTT TAMPA		Host Hotels
	20211	PO Box 34779
Alexandria, VA 22334

Schedule 6.9(c)

Locations for which a Landlord’s Waiver was Requested under this Agreement

Unit Name	Unit #	Address
RMG Kendall	1003	Kendallgate Center Associates, LTD
		Attn: Jeffrey L. Berkowitz
		Bersin Development Corp.
		2665 S. Bayshore Dr., Ste. 1200
		Coconut Grove, FL 33133

RMG Louisville	1015	THP Development Company
		Attn: J. Scott Hagan
		10002 Shelbyville Road, Ste. 221
		Louisville, KY 40223

RMG Albuquerque	1029	Winrock Partners, LLC
		c/o Goodman Realty Group
		Attn: Gary Goodman
		100 Sun Avenue NE, Ste. 100
		Albuquerque, NM 87109

RMG N. Olmsted	1033	25001 Country Club, LLC
		Attn: Tom Goebel
		6855 Roseroad Circle
		Independence, OH 44131

RMG Carrollwood	1039	Kimco Carrollwood 664, Inc.
		c/o Kimco Relalty Corporation
		Attn: Kevin Hipes
		3333 New Hyde Park Rd.
		New Hyde Park, NY 11042

RMG Montrose	1064	Grilloni, LLC
		Attn: Andrew Shapiro
		222 Grand Avenue
		Englewood, NJ 07631

RMG University	1067	Bearden Children’s Trust
		1509 B South University Dr.
		Fort Worth, TX 76107

RMG Woodlands	1088	AmREIT
		Attn: Property Management
		8 Greenway Plaza, Ste. 1000
		Houston, TX 77046

RMG Annapolis	1089	Annapolis Mall Limited Partnership
		Westfield America, Inc.
		Attn: Scott L. Grossman
		11601 Wilshire Blvd., 12th Floor
		Los Angeles, CA 90025

RMG Beacon Center	1132	Francisco R. Unanue, Maria Elena Ortega
		Wollberg and Jose A. Ortega, Jr. as co-trustees of the P&L Trust
		2000 N.W. 92nd Ave.
		Miami, FL 33172

RMG Wilmington	1143	Concord Square Associates, LLC
		c/o Capano Management Company
		Attn: Karen M. Fini
		105 Foulk Road
		Wilmington, DE 19803

RMG Denver West	1167	Denver West Mills, LP
		c/o Colorado Mills Mall
		Attn: Peripheral Development Dept.
		14500 W. Colfax Avenue, Ste. 1000
		Lakewood, CO 80401

RMG Vista Ridge	1179	SPC/35 Vista Ltd.
		10720 Preston Road, Ste. 1000
		Dallas, TX 75230

RMG Northridge	1203	U.K. American Properties, Inc.
		c/o Northridge Fashion Center
		Attn: Law/Lease Administration Dept.
		110 North Wacker Drive
		Chicago, IL 60606

RMG Retama	1222	Mike and Martha Witt
		1956 Cobblestone Drive
		Heber, UT 84032

RMG Frederick	1279	Frederick Westview Properties, LLC
		Attn: Anthony E. Giulio
		9640 Deereco Road
		Timonium, MD 21093

RMG Franconia	1284	Kingstowne Town Center, LP
		c/o Comar Management, Inc.
		2900 Linden Lane, Ste. 300
		Silver Spring, MD 20910
		Attn: John Halle

RMG North County	1285	EWH Escondido Associates
Fair		c/o Westfield Corporation, Inc.
		Attn: COO-Operations
		11601 Wilshire Blvd, 12th Floor
		Los Angeles, CA 90025

RMG Redlands	1324	Redlands Joint Venture, LLC
		c/o Majestic Realty Co.
		13191 Crossroads Pkwy N., 6th Floor
		City of Industry, CA 91746

RMS Harrisburg	1327	Stanbery Harrisburg, L.P.
		c/o Stanbery Development, LLC
		Attn: Property Management
		250 East Broad St., Ste. 200
		Columbus, OH 43215

Schedule 6.16

Material Agreements

The Stock Purchase Agreement dated February 6, 2013 by and among MAC Parent LLC, Restaurant Holdings LLC — Series A, Brinker Services Corporation, MAC Management Investors, LLC, and Ignite Restaurant Group, Inc.

Schedule 6.17

Intellectual Property

Ignite Restaurant Group, Inc. and BHTT Entertainment, Inc. own rights and goodwill in the trademarks and service marks listed below as a result of their use of the listed marks for the goods and services identified. The scope and nature of those rights are determined by and consistent with the extent of use by Ignite Restaurant Group, Inc. and BHTT Entertainment, Inc. Consistent with their use of the marks, Ignite Restaurant Group, Inc. and BHTT Entertainment, Inc. also own the identified registrations for the identified goods and services. Any of the registrations that is listed below that is less than five years old is subject to an action for cancellation by a party who believes that it has prior superior and conflicting common law rights in a particular geographical area. Such a cancellation action, Cancellation No. 92054189, has been filed in the Trademark Trial and Appeal Board against U.S. Reg. Nos. 3,815,051; 3,815,053; and 3,943,731 for the marks BRICK HOUSE TAVERN + TAP and BRICK HOUSE TAVERN + TAP and Design. Such cancellation actions do not address or affect the non-conflicting common law rights that have been developed through use of such marks. Similarly, the claim of rights in any of the listed marks is subject to the possibility of the existence of prior common law rights being owned by another in a geographical area.

	Registration
	/ Application
Mark	Number	Jurisdiction	Status	Owner

BRICK HOUSE SUBS	3,349,634	United States	Registered	BHTT ENTERTAINMENT, INC.

BRICK HOUSE TAVERN + TAP	3,815,051	United States	Registered	BHTT ENTERTAINMENT, INC.

BRICK HOUSE TAVERN + TAP	3,943,731	United States	Registered	BHTT ENTERTAINMENT, INC.

	Registration
	/ Application
Mark	Number	Jurisdiction	Status	Owner

BRICK HOUSE TAVERN + TAP and Design (with Color)	3,815,053	United States	Registered	BHTT ENTERTAINMENT, INC.

EAT CRABS. HAVE FUN!	2,419,307	United States	Registered	IGNITE RESTAURANT GROUP, INC.

FAR AWAY FROM EVERYDAY	3,339,167	United States	Registered	IGNITE RESTAURANT GROUP, INC.

FREE CRABS TOMORROW	2,125,102	United States	Registered	IGNITE RESTAURANT GROUP, INC.

FREE CRABS TOMORROW and Design	2,148,694	United States	Registered	IGNITE RESTAURANT GROUP, INC.

JOE’S CRAB SHACK and Design (Arrow Design) (Black & White)	3,999,452	United States	Registered	IGNITE RESTAURANT GROUP, INC.

JOE’S CRAB SHACK and Design (Arrow Design) (Black & White)	3,937,064	United States	Registered	IGNITE RESTAURANT GROUP, INC.

JOE’S CRAB SHACK	3,994,982	United States	Registered	IGNITE RESTAURANT GROUP, INC.

	Registration
	/ Application
Mark	Number	Jurisdiction	Status	Owner

JOE’S CRAB SHACK	1,972,218	United States	Registered	IGNITE RESTAURANT GROUP, INC.

JOE’S CRAB SHACK and Design (Arrow Design) (Color)	3,994,991	United States	Registered	IGNITE RESTAURANT GROUP, INC.

JOE’S CRAB SHACK and Design (Arrow Design) (Color)	3,934,052	United States	Registered	IGNITE RESTAURANT GROUP, INC.

JOE’S CRAB SHACK and Design (Pirate)	1,955,196	United States	Registered	IGNITE RESTAURANT GROUP, INC.

JOE’S CRAB SHACK and Design (Pirate)	1,980,521	United States	Registered	IGNITE RESTAURANT GROUP, INC.

JOE’S CRAB SHACK NO VACANCY and Design	2,075,735	United States	Registered	IGNITE RESTAURANT GROUP, INC.

JOE’S SEAFOOD HOUSE	2,981,272	United States	Registered	IGNITE RESTAURANT GROUP, INC.

JOE’S SEAFOOD SHACK	2,757,177	United States	Registered	IGNITE RESTAURANT GROUP, INC.

	Registration
	/ Application
Mark	Number	Jurisdiction	Status	Owner

JOE’S SHRIMP HOUSE	2,782,406	United States	Registered	IGNITE RESTAURANT GROUP, INC.

Miscellaneous Design (ARROW Design)	3,069,795	United States	Registered	IGNITE RESTAURANT GROUP, INC.

PEACE LOVE & CRABS!	2,099,152	United States	Registered	IGNITE RESTAURANT GROUP, INC.

PEACE LOVE & CRABS! and Design	2,101,214	United States	Registered	IGNITE RESTAURANT GROUP, INC.

SEAFOOD WITH AN ATTITUDE!	2,183,259	United States	Registered	IGNITE RESTAURANT GROUP, INC.

JOE’S CRAB SHACK AN EMBARRASSMENT TO ANY NEIGHBORHOOD	1,917,042	United States	Registered	IGNITE RESTAURANT GROUP, INC.

JOE’S CRAB SHACK	818097	Mexico	Registered	IGNITE RESTAURANT GROUP, INC.

JOE’S CRAB SHACK	657305	Mexico	Registered	IGNITE RESTAURANT GROUP, INC.

	Registration
	/ Application
Mark	Number	Jurisdiction	Status	Owner

JOE’S CRAB SHACK and Design	847694	Mexico	Registered	IGNITE RESTAURANT GROUP, INC.

JOE’S CRAB SHACK	4639775	Japan	Registered	IGNITE RESTAURANT GROUP, INC.

JOE’S CRAB SHACK and Design	4639776	Japan	Registered	IGNITE RESTAURANT GROUP, INC.

JOE’S CRAB SHACK	181798	Egypt	Registered	IGNITE RESTAURANT GROUP, INC.

JOE’S CRAB SHACK and Design (Pirate)	181799	Egypt	Pending	IGNITE RESTAURANT GROUP, INC.

BRICK HOUSE SUBS	1393999 (application)	Canada	Pending	BHTT ENTERTAINMENT, INC.

JOE’S CRAB SHACK	TMA 497,711	Canada	Registered	IGNITE RESTAURANT GROUP, INC.
ROMANO’S MACARONI GRILL	1095657	Australia	Registered	MAC ACQUISITION IP LLC

	Registration
	/ Application
Mark	Number	Jurisdiction	Status	Owner

ROMANO’S MACARONI GRILL	546568	Australia	Registered	MAC ACQUISITION IP LLC

MACARONI GRILL	46677	Bahrain	Registered*	MAC ACQUISITION IP LLC

ROMANO’S MACARONI GRILL	S5464	Bahrain	Registered*	MAC ACQUISITION IP LLC

ROMANO’S MACARONI GRILL	32897	Bahrain	Registered*	MAC ACQUISITION IP LLC

ROMANO’S MACARONI GRILL (Stylized)	32898	Bahrain	Registered*	MAC ACQUISITION IP LLC

ROMANO’S MACARONI GRILL (Stylized)	S5465	Bahrain	Registered*	MAC ACQUISITION IP LLC

MACARONI GRILL	24027	Brunei Darussalam	Registered	MAC ACQUISITION IP LLC

ROMANO’S MACARONI GRILL	24995	Brunei Darussalam	Registered	MAC ACQUISITION IP LLC

ROMANO’S MACARONI GRILL (Stylized)	23624	Brunei Darussalam	Registered	MAC ACQUISITION IP LLC

CHEFS RUN OUR COMPANY. THAT EXPLAINS OUR FOOD.	TMA525208	Canada	Registered	MAC ACQUISITION IP LLC

* The Company or its applicable Subsidiaries are in the process of updating legal title to marks in Bahrain to reflect their assignment from Brinker or its Affiliates in 2008.

	Registration
	/ Application
Mark	Number	Jurisdiction	Status	Owner

MAKING LIFE DELICIOUS	TMA631546	Canada	Registered	MAC ACQUISITION IP LLC

PENNE RUSTICA	TMA524892	Canada	Registered	MAC ACQUISITION IP LLC

ROMANO’S MACARONI GRILL	TMA417252	Canada	Registered	MAC ACQUISITION IP LLC

MACARONI GRILL	1136258	China	Registered	MAC ACQUISITION IP LLC

MACARONI GRILL	1387856	China	Registered	MAC ACQUISITION IP LLC

ROMANO’S MACARONI GRILL	1136251	China	Registered	MAC ACQUISITION IP LLC

ROMANO’S MACARONI GRILL (Stylized)	1136257	China	Registered	MAC ACQUISITION IP LLC

ROMANO’S MACARONI GRILL	121214	Costa Rica	Registered	MAC ACQUISITION IP LLC

ROMANO’S MACARONI GRILL	1185	Ecuador	Registered	MAC ACQUISITION IP LLC

MACARONI GRILL	182134	Egypt	Registered	MAC ACQUISITION IP LLC

ROMANO’S MACARONI GRILL (Stylized)	141163	Egypt	Registered	MAC ACQUISITION IP LLC

	Registration
	/ Application
Mark	Number	Jurisdiction	Status	Owner
ROMANO’S MACARONI GRILL				MAC ACQUISITION IP LLC
(Stylized)	141164	Egypt	Registered

ROMANO’S MACARONI GRILL				MAC ACQUISITION IP LLC
		El Salvador	Pending

ROMANO’S MACARONI GRILL				MAC ACQUISITION IP LLC
	13 69 29-30	El Salvador	Registered

ROMANO’S MACARONI GRILL				MAC ACQUISITION IP LLC
	27 62 55-56	El Salvador	Registered

ROMANO’S MACARONI GRILL (Stylized)	71,63,143-144	El Salvador	Registered	MAC ACQUISITION IP LLC

ROMANO’S MACARONI GRILL (Stylized)	74,63,149-150	El Salvador	Registered	MAC ACQUISITION IP LLC

MACARONI GRILL	4852621	European Community	Registered	MAC ACQUISITION IP LLC

MAKING LIFE DELICIOUS	3281185	European Community	Registered	MAC ACQUISITION IP LLC

ROMANO’S MACARONI GRILL	1173517	European Community	Registered	MAC ACQUISITION IP LLC

ROMANO’S MACARONI GRILL (Stylized)	008688	Guatemala	Pending	MAC ACQUISITION IP LLC

ROMANO’S MACARONI				MAC ACQUISITION IP LLC
GRILL (Stylized)	107485	Honduras	Registered

Registration
/ Application
Mark	Number	Jurisdiction	Status	Owner

ROMANO’S MACARONI				MAC ACQUISITION IP LLC
GRILL (Stylized)	14219	Honduras	Registered

ROMANO’S MACARONI				MAC ACQUISITION IP LLC
GRILL	1996B02430	Hong Kong	Registered

ROMANO’S MACARONI				MAC ACQUISITION IP LLC
GRILL	1997B05394	Hong Kong	Registered

ROMANO’S MACARONI				MAC ACQUISITION IP LLC
GRILL (Stylized)	1996B02431	Hong Kong	Registered

ROMANO’S MACARONI				MAC ACQUISITION IP LLC
GRILL (Stylized)	1997B05393	Hong Kong	Registered

MACARONI GRILL				MAC ACQUISITION IP LLC
	1418294	India	Registered

ROMANO’S MACARONI				MAC ACQUISITION IP LLC
GRILL	1418295	India	Registered

MACARONI GRILL				MAC ACQUISITION IP LLC
	406226	Indonesia	Registered

MACARONI GRILL				MAC ACQUISITION IP LLC
	406220	Indonesia	Registered

ROMANO’S MACARONI				MAC ACQUISITION IP LLC
GRILL	340626	Indonesia	Registered

ROMANO’S MACARONI				MAC ACQUISITION IP LLC
GRILL	404451	Indonesia	Registered

Registration
/ Application
Mark	Number	Jurisdiction	Status	Owner

ROMANO’S MACARONI				MAC ACQUISITION IP LLC
GRILL (Stylized)	341726	Indonesia	Registered

ROMANO’S MACARONI				MAC ACQUISITION IP LLC
GRILL (Stylized)	404450	Indonesia	Registered

CASTELLINA				MAC ACQUISITION IP LLC
	1111442	Italy	Registered

CASTELLINA				MAC ACQUISITION IP LLC
	1111443	Italy	Registered

CASTELLINA OLIO EXTRA VERGINE DI OLIVA PERSONALITY SELECTED BY MORGAN HULL EXECUTIVE CHEF MACARONI GRILL (Stylistic Label)	1111441	Italy	Registered	MAC ACQUISITION IP LLC

CASTELLINA EXTRA VERGIN OLIVE OIL FIRST COLD PRESSED NATURALLY CHOLESTEROL FREE PRODUCT OF ITALY PACKAGED EXCLUSIVELY FOR MACARONI GRILL BY MINERVA SRL GENOA	1111444	Italy	Registered	MAC ACQUISITION IP LLC

MACARONI GRILL				MAC ACQUISITION IP LLC
	1111406	Italy	Registered

	Registration
	/ Application
Mark	Number	Jurisdiction	Status	Owner

ROMANO’S MACARONI				MAC ACQUISITION IP LLC
GRILL (Stylized)	1111454	Italy	Registered

ROMANO’S MACARONI				MAC ACQUISITION IP LLC
GRILL	82046	Jordan	Registered

ROMANO’S MACARONI				MAC ACQUISITION IP LLC
GRILL	82047	Jordan	Registered

ROMANO’S MACARONI				MAC ACQUISITION IP LLC
GRILL (Stylized)	82082	Jordan	Registered

ROMANO’S MACARONI				MAC ACQUISITION IP LLC
GRILL (Stylized)	82083	Jordan	Registered

MACARONI GRILL				MAC ACQUISITION IP LLC
	70000	Kuwait	Registered

ROMANO’S MACARONI				MAC ACQUISITION IP LLC
GRILL	45559	Kuwait	Registered

ROMANO’S MACARONI				MAC ACQUISITION IP LLC
GRILL (Stylized)	45558	Kuwait	Registered

MACARONI GRILL				MAC ACQUISITION IP LLC
	105239	Lebanon	Registered

ROMANO’S MACARONI				MAC ACQUISITION IP LLC
GRILL	105151	Lebanon	Registered

ROMANO’S MACARONI				MAC ACQUISITION IP LLC
GRILL	95002306	Malaysia	Registered

Registration
/ Application
Mark	Number	Jurisdiction	Status	Owner

ROMANO’S MACARONI				MAC ACQUISITION IP LLC
GRILL (Stylized)	95002305	Malaysia	Registered

MACARONI (Stylized)				MAC ACQUISITION IP LLC
	930431	Mexico	Registered

MACARONI GRILL				MAC ACQUISITION IP LLC
(Stylized)	656611	Mexico	Registered

MAKING LIFE DELICIOUS				MAC ACQUISITION IP LLC
	807719	Mexico	Registered

PENNE RUSTICA				MAC ACQUISITION IP LLC
	584667	Mexico	Registered

ROMANO’S MACARONI				MAC ACQUISITION IP LLC
GRILL	556449	Mexico	Registered

ROMANO’S MACARONI				MAC ACQUISITION IP LLC
GRILL	367717	Mexico	Pending

ROMANO’S MACARONI
GRILL (Stylized)	502714	Mexico	Registered	MAC ACQUISITION IP LLC

ROMANO’S MACARONI				MAC ACQUISITION IP LLC
GRILL (Stylized)	504077	Mexico	Registered

ROMANO’S MACARONI				MAC ACQUISITION IP LLC
GRILL (Stylized)	924190	Mexico	Registered

ROMANO´S PASTA GRILL				MAC ACQUISITION IP LLC
	626179	Mexico	Registered

	Registration
	/ Application
Mark	Number	Jurisdiction	Status	Owner

ROMANO´S PASTA GRILL				MAC ACQUISITION IP LLC
	624196	Mexico	Registered

ROMANO ´S ITALIAN GRILL	648844	Mexico	Registered	MAC ACQUISITION IP LLC

ROMANO ´S ITALIAN GRILL	629224	Mexico	Registered	MAC ACQUISITION IP LLC

CHEFS RUN OUR COMPANY. THAT EXPLAINS OUR FOOD.	600409	Mexico	Registered	MAC ACQUISITION IP LLC

MACARONI GRILL				MAC ACQUISITION IP LLC
	101586	Morocco	Registered

ROMANO’S MACARONI				MAC ACQUISITION IP LLC
GRILL	101587	Morocco	Registered

MACARONI GRILL				MAC ACQUISITION IP LLC
	38800	Oman	Registered

ROMANO’S MACARONI				MAC ACQUISITION IP LLC
GRILL	37807	Oman	Registered

ROMANO’S MACARONI				MAC ACQUISITION IP LLC
GRILL	37808	Oman	Registered

ROMANO’S MACARONI				MAC ACQUISITION IP LLC
GRILL (Stylized)	37809	Oman	Registered

ROMANO’S MACARONI				MAC ACQUISITION IP LLC
GRILL (Stylized)	37810	Oman	Registered

Registration
/ Application
Mark	Number	Jurisdiction	Status	Owner

ROMANO’S MACARONI				MAC ACQUISITION IP LLC
GRILL	218593	Pakistan	Published

MACARONI GRILL				MAC ACQUISITION IP LLC
	293670	Paraguay	Registered

ROMANO’S MACARONI				MAC ACQUISITION IP LLC
GRILL	293672	Paraguay	Registered

ROMANO’S MACARONI				MAC ACQUISITION IP LLC
GRILL	S00040821	Peru	Registered

ROMANO’S MACARONI				MAC ACQUISITION IP LLC
GRILL (Stylized)	S00040822	Peru	Registered

MACARONI GRILL				MAC ACQUISITION IP LLC
	S00044073	Peru	Registered

MACARONI GRILL				MAC ACQUISITION IP LLC
	42006010771	Philippines	Registered

ROMANO’S MACARONI				MAC ACQUISITION IP LLC
GRILL	42006008272	Philippines	Registered

MACARONI GRILL				MAC ACQUISITION IP LLC
	41996115348	Philippines	Registered

MACARONI GRILL				MAC ACQUISITION IP LLC
	41996115349	Philippines	Registered

ROMANO’S MACARONI				MAC ACQUISITION IP LLC
GRILL	41996115346	Philippines	Registered

	Registration
	/ Application
Mark	Number	Jurisdiction	Status	Owner

ROMANO’S MACARONI GRILL	67909	Puerto Rico	Registered	MAC ACQUISITION IP LLC

MACARONI GRILL				MAC ACQUISITION IP LLC
	38403	Qatar	Published

ROMANO’S MACARONI GRILL	37101	Qatar	Registered	MAC ACQUISITION IP LLC

ROMANO’S MACARONI GRILL	37102	Qatar	Registered	MAC ACQUISITION IP LLC

ROMANO’S MACARONI GRILL (Stylized)	37099	Qatar	Registered	MAC ACQUISITION IP LLC

ROMANO’S MACARONI GRILL (Stylized)	37100	Qatar	Registered	MAC ACQUISITION IP LLC

ROMANO’S MACARONI GRILL (Consultation File)		Republic of Korea	New Case	MAC ACQUISITION IP LLC

ROMANO’S MACARONI GRILL	358572	Russian Federation	Registered	MAC ACQUISITION IP LLC

MACARONI GRILL	944/49	Saudi Arabia	Registered	MAC ACQUISITION IP LLC

ROMANO’S MACARONI GRILL (Stylized)	623/09	Saudi Arabia	Registered	MAC ACQUISITION IP LLC

ROMANO’S MACARONI GRILL (Stylized)	628/35	Saudi Arabia	Registered	MAC ACQUISITION IP LLC

Registration
/ Application
Mark	Number	Jurisdiction	Status	Owner

ROMANO S MACARONI GRILL (Stylized)	99213285	Saudi Arabia	Application	MAC ACQUISITION IP LLC

ROMANO S MACARONI GRILL (Stylized)	99700537	Saudi Arabia	Application	MAC ACQUISITION IP LLC

MACARONI GRILL	99734202	Saudi Arabia	Application	MAC ACQUISITION IP LLC

MACARONI GRILL				MAC ACQUISITION IP LLC
	T96/10796E	Singapore	Registered

MACARONI GRILL				MAC ACQUISITION IP LLC
	T96/10798A	Singapore	Registered

ROMANO’S MACARONI GRILL	T94/04272F	Singapore	Registered	MAC ACQUISITION IP LLC

ROMANO’S MACARONI GRILL	T96/11222E	Singapore	Registered	MAC ACQUISITION IP LLC

ROMANO’S MACARONI GRILL (Stylized)	T96/10797C	Singapore	Registered	MAC ACQUISITION IP LLC

ROMANO’S Macaroni GRILL	T9404273D	Singapore	Application	MAC ACQUISITION IP LLC

ROMANO’S MACARONI GRILL	2006/14468	South Africa	Registered	MAC ACQUISITION IP LLC

ROMANO’S MACARONI GRILL	7510	Syria	Application	MAC ACQUISITION IP LLC

Registration
/ Application
Mark	Number	Jurisdiction	Status	Owner

MACARONI GRILL				MAC ACQUISITION IP LLC
	817090	Taiwan	Registered

ROMANO’S MACARONI				MAC ACQUISITION IP LLC
GRILL	764803	Taiwan	Registered

ROMANO’S MACARONI				MAC ACQUISITION IP LLC
GRILL	84420	Taiwan	Registered

ROMANO’S MACARONI				MAC ACQUISITION IP LLC
GRILL (Stylized)	764854	Taiwan	Registered

ROMANO’S MACARONI				MAC ACQUISITION IP LLC
GRILL (Stylized)	84348	Taiwan	Registered

MACARONI GRILL				MAC ACQUISITION IP LLC
	321386	Thailand	Pending

MACARONI GRILL				MAC ACQUISITION IP LLC
	KOR71064	Thailand	Registered

ROMANO’S MACARONI				MAC ACQUISITION IP LLC
GRILL	Bor3614	Thailand	Registered

ROMANO’S MACARONI				MAC ACQUISITION IP LLC
GRILL (Stylized)	Bor3430	Thailand	Registered

MACARONIGRILL.COM				MAC ACQUISITION IP LLC
	EE980961	Tunisia	Registered

MACGRILL.COM				MAC ACQUISITION IP LLC
	EE980975	Tunisia	Registered

Mark	Registration / Application Number	Jurisdiction	Status	Owner

MACARONI GRILL	2006 02482	Turkey	Registered	MAC ACQUISITION IP LLC

ROMANO’S MACARONI GRILL	2004 01167	Turkey	Registered	MAC ACQUISITION IP LLC

ROMANO’S MACARONI GRILL	98/017637	Turkey	Registered	MAC ACQUISITION IP LLC

ROMANO’S MACARONI GRILL	98/017636	Turkey	Registered	MAC ACQUISITION IP LLC

ROMANO’S MACARONI GRILL (Stylized)	2004 01168	Turkey	Registered	MAC ACQUISITION IP LLC

ROMANO’S MACARONI GRILL (Stylized)	207874	Turkey	Registered	MAC ACQUISITION IP LLC

ROMANO’S MACARONI GRILL (Stylized)	98/017635	Turkey	Registered	MAC ACQUISITION IP LLC

MACARONI GRILL	102682	United Arab Emirates	Registered	MAC ACQUISITION IP LLC

ROMANO’S MACARONI GRILL	33028	United Arab Emirates	Registered	MAC ACQUISITION IP LLC

ROMANO’S MACARONI GRILL	33030	United Arab Emirates	Registered	MAC ACQUISITION IP LLC

ROMANO’S MACARONI GRILL (Stylized)	33031	United Arab Emirates	Registered	MAC ACQUISITION IP LLC

Mark	Registration / Application Number	Jurisdiction	Status	Owner

ROMANO’S MACARONI GRILL (Stylized)	33032	United Arab Emirates	Registered	MAC ACQUISITION IP LLC

ROMANO’S MACARONI GRILL	77517	United Arab Emirates	Application	MAC ACQUISITION IP LLC

Design (Chef Logo)	2362075	United Kingdom	Registered	MAC ACQUISITION IP LLC

ROMANO’S GRILL	2052556	United Kingdom	Registered	MAC ACQUISITION IP LLC

ROMANO’S MACARONI GRILL	1449077	United Kingdom	Registered	MAC ACQUISITION IP LLC

ROMANO’S NEAPOLITAN PIZZA	3877631	United States	Registered	MAC ACQUISITION IP LLC

ALL THE ITALIAN YOU NEED TO KNOW	1891511	United States	Registered	MAC ACQUISITION IP LLC

CALZONETTO	2558178	United States	Cancelled	MAC ACQUISITION IP LLC

CHEESEOLI	2257320	United States	Registered	MAC ACQUISITION IP LLC

CHEFS MAKE IT. YOU TAKE IT.	2659122	United States	Registered	MAC ACQUISITION IP LLC

CREATE YOUR OWN HANDCRAFTED PASTA	3761912	United States	Registered	MAC ACQUISITION IP LLC

Mark	Registration / Application Number	Jurisdiction	Status	Owner

Design (Chef Logo)	2659114	United States	Registered	MAC ACQUISITION IP LLC

Design (Pizza Box)	3801093	United States	Registered	MAC ACQUISITION IP LLC

ENJOYING LIFE ONE BITE AT A TIME	3265202	United States	Registered	MAC ACQUISITION IP LLC

ITALIAN MEDITERRANEAN COOKING IS SIMPLY BETTER.	3937526	United States	Registered	MAC ACQUISITION IP LLC

A FRESH TRANSLATION OF ITALIAN.	3381627	United States	Registered	MAC ACQUISITION IP LLC

MACARONI GRILL (Stylized)	2259587	United States	Registered	MAC ACQUISITION IP LLC

PENNE RUSTICA	2249559	United States	Registered	MAC ACQUISITION IP LLC

POLLO LIMONE RUSTICA	3695203	United States	Registered	MAC ACQUISITION IP LLC

ROMANO’S MACARONI GRILL	1658573	United States	Registered	MAC ACQUISITION IP LLC

ROMANO’S MACARONI GRILL	3381639	United States	Registered	MAC ACQUISITION IP LLC

Mark	Registration / Application Number	Jurisdiction	Status	Owner

ROMANO’S MACARONI GRILL (Stylized Curved)	3701361	United States	Registered	MAC ACQUISITION IP LLC

ROMANO’S MACARONI GRILL (Stylized)	1716914	United States	Registered	MAC ACQUISITION IP LLC

THAT’S SO MACARONI	3309271	United States	Registered	MAC ACQUISITION IP LLC

ROMANO’S MACARONI GRILL	S012963	Venezuela	Registered	MAC ACQUISITION IP LLC

ROMANO’S MACARONI GRILL	S026138	Venezuela	Registered	MAC ACQUISITION IP LLC

ROMANO’S MACARONI GRILL (Stylized)	S016247	Venezuela	Registered	MAC ACQUISITION IP LLC

ROMANO’S MACARONI GRILL (Stylized)	S026137	Venezuela	Registered	MAC ACQUISITION IP LLC

Copyright:

Title	Type of work	Creation Date	Registration No.	Owner
Joe’s Crab Shack: an embarrassment to any neighborhood	Text	10-01-1991	TX0003862644	Ignite Restaurant Group, Inc.

Schedule 6.18

Insurance

See attached.

Ignite Restaurant Group, Inc.

Property, Casualty (Pol Period 1/1/13-1/1/14)

Executive Liability (Pol Period 5/11/12-5/11/13)

Insurance Schedule

As of 1/9/2013

						Deductible/
						Self Insured Retention/
Line of Coverage	Insurer	Policy No.	Description		Limits	Underlying Insurance	Estimated Totals
Auto Liability	Zurich American	BAP 9140444 06	Combined Single Limit - Hired & Non-Owned Auto		$1,000,000	$0	$5,168
Auto physical Dmg - Hired Autos Only	Zurich American	BAP 9140444 06	Auto Physical Dmg - Hired Autos only		$50.000	$1,000 Per Occurrence

General Liability Self Insured Retention	Zurich American	GLO 4856966 02	Each Occurrence		$1,000,000
			General Aggregate Per Location		$2,000,000
			General Aggregate Cap on All Locations		$10,000,000
			Products/Completed Operations Aggregate		$2,000,000
			Personal/Advertising Injury		$1,000,000	$300,000 Per Occurrence SIR	$218,458
			Fire Legal Liability		$1,000,000
			Liquor Liability - Each Common Cause		$1,000,000
			Liquor Liability - Aggregate		$1,000,000
			Employee Benefits Liability		$1,000,000

Workers Compensation Deductible	American Zurich	WC 9140442 07 WC 3878497-04	Workers Compensation		Statutory	$350,000 Per Occurrence	$302,500
			Employers Liability		$1,000,000	$ 350,000 Per Occurrence

Workers Compensation Letter of Credit	American Zurich		Collateral held to insure lgnite meets their obligations Under the Deductibles Agreement			Letter of Credit, not cash	$2,180,000
Workers Comp & Gen Liab Escrow Fund	American Zurich		Covers loss billings within lgnite’s Deductible prior Ignite paying monthly Invoices			Cash held by Zurich	$207,930
Workers Comp & Gen Liab Escrow Fund	Broadspire		Covers loss billings within lgnite’s Deductible prior Ignite paying monthly Invoices			Cash held by Broadspire	$50,000

Texas Non-Subscriber	Service Lloyd’s Insurance Co	NSZD50931-13	Each Employee		$5,000,000	$250,000 Per Occurrence SIR	$29,483
			Each Occurrence		$10,000,000
			Policy Aggregate		$25,000,000

Umbrella	Allied World National Assurance Co	0305-1747	Occurrrence		$25,000,000	Various Underlying	$94,000
			Other Aggregate		$25,000,000
			Products/Completed Operations Aggregate		$25,000,000

Excess Liability	American Guarantee & Liability (Zurich)	AEC-4856960-02	Occurrence		$25,000,000	Underlying Umbrella	$26,967
			Other Aggregate		$25,000,000
			Products/Completed Operations Aggregate		$25,000,000

Excess Liability	Fireman’s Fund		Occurrence Other Aggregate Products/ Completed Operations Aggregate	$ $ $	10,000,000 10,000,000 10,000,000	Underlying Umbrella/Excess	$8,670

Property “All Risks” incl. Flood & Earthquake	Lloyds	JA013900c	Flood Deductible Buy Down where applicable		500k xs 500k	$500,000	$62,946
	Zurich	MLP-5543321-00	All States		50% of $17M &	$250,000 All other Perils (Flood Wind and Earthquake subject to various deductibles)	$711,900
					100% of $33M xs
					$17M
	Ironshore Specialty	887302	All States		50% of $5M		$537,139
	Colony				50% of $12M xs		$84,703
			All states		$5M		$192,200

Executive Liability	C V Starr		Directors & Officers		$10,000,000	$150,000
			Employment Practices Liability		$5,000,000	$250K/$500K Class Action
			Fiduciary Liability		$1,000,000	$0
			Crime:
			Employee Theft		$1,000,000	$25,000
			Forgery & Alteration		$1,000,000	$25,000
			Inside & Outside the Premises		$1,000,000	$25,000
			Computer Fraud		$1,000,000	$25,000
			Funds Transfer Fraud		$1,000,000	$25,000
			Money Orders & Counterfeit Paper Currency		$1,000,000	$25,000
	Axis	MAN767243/01/2012	Directors & Officers - $10M xs $10M		$10,000,000	underlying	$84,600
	AWAC	0307-5316	Directors & Officers - $10M xs $20M		$10,000,000	underlying	$50,750
	Beazley	V1290F120101	Directors & Officers - $10M xs $30M (Side A only)		$10,000,000	underlying	$40,000

Beecher Carison Fee			Commissions of $91,495 have been netted against fee of $137,500 for net amount of $46,005				$46,005

Total (Subject to audit)							$2,486,488

The above is for summary purposes only. Please refer to complete insurance policies for complete language

Ignite Restaurant Group, Inc.
Executive Liability Insurance Structure
5/11/12 - 5/11/13
As of Jan 9, 2013

$40M
$30M
$20M
$10M
$5M
$1M
$500K
$150K
$25K
Beazley $10M xs $30M (Side A Only)
AWAC $10M xs $20M
Axis $10M xs $10M
C.V. Starr Directors & Officers Liability
Self Insured Retention $150K
C.V. Starr Employment Practices Liab
Deductibles: $500K Per Occ Class Action / $250K Per Occ Other
C.V. Starr Fiduciary Liability
C.V. Starr
Deductible $25K
Directors & Officers
EPL
Fiduc. Liab
Crime
Umbrella / Excess
Primary
Deductible/Self Insured Retention (SIR)
Coverages

Ignite Restaurant Group, Inc.
Property, Casualty Insurance Structure
1/1/2013 - 1/1/2014
As of Jan 9, 2013

$60M
$50M
$25M
$17M
$10M
$5M
$2M
$1M
$350K
$300K
$250K
$1k
Zurich Excess Property $33M p/o $33M
Colony 50% 12M xs 5M
Ironshore 50% of Primary $5M
Deductible $250K for All Other Perils, Various Deductibles for Named Storm, Flood & Earthquake
(Statutory)
Zurich
Deductible $350k
Broadspire is the 3rd Party Claims Admin
Fireman's Fund Excess Liability $10M xs 50M xs Primary
Zurich Excess Liability $25M xs $25M xs Primary Occ/Agg
Allied World National Assurance Umbrella $25M Occ/Agg xs Primary
Zurich
Deductible $350k
Broadspire is the 3rd Party Claims Admin
Service Lloyds
Self Insured Retention $250K
Providence is the 3rd Party Claims Admin for TXNS only
Zurich
Self Insured Retention $300k
Broadspire is the 3rd Party Claims Admin
Zurich
APD Ded $1,000
Property
Work Comp - Deductible
Employers Liability
Texas Non-Subscriber
General Liability
Auto Liability & Hired Phys Dmg
Umbrella / Excess
Primary
Deductible/Self Insured Retention (SIR)
Coverages

2012/2013 EXECUTIVE SUMMARY

FOR

Mac Acquisition, LLC

PRESENTED BY:

McQueary Henry Bowles Troy, L.L.P.

Wade T. Nowlin, Jr., CIC, CRM, Partner

Marilyn McGreal, VP, Account Executive

Mary Vachè, Account Executive

972.770.1600

www.mhbt.com

June 1, 2012

This presentation is designed to give you an overview of your insurance program as well as suggestions on some coverages we do not provide for you. It is meant only as a general understanding of your insurance needs and should not be construed as a legal interpretation of any insurance policies that may or could be written for you. Please refer to any specific insurance contracts for details on coverage, conditions and exclusions.

MHBT Inc. and its affiliates may receive commission and/or profit sharing on policies placed with insurance companies.

Banner Premium Finance, Inc. is a wholly owned subsidiary of MHBT Inc.

TABLE OF CONTENTS	EXECUTIVE RENEWAL SUMMARY FOR MAC ACQUISITION, LLC

I.	Risk Management Team

II.	Named Insured

III.	Schedule of locations

IV.	General Liability/Liquor Liability

V.	Automobile Liability

VI.	Workers’ Compensation

VII.	Travelers Casualty Proposal

VIII.	Umbrella

IX.	Excess Liability

X.	Excess California Earthquake

XI.	Trade Name Restoration

XII.	Cyber Liability

XIII.	Directors & Officers/Fiduciary/Crime

XIV.	Excess Crime

XV.	Employment Practices Liability

XVI.	Excess Employment Practices Liability

XVII.	Premium Comparison

XVIII.	Appendix

RISK MANAGEMENT TEAM	EXECUTIVE RENEWAL SUMMARY FOR MAC ACQUISITION, LLC

Wade T. Nowlin, Jr.	Partner	(972) 770-1468
wade_nowlin@mhbt.com

Marilyn McGreal	VP, Account Executive	(972) 770-1445
marilyn_mcgreal@mhbt.com

Mary Vachè	Account Executive	(972) 770-1423
mary_vache@mhbt.com

Lori Moose	Senior Account Manager	(972) 770-1669
lori_moose@mhbt.com

Jacquie Moline	Assistant Account Manager	(927) 770-1454
jacquie_moline@mhbt.com

Mike Hoad	Risk Management Director	(972) 770-1623
mike_hoad@mhbt.com

Jeff Patterson	Claims Manager	(972-770-1404
jeff_patterson@mhbt.com

Shannon Brown	Claims	(972) 770-1617
shannon_brown@mhbt.com

John Lane	Loss Control	(972) 770-1467
john_lane@mhbt.com

David Parker	Directors & Officers/Employment Practices	(972) 770-1621
david_parker@mhbt.com

Kathy Williams	Account Manager	(972) 770-1490
kathy_williams@mhbt.com

Kae Perdue	Bond Account Manager	(972) 770-1661
kae_perdue@mhbt.com

NAMED INSUREDS	EXECUTIVE RENEWAL SUMMARY FOR MAC ACQUISITION, LLC

Mac Acquisition, LLC

GGC Mac Acquisition Blocker Corp

Mac Parent LLC

Mac Holding LLC

Mac Acquisition of Kansas LLC

Mac Acquisition of New Jersey LLC

Mac Acquisition of Anne Arundel County LLC

Mac Acquisition of Baltimore County LLC

Mac Acquisition of Frederick County LLC

Mac Acquisition of Howard County LLC

Mac Acquisition of Montgomery County LLC

Mac Acquisition IP LLC

Fossil Creek Mac Acquisition Club Inc.

NW Hwy Mac Acquisition Club Inc.

Mac Management Investors LLC

Mac Acquisition of Delaware LLC

SCHEDULE OF LOCATIONS	EXECUTIVE RENEWAL SUMMARY FOR MAC ACQUISITION, LLC

Address	City	State	Zip Code
6750 LBJ Freeway	Dallas	TX	75240
241 Summit Blvd	Birmingham	AL	35243
5901 University Drive NW	Huntsville	AL	35806
3250 Airport Blvd. Suite B-6	Mobile	AL	36606
11100 W Markham	Little Rock	AR	72211
7245 E. Gold Dust	Scottsdale	AZ	85258
8295 Laguna Boulevard	Elk Grove	CA	95758
5100 E. Broadway Blvd.	Tucson	AZ	85711
2949 W. Agua Fria Fwy	Phoenix	AZ	85027
1705 S. Stapley Drive	Mesa	AZ	85204
21001 N.Tatum Blvd.	Phoenix	AZ	85050
1828 N.Litchfield Road	Goodyear	AZ	85395
2265 W. Ina Rd.	Tucson	AZ	85741
2010 Douglas Blvd.	Roseville	CA	95661
4000 E. Thousand Oaks Blvd.	Thousand Oaks	CA	91362
7901 Edinger Ave.	Huntington Beach	CA	92647
25720 The Old Rd.	Santa Clarita	CA	91381
25352 Crenshaw Blvd.	Torrance	CA	90505
26641 Aliso Creek Rd.	Aliso Viejo	CA	92656
13652 Jamboree Road	Irvine	CA	92602
7650 N. Blackstone	Fresno	CA	93650
12875 Towne Center Drive	Cerritos	CA	90703
19400 Plummer Street	Northridge	CA	91324
2739 E. Bidweli St.	Folsom	CA	95630
41221A Margarita Road	Temecula	CA	92591
12380 Seal Beach Blvd	Seal Beach	CA	90740
8150 E. Santa Ana Canyon Rd.	Anaheim	CA	92808
4880 Telephone Road	Ventura	CA	93003

Address	City	State	Zip Code
2655 Vista Way	Oceanside	CA	92054
202 East Via Rancho Pkwy	Escondido	CA	92025
8850 Rosedale Highway	Bakersfield	CA	93312
5420 Pacific Ave.	Stockton	CA	95207
2321 Rosecrans Ave	EI Segundo	CA	90245
3591 Grand Oaks	Corona	CA	92881
17603 Colima Road E	City of Industry	CA	91748
2920 Tapo Canyon Rd.	Simi Valley	CA	93063
4955 S. Plaza Lane	Montclair	CA	91763
27490 Lugonia Ave.	Redlands	CA	92374
2015 Birch Road, Suite 2500	Chula Vista	CA	91915
7979 E. Arapahoe	Greenwood Village	CO	80112
8156 W. Bowles Ave.	Littleton	CO	80123
14245 W. Colfax Ave.	Golden	CO	80401
2510 Tenderfoot Hill Street	Colorado Springs	CO	80906
4627 S Timberline Road	Fort Collins	CO	80528
14241 E Alameda Ave	Aurora	CO	80012
10411 Town Center Drive	Westminster	CO	80021
4157 Concord Pike	Wilmington	DE	19803
12100 SW 88th St.	Miami	FL	33186
100 N. University	Plantation	FL	33324
884 West State Road 436	Altamonte Springs	FL	32714
132 Brandon Town Center Dr.	Brandon	FL	33511
14904 N. Dale Mabry Highway	Tampa	FL	33618
2004 NW Executive Ctr. Dr.	Boca Raton	FL	33431
5320 W. Irlo Bronson Hwy.	Kissimmee	FL	34746
28795 US Hwy 19 N.	Clearwater	FL	33761

Address	City	State	Zip Code
12148 Apopka-Vineland Rd.	Lake Bueno Vista	FL	32836
8700 NW 18 Terrace	Miami	FL	33172
13620 Pines Blvd.	Pembroke Pines	FL	33027
835 Currency Cr.	Lake Mary	FL	32746
315 N.Alafaya Trail	Orlando	FL	32828
17641 Bruce B Downs Blvd	Tampa	FL	33647
2302 Tyrone Boulevard N,	Saint Petersburg	FL	33710
2535 South State Road 7	Wellington	FL	33414
1580 N. Dale Mabry Highway	Tampa	FL	33607
3286 N. John Young Parkway	Kissimmee	FL	34741
1498 Apalachee Parkway	Tallahassee	FL	32301
6419 Newberry Road Suite B-2	Gainesville	FL	32605
5100 N. 9th Ave. Suite F645	Pensacola	FL	32504
13721 S. Tamiami Trail	Fort Myers	FL	33912
3143 Daniels Road	Winter Garden	FL	34787
7123 Red Bug Lake Road	Oviedo	FL	32765
4788 Ashford Dunwoody Rd.	Dunwoody	GA	30338
275 Robert C Daniels Jr. Pkwy	Augusta	GA	30909
3207 Buford Drive	Buford	GA	30519
7804 Abercorn St #70A	Savannah	GA	31406
5045 Windward Pkwy	Alpharetta	GA	30004
3625 Dallas Hwy SW	Marietta	GA	30064
1350 Scenic Hwy, Suite 900	Snellville	GA	30078
4502 University Ave.	West Des Moines	IA	50266
21 Blanchard Circle	Wheaton	IL	60187
2575 W. Higgins	Hoffman Estates	IL	60195
2375 116th East	Carmel	IN	46032
5720 W. 86th Street	Indianapolis	IN	46278

Address	City	State	Zip Code
9292 Metcalf	Overland Park	KS	66212
401 S. Hurstborne Pkwy.	Louisville	KY	40222
3410 US Hwy 190	Mandeville	LA	70471
7031 Youree Drive	Shreveport	LA	71105
50 South Avenue	Burlington	MA	01803
48 Walkers Brook Drive	Reading	MA	01867
178 Jennifer Rd.	Annapolis	MD	21401
9701 Beaver Dam Rd,	Timonium	MD	21093
6181 Columbia Crossing Circle	Columbia	MD	21045
211 Rio Blvd	Gaithersburg	MD	20878
931 Ellsworth Drive	Silver Spring	MD	20910
5201 Buckeyestown Pike	Frederick	MD	21704
415 Philbrook Ave	South Portland	ME	04106
39300 Seven Mile Rd,	Livonia	Ml	48152
3010 S, State	Ann Arbor	Ml	48108
14331 Hall Road	Shelby Township	Ml	48315
2111 North Squirrel Rd.	Auburn Hills	Ml	48326
5525 28th Street SE	Grand Rapids	Ml	49512
11390 Wayzata Blvd.	Minnetonka	MN	55305
7651 France Avenue S	Edina	MN	55435
1705 Highway 36 W Suite 675	Roseville	MN	55113
963 Chesterfield Pkwy	Chesterfield	MO	63017
10453 Olive Blvd.	Creve Coeur	MO	63141
8590 Eager Road	Brentwood	MO	63144
121 CostCo Way	Saint Peters	MO	63376
4125 Lemay Ferry Road Way	Saint Louis	MO	63129
305 N. Stadium Blvd.	Columbia	MO	65203
740 SE Maynard Rd.	Cary	NC	27511

Address	City	State	Zip Code
1915 Hampton inn Ct.	Winston Salem	NC	27103
8620 Research Dr.	Charlotte	NC	28262
10706 Providence Road	Charlotte	NC	28277
3120 Northline Avenue	Greensboro	NC	27408
3421 Sumner Blvd.	Raleigh	NC	27616
1035 International Drive	Wilmington	NC	28405
6800 S. 27th Street	Lincoln	NE	68512
1958 State Route 23 N	Wayne	NJ	07470
138 State Route 10 Suite #2	EI Paso	TX	79936
1521 Rt. 1	Edison	NJ	08837
900 State Rt. 17 N Suite #2	Ramsey	NJ	07446
3569 State Route 1	Princeton	NJ	08540
51 International Drive South	Flanders	NJ	07836
2100 Louisiana Blvd NE, Ste 209	Albuquerque	NM	87110
2400 W. Sahara Ave,	Las Vegas	NV	89102
2001 N. Rainbow Blvd.	Las Vegas	NV	89108
573 N. Stephanie St.	Henderson	NV	89014
5505 S. Virginia Street	Reno	NV	89502
760 Jefferson Rd.	Rochester	NY	14623
1 Metro Park Rd.	Colonie	NY	12205
25001 Country Club Blvd.	North Olmsted	OH	44070
41 Springside Dr.	Akron	OH	44333
6115 Park Center Circle	Columbus	OH	43017
17095 Southpark Ctr.	Strongsville	OH	44136
925 E. Kemper Rd.	Springdale	OH	45246
4721 Dressler Road NW	Canton	OH	44718
6603 S. Memorial Drive E	Tulsa	OK	74133
3510 NW Expwy.	Oklahoma City	OK	73112

Address	City	State	Zip Code
640 Commerce Blvd.	Fairless Hills	PA	19030
29 Airport Square	North Wales	PA	19454
925 Plaza Blvd.	Lancaster	PA	17601
2531 Brindle Rd.	Harrisburg	PA	17110
105 E. Beacon Dr.	Greenville	SC	29615
148 Harbison Blvd	Columbia	SC	29212
6705 Poplar Ave.	Germantown	TN	38138
1712 Galleria Blvd.	Franklin	TN	37064
7723 Kingston Pike	Knoxville	TN	37919
2859 N. Germantown	Memphis	TN	38133
2271 Gunbarrel Rd.	Chattanooga	TN	37421
517 Opry Mills Drive	Nashville	TN	37214
2535 Medical Center Parkway	Murfreesboro	TN	37129
4535 Beltline Rd.	Dallas	TX	75244
9828 Great Hills Trail	Austin	TX	78759
5858 W. NW Hwy	Dallas	TX	75225
700 Hwy 114	Grapevine	TX	76051
5802 Westheimer Rd.	Houston	TX	77057
1670 West Interstate 20	Arlington	TX	76017
7607 F.M. 1960	Houston	TX	77070
5005 W. Park Blvd.	Plano	TX	75093
1505 S. University Dr.	Fort Worth	TX	76107
1155 Lake Woodlands Dr.	The Woodlands	TX	77380
5133 S. Padre Island Dr.	Corpus Christi	TX	78411
2501 S IH 35	Round Rock	TX	78664
2437 S Stemmons Freeway	Lewisville	TX	75067
6300 North Freeway	Fort Worth	TX	76137

Address	City	State	Zip Code
388 N. Highway 67	Cedar Hill	TX	75104
8355 Agora Parkway	Selma	TX	78154
7205 N Central Expressway	Plano	TX	75025
3111 Preston Road	Frisco	TX	75034
701 East Stassney Lane Bldg. B	Austin	TX	78745
1011 North FM 1604 E	San Antonio	TX	78232
11745 W IH 10, Suite 300	San Antonio	TX	78230
4801 North University Suite 50	Provo	UT	84604
102 E.Winchester Street	Murray	UT	84107
110 West Broadway	Salt Lake City	UT	84101
1845 Fountain Dr.	Reston	VA	20190
12169 Fair Lakes Promenade Dr.	Fairfax	VA	22033
2641 Prince William Pkwy.	Woodbridge	VA	22192
21055 Dulles Town Cir	Dulles	VA	20166
5925 KIngstowne Towne Ctr.	Alexandria	VA	22315
4574 Virginia Beach Blvd.	Virginia Beach	VA	23462

GENERAL LIABILITY EXECUTIVE RENEWAL SUMMARY FOR MAC ACQUISITION, LLC

NAMED INSURED:	Mac Acquisition, LLC
COMPANY NAME:	Travelers Prop Cas Co of America — AM Best Rating A+ XV
POLICY TERM:	06/30/2012 to 06/30/2013
ESTIMATED PREMIUM:	$344,571 (Subject to Audit)

Coverage Written On:	☒ Occurrence Form	☐ Claims-Made Form

Payment Plan: Billed directly by Travelers

Limits	Coverage Description
$850,000	Each Occurrence — Bodily Injury and Property Damage
$10,000,000	General Aggregate
$2,000,000	Products and Completed Operations Aggregate
$850,000	Personal and Advertising Injury
$850,000	Fire Damage (any one fire)
$150,000	Retained Limit
$850,000	Employee Benefit Liability ($150,000 Retained Limit)
$1,000,000	Liquor Liability — Various Policies

Based on Total Sales of $421,492,967

ENDORSEMENTS AND EXCLUSIONS BY ENDORSEMENT:

•      Amendment Non-Cumulation of each occurrence Limits of Liability & Non-Cumulation of Personal & Advertising Injury Limit

•      Amendment of Conditions — Certification

•      Amendment of Conditions — Claim Adjustor; Claims Adjustor — Consitutuion State Services LLS

•      Amendment of Coverage — Allocated Loss Adjustment Expenses

•      Amendment of Insuring Agreement — Known Injury or Damage

•      Cap on Losses from Certified Acts of Terrorism

•      Employment-Related Practices Exclusion

•      Amendment — Pollution Exclusion — Including Coverage for Pollution Costs

•      Asbestos Exclusion

•      Discrimination Exclusion

•      Nuclear Energy Liability Exclusion

•      War Exclusion

•      Unsolicited Communications Exclusion

•      Federal Terrorism Risk Insurance Act Disclosure

•      Mobile Equipment Redefined — Exclusion of Vehicles Subject to Motor Vehicle Laws

•      Amendment of Coverage — Allocated Loss Adjustment Expenses

•      Additional Insured — Controlling Interest “Golden Gate Capital”

•      Additional Insured — Designated Person or Organization

•      Additional Insured — Lessor or Leased Equipment

•      Additional Insured — Managers or Lessors of Premises

•      Additional Insured — Vendors Broad Form

•      Amendment — Who is an Insured — Newly Acquired or Formed Organizations

•      Broadened Named Insured Endorsement

•      Contractual Liability — Personal injury

•      Coverage for Injury to Co-Employees

•      Excess Provision — Vendors

•      Lead Exclusion

•      Tobacco Exclusion

•      Extension of Coverage — Bodily injury

•      Fungi or Bacteria Exclusion

•      Incidental Medical Malpractice — Employed nurses while acting within the scope of their duties at Mac Acquisition, LLC

•      Other Additional Insureds

•      Blanket Waiver of Subrogation

•      60 Day Notice of Cancellation

•      30 Day Notice of Cancellation — Designated Entity

COMMERCIAL AUTOMOBILE	EXECUTIVE RENEWAL SUMMARY FOR MAC ACQUISITION, LLC

NAMED INSURED:	Mac Acquisition, LLC
COMPANY NAME:	Travelers Prop Cas Co of America — AM Best Rating A+ XV
POLICY TERM:	06/30/2012 to 06/30/2013
ESTIMATED PREMIUM:	$21,983 (Subject to Audit)

Payment Plan: Billed directly by Travelers

Limits	Coverage Description
$2,000,000	Bodily Injury and Property Damage — Combined Single Limit
$5,000	Auto Medical Payments
Minimum per State	Uninsured Motorists — As Elected
Minimum per State	Personal Injury Protection

PHYSICAL DAMAGE COVERAGE

Includes:	☒	Non-Owned Auto Liability
	☒	Hired Auto Liability

DEDUCTIBLES:

Comprehensive	$1,000
Collision	$1,000

Based on 13 Vehicles

2006	FORDX	1FTRE14W86HB20734
2006	FORDX	1FTRE14W96HB39728
2007	FORDX	1FTNE14W17DA28484
2007	FORDX	1FTNE14W67DB21808
2007	FORDX	1FTNE14W07DB44100
2007	FORDX	1FTNE14W47DA92681
2007	FORDX	1FTNE14W57DA67224
2007	FORDX	1FTNE14W97DB03562
2008	FORDX	1FTNE14W28DA91501
2008	FORDX	1FTNE14W58DA28683
2008	CHVRL	3GCCA85D58S678400
2010	FORD	1FTNE1EW6ADA15879
2010	FORD	1FTNE1EWXADA09874

ENDORSEMENTS AND EXCLUSIONS BY ENDORSEMENT:

•      Amendment of Employee Definition

•      Nuclear Energy Liability Exclusion

•      Additional Condition — Unintentional Errors or Omissions

•      Lessor — Additional Insured & Loss Payee

•      Amendment of Notice Requirement

•      Amendment — Who is an Insured — Newly Acquired or Formed Organizations

•      Broadened Named Insured

•      Changes In Policy — Fellow Employee Coverage — Description or Designation of Employee: All employees or employees driving autos you own

•      Employees as Insureds

•      Exclusion — Autos principally garaged in Canada

•      Hired Autos Specified as Covered Autos you Own — where required by Written Contract

•      Hired Car Physical Damage

•      Blanket Waiver of Subrogation

•      60 Day Notice of Cancellation

•      30 Day Notice of Cancellation — Person or Organization

WORKERS COMPENSATION	EXECUTIVE RENEWAL SUMMARY FOR MAC ACQUISITION, LLC

NAMED INSURED:	Mac Acquisition, LLC
COMPANY NAME:	Travelers Prop Cas Co of America —AM Best Rating A+ XV
POLICY TERM:	06/30/2012 to 06/30/2013
ESTIMATED PREMIUM:	$335,222 (Subject to Audit)

Payment Plan: Billed directly by Travelers

Limits	Coverage Description
$1,000,000	Employer’s Liability – Each Accident
$1,000,000	Employer’s Liability – Disease-Policy Limit
$1,000,000	Employer’s Liability – Disease-Each Employee

Based on total payroll of $128,107,266 (without Monopolistic states)

ENDORSEMENTS AND EXCLUSIONS BY ENDORSEMENT:

•    Catastrophe (other than Certified Acts of Terrorism)

•    Employer’s Liability Coverage

•    Employers Liability Limits of Liability

•    Federal Terrorism Risk Insurance Act Disclosure

•    Longshoremen’s and Harbor Workers’ Compensation Act

•    Notice of Cancellation — 90 days

•    Notification of Change in Ownership

•    Texas Notice of Material Change Endorsement — 30 Days

•    Voluntary Compensation and Employer’s Liability

•    Waiver of Subrogation as required by Written Contract

State		Payroll	Employees
1	Alabama	$1,975,120	130
2	Arkansas	$769,630	52
3	Arizona	$4,319,842	331
4	California	$21,600,269	1,397
5	Colorado	$4,940,652	305
6	Delaware	$792,210	53
7	Florida	$15,652,901	1,093
8	Georgia	$4,397,663	319
9	lowa	$605,039	40
10	Illinois	$1,278,393	76
11	Indiana	$1,117,249	79
12	Kansas	$534,711	40
13	Kentucky	$726,972	54
14	Louslana	$1,104,143	72
15	Massachusetts	$1,427,065	93
16	Maryland	$4,808,999	310
17	Maine	$684,403	45
18	Michigan	$3,182,619	233
19	Minnesota	$2,189,208	144
20	Missouri	$3,509,963	253
21	North Carolina	$4,022,034	311
22	Nebraska	$502,965	38
23	New Jersey	$3,631,233	267
24	New Mexico	$890,578	69
25	Nevada	$2,976,189	182
26	New York	$1,503,407	115
27	Ohio	$4,613,074	324
28	Oklahoma	$1,145,800	91
29	Pennslyvania	$2,580,243	204
30	South Carolina	$1,120,790	86
31	Tennessee	$4,734,386	341
32	Texas	$15,071,661	1,033
33	Utah	$1,815,169	137
34	Virginia	$4,384,396	300

	Corporate	$3,498,292	93

UMBRELLA LIABILITY	EXECUTIVE RENEWAL SUMMARY FOR MAC ACQUISITION, LLC

NAMED INSURED:	Mac Acquisition, LLC
COMPANY NAME:	St. Paul Fire & Marine Insurance Co — AM Best Rating A+ XV
POLICY TERM:	06/30/2012 to 06/30/2013
ESTIMATED PREMIUM:	$106,400

Payment Plan: Due at Renewal

Limits	Coverage Description
$25,000,000	Each Occurrence
$25,000,000	Annual Aggregate
$10,000	Retained Limit

UNDERLYING INSURANCE INFORMATION:

General Liability:

Limits	Coverage Description
$850,000	Each Occurrence
$10,000,000	General Aggregate
$2,000,000	Products Aggregate
$850,000	Personal Injury
$1,000,000	Liquor Liability
$850,000	Employee Benefits Liability

Automobile Liability:

Limits	Coverage Description
$2,000,000	Combined Single Limit

Employers Liability:

Limits	Coverage Description
$1,000,000	B. 1. Each Accident
$1,000,000	B. 1. Disease Policy Limit
$1,000,000	B. 1. Disease Each Employee

Endorsements and Forms attached to the policy:

•                  Auto Liability Limits of Insurance Endorsement—Exception for Damages Not Subject to Underlying Aggregate Limit Applies Only to Auto Liability, Form SU244

•                  Cap On Losses From Certified Act Of Terrorism Endorsement, Form D0144

•                Claim Severity Reporting Endorsement, Form SU150

•                  Crisis Management Service Expenses, Form SU300

•                  Cross Liability Exclusion, Form SU023

•                  Declarations, Form SU089

•                  Disclosure Notice Terrorism Risk Insurance Act Of 2002 (Rev. 1-08), D0100

•                  Disclosure Notice Terrorism Risk Insurance Act Of 2002 Rejection Of Our Offer Of Coverage (Rev. 1-08), D0101

•                  Employee Benefits Plan Endorsement, Form SU035

•                  Florida Rejection Or Selection Of Umbrella Uninsured Motorists Coverage, Form 33785

•                  Important Notice Regarding Independent Agent & Broker Compensation, Form ND044

•                  Lead Exclusion, Form SU050

•                  Limits of Insurance Endorsement—General Aggregate Limit Applies on Per Location Basis Subject to a Policy Maximum Limit, Form SU240

•                  Louisiana Uninsured/Underinsured Motorists Bodily Injury Coverage Form, Form A0127

•                  Mold or Other Fungi or Bacteria Exclusion Endorsement, Form SU061

•                  Named Insured Schedule, Form SU242

•                  Schedule of Underlying Insurance (continued), Form SU110

•                  Schedule of Underlying Insurance, Form SU109

•                  Silica Exclusion, SU157

•                  Specialty Commercial Umbrella Liability Policy, Form SU001

•                  Terrorism Risk Insurance Act Certified Acts Of Terrorism Exclusion Endorsement Ed 1-08, Form SU124

•                  Texas Amendatory Endorsement, Form SU144

•                  Texas Asbestos Exclusion, Form SU145

•                  Texas Auto Liability Limitation Endorsement, Form SU159

•                  Texas Claims Made Coverage and Extended Reporting Period Endorsement, Form SU160 (EBL)

•                  Texas Disclosure Notice Lead Exclusion, Form NT003

•                  Tobacco Exclusion, Form SU161

•                  TX Disclosure Notice—Silica

•                  Unsolicited Communications Exclusion Endorsement, Form SU163

•                  Waiver of Rights of Recovery Endorsement, Form SU085

EXCESS LIABILITY	EXECUTIVE RENEWAL SUMMARY FOR MAC ACQUISITION, LLC

NAMED INSURED:	Mac Acquisition, LLC
COMPANY NAME:	Liberty Insurance Underwriters — AM Best Rating A XV
POLICY TERM:	06/30/2012 to 06/30/2013
ESTIMATED PREMIUM:	$42,500

Additional Limits of Liability may be available upon request.

Payment Plan: Due at Renewal

Limits	Coverage Description
$25,000,000	Each Occurrence
$25,000,000	Annual Aggregate
$25,000,000	In Excess of underlying limits

Endorsements and Forms attached to the policy

•                  Asbestos Exclusion

•                  Violation of Statutes that Govern Emails, faxes, phone calls or other methods of sending information

•                  Following Form - Claims Made 0199-XS (04 07)

•                  Nuclear Energy Liability Exclusion Endorsement 0102-XS (Ed. 03/00)

•                  Pollution Limitation Endorsement Follow Form 0160-XS (Ed. 03/00)

•                  Sub-Limit Exclusion 190-XS-01/09

•                  War Liability Exclusion Excess 4011 (05/06)

•                  Texas State Amendatory E-TX-XS (Ed. 03 02)

•                  Texas Notice LIUNOTICE-TX-002-0209

•                  U.S. Economic Trade Sanctions Endorsement OFAC 08/09

•                  Disclosure – Terrorism Risk Insurance Act TRIA-N004-0208

•                  Cap on Losses from Certified Acts of Terrorism TRIA-E002-0208

•                  Auto Exclusion of Terrorism Coverage TR1A-EX-E002-0208

•                  Underlying Coverage Warranty for Certified Act of Terrorism

EXCESS CALIFORNIA EARTHQUAKE

EXECUTIVE RENEWAL SUMMARY FOR MAC ACQUISITION, LLC

NAMED INSURED:	Mac Acquisition, LLC
COMPANY NAME:	Insurance Company of the West - AM Best Rating A- IX
POLICY TERM:	06/30/2012 to 06/30/2013
ESTIMATED PREMIUM:	$36,000

LIMITS OF INSURANCE:	$15,000,000 per Occurrence excess of $5,000,000 per Occurrence, excess of underlying deductibles

COVERAGE:	Building, Contents, Time Element Extended Period of Indemnity (30 days)

DEDUCTIBLES:	EARTHQUAKE - 5% of the total values at risk at the time of loss per unit, subject to $50,000 minimum per occurrence

All Other Perils - $25,000 per Occurrence

Based on $63,882,346 Total Values as of 6-30-11

Endorsements and Forms:

•      Difference in Conditions Coverage

•      Excess Limit of Insurance and Participation Clause

•      Total Flood Exclusion

•      Earthquake Sprinkler Leakage

•      Business Income

•      Underlying Deductible Warranty

•      Excess Property Drop Down Clause – Scheduled Locations and Named Causes of Loss Only

•      Various State Changes

•      25% minimum premium

TRADE NAME RESTORATION	EXECUTIVE RENEWAL SUMMARY FOR MAC ACQUISITION, LLC

NAMED INSURED:	Mac Acquisition, LLC
COMPANY NAME:	Certain Underwriters Lloyds
POLICY TERM:	06/30/2012 to 06/30/2013
ESTIMATED PREMIUM:	$60,568.74 — includes Royalties coverage, policy fee and tax/fees

Payment Plan: Due at Renewal

Limit of Indemnity for:
Restaurant		Supplier		Total Policy	Shared				Total
Events Per		Events Per		Aggregate	Agg		Pd. of	Base	Premium
Period of		Period of	Extortion	Limit of	Limit of	Ded. e/e	Restoration	Premium	based on
Insurance		Insurance	Payments	Indemnity	Indemnity	Incident	(Months)	Per Loc.	182 loc.
1.	25M	10M	100K	25M	N/A		18	$384.00	$69,888
2.	25M	10M	100K	25M	N/A	50K	18	$307.00	$55,874
3.	27M	10M	100K	27M	N/A		18	$404.00	$73,528
4.	27 M	10M	100K	27M	N/A	50K	18	$373.00	$67,886
5.	30M	10M	100K	30M	N/A		18	$424.00	$77,168
6.	30M	10M	100K	30M	N/A	50K	18	$392.00	$71,344

Current Policy is Option #2

Limit of Indemnity for Incident Response expenses as respects:

Restaurant Events: 25% of the Limit of Indemnity for Restaurant Events

Supplier Events: 25% of the Limit of Indemnity for Supplier Events

•      With Terrorism Coverage (No Punitive & Exemplary Damages) - Additional Premium of $1,000.00 or 7.5% (whichever is greater) applies

Policy Fee & State Surplus Lines Taxes

A.    Add $150.00 policy fee and (4.91%) applicable State Surplus Lines Taxes for Total Premium

B.    PLIS, Inc. is responsible for filing Surplus Lines Taxes.

C.    When PLIS is responsible for filing taxes, agent is responsible for advising our office of any and all fees charged at time of binding which may affect the Surplus Lines Taxes for Total Premium.

Optional Coverage (Additional Premium)

A.    Royalties coverage for 38 locations at $45/location: $1,710 additional if elected — on current policy

Sublimited to: 250K/5M with a 5K Deductible e/e Incident/Covered Location

B.    Workplace Violence: included in premium above

Sublimited to: 150K/1M with a 5K Deductible e/e Incident/Covered Location

Period of Restoration for Workplace Violence: 3 Months

C.    Inoculation and Current Infection Testing Expense Endorsement: included in premium above Sublimited to: (250K) Outside the Limits of Indemnity

D.    Loss of Business Income and Incident Response Endorsement for Theft of Private Customer and Employee Data —10% Additional Premium

Limits and Deductibles as stated on attached Specimen Form

Additional premium is calculated on base premium per location of the option elected and rounded to the nearest dollar value

Terms & Conditions:

• TNR Policy Form 12/09

• Policy Term: 12 months

• Does not include coverage for international locations. The international locations can be covered on a separate policy using European wording.

• Minimum Earned Premium: 25%

• LSW 1001 Several Liability Notice

• LMA 5020 Service of Suit Clause (USA)

• LMA 5021 Applicable Law (USA)

• NMA1256 Nuclear incident Exclusion Clause Liability Direct (Broad)

• NMA 1331 Cancellation Clause

• NMA 45 Short Rate Cancellation Table Endorsement (USA)

• NMA 1191 Radioactive Contamination Exclusion Clause Physical Damage Direct

• LMA 5092 as amended U.S. Terrorism Risk Insurance Act of 2002 As Amended Not Purchased Clause

• LMA 5091 U.S. Terrorism Risk Insurance Act of 2002 as Amended New & Renewal Business Endorsement

• Covered Locations Endorsement

• Royalties Endorsement if purchased

• Loss of Business Income and Incident Response Endorsement for Theft of Private Customer and Employee Data, if purchased

• Workplace Violence Endorsement,

• Inoculation and Current Infection Testing Endorsement

• Removal of Loss Threshold & Waiting Period Endorsement

• Claims Notification Clause in Declaration Naming Appointed Representative: Professional Liability Insurance Services, Inc.

• Crisis Management Clause in Declaration Naming Appointed Representative: If you believe that an Incident or Covered Event has occurred, please contact the 24-hour crisis hotline Specialty Risk Management, Inc.

Subject To (due within 30 days of effective date unless otherwise noted):

1. Terrorism Coverage Election Form — Under Federal Law, agents must inform potential insureds of the option to purchase Terrorism Coverage and its price, prior to binding. An election form must be provided regardless of whether the Applicant is declining or electing coverage.

There may be more subjectivities once the above information has been received and reviewed by underwriters. Underwriters reserve the right to review applications, attachments and any subjectivity materials upon receipt. Underwriters also reserve the right to modify or withdraw the terms indicated after such review.

(Note: Quotes may be generated off short form work sheets or competitive applications and some of the above requirements, or new additional information requirements, may or may not be applicable once full applications and information are received. The fulfillment of subjectivities and any other compliance issues will be a requirement for the coverage to remain in force. Failure to complete these items may subject the policy and its coverage terms to flat (retroactive) cancellation.)

Payment Terms:

Premium is due in full within 30 days of effective date. Policy cannot be released until payment is received.

Premium financing does not alter our payment terms.

Timely submittance of all materials is to the advantage of the applicant. If coverage is bound, it would be subject to all terms and conditions of the policy issued. These terms are subject to receipt and acceptability of the above required “Subject To” items within thirty (30) days of the effective date. The Applicant confirms that they have been provided with and inspected a specimen of the applicable policy wording. It is recommended that the Applicant take time to review the Policy to ensure that they fully understand the coverages provided. The Applicant should feel free to consult with any source, including legal advisors, regarding coverage. Please feel free to call, should there be any further questions.

Note: This insurance contract is with an insurer not licensed to transact insurance in this state and is issued and delivered as surplus line coverage under the Texas insurance statutes. The Texas Department of Insurance does not audit the finances or review the solvency of the surplus lines insurer providing this coverage, and the insurer is not a member of the property and casualty insurance guaranty association created under Chapter 462, Insurance Code. Chapter 225, Insurance Code, requires payment of a 4.85 percent tax on gross premium.

Professional Liability Insurance Services is acting as the program administrator on behalf of the company. Any requests for alternate or additional coverage will need to be requested from your agent.

Professional Liability Insurance Services, Inc. dba Professional Liability Insurance Services, Inc. - Underwriting Facilities; Professional Liability Insurance Services - Underwriting Facilities; Texas Professional Liability Insurance Services, Inc. - Underwriting Facilities; Professional Liability Insurance Services, Incorporated - Underwriting Facilities; in the state of New York and California, CA License #0G17062 as Texas Professional Liability Insurance Services

CYBER LIABILITY	EXECUTIVE RENEWAL SUMMARY FOR MAC ACQUISITION, LLC

NAMED INSURED:	Mac Acquisition, LLC
COMPANY NAME:	Axis Surplus Insurance Company - AM Best Rating A+ XV
POLICY TERM:	06/30/2012 to 06/30/2013
ESTIMATED PREMIUM:	$79,826 — Option I — Current Coverage

Payment Plan: Due at Renewal

Coverage Description	Limit	Retention
Enterprise Security and Privacy Liability - insuring Agreement A	$5,000,000	$100,000
Enterprise Security Event Crisis Management Expense – Insuring Agreement B	$2,000,000	$250,000
Regulatory Action Coverage – Insuring Agreement C	$1,000,000	$100,000
Computer System Extortion Expense and Loss Coverage – Insuring Agreement D	$5,000,000	n/a
Regulatory Action Fines and Penalties Coverage	$1,000,000	$100,000
Enterprise Security Event Business Interruption Coverage	$1,000,000	8 hours
Enterprise Security Event Data Restoration Coverage	$5,000,000	100,000 Hours
Website Media Liability Coverage	$5,000,000	$100,000
Total Limit of Insurance	$5,000,000

Endorsements and Forms attached to policy:

•      Limit of Insurance and Retention Endorsement

•      Service of Suit Clause

•      Breach of Contract Exclusion

•      Business Interruption and Data Restoration Change Endorsement

•      Claim Settlement Revision Endorsement

•      Electrical Failure Exclusion Change Endorsement

•      Enterprise Security Event Coverage Endorsement

•      Independent Contractors — Persons Insured Endorsement

•      Knowledge of Claim Change Endorsement

•      Regulatory Action Fines & Penalties Coverage Change Endorsement

•      Website Media Liability Coverage Extension Endorsement

•      Texas Notice — SLN-TX-1

•      Texas Policyholder Notice SLN-TX

NAMED INSURED:	Mac Acquisition, LLC
COMPANY NAME:	Federal Insurance Company - AM Best Rating A++ XV
POLICY TERM:	06/30/2012 to 06/30/2013
ESTIMATED PREMIUM:	$78,226 — Option II — Indication

Payment Plan: Due at Renewal

Coverage Description	Limit	Retention
Cyber Liability	$5,000,000	$100,000
Privacy Notification Expenses	$2,000,000	$250,000
Crisis Management Expenses	$2,000,000	$250,000
Reward Expenses	$100,000	$5,000
E-Business Interruption & Extra Expenses	$1,000,000	$50,000
E-Theft Loss	Not Covered	Not Covered
E-Communication Loss	Not Covered	Not Covered
E-Threat Expenses	$5,000,000	$100,000
E-Vandalism Expenses	$5,000,000	$100,000
Aggregate Limit of Liability	$5,000,000

CONTINGENCIES

The above indication is expressly contingent upon receipt, review and acceptance of the subjectivities listed below. We must receive all of the items identified below on or before the Indication Expiration date shown below. If all of these items are not received and approved by us on or before this date, this quote will automatically expire without further action or notice.

•      Completed signed & dated Chubb application or similar from another carrier

•      Loss runs and/or confirmation of no prior losses

•      Confirmation of proper controls in place (should be on app) including:

•      Information Security Policy

•      Incident Response Plan

•      Confirmation of PCI compliance

•      Intrusion Detection System

Coinsurance Percent – 0%

Extended Reporting Period

(A) Additional Premium:	100% of Annualized Premium for the Expiring Policy Period
(B) Additional Period:	l Year

Retroactive Date –TBD	Pending or Prior Date - TBD

Endorsements and Forms attached to policy:

•      Audit and Claims Expenses Coverage Endorsement - $250,000

•      Duty to Defend Endorsement

•      Premier Privacy Endorsement

•      Notice of Loss Control Services

•      Texas Amendatory Endorsement

•      Texas Amendatory Endorsement Addendum to the Declarations

•      Regulatory Defense Costs Endorsement

•      Notice of Data Privacy and Security Cyber Loss Prevention Services

DIRECTORS & OFFICERS, FIDUCIARY & CRIME

EXECUTIVE RENEWAL SUMMARY FOR MAC ACQUISITION, LLC

NAMED INSURED:	Mac Acquisition, LLC
COMPANY NAME:	Darwin National Assurance Company
POLICY TERM:	06/30/2012 to 06/30/2013
ESTIMATED PREMIUM:	$45,500

Coverage	Limit *	Single Loss Limit	Additional limit and Sublimits	Retention	P&P Date
D & O	$10,000,000		$1,000,000 (Side A)	$25,000	12-18-10
Derivative Demand Sublimit			$250,000
Strategic Response Costs Sublimit			$50,000
Fiduciary	$10,000,000			$10,000	12-18-10
Voluntary Compliance Program Sublimit			$100,000
HIPAA Claim Sublimit			$100,000
Fidelity
Employee Theft		$5,000,000		$100,000
Forgery or Alteration		$5,000,000		$100,000
Inside the Premises		$5,000,000		$100,000
In Transit		$5,000,000		$100,000
Computer Fraud		$5,000,000		$100,000
Funds Transfer Fraud		$5,000,000		$100,000
Money Orders & Counterfeit Currency		$5,000,000		$100,000
Credit Card Fraud		$5,000,000		$100,000
Restoration Expenses Sublimit			$50,000
Authentication Expenses Sublimit			$50,000

* Liability coverage — Separate Limits of Liability.

Defense Provision: Optional Duty to Defend

Crime: Loss Discovered

Extended Reporting Period: 75% of annual premium for 1 year

Endorsements and Exclusion:

•                  IL 0003042 01-12 Texas Important Notice

•                  PN 9001 01-08 Terrorism Policyholder Notice

•                  PP 00028 42 01-10 Texas Amendatory Endorsement (Professional Liability Coverages)

•                  PP 00029 42 01-10 Texas Amendatory Endorsement (Crime Coverage)

•                  PP 00132 00 05-10 OFAC Exclusion (Office of Foreign Assets Control)

•                  PP 00133 00 05-10 Pre-Approved Crisis Management Firm

•                  Amend Other Insurance Clause

•                  Private Company Amendatory Endorsement (applies to D&O)

•                  Employed Lawyers - $100,000 sublimit

•                  Amend definition of Insured Person to include advisory board members

•                  Amend IvI Exclusion

•                  Amend Conduct Exclusions — add “non-appealable final adjudication” wording

•                  Representations & Severability — CEO/President impute to entity

•                  PP 0007500 01-10 Prior Acts Exclusion — 12-18-08

•                  Amend Prior Notice Exclusion — Delete “or which it may succeed in time”

•                  Amend Definition of Employee — Add independent Contractors (Crime)

Contingencies:

•                  None

Bolded items represent changes at renewal

EXCESS CRIME	EXECUTIVE RENEWAL SUMMARY FOR MAC ACQUISITION, LLC

NAMED INSURED:	Mac Acquisition, LLC
COMPANY NAME:	National Union Fire Insurance Company of Pittsburgh, PA.
POLICY TERM:	06/30/2012 to 06/30/2013
ESTIMATED PREMIUM:	$17,500

Excess Limit	Underlying Limit (AWAC)
$10,000,000	$5,000,000

ENDORSEMENTS:

•                  103224 02/10 Excess Edge

•                  78859 10/01 Forms Index Endorsement

•                  89644 07/05 Coverage Territory (OFAC)

•                  103932 02/10 Fidelity Endorsement (underlying sublimits not covered — reference to aggregate)

•                  104015 02/10 Reliance Upon Other Carrier’s Application / Warranty

•                  Excess of the Fidelity Coverage Only

Contingencies:

•                  None

EMPLOYMENT PRACTICES LIABILITY

EXECUTIVE RENEWAL SUMMARY FOR MAC ACQUISITION, LLC

NAMED INSURED:	Mac Acquisition, LLC
COMPANY NAME:	National Union Fire Insurance Company of Pittsburgh
POLICY TERM:	06/30/2012 to 06/30/2013
ESTIMATED PREMIUM:	$149,228

Limit	Retention
$15,000,000	$350,000

CONTINUITY DATE:	12/18/08

DISCOVERY PERIOD:	1 Year 100% of Annual Premium
2 Years 115% of Annual Premium
3 Years 125% of Annual Premium
4 Years 150% of Annual Premium
5 Years 175% of Annual Premium
6 Years 200% of Annual Premium

ENDORSEMENTS:

•                  95726 09/07 PrivateEdge Plus — General Terms & Conditions

•                  95728 09/07 EPL Coverage Section

•                  Employment Practices Claim Panel Counsel

•                  95800 09/07 Texas State Amendatory Endorsement

•                  74802 07/11 Texas Amendatory Endorsement — Cancellation / Non-Renewal

•                  101036 04/09 Cancellation Amendatory (Return Pro Rata)

•                  Manuscript dispute Resolution Process Amended

•                  97629 03/08 FLSA and Related Exclusions Amended

•                  99926 09/08 Notice-Claim Reporting Bordereau

•                  99758 08/08 Notice of Claim (Reporting by E-Mail)

•                  97736 03/08 Prior Acts Exclusion Endorsement —12/18/08

•                  95805 09/07 Reliance Upon Application Made to Another Carrier (AWAC 4/19/12)

•                  98968 04/08 Severability of the Application (Non-Rescindable — Full Individual Severability; Top 3 Company Positions Imputed to Company)

•                  94039 05/07 State Amendatory Inconsistent

•                  89644 07/05 Coverage Territory Endorsement (OFAC)

•                  78859 10/01 Forms Index

Contingencies:

•                  Submitted application signed and dated by CEO or CFO

EXCESS EMPLOYMENT PRACTICES LIABILITY

EXECUTIVE RENEWAL SUMMARY FOR MAC ACQUISITION, LLC

NAMED INSURED:	Mac Acquisition, LLC
COMPANY NAME:	Darwin National Assurance Company
POLICY TERM:	06/30/2012 to 06/30/2013
ESTIMATED PREMIUM:	$51,000

Excess Limit	Underlying Limit (Chartis)
$10,000,000	$15,000,000

PRIOR AND PENDING DATE:	12/18/08

Endorsements and Exclusion:

•                  PN 9001 01-08 Terrorism Policyholder Notice

•                  PN 9020 06-07 Important Notice

•                  V1002 06-03 Prior and Pending Litigation Exclusion — 12-18-08

•                  V1098 02-04 Prior Acts Exclusion — 12-18-08

•                  V1818 02-10 Reduction of Underlying insurance by Underlying Insurers and/or Insured

•                  V2344 07-08 Amend Notices — Follow Form Over Primary Policy

•                  V2345 07-08 Amend Definition of Application — Follow Form Over Primary Policy

•                  V2346 07-08 Amend Modification, Cancellation and Non-Renewal — Follow Form Over Primary Policy

•                  V2373 09-08 Amend Definition of Defense Expenses — Follow Form Over Primary Policy

•                  X1034 09-08 Texas State Amendatory

Contingencies:

•                  None

PREMIUM COMPARISON	EXECUTIVE RENEWAL SUMMARY FOR MAC ACQUISITION, LLC

Description of Coverage	2011/2012 Premium		2011/2012 Rates with 2012/2013 Exposures	2012/2013 Premium
General Liability	$358,156		$328,174	$344,571
	($460,000,000 Sales)			($421,492,967 Sales)
Automobile Liability	$43,728		$21,054	$21,983
	(27 vehicles)			(13 vehicles)
Workers’ Compensation (1), (2)	$344,334		$326,583	$335,222
	($139,166,818 payroll)			($131,992,707 payroll)
Umbrella Liability	$109,000		$99,876	$106,400
Excess Liability	$41,700		$38,093	$42,500
Excess California Earthquake (2)	$36,200		$36,200	$36,000
Trade Name Restoration (2)	$60,752		$60,752	$60,569
Cyber Liability	$71,441		$106,629	$79,826
Directors & Officers/Fiduciary/Crime	$53,020		$45,500	$45,500
Excess Crime 5x10	$10,000		N/A	N/A
Excess Crime 10x5	N/A		$17,500	$17,500
Employment Practices Liability	$155,350		$155,350	$149,228
Excess Employment Practices Liability	$51,000		$51,000	$51,000
Brokerage Fee	$57,839	(3)	$57,839	$69,272
Total Estimated Premium	$1,392,520		$1,344,550	$1,359,571

Policies that are remaining on a December 18, 2011/2012 policy term Property (2)	$876,692

Exposures	June 30, 2011/2012	June 30, 2012/2013	% Change
Payroll	$139,166,818	$131,992,707	(5)%
Sales	$460,000,000	$421,492,967	(8.4)%
# of Autos	27	13	(52)%
# of Locations	182	182	0%

(1) Retro loss pay-in amounts are $1,400,000 for 12/18/10-11 year, $1,350,000 for 6/30/11-12 year and $1,450,000 for 6/30/12-13 year.

(2) Includes policy fees, taxes, surcharges and inspection fees that may apply

(3) The Umbrella, Excess, TNR, D&O/EPL, Fiduciary and Crime policies have commission and cannot be netted out dollar for dollar. Therefore the balance of our annual fee is $69,272

APPENDIX	EXECUTIVE RENEWAL SUMMARY FOR MAC ACQUISITION, LLC

•                         Travelers Umbrella Terrorism Rejection form

•                         Trade Name Restoration Terrorism Rejection form

•                         Liberty Excess Umbrella Terrorism Rejection form

•                         DIC Earthquake Terrorism Rejection form

Schedule 7.4

Pledged Notes

None.

Schedule 7.5

Commercial Tort Claims

None.

EXHIBIT A

FORM OF

REVOLVING CREDIT NOTE

$	April 9, 2013

FOR VALUE RECEIVED, the undersigned, IGNITE RESTAURANT GROUP, INC., a Delaware corporation (the “Borrower”), promises to pay, on the last day of the Commitment Period, as defined in the Credit Agreement (as hereinafter defined), to the order of                    (“Lender”) at the main office of KEYBANK NATIONAL ASSOCIATION, as the Administrative Agent, as hereinafter defined, 127 Public Square, Cleveland, Ohio 44114-1306 the principal sum of

                                                                                                  AND 00/100                                                                              DOLLARS

or the aggregate unpaid principal amount of all Revolving Loans, as defined in the Credit Agreement, made by Lender to the Borrower pursuant to Section 2.2(a) of the Credit Agreement, whichever is less, in lawful money of the United States of America.

As used herein, “Credit Agreement” means the Amended and Restated Credit and Security Agreement dated as of April 9, 2013, among the Borrower, the Lenders, as defined therein, KeyBank National Association, as joint lead arranger, joint book runner and administrative agent for the Lenders (the “Administrative Agent”), Merrill Lynch, Pierce, Fenner & Smith Incorporated, as joint lead arranger and joint book runner, Bank of America, N.A., as syndication agent, and Wells Fargo Bank, National Association and Cadence Bank, N.A., each as co-documentation agents, as the same may from time to time be amended, restated or otherwise modified.  Each capitalized term used herein that is defined in the Credit Agreement and not otherwise defined herein shall have the meaning ascribed to it in the Credit Agreement.

The Borrower also promises to pay interest on the unpaid principal amount of each Revolving Loan from time to time outstanding, from the date of such Revolving Loan until the payment in full thereof, at the rates per annum that shall be determined in accordance with the provisions of Section 2.4(a) of the Credit Agreement.  Such interest shall be payable on each date provided for in such Section 2.4(a); provided that interest on any principal portion that is not paid when due shall be payable on demand.

The portions of the principal sum hereof from time to time representing Base Rate Loans and Eurodollar Loans, interest owing thereon and payments of principal and interest of any thereof, shall be shown on the records of Lender by such method as Lender may generally employ; provided that failure to make any such entry shall in no way detract from the obligations of the Borrower under this Note or the Credit Agreement.

If this Note shall not be paid at maturity, whether such maturity occurs by reason of lapse of time or by operation of any provision for acceleration of maturity contained in the Credit Agreement, the principal hereof and the unpaid interest thereon shall bear interest, pursuant to the terms of the Credit Agreement, until paid, at a rate per annum equal to the Default Rate.  All payments of principal of and interest on this Note shall be made in immediately available funds.

This Note is one of the Revolving Credit Notes referred to in the Credit Agreement and is entitled to the benefits thereof.  Reference is made to the Credit Agreement for a description of the right of the undersigned to anticipate payments hereof, the right of the holder hereof to declare this Note due prior to its stated maturity, and other terms and conditions upon which this Note is issued.

Except as expressly provided in the Credit Agreement, the Borrower expressly waives presentment, demand, protest and notice of any kind.  This Note shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of laws provisions.

JURY TRIAL WAIVER.  THE BORROWER, TO THE EXTENT PERMITTED BY LAW, HEREBY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG THE BORROWER, THE ADMINISTRATIVE AGENT AND THE LENDERS, OR ANY THEREOF, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS NOTE OR ANY OTHER NOTE OR INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO.

IGNITE RESTAURANT GROUP, INC.

By:
Name:
Title:

EXHIBIT B

FORM OF

SWING LINE NOTE

$15,000,000	April 9, 2013

FOR VALUE RECEIVED, the undersigned, IGNITE RESTAURANT GROUP, INC., a Delaware corporation (the “Borrower”), promises to pay to the order of KEYBANK NATIONAL ASSOCIATION (the “Swing Line Lender”) at the main office of KEYBANK NATIONAL ASSOCIATION, as the Administrative Agent, as hereinafter defined, 127 Public Square, Cleveland, Ohio 44114-1306 the principal sum of

FIFTEEN MILLION AND 00/100                                                                                                                                             DOLLARS

or the aggregate unpaid principal amount of all Swing Loans, as defined in the Credit Agreement (as hereinafter defined), made by the Swing Line Lender to the Borrower pursuant to Section 2.2(c) of the Credit Agreement, whichever is less, in lawful money of the United States of America on the earlier of the last day of the Commitment Period, as defined in the Credit Agreement, or, with respect to each Swing Loan, the Swing Loan Maturity Date applicable thereto.

As used herein, “Credit Agreement” means the Amended and Restated Credit and Security Agreement dated as of April 9, 2013, among the Borrower, the Lenders, as defined therein, KeyBank National Association, as joint lead arranger, joint book runner and administrative agent for the Lenders (the “Administrative Agent”), Merrill Lynch, Pierce, Fenner & Smith Incorporated, as joint lead arranger and joint book runner, Bank of America, N.A., as syndication agent, and Wells Fargo Bank, National Association and Cadence Bank, N.A., each as co-documentation agents, as the same may from time to time be amended, restated or otherwise modified.  Each capitalized term used herein that is defined in the Credit Agreement and not otherwise defined herein shall have the meaning ascribed to it in the Credit Agreement.

The Borrower also promises to pay interest on the unpaid principal amount of each Swing Loan from time to time outstanding, from the date of such Swing Loan until the payment in full thereof, at the rates per annum that shall be determined in accordance with the provisions of Section 2.4(b) of the Credit Agreement.  Such interest shall be payable on each date provided for in such Section 2.4(b); provided that interest on any principal portion that is not paid when due shall be payable on demand.

The principal sum hereof from time to time, and the payments of principal and interest thereon, shall be shown on the records of the Swing Line Lender by such method as the Swing Line Lender may generally employ; provided that failure to make any such entry shall in no way detract from the obligations of the Borrower under this Note or the Credit Agreement.

If this Note shall not be paid at maturity, whether such maturity occurs by reason of lapse of time or by operation of any provision for acceleration of maturity contained in the Credit Agreement, the principal hereof and the unpaid interest thereon shall bear interest, pursuant to the terms of the Credit Agreement, until paid, at a rate per annum equal to the Default Rate.  All payments of principal of and interest on this Note shall be made in immediately available funds.

This Note is the Swing Line Note referred to in the Credit Agreement and is entitled to the benefits thereof.  Reference is made to the Credit Agreement for a description of the right of the undersigned to anticipate payments hereof, the right of the holder hereof to declare this Note due prior to its stated maturity, and other terms and conditions upon which this Note is issued.

Except as expressly provided in the Credit Agreement, the Borrower expressly waives presentment, demand, protest and notice of any kind.  This Note shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of laws provisions.

JURY TRIAL WAIVER.  THE BORROWER, TO THE EXTENT PERMITTED BY LAW, HEREBY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG THE BORROWER, THE ADMINISTRATIVE AGENT AND THE LENDERS, OR ANY THEREOF, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS NOTE OR ANY OTHER NOTE OR INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO.

IGNITE RESTAURANT GROUP, INC.

By:
Name:
Title:

EXHIBIT C

FORM OF

TERM NOTE

$	April 9, 2013

FOR VALUE RECEIVED, the undersigned, IGNITE RESTAURANT GROUP, INC., a Delaware corporation (the “Borrower”), promises to pay to the order of                    (“Lender”) at the main office of KEYBANK NATIONAL ASSOCIATION, as the Administrative Agent, as hereinafter defined, 127 Public Square, Cleveland, Ohio 44114-1306 the principal sum of

                                                                                                  AND 00/100                                                                              DOLLARS

in lawful money of the United States of America in consecutive principal payments as set forth in the Credit Agreement (as hereinafter defined).

As used herein, “Credit Agreement” means the Amended and Restated Credit and Security Agreement dated as of April 9, 2013, among the Borrower, the Lenders, as defined therein, and KeyBank National Association, as joint lead arranger, joint book runner and administrative agent for the Lenders (the “Administrative Agent”), Merrill Lynch, Pierce, Fenner & Smith Incorporated, as joint lead arranger and joint book runner, Bank of America, N.A., as syndication agent, and Wells Fargo Bank, National Association and Cadence Bank, N.A., each as co-documentation agents, as the same may from time to time be amended, restated or otherwise modified.  Each capitalized term used herein that is defined in the Credit Agreement and not otherwise defined herein shall have the meaning ascribed to it in the Credit Agreement.

The Borrower also promises to pay interest on the unpaid principal amount of the Term Loan from time to time outstanding, from the date of the Term Loan until the payment in full thereof, at the rates per annum that shall be determined in accordance with the provisions of Section 2.4(c) of the Credit Agreement.  Such interest shall be payable on each date provided for in such Section 2.4(c); provided that interest on any principal portion that is not paid when due shall be payable on demand.

The portions of the principal sum hereof from time to time representing Base Rate Loans and Eurodollar Loans, interest owing thereon, and payments of principal and interest of any thereof, shall be shown on the records of Lender by such method as Lender may generally employ; provided that failure to make any such entry shall in no way detract from the obligations of the Borrower under this Note or the Credit Agreement.

If this Note shall not be paid at maturity, whether such maturity occurs by reason of lapse of time or by operation of any provision for acceleration of maturity contained in the Credit Agreement, the principal hereof and the unpaid interest thereon shall bear interest, pursuant to the terms of the Credit Agreement, until paid, at a rate per annum equal to the Default Rate.  All payments of principal of and interest on this Note shall be made in immediately available funds.

This Note is one of the Term Notes referred to in the Credit Agreement and is entitled to the benefits thereof.  Reference is made to the Credit Agreement for a description of the right of the undersigned to anticipate payments hereof, the right of the holder hereof to declare this Note due prior to its stated maturity, and other terms and conditions upon which this Note is issued.

Except as expressly provided in the Credit Agreement, the Borrower expressly waives presentment, demand, protest and notice of any kind.  This Note shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of laws provisions.

JURY TRIAL WAIVER.  THE BORROWER, TO THE EXTENT PERMITTED BY LAW, HEREBY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG THE BORROWER, THE ADMINISTRATIVE AGENT AND THE LENDERS, OR ANY THEREOF, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS NOTE OR ANY OTHER NOTE OR INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO.

IGNITE RESTAURANT GROUP, INC.

By:
Name:
Title:

EXHIBIT D

FORM OF

NOTICE OF LOAN

                           , 20

KeyBank National Association, as the Administrative Agent

127 Public Square

Cleveland, Ohio 44114-0616

Attention:  Institutional Bank

Ladies and Gentlemen:

The undersigned, on behalf of IGNITE RESTAURANT GROUP, INC., a Delaware corporation, (the “Borrower”) refers to the Amended and Restated Credit and Security Agreement, dated as of April 9, 2013 (“Credit Agreement”, the terms defined therein being used herein as therein defined), among the undersigned, the Lenders, as defined in the Credit Agreement, KEYBANK NATIONAL ASSOCIATION, as joint lead arranger, joint book runner and administrative agent for the Lenders (the “Administrative Agent”), Merrill Lynch, Pierce, Fenner & Smith Incorporated, as joint lead arranger and joint book runner, Bank of America, N.A., as syndication agent, and Wells Fargo Bank, National Association and Cadence Bank, N.A., each as co-documentation agents, and hereby gives you notice, pursuant to Section 2.6 of the Credit Agreement that the Borrower hereby requests [a Loan (the “Proposed Loan”)][an interest change with respect to a portion of a Term Loan (the “Term Loan Interest Change”)][an interest change with respect to a an outstanding Revolving Loan (the “Revolving Loan Interest Change”)], and in connection therewith sets forth below the information relating to the [Proposed Loan][Term Loan Interest Change][Revolving Loan Interest Change] as required by Section 2.6 of the Credit Agreement:

(a)                                 The Business Day of the [Proposed Loan][Term Loan Interest Change] [Revolving Loan Interest Change] is                     , 20    .

(b)                                 The amount of the [Proposed Loan][Term Loan Interest Change] [Revolving Loan Interest Change] is $                              .

(c)                                  The [Proposed Loan is to be]:

a Revolving Loan          / the Term Loan        / Swing Loan         .

(Check one.)

(d)                                 The [Proposed Loan][Term Loan Interest Change][Revolving Loan Interest Change] is to be a Base Rate Loan        / Eurodollar Loan

(Check one.)

(e)                                  If the [Proposed Loan][Term Loan Interest Change][Revolving Loan Interest Change] is a Eurodollar Loan, the Interest Period requested is one month       , two months       , three months       , or six months         .

(Check one.)

The undersigned hereby certifies on behalf of the Borrower that the following statements are true on the date hereof, and will be true on the date of the [Proposed Loan][Term Loan Interest Change][Revolving Loan Interest Change]:

(i)            subject to Section 4.2 of the Credit Agreement, the representations and warranties contained in each Loan Document are (A) with respect to representations and warranties that contain a materiality qualification, true and correct, and (B) with respect to representations and warranties that do not contain a materiality qualification, true and correct in all material respects, in each case, as of the date hereof (except to the extent that any thereof expressly relate to a specific earlier date, in which case such representations and warranties are (1) with respect to representations and warranties that contain a materiality qualification, true and correct as of such earlier date, and (2) with respect to representations and warranties that do not contain a materiality qualification, true and correct in all material respects as of such earlier date), before and after giving effect to the [Proposed Loan][Term Loan Interest Change][Revolving Loan Interest Change] and the application of the proceeds therefrom, as though made on and as of such date;

(ii)           no event has occurred and is continuing, or would result from such [Proposed Loan][Term Loan Interest Change][Revolving Loan Interest Change], or the application of proceeds therefrom, that constitutes a Default or Event of Default; and

(iii)          the conditions set forth in Section 2.6 and Article IV of the Credit Agreement have been satisfied.

IGNITE RESTAURANT GROUP, INC.

By:
Name:
Title:

EXHIBIT E

FORM OF

COMPLIANCE CERTIFICATE

For the Quarterly Reporting Period ended

THE UNDERSIGNED HEREBY CERTIFIES THAT:

(1)           I am the duly elected [President] or [Chief Financial Officer] of IGNITE RESTAURANT GROUP, INC., a Delaware corporation (the “Borrower”);

(2)           I am familiar with the terms of that certain Amended and Restated Credit and Security Agreement, dated as of April 9, 2013, among the Borrower, the lenders party thereto (together with their respective successors and assigns, collectively, the “Lenders”), as defined in the Credit Agreement, KEYBANK NATIONAL ASSOCIATION, as the Administrative Agent, Merrill Lynch, Pierce, Fenner & Smith Incorporated, as joint lead arranger and joint book runner, Bank of America, N.A., as syndication agent, and Wells Fargo Bank, National Association and Cadence Bank, N.A., each as co-documentation agents (as the same may from time to time be amended, restated or otherwise modified, the “Credit Agreement”, the terms defined therein being used herein as therein defined), and the terms of the other Loan Documents, and I have made, or have caused to be made under my supervision, a review in reasonable detail of the transactions and condition of the Borrower and its Subsidiaries during the accounting period covered by the attached financial statements;

(3)           The review described in paragraph (2) above did not disclose, and I have no knowledge of, the existence of any condition or event that constitutes or constituted a Default or Event of Default, at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate;

(4)           As of the date hereof, each of the representations and warranties contained in each Loan Document are (i) with respect to representations and warranties that contain a materiality qualification, true and correct, and (ii) with respect to representations and warranties that do not contain a materiality qualification, true and correct in all material respects, in each case, as of the date hereof (except to the extent that any thereof expressly relate to a specific earlier date, in which case such representations and warranties are (A) with respect to representations and warranties that contain a materiality qualification, true and correct as of such earlier date, and (B) with respect to representations and warranties that do not contain a materiality qualification, true and correct in all material respects as of such earlier date); and

(5)           Set forth on Attachment I hereto are calculations of the financial covenants set forth in Sections 5.7 and 5.20 of the Credit Agreement, and the calculation of Excess Cash Flow, which calculations show compliance with the terms thereof.

IN WITNESS WHEREOF, I have signed this certificate the        day of                   , 20      .

IGNITE RESTAURANT GROUP, INC.

By:
Name:
Title:

EXHIBIT F

FORM OF

ASSIGNMENT AND ACCEPTANCE AGREEMENT

This Assignment and Acceptance Agreement (this “Assignment Agreement”) between                                              (the “Assignor”) and                                              (the “Assignee”) is dated as of                 , 20   .  The parties hereto agree as follows:

1.             Preliminary Statement.  Assignor is a party to an Amended and Restated Credit and Security Agreement, dated as of April 9, 2013 (as the same may from time to time be amended, restated or otherwise modified, the “Credit Agreement”), among IGNITE RESTAURANT GROUP, INC., a Delaware corporation (the “Borrower”), the lenders party thereto (together with their respective successors and assigns, collectively, the “Lenders” and, individually, each a “Lender”), KEYBANK NATIONAL ASSOCIATION, as joint lead arranger, joint book runner and administrative agent for the Lenders (the “Administrative Agent”), Merrill Lynch, Pierce, Fenner & Smith Incorporated, as joint lead arranger and joint book runner, Bank of America, N.A., as syndication agent, and Wells Fargo Bank, National Association and Cadence Bank, N.A., each as co-documentation agents.  Capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to them in the Credit Agreement.

2.             Assignment and Assumption.  Assignor hereby sells and assigns to Assignee, and Assignee hereby purchases and assumes from Assignor, an interest in and to Assignor’s rights and obligations under the Credit Agreement, effective as of the Assignment Effective Date (as hereinafter defined), equal to the percentage interest specified on Annex 1 hereto (hereinafter, the “Assigned Percentage”) of Assignor’s right, title and interest in and to (a) the Commitment, (b) any Loan made by Assignor that is outstanding on the Assignment Effective Date, (c) Assignor’s interest in any Letter of Credit outstanding on the Assignment Effective Date, (d) any Note delivered to Assignor pursuant to the Credit Agreement, and (e) the Credit Agreement and the other Related Writings.  After giving effect to such sale and assignment and on and after the Assignment Effective Date, Assignee shall be deemed to have one or more Applicable Commitment Percentages under the Credit Agreement equal to the Applicable Commitment Percentages set forth in subparts II.A and II.B on Annex 1 hereto and an Assigned Amount as set forth on subparts I.A and I.B of Annex 1 hereto (hereinafter, the “Assigned Amount”).

3.             Assignment Effective Date.  The Assignment Effective Date (the “Assignment Effective Date”) shall be [                         ,         ] (or such other date agreed to by the Administrative Agent).  On or prior to the Assignment Effective Date, Assignor shall satisfy the following conditions:

(a)           receipt by the Administrative Agent of this Assignment Agreement, including Annex 1 hereto, properly executed by Assignor and Assignee and accepted and consented to by the Administrative Agent and, if necessary pursuant to the provisions of Section 11.10(b) of the Credit Agreement, by the Borrower;

(b)           receipt by the Administrative Agent from Assignor of a fee of Three Thousand Five Hundred Dollars ($3,500), if required by Section 11.10(d) of the Credit Agreement;

(c)           receipt by the Administrative Agent from Assignee of an administrative questionnaire, or other similar document, which shall include (i) the address for notices under the Credit Agreement, (ii) the address of its Lending Office, (iii) wire transfer instructions for delivery of funds by the Administrative Agent, and (iv) such other information as the Administrative Agent shall request; and

(d)           receipt by the Administrative Agent from Assignor or Assignee of any other information required pursuant to Section 11.10 of the Credit Agreement or otherwise necessary to complete the transaction contemplated hereby.

4.             Payment Obligations.  In consideration for the sale and assignment of Loans hereunder, Assignee shall pay to Assignor, on the Assignment Effective Date, the amount agreed to by Assignee and Assignor.  Any interest, fees and other payments accrued prior to the Assignment Effective Date with respect to the Assigned Amount shall be for the account of Assignor.  Any interest, fees and other payments accrued on and after the Assignment Effective Date with respect to the Assigned Amount shall be for the account of Assignee.  Each of Assignor and Assignee agrees that it will hold in trust for the other party any interest, fees or other amounts which it may receive to which the other party is entitled pursuant to the preceding sentence and to pay the other party any such amounts which it may receive promptly upon receipt thereof.

5.             Credit Determination; Limitations on Assignor’s Liability.  Assignee represents and warrants to Assignor, the Borrower, the Administrative Agent and the Lenders (a) that it is capable of making and has made and shall continue to make its own credit determinations and analysis based upon such information as Assignee deemed sufficient to enter into the transaction contemplated hereby and not based on any statements or representations by Assignor; (b) Assignee confirms that it meets the requirements to be an assignee as set forth in Section 11.10 of the Credit Agreement; (c) Assignee confirms that it is able to fund the Loans and the Letters of Credit as required by the Credit Agreement; (d) Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement and the other Related Writings are required to be performed by it as a Lender thereunder; and (e) Assignee represents that it has reviewed each of the Loan Documents.  It is understood and agreed that the assignment and assumption hereunder are made without recourse to Assignor and that Assignor makes no representation or warranty of any kind to Assignee and shall not be responsible for (i) the due execution, legality, validity, enforceability, genuineness, sufficiency or collectability of the Credit Agreement or any other Related Writings, (ii) any representation, warranty or statement made in or in connection with the Credit Agreement or any of the other Related Writings, (iii) the financial condition or creditworthiness of the Borrower or any Guarantor of Payment, (iv) the performance of or compliance with any of the terms or provisions of the Credit Agreement or any of the other Related Writings, (v) the inspection of any of the property, books or records of the Borrower, or (vi) the validity, enforceability, perfection, priority, condition, value or sufficiency of any collateral securing or purporting to secure the Loans or Letters of Credit.  Neither Assignor nor any of its officers, directors, employees, agents or attorneys shall be liable for any mistake, error of judgment, or action taken or omitted to be taken in connection with the Loans, the Letters of Credit, the Credit Agreement or the Related Writings, except for its or their own gross negligence or willful misconduct.  Assignee appoints the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to the Administrative Agent by the terms thereof.

6.             Indemnity.  Assignee agrees to indemnify and hold harmless Assignor against any and all losses, cost and expenses (including, without limitation, attorneys’ fees) and liabilities incurred by Assignor in connection with or arising in any manner from Assignee’s performance or non-performance of obligations assumed under this Assignment Agreement.

7.             Subsequent Assignments.  After the Assignment Effective Date, Assignee shall have the right, pursuant to Section 11.10 of the Credit Agreement, to assign the rights which are assigned to Assignee hereunder, provided that (a) any such subsequent assignment does not violate any of the terms and conditions of the Credit Agreement, any of the other Related Writings, or any law, rule, regulation, order, writ, judgment, injunction or decree and that any consent required under the terms of the Credit Agreement or any of the other Related Writings has been obtained, (b) the assignee under such assignment from Assignee shall agree to assume all of Assignee’s obligations hereunder in a manner satisfactory to Assignor, and (c) Assignee is not thereby released from any of its obligations to Assignor hereunder.

8.             Reductions of Aggregate Amount of Commitments.  If any reduction in the Total Commitment Amount occurs between the date of this Assignment Agreement and the Assignment Effective Date, the percentage of the Total Commitment Amount assigned to Assignee shall remain the percentage specified in Section 1 hereof and the dollar amount of the Commitment of Assignee shall be recalculated based on the reduced Total Commitment Amount.

9.             Acceptance of the Administrative Agent; Notice by Assignor.  This Assignment Agreement is conditioned upon the acceptance and consent of the Administrative Agent and, if necessary pursuant to Section 11.10 of the Credit Agreement, upon the acceptance and consent of the Borrower; provided that the execution of this Assignment Agreement by the Administrative Agent and, if necessary, by the Borrower is evidence of such acceptance and consent.

10.          Entire Agreement.  This Assignment Agreement embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings between the parties hereto relating to the subject matter hereof.

11.          Governing Law.  This Assignment Agreement shall be governed by the laws of the State of New York, without regard to conflicts of laws.

12.          Notices.  Notices shall be given under this Assignment Agreement in the manner set forth in the Credit Agreement.  For the purpose hereof, the addresses of the parties hereto (until notice of a change is delivered) shall be the address set forth under each party’s name on the signature pages hereof.

13.          Counterparts.  This Assignment Agreement may be executed in any number of counterparts, by different parties hereto in separate counterparts and by facsimile signature, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

[Remainder of page intentionally left blank.]

JURY TRIAL WAIVER.  EACH OF THE UNDERSIGNED, TO THE EXTENT PERMITTED BY LAW, WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, AMONG THE ADMINISTRATIVE AGENT, ANY OF THE LENDERS, AND THE BORROWER, OR ANY THEREOF, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS ASSIGNMENT AGREEMENT OR ANY NOTE OR OTHER AGREEMENT, INSTRUMENT OR DOCUMENT EXECUTED OR DELIVERED IN CONNECTION THEREWITH OR THE TRANSACTIONS RELATED HERETO.

IN WITNESS WHEREOF, the parties hereto have executed this Assignment Agreement by their duly authorized officers as of the date first above written.

ASSIGNOR:

Address:

	Attn:	By:
	Phone:	Name:
	Fax:	Title:

ASSIGNEE:

Address:

	Attn:	By:
	Phone:	Name:
	Fax:	Title:

Accepted and Consented to this day of , 20 :	Accepted and Consented to this day of , 20 :

KEYBANK NATIONAL ASSOCIATION	IGNITE RESTAURANT GROUP, INC.
as the Administrative Agent

By:	By:
Name:	Name:
Title:	Title:

ANNEX 1

TO

ASSIGNMENT AND ACCEPTANCE AGREEMENT

On and after the Assignment Effective Date, after giving effect to all other assignments being made by Assignor on the Assignment Effective Date, the Commitment of Assignee, and, if this is less than an assignment of all of Assignor’s interest, Assignor, shall be as follows:

I.	INTEREST BEING ASSIGNED TO ASSIGNEE

	A.	Revolving Credit Commitment

		Applicable Commitment Percentage of Revolving Credit Commitment		%
		Assigned Amount	$

	B.	Term Loan

		Applicable Commitment Percentage of Term Loan Commitment / outstanding portion of the Term Loan		%
		Assigned Amount	$

II.	ASSIGNEE’S COMMITMENT (as of the Assignment Effective Date)

	A.	Revolving Credit Commitment

		Applicable Commitment Percentage of Revolving Credit Commitment		%
		Assigned Amount	$

	B.	Term Loan

		Applicable Commitment Percentage of Term Loan Commitment / outstanding portion of the Term Loan		%
		Assigned Amount	$

III.	ASSIGNOR’S COMMITMENT (as of the Assignment Effective Date)

	A.	Revolving Credit Commitment

		Applicable Commitment Percentage of Revolving Credit Commitment		%
		Assigned Amount	$

	B.	Term Loan

		Applicable Commitment Percentage of Term Loan Commitment / outstanding portion of the Term Loan		%
		Assigned Amount	$